As filed with the Securities and Exchange Commission on April 30, 2003


                    Investment Company Act File No. 811-7885
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM N-1A


         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
                               Amendment No. 13 [X]
                             (Check appropriate box
                                    or boxes)


                             ----------------------

                        Quantitative Master Series Trust

               (Exact Name of Registrant as Specified in Charter)

              800 Scudders Mill Road, Plainsboro, New Jersey 08536
                    (Address of Principal Executive Offices)

       (Registrant's Telephone Number, Including Area Code) (609) 282-2800

                                 TERRY K. GLENN
                             800 Scudders Mill Road,
                          Plainsboro, New Jersey 08536
        Mailing Address: P.O. Box 9011, Princeton, New Jersey 08543-9011
                     (Name and Address of Agent for Service)

                             ----------------------

                                   Copies to:


        Counsel for the Fund:                      Andrew J. Donohue, Esq.
       Joel H. Goldberg, Esq.                    FUND ASSET MANAGEMENT, L.P.
        Shearman & Sterling                           P.O. Box 9011
        599 Lexington Avenue                  Princeton, New Jersey 08543-9011
         New York, NY 10022

                                EXPLANATORY NOTE

      This Registration Statement has been filed by the Registrant pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended (the "Investment Company Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act" or the "Securities Act") because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

      This Registration Statement has been prepared as a single document consisting of Parts A, B, and C, none of which are to be used or distributed as a stand alone document.

                               TABLE OF CONTENTS

PART A. INFORMATION REQUIRED IN A PROSPECTUS

Item 1. Front and Back Cover Pages ........................................    *

Item 2. Risk/Return Summary: Investments, Risk and Performance ............    *

Item 3. Risk/Return Summary: Fee Table ....................................    *

Item 4. Investment Objectives, Principal Investment Strategies,
        and Related Risks .................................................    3

Item 5. Management's Discussion of Fund Performance .......................    *

Item 6. Management, Organization, and Capital Structure ...................   19

Item 7. Shareholder Information ...........................................   21

Item 8. Distribution Arrangements .........................................   22

Item 9. Financial Highlights Information ..................................    *

PART B. INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

Item 10. Cover Page and Table of Contents .................................    1

Item 11. Trust History ....................................................    1

Item 12. Description of the Series and their Investments and Risks ........    1

Item 13. Management of the Registrant .....................................   32

Item 14. Control Persons and Principal Holders of Securities ..............   38

Item 15. Investment Advisory and Other Services ...........................   39

Item 16. Brokerage Allocation and Other Practices .........................   43

Item 17. Capital Stock and Other Securities ...............................   47

Item 18. Purchase, Redemption and Pricing of Securities ...................   48

Item 19. Taxation of the Trust ............................................   50

Item 20. Underwriters .....................................................   52

Item 21. Calculation of Performance Data ..................................   52

Item 22. Financial Statements..............................................   53

PART C.  OTHER INFORMATION

Item 23. Exhibits..........................................................  C-1

Item 24. Persons Controlled by or under Common Control with
         Registrant........................................................  C-2

Item 25. Indemnification ..................................................  C-3

Item 26. Business and Other Connections of Investment Adviser .............  C-5

Item 27. Principal Underwriters ...........................................  C-9

Item 28. Location of Accounts and Records ................................. C-10

Item 29. Management Services .............................................. C-10

Item 30. Undertakings ..................................................... C-10


*Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

                                     PART A

Item 4. Investment Objectives, Principal Investment Strategies, and
        Related Risks.


      Quantitative Master Series Trust (the "Trust" or the "Registrant") is a no-load, open-end management investment company which was organized as a Delaware statutory trust on August 28, 1996. Master S&P 500 Index Series ("S&P 500 Index Series"), Master Mid Cap Index Series ("Mid Cap Index Series"), Master Extended Market Index Series ("Extended Market Index Series"), Master Small Cap Index Series ("Small Cap Index Series"), Master Aggregate Bond Index Series ("Aggregate Bond Index Series"), Master International Index Series ("International Index Series"), Master Enhanced S&P 500 Series ("Enhanced S&P 500 Series"), Master Enhanced Small Cap Series ("Enhanced Small Cap Series") and Master Enhanced International Series ("Enhanced International Series") (together, the "Series" and each, a "Series") are each separate series of the Trust. Each Series, except for the Extended Market Index Series, is a non-diversified investment company and the Extended Market Index Series is a diversified investment company, and each Series has different investment objectives and policies. There can, of course, be no assurance that the respective investment objectives of the Series can be achieved.

            INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES

                                    * * * *

                                  INDEX SERIES

      S&P 500 Index Series, Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series, Aggregate Bond Index Series and International Index Series (each an "Index Series" and collectively, the "Index Series").

      S&P 500 Index Series


      The investment objective of the S&P 500 Index Series is to match the performance of the Standard & Poor's(R) 500 Index (the "S&P 500") as closely as possible before the deduction of Series expenses.


      Mid Cap Index Series

      The investment objective of the Mid Cap Index Series is to match the performance of the Standard & Poor's(R) Mid Cap 400 Index (the "S&P 400") as closely as possible before the deduction of Series expenses.

      Extended Market Index Series

      The investment objective of the Extended Market Index Series is to match the performance of the Wilshire 4500 Completion Index (the "Wilshire 4500") as closely as possible before the deduction of Series expenses.

      Small Cap Index Series

      The investment objective of the Small Cap Index Series is to match the performance of the Russell 2000(R) Index (the "Russell 2000") as closely as possible before the deduction of Series expenses.

      Aggregate Bond Index Series

      The investment objective of the Aggregate Bond Index Series is to match the performance of the Lehman Brothers Aggregate Bond Index (the "Aggregate Bond Index") as closely as possible before the deduction of Series expenses.

      International Index Series


      The investment objective of the International Index Series is to match the performance of the Morgan Stanley Capital International Europe, Australasia and Far East (Capitalization Weighted Index) in U.S. dollars with net dividends (the "EAFE Index") as closely as possible before the deduction of Series expenses. The weighting of the EAFE Index is based on the market capitalization of companies included in the Index.


      There can be no assurance that the investment objectives of the Index Series will be achieved.


      Outlined below are the main strategies each Series uses in seeking to obtain its objective.


      The Index Series will not attempt to buy or sell securities based on the Investment Adviser's (as defined below) economic, financial or market analysis, but will instead employ a "passive" investment approach. This means that the Investment Adviser will attempt to invest in a portfolio of assets whose performance is expected to match approximately the performance of the respective index before deduction of expenses. An Index Series will buy or sell securities only when the Investment Adviser believes it is necessary to do so in order to match the performance of the respective index. Accordingly, it is anticipated that an Index Series' portfolio turnover and trading costs will be lower than that of an "actively" managed fund. However, the Index Series have operating and other expenses, while an index does not. Therefore, each Index Series may tend to underperform its target index to some degree over time.


      Each Index Series will be substantially invested in securities in the applicable index, and will invest, under normal circumstances, at least 80% of its assets in securities or other financial instruments that are components of or correlated with the applicable index (or portions thereof). This policy is a non-fundamental policy of each Series and may not be changed without 60 days' prior notice to shareholders. An Index Series may change its target index if the Investment Adviser believes a different index would better enable the Index Series to match the performance of the market segment represented by the current index and, accordingly, the investment objective of an Index Series may be changed without shareholder approval.

      Other Strategies. In addition to the main strategies discussed above, the Series may use certain other investment strategies:

      Each Index Series may invest in short term money market instruments as cash reserves to maintain liquidity. These instruments may include obligations of the U.S. Government, its agencies or instrumentalities, highly rated bonds or comparable unrated bonds, commercial paper, bank obligations, repurchase agreements and commingled short-term liquidity Funds. To the extent an Index Series invests in short term money market instruments, it will generally also invest in options, futures or other derivatives in order to maintain full exposure to the index. The Index Series will not invest in options, futures, other derivative instruments or short term money market instruments in order to lessen the Series' exposure to common stocks as a defensive strategy, but will instead attempt to remain fully invested at all times. Each Index Series may also invest in illiquid securities and repurchase agreements, may engage in securities lending, and may invest uninvested cash balances in affiliated money market funds.


      S&P 500 Index Series



      The S&P 500 is composed of 500 common stocks issued by large-capitalization U.S. companies in a wide range of businesses. The stocks included in the index collectively represent a substantial portion of all common stocks publicly traded in the U.S. The S&P 500 is generally considered broadly representative of the performance of publicly traded U.S. large-capitalization stocks. The S&P 500 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index's performance. A market-weighted index is an index in which the weighting of each security is based on its market capitalization, which is the number of a company's outstanding shares multiplied by a share's current market value and is a measure of a company's size. In a market-weighted index, changes in the price of a company with a large capitalization affect the level of the index more than changes in the price of a company with a smaller market capitalization. The largest stocks in the S&P 500 have an effect on the performance of the index that is substantially greater than the effect of the other stocks in the index. The stocks in the S&P 500 are chosen by the Standard & Poor's ("S&P"), a division of the McGraw-Hill Companies, Inc. S&P chooses stocks for inclusion in the S&P 500 based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. S&P's selection of a stock for the S&P 500 does not mean that S&P believes the stock to be an attractive investment. As of March 31, 2003, the market capitalization of the companies that comprise the S&P 500 ranged from $0.18 billion to $259.08 billion.

      Outlined below are the main strategies the Series uses in seeking to achieve its investment objective:


      The Series may invest in all 500 stocks in the S&P 500 in roughly the same proportions as their weightings in the S&P 500. For example, if 2% of the S&P 500 is made up of the stock of a particular company, the Series will normally invest approximately 2% of its assets in that company. This strategy is known as "full replication." However, if the Investment Adviser believes it would be cost efficient, the Investment Adviser is authorized to deviate from full replication and instead invest in a statistically selected sample of the 500 stocks in the S&P 500 based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that has aggregate investment characteristics, such as average market capitalization and industry weightings, similar to the S&P 500 as a whole, but which involves less transaction cost than would be incurred through full replication. The Series may continue to hold stock dividends and other non-cash distributions from S&P 500 stocks held by the Series if the Investment Adviser believes it would be advantageous to do so. The Investment Adviser may also purchase stocks not included in the S&P 500 when it believes that it would be a cost efficient way of approximating the S&P 500's performance.

      In addition to the main strategies described above, the Series may use certain other investment strategies.


      The Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts linked to the performance of the S&P 500. Derivatives allow the Series to increase or decrease its exposure to the S&P 500 quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.


      Mid Cap Index Series.


      The S&P 400 is composed of 400 common stocks issued by U.S. mid-capitalization companies in a wide range of businesses. The S&P 400 is generally considered broadly representative of the performance of publicly traded U.S. mid-capitalization stocks. The S&P 400 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index's performance. The stocks in the S&P 400 are chosen by S&P. S&P chooses stocks for inclusion in the S&P 400 based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. S&P's selection of a stock for the S&P 400 does not mean that S&P believes the stock to be an attractive investment. As of March 31, 2003, the market capitalization of the companies that comprise the S&P 400 ranged from $0.16 billion to $8.26 billion.

      Outlined below are the main strategies the Series uses in seeking to achieve its objective.

      The Series may invest in all 400 stocks in the S&P 400 in roughly the same proportions as their weightings in the S&P 400. For example, if 2% of the S&P 400 is made up of the stock of a particular company, the Series may invest approximately 2% of its assets in that company. This strategy is known as "full replication." However, if the Investment Adviser believes it would be cost efficient the Series may deviate from full replication and instead invest in a sample of 400 stocks in the S&P 400 based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio which has aggregate investment characteristics, such as average market capitalization and industry weightings, similar to the S&P 400 as a whole, but which involves fewer transaction costs than would be incurred through full replication. The Series may continue to hold stock dividends and other non-cash distributions from S&P 400 stocks held by the Series if the Investment Adviser believes it would be advantageous to do so. The Investment Adviser may also purchase stocks not included in the S&P 400 when it believes that it would be a cost efficient way of approximating the S&P 400's performance.

      In addition to the main strategies discussed above, the Series may also use certain other investment strategies:

      The Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts linked to the performance of the S&P 400. Derivatives allow the Series to increase or decrease its exposure to the S&P 400 quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.


      Extended Market Index Series


      The Wilshire 4500 is composed of all of the equity securities which are issued by companies headquartered in the U.S. and regularly traded on the New York and American Stock Exchanges and the Nasdaq over-the-counter ("OTC") market, except those stocks included in the S&P 500. The Wilshire 4500 is generally considered broadly representative of the performance of publicly traded mid-capitalization and small-capitalization stocks. The index measures the performance of approximately 6,500 stocks (the number of stocks has grown since the index was created in 1983). As of March 31, 2003, the largest stock in the index had a market capitalization of approximately $88 billion, the smallest stock in the index had a market capitalization of less than approximately $1 million and the weighted average market capitalization of stocks in the index was approximately $6 billion.

      Outlined below are the main strategies the Series uses in seeking to achieve its objective:


      Additions to the index are made once a month after the month-end close, and initial public offerings are generally added at the end of the month (provided there is a shares outstanding value that Wilshire in its judgment believes to be credible). Issues spun-off from index members are added to the index as soon as prudently possible. In addition, shares outstanding may be adjusted to reflect corporate events during the month; otherwise, shares outstanding are updated once a month. A security will be excluded from the index on the day it fails index inclusion guidelines when it does not price.

      The Series will not invest in all of the common stocks in the Wilshire 4500, or in the same weightings as in the Wilshire 4500. Instead, the Series will invest in a sample of the stocks included in the Wilshire 4500 based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with less transaction costs than would be incurred through full replication. The Series will choose investments so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks and derivative instruments in its portfolio are similar to the Wilshire 4500 as a whole.


      In addition to the main strategies discussed above, the Series may also use certain other investment strategies:

      The Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts linked to the performance of the Wilshire 4500 or other indices that are highly correlated with the Wilshire 4500. Derivatives allow the Series to increase or decrease its exposure to the Wilshire 4500 quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.


      Small Cap Index Series


      The Russell 2000 is composed of the common stocks of the 1,001st through 3,000th largest U.S. companies by market capitalization, as determined by the Frank Russell Company. The stocks represented in the index are issued by small-capitalization U.S. companies in a wide range of businesses. As of March 31, 2003, the largest stock in the index had a market capitalization of approximately $1.3 billion, the smallest stock had a market capitalization of approximately $128 million and the average market capitalization of stocks in the index was approximately $490 million. The

Russell 2000 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index's performance. The Russell 2000 is generally considered broadly representative of the performance of publicly traded U.S. smaller-capitalization stocks. Frank Russell Company's selection of a stock for the Russell 2000 does not mean that Frank Russell Company believes the stock to be an attractive investment.

      The Frank Russell Company updates the Russell 2000 once each year, at which time there may be substantial changes in the composition of the index (and consequently, significant turnover in the Series). Stocks of companies that merge, are acquired or otherwise cease to exist during the year are not replaced in the index.


      Outlined below are the main strategies the Series uses in seeking to achieve its objective:

      The Series will not invest in all of the common stocks in the Russell 2000, or in the same weightings as in the Russell 2000. Instead, the Series will invest in a sample of the stocks included in the Russell 2000 based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with fewer transaction costs than would be incurred through full replication. The Series will choose investments so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks and derivative instruments in its portfolio are similar to the Russell 2000 as a whole.

      In addition to the main strategies discussed above, the Series may also use certain other investment strategies:

      The Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts linked to the performance of the Russell 2000. Derivatives allow the Series to increase or decrease its exposure to the Russell 2000 quickly and at less cost than buying or selling stocks. The Series will invest in options and futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.


      Aggregate Bond Index Series


      The Lehman Brothers Aggregate Bond Index is a market-weighted index comprised of 6,500 dollar-denominated investment grade bonds with maturities greater than one year, as chosen by Lehman Brothers Holdings Inc. ("Lehman Brothers"). The Aggregate Bond Index includes:


         o    U.S. government and government agency securities

         o securities issued by supranational entities, such as the World Bank

         o securities issued by foreign governments and U.S. and foreign corporations

         o mortgage-backed securities (securities that give their holder the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans)

Lehman Brothers' selection of a bond for the Aggregate Bond Index does not mean that Lehman Brothers believes the security to be an attractive investment.


      Outlined below are the main strategies the Series uses in seeking to achieve its objective:

      The Series will not invest in all of the bonds in the Aggregate Bond Index, or in the same weightings as in the Aggregate Bond Index. Instead, the Series will invest in a sample of bonds included in the Aggregate Bond Index, or in a sample of bonds not included in the index but correlated with bonds that are in the index, and in derivative instruments correlated with the Aggregate Bond Index based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with lower transaction costs than would be incurred through full replication. Because the Aggregate Bond Index typically includes securities not readily available in the market, the Series may invest in bonds not included in the index but that are selected to reflect, as closely as practicable, characteristics such as maturity, duration, or credit quality similar to bonds in the index. This may result in different levels of interest rate, credit or other risks from the levels of risks on the securities included in the Aggregate Bond Index. The Aggregate Bond Index Series may trade securities to the extent necessary to maintain the duration of certain segments of the portfolio close to the duration of corresponding segments of the index, and, accordingly, the Aggregate Bond Index Series may have a higher portfolio turnover rate than the other Index Series.


      Because the Aggregate Bond Index is composed of investment grade bonds, the Series will invest primarily in corporate bonds rated investment grade (rated at least Baa3 by Moody's Investors Service, Inc. or BBB- by S&P) at the time of purchase, or if unrated, of comparable quality. The Series may continue to hold a security that is downgraded below investment grade.

      The Series usually will invest a substantial portion of its assets in mortgage-backed securities. Most mortgage-backed securities are issued by Federal government agencies, such as the Government National Mortgage Association (Ginnie Mae), the Federal Home Loan Mortgage Corporation (Freddie
Mac) or Fannie Mae. Principal and interest payments on mortgage-backed securities issued by the Federal government agencies are guaranteed by either the Federal government or the government agency. Such securities have very little credit risk but will be subject to prepayment risk and extension risk. Mortgage-backed securities that are issued by private corporations rather than Federal agencies have credit risk as well as prepayment risk and extension risk.

      In addition to the main strategies described above, the Series may also use certain other investment strategies:

      The Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts correlated with the performance of the Aggregate Bond Index. Derivatives may allow the Series to increase or decrease its exposure to the Aggregate Bond Index quickly and at less cost than buying or selling bonds. The Series may invest in options and futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.

      The Series may also purchase securities on a when-issued basis, and it may purchase or sell securities for delayed delivery. This is when the Series buys or sells securities with payment and delivery taking place in the future so that the Series can lock in a favorable yield and price at the time of entering into the transaction. The Series may also enter into dollar rolls in which the Series sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar securities on a future date from the same party. During the period between the Series' sale of one security and purchase of a similar security, the Series does not receive principal and interest on the securities sold. The Series may also enter into standby commitment agreements in which the Series is committed, for a stated period of time, to buy a stated amount of a fixed income security which may be issued and sold to the Series at the option of the issuer. The price of the security is fixed at the time of the commitment, and the Series is paid a commitment fee whether the security is issued or not.

      International Index Series


      The EAFE Index is composed of equity securities of approximately 1,000 companies from various industrial sectors whose primary trading markets are located outside the United States Companies included in the EAFE Index are selected from among the larger capitalization companies in these markets. The countries currently included in the EAFE Index are Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The weighting of the EAFE Index among these countries is based upon each country's relative market capitalizations, and not its gross domestic product, which means that the index contains more companies from countries with the largest capital markets (like Japan and the United Kingdom) and these countries have the most effect on the index's performance. The stocks in the EAFE Index are chosen by Morgan Stanley Capital International, Inc. ("MSCI"). MSCI chooses stocks for inclusion in the EAFE Index based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. The EAFE Index is generally considered broadly representative of the performance of stocks traded in the developed international markets. MSCI's selection of a stock for the EAFE Index does not mean that MSCI believes the stock to be an attractive investment.

      Outlined below are the main strategies the Series uses in seeking to achieve its objective:

      The Series will, under normal circumstances, invest in all of the countries represented in the EAFE Index. The Series may not, however, invest in all of the companies within a country represented in the EAFE Index, or in the same weightings as the EAFE Index. Instead, the Series may invest in a sample of equity securities included in the EAFE Index and in derivative instruments correlated with components of the EAFE Index as a whole based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with fewer transaction costs than would be incurred through full replication.

      In addition to the main strategies discussed above, the Series may also use certain other investment strategies:

      The Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts correlated with market indices or countries within the EAFE Index. Derivatives allow the Series to increase or decrease its exposure to international stocks quickly and at less cost than buying or selling stocks. The Series will invest in options and futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.

                                    * * * *

                                ENHANCED SERIES

      Enhanced S&P 500 Series, Enhanced Small Cap Series and Enhanced International Series (each an "Enhanced Series" and collectively, the "Enhanced Series")

      Each Enhanced Series seeks to provide a total return exceeding its benchmark index while actively seeking to reduce downside risk as compared with the index. There can be no assurance that the investment objective of the Series will be achieved.


      Outlined below are the main strategies the Enhanced Series use in seeking to achieve their investment objectives.

      Each Enhanced Series invests, under normal circumstances, at least 80% of its assets in stocks of companies in its benchmark index, and options, futures and other derivative instruments correlated with components of that index. Each Enhanced Series will attempt to construct a portfolio of securities and derivative instruments that will at least match approximately the performance of its respective index before deduction of expenses, but will also employ various strategies to seek to enhance performance relative to its benchmark index. Such enhancement strategies may include (1) investment in derivative instruments correlated with the index or components of the index rather than stocks represented in the index whenever the Investment Adviser believes derivative instruments present price or return characteristics superior to those of securities, (2) certain types of arbitrage (for example, arbitrage between different share classes of a company or a single share class listed on different exchanges), (3) overweighting or underweighting certain securities (relative to their weightings in the index) in order to emphasize securities which have quantitative characteristics the Investment Adviser believes may enhance performance, and (4) opportunistic trading when changes to the composition of the benchmark index or an index correlated with the benchmark index (or components thereof) occur, in order to profit from volatility relating to the index change and/or seek better executions than the price levels used to compute the index's performance.

      An Enhanced Series may change its benchmark index if the Investment Adviser believes a different index would better enable the Enhanced Series to match the performance of the market segment represented by the current index and, accordingly, the investment objective of an Enhanced Series may be changed without shareholder approval.

      In addition to the main strategies discussed above, each Enhanced Series may use certain other investment strategies.

      Each Enhanced Series may invest in short term money market instruments as cash reserves to maintain liquidity. These instruments may include obligations of the U.S. Government, its agencies or instrumentalities, highly rated bonds or comparable unrated bonds, commercial paper, bank obligations, repurchase agreements or commingled short-term liquidity funds. To the extent an Enhanced Series invests in short term money market instruments, it will generally also invest in options, futures or other derivatives in order to maintain exposure to the index.

      Each Enhanced Series may also invest in illiquid securities and repurchase agreements, and may engage in securities lending and invest uninvested cash balances in affiliated money market funds.


      Enhanced S&P 500 Series


      The S&P 500 is composed of 500 common stocks issued by large-capitalization U.S. companies in a wide range of businesses. The stocks included in the index collectively represent a substantial portion of all common stocks publicly traded in the U.S. The S&P 500 is generally considered broadly representative of the performance of publicly traded U.S. large-capitalization stocks. The S&P 500 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index's performance. The largest stocks in the S&P 500 have an effect on the performance of the index that is substantially greater than the effect of the other stocks in the index. The stocks in the S&P 500 are chosen by S&P, a division of the McGraw-Hill Companies, Inc. S&P chooses stocks for inclusion in the S&P 500 based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. S&P's selection of a stock for the S&P 500 does not mean that S&P believes the stock to be an attractive investment. As of March 31, 2003, the market capitalization of the companies that comprise the S&P 500 ranged from $0.18 billion to $259.08 billion.

      Outlined below are the main strategies the Series uses in seeking to achieve its objective:

      While the Series expects the overall weighting of its investments to be similar to the capitalization weights of the S&P 500, the Series' investments will not exactly replicate the portfolio weights of the index at all times. Instead, the Investment Adviser will overweight or underweight stocks in the portfolio (relative to their weightings in the S&P 500) in order to emphasize securities that have quantitative characteristics (such as above-average yield or below-average valuation) the Investment Adviser believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform or reduce somewhat its volatility relative to the index over time.

      The Series will engage in certain types of arbitrage when the Investment Adviser sees opportunity to do so. The types of arbitrage the Series may employ include stock index arbitrage (exploiting discrepancies between the value of S&P 500 futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange) and risk arbitrage (exploiting discrepancies in the value of a stock included in the benchmark index that is the subject of a significant corporate event and the value of securities that will be received when such event occurs).

      In addition to the main strategies discussed above, the Series may use certain other investment strategies.

      The Enhanced S&P 500 Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts correlated with the S&P 500. Derivatives allow the Series to increase exposure to the S&P 500 quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments, in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities weightings in the S&P 500 or to bias the weightings of stocks in the portfolio (relative to the S&P 500) in order to seek to enhance performance. The Series will also invest in derivatives whenever the Investment Adviser believes a derivative (including futures, total return index swaps, options, warrants and convertible bonds) presents price or return characteristics superior to those of stocks represented in the index. The Series may also invest in derivatives in connection with arbitrage transactions.

      The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the S&P 500, in connection with arbitrage transactions.

      The Series may also invest in new issues and sell covered call options.


      Enhanced Small Cap Series



      The Standard & Poor's(R) Smallcap 600 Index (the "S&P 600") is composed of 600 common stocks issued by small-capitalization U.S. companies in a wide range of businesses. The S&P 600 is generally considered broadly representative of the performance of publicly traded U.S. small-capitalization stocks. The S&P 600 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index's performance. The stocks in the S&P 600 are chosen by S&P, a division of the McGraw-Hill Companies, Inc. S&P chooses stocks for inclusion in the S&P 600 based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. S&P's selection of a stock for the S&P 600 does not mean that S&P believes the stock to be an attractive investment. As of March 31, 2003, the largest stock in the index has a market capitalization of $2.35 billion and the smallest stock in the index had a market capitalization of $0.03 billion.

      Outlined below are the main strategies the Series uses in seeking to achieve its objective:

      While the Series expects the overall weighting of its investments to be similar to the capitalization weights of the S&P 600, the Series' investments will not exactly replicate the portfolio weights of the index at all times. Instead, the Investment Adviser may overweight or underweight the portfolio (relative to their weightings in the S&P 600) in order to emphasize securities that have quantitative characteristics (such as above-average yield or below-average valuation) the Investment Adviser believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform or reduce somewhat its volatility relative to the index over time.

      The Series will engage in certain types of arbitrage when the Investment Adviser sees opportunity to do so. The types of arbitrage the Series may employ include stock index arbitrage (exploiting discrepancies between the value of S&P 600 futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange) and risk arbitrage (exploiting discrepancies in the value of a stock included in the benchmark index that is the subject of a significant corporate event and the value of securities that will be received when such event occurs).

      In addition to the main strategies discussed above, the Series may use certain other investment strategies:

      The Enhanced Small Cap Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts correlated with small capitalization U.S. stocks. Derivatives allow the Series to increase exposure to small capitalization U.S. stocks quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments, in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities weightings in the S&P 600 or to bias the weightings of stocks in the portfolio (relative to the S&P 600) in order to seek to enhance performance. The Series will also invest in derivatives whenever the Investment Adviser believes a derivative (including futures, total return index swaps, options, warrants and convertible bonds) presents price or return characteristics superior to those of stocks represented in the index. The Series may also invest in derivatives in connection with arbitrage transactions.

      The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the S&P 600, in connection with arbitrage transactions.

      The Series may also invest in new issues and sell covered call options.


      Enhanced International Series


      The EAFE Index is composed of equity securities of approximately 1,000 companies from various industrial sectors whose primary trading markets are located outside the United States. Companies included in the EAFE Index are selected from among the larger capitalization companies in these markets. The countries currently included in the EAFE Index are Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and United Kingdom. The weighting of the EAFE Index among these countries is based upon each country's relative market capitalization, and not its gross domestic product, which means that the index contains more companies from countries with the largest capital markets (like Japan and the United Kingdom) and these countries have the most effect on the index's performance. The stocks in the EAFE Index are chosen by MSCI. MSCI chooses stocks for inclusion in the EAFE Index based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. The EAFE Index is generally considered broadly representative of the performance of stocks traded in the international markets. MSCI's selection of a stock for the EAFE Index does not mean that MSCI believes the stock to be an attractive investment.

      Outlined below are the main strategies the Series uses in seeking to achieve its objective:

      While the Series expects the overall weighting of its investments to be close to the capitalization weights of the EAFE Index, the Series' investments may not exactly replicate the portfolio weights of the index at all times. Instead, the Investment Adviser may overweight or underweight the portfolio (relative to their weightings in the EAFE Index) in order to emphasize securities which have quantitative characteristics (such as above-average yield or below-average valuation) the Investment Adviser believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform or reduce somewhat its volatility relative to the index over time.

      The Series will engage in certain types of arbitrage when the Investment Adviser sees an opportunity to do so. The types of arbitrage the Series may employ include stock index arbitrage (exploiting discrepancies between the value of futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange) and risk arbitrage (exploiting discrepancies in the value of a stock included in the benchmark index that is the subject of a significant corporate event and the value of securities that will be received when such event occurs). The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the EAFE Index, in connection with arbitrage transactions.

      In addition to the main strategies discussed above, the Series may use certain other investment strategies.

      The Enhanced International Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts correlated with market indices of countries included in the EAFE Index. Derivatives allow the Series to increase exposure to international stocks quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments, in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities weightings in the EAFE Index or to bias the portfolio (relative to the EAFE Index) in order to seek to enhance performance. The Series will also invest in derivatives whenever the Investment Adviser believes a derivative (including futures, total return index swaps, options, warrants and convertible bonds) presents price or return characteristics superior to those of stocks represented in the index. The Series may also invest in derivatives in connection with arbitrage transactions.

      The Series may also invest in new issues and foreign currency exchange contracts, and sell covered call options.

                                INVESTMENT RISKS


      Set forth below are the main risks of investing in each Series.

      This section contains a summary discussion of the risks of investing in a Series. As with any fund, the value of a Series' investments - and therefore the value of a Series' shares - may fluctuate. These changes may occur because a particular stock or bond market in which a Series invests is rising or falling, or in response to interest rate changes. At other times, there are specific factors that may affect the value of a particular investment. Also, with respect to the Enhanced Series, Fund management may select securities that underperform the markets, the relevant indices or other funds with similar investment objectives and investment strategies. If the value of a Series' investments goes down, you may lose money.

No Series can guarantee that it will achieve its investment objective.

      Set forth below are the main risks of investing in a Series:

      All Series

      Selection Risk -- Selection risk is the risk that a Series' investments may perform differently from the securities in the target index. This risk is greater for the Enhanced Series, because of their strategy of overweighting or underweighting companies relative to their respective index.


            S&P 500 Index Series, Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series, International Index Series and Enhanced Series.



      Stock Market Risk -- Stock market risk is the risk that a stock market in one or more countries in which a Series invests will go down in value, including the possibility that a market will go down sharply and unpredictably.

            Aggregate Bond Index Series



      Interest Rate Risk -- Interest rate risk is the risk that prices of bonds generally increase when interest rates decline and decrease when interest rates increase. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities.


      Credit Risk -- Credit risk is the risk that the issuer of a security owned by the Series will be unable to pay the interest or principal when due. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.


      Event Risk -- Event risk is of a type of credit risk that occurs when corporate issuers undergo restructurings, such as mergers, leveraged buyouts, takeovers, or similar events, which may be financed by increased debt. As a result of the added debt, the credit quality and market value of a company's bonds may decline significantly.

      Mortgage-Backed Securities -- Mortgage-backed securities represent the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans. When interest rates fall, borrowers may refinance or otherwise repay principal on their mortgages earlier than scheduled. When this happens, certain types of mortgage-backed securities will be paid off more quickly than originally anticipated and the Series has to invest the proceeds in securities with lower yields. This risk is known as "prepayment risk." When interest rates rise, certain types of mortgage-backed securities will be paid off more slowly than originally anticipated and the value of these securities will fall. This risk is known as "extension risk".

      Because of prepayment risk and extension risk, mortgage-backed securities react differently to changes in interest rates than other fixed income securities. Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain mortgage-backed securities.



            Aggregate Bond Index Series, International Index Series and Enhanced International Series



      Foreign Market Risk -- Since a Series may invest in non-U.S. securities, it offers the potential for more diversification than an investment only in the United States. This is because securities traded on non-U.S. markets have often (though not always) performed differently than securities in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that a Series will lose money. In particular, investment in foreign securities involves the following risks, which are generally greater for investments in emerging markets.

      o The economies of certain foreign markets often do not compare favorably with the economy of the United States in areas such as growth of gross domestic product, reinvestment of capital, resources and balance of payments. Some of these economies may rely heavily on particular industries or foreign capital. They may be more vulnerable to adverse diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures.

      o Investments in foreign markets may be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes.

      o The governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices. They could also impair a Series' ability to purchase or sell foreign securities or transfer its assets or income back into the United States, or otherwise adversely affect a Series' operations.

      o Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts and political and social instability. Legal remedies available to investors in some foreign countries may be less extensive than those available to investors in the United States.

      o Because there are generally fewer investors on foreign exchanges and a smaller number of shares traded each day, it may be difficult for a Series to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

      o Foreign markets may have different clearance and settlement procedures. In certain markets, settlements may be unable to keep pace with the volume of securities transactions. If this occurs, settlement may be delayed and a Series' assets may be uninvested and not earning returns. A series may miss investment opportunities or be unable to sell an investment because of these delays.

      Governmental Supervision and Regulation/Accounting Standards -- Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than the United States does. Some countries may not have laws to protect investors the way that the U.S. securities laws do. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company's securities based on non-public information about that company. Accounting standards in other countries are not necessarily the same as the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for the Investment Adviser to completely and accurately determine a company's financial condition. Also, brokerage commissions and other costs of buying or selling securities often are higher in foreign countries than they are in the United States. This reduces the amount a Series can earn on its investments.

            International Index Series and Enhanced International Series



      Currency Risk -- Securities in which a Series invests may be denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates will affect the value of the Series' portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as "currency risk," means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

      Certain Risks of Holding Series Assets Outside the United States -- The Series generally hold their foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on a Series' ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for a Series to buy, sell, and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount a Series can earn on its investments and typically results in a higher operating expense ratio for the Series than for investment companies invested only in the United States.

            Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series and Enhanced Small Cap Series



      Small Cap Risk -- Small cap companies and, to a lesser extent, mid cap companies may have limited product lines or markets. They may be less financially secure than larger, more established companies. They may depend on a small number of key personnel. If a product fails, or if management changes, or there are other adverse developments, the Series' investment in a small cap or mid cap company may lose substantial value.

      The securities of small cap companies and, to a lesser extent, mid cap companies generally trade in lower volumes and are subject to greater and less predictable price changes than securities of larger, more established companies. Investing in smaller and, to a lesser extent, mid cap companies requires a long term view.

      Volatility -- Stocks of small and medium companies tend to be more volatile than stocks of larger companies and can be particularly sensitive to expected changes in interest rates, borrowing costs and earnings.


            Enhanced Series

      Arbitrage/Correlation Risk -- Each Series may engage in index arbitrage and other types of arbitrage. Arbitrage involves the purchase of an asset and the concurrent sale of that asset in a different market, or the sale of a related asset, in order to capture small price discrepancies between markets or related assets. Arbitrage strategies involving related assets carry the risk that the value of the related assets will not track or affect each other in the manner anticipated by the Investment Adviser. Arbitrage strategies generally assume the price of related assets will converge to some historic or quantitative relationship, and that price discrepancies from this relationship will disappear. In the event the price discrepancies do not disappear or widen, however, a Series could lose money on an arbitrage trade.


            Index Series (not including the Extended Market Index Series) and Enhanced Series




      Non-Diversification Risk -- Each Series is a non-diversified series. If a Series invests in securities of a smaller number of issuers, each Series is more exposed to developments affecting an individual issuer, which may have a greater impact on the Series' performance.

      Each Series may also be subject to other risks associated with its investments and investment strategies, including:

All Series

      Derivatives -- A Series may use derivative instruments including futures, forwards and options, options on futures, swaps and indexed securities. Futures are exchange-traded contracts involving the obligation of the seller to deliver, and the buyer to receive, certain assets (or a money payment based on the change in value of certain assets or an index) at a specified time. Forwards are private contracts involving the obligation of the seller to deliver, and the buyer to receive, certain assets (or a money payment based on the change in value of certain assets or an index) at a specified time. Options are exchange-traded or private contracts involving the right of a holder to deliver (a "put") or receive (a "call") certain assets (or a money payment based on the change in value of certain assets or an index) from another party at a specified price within a specified time period. Options on futures are options in which the underlying asset is a futures contract. Swaps are private contracts involving the obligation of a party to exchange specified payments (which may be based on the value of an index or asset) with another party at specified times. Indexed securities are debt obligations that return a variable amount of principal or interest based on the value of an index at a specified time. Derivatives allow a Series to increase or decrease its risk exposure more quickly and efficiently than other types of instruments.

      Derivatives are volatile and involve significant risks, including:

         o Credit risk -- the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to a Series.

         o Currency risk -- the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

         o Leverage risk -- the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

         o Liquidity risk -- the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.


      Index risk -- If the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, the Fund could receive lower interest payments or experience a reduction in the value of the derivative to below to what that Fund paid. Certain indexed securities, including inverse securities (which move in an opposite direction to the index), may create leverage, to the extent that they increase or decrease in value at a rate that is a multiple of the changes in the applicable index.


      A Series may use derivatives for anticipatory hedging. Anticipatory hedging is a strategy in which a Series uses a derivative to offset the risk that securities in which the Series intends to invest will increase in value before the Series has an opportunity to purchase the securities. A Series will use derivatives for anticipatory hedging in order to gain exposure efficiently to their underlying indices or market segments in the event the Series receive cash inflows. Derivatives may not always be available or cost efficient. If a Series invests in derivatives, the investments may not be as effective as a hedge against price movements.


      Short Sales -- When a Series makes a short sale, it must borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. If the price of the security sold short increases between the time of the short sale and the time the Series replaces the borrowed security, the Series will incur a loss; conversely, if the price declines, the Series will realize a gain. Any gain will be decreased, and any loss increased, by transaction costs. Although the Series' gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited. If a Series makes short sales of securities that increase in value, it may underperform similar mutual funds that do not make short sales of securities they do not own.


      Borrowing and Leverage Risk -- The Series may borrow for temporary emergency purposes, including to meet redemptions. Borrowing may exaggerate changes in the net asset value of Series shares and in the return on a Series' portfolio. Borrowing will cost a Series interest expense and other fees. The costs of borrowing may reduce a Series' return. Certain securities that a Series buys may create leverage including, for example, options and indexed securities.

      Illiquid Securities -- Each Series may invest up to 15% of its net assets in illiquid securities that it cannot easily sell within seven days at current value or that have contractual or legal restrictions on resale. If a Series buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

      Restricted Securities -- Restricted securities have contractual or legal restrictions on their resale. They include private placement securities that a Series buys directly from the issuer. Private placement and other restricted securities may not be listed on an exchange and may have no active trading market.

      Restricted securities may be illiquid. A Series may be unable to sell them on short notice or may be able to sell them only at a price below current value. A Series may get only limited information about the issuer, so it may be less able to predict a loss. In addition, if Series management or the Investment Adviser receives material adverse nonpublic information about the issuer, a Series will not be able to sell the securities.

      Rule 144A Securities -- Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.


      Securities Lending -- Each Series may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, a Series may lose money and there may be a delay in recovering the loaned securities. A Series could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to a Series.

      Aggregate Bond Index Series


      Dollar Rolls -- Dollar rolls involve the risk that the market value of the securities that the Series is committed to buy may decline below the price of the securities the Series has sold. These transactions may involve leverage. The Series will engage in dollar rolls to enhance return and not for the purpose of borrowing.

      Standby Commitment Agreements -- Standby commitment agreements involve the risk that the security will lose value prior to its delivery to the Series. These agreements also involve the risk that if the security goes up in value, the counterparty will decide not to issue the security, in which case the Series has lost the investment opportunity for the assets it had set aside to pay for the security and any gain in the security's price.

      When Issued Securities, Delayed Delivery Securities and Forward Commitments -- When issued and delayed delivery securities and forward commitments involve the risk that the security the Series buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, the Series both loses the investment opportunity for the assets it has set aside to pay for the security and any gain in the security's price.


      Sovereign Government Debt -- The Aggregate Bond Index Series may invest in debt securities issued or guaranteed by foreign governments (including foreign states, provinces and municipalities) or their agencies and instrumentalities. Investments in these securities subject the Series to the risk that a government entity may delay or refuse to pay interest or repay principal on its debt for various reasons, including cash flow problems, insufficient foreign currency reserves, political considerations, or the relative size of its debt position to its economy. If a government entity defaults, it may ask for more time in which to pay or for further loans. There may be no bankruptcy proceeding that the Series can use to collect payments on debt securities that a government entity has not repaid.


Investment Adviser

Item 6.  Management, Organization, and Capital Structure.

      Fund Asset Management, L.P. (the "Investment Adviser" or "FAM") serves as the investment adviser of all of the Series. The Investment Adviser manages all of the Series' investments and their business operations under the overall supervision of the Board of Trustees (the "Trustees") of the Trust. The Investment Adviser has the responsibility for making all investment decisions for the Series. The principal business address of the Investment Adviser is 800 Scudders Mill Road, Plainsboro, New Jersey 08536.


      For the fiscal year ended December 31, 2002 the Investment Adviser received fees at the annual rates, based on each Series average daily net assets, shown below:


 Series                        Actual                         Fee Rate for the Fiscal Year Ended
                             Current Fee   Contractual      December 31, 2002 (reflects voluntary
                               Rate        Fee Rate(3)            waiver where applicable)
Master S&P 500 Index Series(1)  0.005%        0.05%                     0.005%

Master Small Cap Index
Series(1)                       0.01%         0.08%                      0.01%

Master Aggregate Bond Index
Series(1)                       0.01%         0.06%                      0.01%

Master International
Index Series                    0.01%         0.01%                      0.01%

Master Enhanced S&P 500
Series                          0.01%         0.01%                      0.01%

Master Enhanced Small Cap*
Series                          0.01%         0.01%                      0.01%

Master Enhanced International
Series                          0.01%         0.01%                      0.01%

Master Mid Cap
Index Series                    0.01%         0.01%                      0.01%

Master Extended Market
Index Series(2)                 0.00%         0.01%                      0.00%

----------
*     Commenced operations on December 10, 2002.

(1) The Investment Adviser has entered into a contract with the Trust on behalf of such Series and certain corresponding "feeder" funds (each a "Feeder Fund") that provides that the management fee for each Series when combined with the administrative fee of each such corresponding Feeder Fund, will not exceed specified amounts. Absent these contractual arrangements, the Investment Adviser of Master S&P 500 Index Series, Master Small Cap Index Series and Master Aggreagate Bond Index Series would receive management fees as a percentage of daily net assets of each such Series as set forth in the "Contractual Fee Rate" column.

(2) The Investment Adviser has entered into a contractual arrangement with Master Extended Market Index Series that provides that it will waive its advisory fee and/or reimburse expenses so that expenses do not exceed certain levels. Absent such an agreement, the Investment Adviser would receive a management fee as a percentage of daily net assets of the Series as set forth in the "contractual Fee Rate" column.

(3) Excluding fee waivers.

      FAM was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. FAM and its affiliates, including Merrill Lynch Investment Managers, L.P. ("MLIM"), had approximately $442 billion in investment company and other portfolio assets under management as of March, 2003.


      Jeffrey B. Hewson is a Co-Portfolio Manager of the Aggregate Bond Index Series. Mr. Hewson has been a Director (Global Fixed Income) of FAM since 1998, a Vice President from 1989 to 1998 and a Portfolio Manager of FAM since 1985. Mr. Hewson has been responsible for the management of the Aggregate Bond Index Series' portfolio since April, 1997.

      Frank Viola is a Co-Portfolio Manager of the Aggregate Bond Index Series. Mr. Viola has been a Director of FAM and certain of its affiliates and a Portfolio Manager thereof since 1997. He was the Treasurer of Merrill Lynch Bank & Trust from 1996 to 1997 and a Vice President of Merrill Lynch Capital Markets from 1993 to 1996. Mr. Viola has been responsible for the management of the Aggregate Bond Index Series portfolio since October, 2001.

      Richard Vella is the Portfolio Manager of each Enhanced Series. Mr. Vella has been a First Vice President of the Investment Adviser and certain of its affiliates since 1999, a Managing Director of Global Index Funds of Bankers Trust from 1997 to 1999 and a Managing Director of International Index Funds of Bankers Trust from 1995 to 1999. He has been primarily responsible for the management of the portfolios of the Enhanced International Series and the Enhanced S&P 500 Series since August, 1999.

      Each Index Series (other than the Aggregate Bond Index Series) is managed by the Merrill Lynch Investment Managers Index Management Team.

      Capital Stock.

      Investors in the Trust have no preemptive or conversion rights and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Trust or any Series, investors would be entitled to share, in proportion to their investment in the Trust or Series (as the case may be), in the assets of the Trust or Series available for distribution to investors.


      The Trust is organized as a Delaware statutory trust and consists of nine Series. Each investor is entitled to a vote in proportion to its investment in the Trust or the Series (as the case may be). Investors in any Series will participate equally in accordance with their pro rata interests in the earnings, dividends and assets of the particular Series. The Trust reserves the right to create and issue interests in additional Series.


      Except as set forth below, investments in the Trust may not be transferred except with the prior written consent of all of the Trustees, but an investor may withdraw all or any portion of its investment in any Series on any day on which the New York Stock Exchange (the "Exchange") is open at net asset value. Additionally, an investor may transfer any or all of its investment to another current shareholder without the express prior written consent of the Trustees.

Item 7. Shareholder Information.

      Pricing.

      Each Series calculates its net asset value (generally by using market quotations) each day the Exchange is open for trading ("Pricing Day"), as of the close of business on the Exchange, based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. The Exchange is not open for trading on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. If events that are expected to materially affect the value of securities traded in other markets occur between the close of those markets and the close of business on the Exchange, those securities may be valued at their fair value. The net asset value used in determining the price of an interest in the Series is the next one calculated after the purchase or redemption order is placed. Foreign securities owned by a Series may trade on weekends or other days when the Series does not price its shares. As a result, a Series' net asset value may change on days when an investor will not be able to purchase or redeem the Series' beneficial interests.

      Each investor in the Trust may add to or reduce its investment in a Series on each Pricing Day. The value of each investor's beneficial interest in a Series will be determined by multiplying the net asset value of the Series by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in such Series. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in a Series will then be re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Series as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Series effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Series as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Series by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in such Series as of 15 minutes after the close of business of the Exchange on the next Pricing Day of the Series.

      Purchase of Securities.

      Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in each Series of the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

      There is no minimum initial or subsequent investment in each Series. However, because each Series intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the respective Series' custodian bank by a Federal Reserve Bank) or in marketable securities acceptable to the Investment Adviser and consistent with the investment objective, policies and restrictions of the respective Series.

      Each Series reserves the right to cease accepting investments at any time or to reject any investment order.

      Redemption.

      An investor in the Trust may withdraw all or a portion of its investment in any Series on any Pricing Day at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Series. The proceeds of the withdrawal will be paid by the Series normally on the business day on which the withdrawal is effected, but in any event within seven days. Redemptions generally will be paid in cash. If, however, a Series and/or the Investment Adviser determines that it would be detrimental to the best interests of the remaining shareholders of the Series to make payments in whole or in part in cash, the Series may pay the redemption price to a shareholder in whole or in part by an in-kind distribution of securities held by the Series. Such securities would be distributed in lieu of cash, on a pro-rata basis, and would be monitored by the Investment Adviser and valued in the same manner as they would be valued for purposes of computing net asset value of the Series. Investments in any Series of the Trust may not be transferred without the prior written consent of all of the Trustees except that an investor may transfer any or all of its investment to another current shareholder without such consent.

      Distributions; Tax Consequences.

      Under the anticipated method of operation of the Series, each Series will be treated as a separate entity for federal income tax purposes which will have the status of partnership pursuant to Treasury Regulation Section 301.7701-3(b)(1). Thus, each Series will not be subject to any income tax. Based upon the status of each Series as a partnership, each investor in a Series will include in gross income its share (as determined in accordance with the governing instruments of the Series) of such Series' ordinary income and capital gain in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations promulgated thereunder.

      It is the policy of the Series to make distributions to investors only pursuant to specific requests for redemption of shares of the Series. It is intended that each Series' assets, income and distributions will be managed in such a way that an investor in any Series will be able to satisfy the requirements of Subchapter M of the Code assuming that the investor invested all of its assets in the Series.

Item 8. Distribution Arrangements.


      Investments in a Series will be made without a sales load. All investments are made at net asset value next determined after an order is received by the Series. The net asset value of each Series is determined on each Pricing Day. The Trust's placement agent is FAM Distributors, Inc.

                                     PART B

      Except as otherwise indicated herein, all capitalized terms shall have the meaning assigned to them in Part A hereof.

Item 10.

      Quantitative Master Series Trust (the "Trust") currently consists of nine series: Master S&P 500 Index Series ("S&P 500 Index Series"), Master Mid Cap Index Series ("Mid Cap Index Series"), Master Extended Market Index Series ("Extended Market Index Series"), Master Small Cap Index Series ("Small Cap Index Series"), Master Aggregate Bond Index Series ("Aggregate Bond Index Series"), Master International Index Series ("International Index Series"), Master Enhanced S&P 500 Series ("Enhanced S&P 500 Series"), Master Enhanced Small Cap Series ("Enhanced Small Cap Series") and Master Enhanced International Series ("Enhanced International Series") (each, a "Series" and together, the "Series").

      This Registration Statement has been prepared as a single document consisting of parts A, B, and C, none of which are to be used or distributed as a stand alone document. This Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") and copies can be obtained, without charge, by calling the Trust at (800) MER-FUND, or by writing to Quantitative Master Series Trust, P.O. Box 9011, Princeton, New Jersey 08543-9011.

A consolidated table of contents for this Registration Statement is included on page 2 of Part A.

Item 11. Trust History


The Trust is a Delaware statutory trust organized on August 28, 1996. S&P 500 Index Series, Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series, Aggregate Bond Index Series, International Index Series, Enhanced S&P 500 Series, Enhanced Small Cap Series and Enhanced International Series are each separate series of the Trust. Effective January 14, 2002, QA Large Cap Core Series, QA Large Cap Value Series, QA Large Cap Growth Series, QA Mid Cap Series, QA Small Cap Series, and QA International Series were terminated as separate series of the Trust. Effective February 15, 2002, International (GDP Weighted) Index Series was terminated as a separate series of the Trust. From August 2, 1999 through February 15, 2002, the International Index Series was named the International (Capitalization Weighted) Index Series. Prior to August 2, 1999, the Trust was named Merrill Lynch Index Trust. From August 2, 1999 through December 21, 1999, the Trust was named Index Master Series Trust, at which time, the Trust's name was changed to Quantitative Master Series Trust.


Item 12. Description of the Series and Their Investments and Risks

      S&P 500 Index Series, Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series, Aggregate Bond Index Series and International Index Series (collectively, the "Index Series")

      Each Index Series (except for the Extended Market Index Series) is classified as a non-diversified mutual fund under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Extended Market Index Series is classified as a diversified mutual fund under the Investment Company Act. The investment objective of each Index Series is to provide investment results that, before expenses, seek to replicate the total return (i.e., the combination of capital changes and income) of a specified securities index.


      The Index Series' investment objectives are not fundamental policies of the Series and may be changed by the Board of Trustees of the Trust (the "Trustees"), without shareholder approval. The Trustees may also change the target index of an Index Series if they consider that a different index would facilitate the management of the Index Series in a manner which better enables the Index Series to seek to replicate the total return of the market segment represented by the current index.


      S&P 500 Index Series


      The investment objective of the S&P 500 Index Series is to match the performance of the Standard & Poor's(R) 500 Index (the "S&P 500") as closely as possible before the deduction of Series expenses. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to replicate the total return of the S&P 500, Fund Asset Management, L.P. (previously defined as the "Investment Adviser" or "FAM"), generally will allocate the S&P 500 Index Series' investments among common stocks in approximately the same weightings as the S&P 500. In addition, the Investment Adviser may use options and futures contracts and other types of financial instruments relating to all or a portion of the S&P 500. At times the Series may not invest in all of the common stocks in the S&P 500, or in the same weightings as in the S&P 500. At those times, the Series chooses investments so that the market capitalizations, industry weighting and other fundamental characteristics of the stocks and derivative instruments chosen are similar to the S&P 500 as a whole. The S&P 500 Index Series may also engage in securities lending. See "Other Investment Policies, Practices and Risk Factors."

      The S&P 500 is composed of the common stocks of 500 large-capitalization companies from various industrial sectors, most of which are listed on the New York Stock Exchange (the "Exchange"). A company's stock market capitalization is the total market value of its outstanding shares. The S&P 500 represents a significant portion of the market value of all common stocks publicly traded in the United States.

      Mid Cap Index Series

      The investment objective of the Mid Cap Index Series is to match the performance of the Standard & Poor's (R) Mid Cap 400 Index (the "S&P 400") as closely as possible before the deduction of Series expenses. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to replicate the total return of the S&P 400, the Investment Adviser generally will allocate the Mid Cap Index Series' investments among common stocks in approximately the same weightings as the S&P 400. In addition, the Investment Adviser may use options and futures contracts and other types of financial instruments relating to all or a portion of the S&P 400. At times the Series may not invest in all of the common stocks in the S&P 400, or in the same weightings as in the S&P 400. At those times, the Series chooses investments so that the market capitalizations, industry weighting and other fundamental characteristics of the stocks and derivative instruments chosen are similar to the S&P 400 as a whole. The Mid Cap Index Series may also engage in securities lending. See "Other Investment Policies, Practices and Risk Factors."

      The S&P 400 is composed of 400 common stocks issued by U.S.
mid-capitalization companies in a wide range of businesses. A company's stock market capitalization is the total market value of its outstanding shares. The S&P 400 is generally considered broadly representative of the performance of publicly traded U.S. mid-capitalization stocks.

      Extended Market Index Series

      The investment objective of the Extended Market Index Series is to match the performance of the Wilshire 4500 Completion Index (the "Wilshire 4500") as closely as possible before the deduction of Series expenses. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to replicate the total return of the Wilshire 4500, the Investment Adviser may not allocate the Extended Market Index Series' investments among all of the common stocks in the Wilshire 4500, or in the same weightings as the Wilshire 4500. Instead, the Extended Market Index Series may invest in a sample of the stocks included in the Wilshire 4500 and other types of financial instruments based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with less transaction costs than would be incurred through full replication. The Investment Adviser may use options and futures contracts and other types of financial instruments. The investments to be included in the Extended Market Index Series will be selected so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks, and of the stocks underlying or otherwise related to the foregoing financial instruments, closely approximate those same factors in the Wilshire 4500, with the objective of reducing the selected investment portfolio's deviation from the performance of the Wilshire 4500 (this deviation is referred to as "tracking error"). The Extended Market Index Series may also engage in securities lending. See "Other Investment Policies, Practices and Risk Factors."

      The Wilshire 4500 contains all of the U.S. headquartered equity securities regularly traded on the New York and American Stock Exchanges and the Nasdaq over-the-counter ("OTC") market, except those stocks included in the S&P 500 (totaling approximately 6,500 stocks because the number of stocks has grown since the index was created in 1983). The Wilshire 4500 is generally considered broadly representative of the performance of publicly traded mid-capitalization and small-capitalization stocks. A company's stock market capitalization is the total market value of its outstanding shares.

      Small Cap Index Series

      The investment objective of the Small Cap Index Series is to match the performance of the Russell 2000(R) Index (the "Russell 2000") as closely as possible before the deduction of Series expenses. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to replicate the total return of the Russell 2000, the Investment Adviser may not allocate the Small Cap Index Series' investments among all of the common stocks in the Russell 2000, or in the same weightings as the Russell 2000. Instead, the Small Cap Index Series may invest in a sample of the stocks included in the Russell 2000 and other types of financial instruments based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with less transaction costs than would be incurred through full replication. The Investment Adviser may use options and futures contracts and other types of financial instruments relating to all or a portion of the Russell 2000. The investments to be included in the Small Cap Index Series will be selected so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks, and of the stocks underlying or otherwise related to the foregoing financial instruments, closely approximate those same factors in the Russell 2000, with the objective of reducing the selected investment portfolio's deviation from the performance of the Russell 2000 (tracking error). The Small Cap Index Series may also engage in securities lending. See "Other Investment Policies, Practices and Risk Factors."

      The Russell 2000 is composed of approximately 2,000 smaller-capitalization common stocks from various industrial sectors. A company's stock market capitalization is the total market value of its outstanding shares.

      Aggregate Bond Index Series

      The investment objective of the Aggregate Bond Index Series is to match the performance of the Lehman Brothers Aggregate Bond Index (the "Aggregate Bond Index") as closely as possible before the deduction of Series expenses. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to replicate the total return of the Aggregate Bond Index, the Investment Adviser may not allocate the Aggregate Bond Index Series' investments among all of the bonds in the Aggregate Bond Index, or in the same weightings as the Aggregate Bond Index. Instead, the Aggregate Bond Index Series may invest in a statistically selected sample of the bonds included in the Aggregate Bond Index, or in a statistically selected sample of bonds not included in the Aggregate Bond Index but correlated with bonds that are in the Aggregate Bond Index, and in derivative instruments linked to the Aggregate Bond Index. The Investment Adviser may use options and futures contracts and other types of financial instruments relating to all or a portion of the Aggregate Bond Index. The Series may invest in bonds not included in the Aggregate Bond Index, but which are selected to reflect characteristics such as maturity, duration or credit quality similar to bonds in the Aggregate Bond Index. The investments to be included in the Aggregate Bond Index Series will be selected with the objective of reducing the selected investment portfolio's deviation from the performance of the Aggregate Bond Index (tracking error). Selection of bonds other than those included in the Aggregate Bond Index, or in different weightings from the index, may result in levels of interest rate, credit or prepayment risks that differ from the levels of risks on the securities composing the Aggregate Bond Index. See "Other Investments Policies, Practices and Risk Factors -- Investment in Fixed-Income Securities." The Aggregate Bond Index Series may also engage in securities lending. See "Other Investment Policies, Practices and Risk Factors."

      The Aggregate Bond Index is composed primarily of dollar-denominated investment grade bonds in the following classes: U.S. Treasury and agency securities, U.S. corporate bonds, foreign corporate bonds, foreign sovereign debt (debt securities issued or guaranteed by foreign governments and governmental agencies), supranational debt (debt securities issued by entities, such as the World Bank, constituted by the governments of several countries to promote economic development) and mortgage-backed securities with maturities greater than one year. Corporate bonds contained in the Aggregate Bond Index represent issuers from various industrial sectors.

      The Aggregate Bond Index Series may invest in U.S. Treasury bills, notes and bonds and other "full faith and credit" obligations of the U.S. Government. The Aggregate Bond Index Series may also invest in U.S. Government agency securities, which are debt obligations issued or guaranteed by agencies or instrumentalities of the U.S. Government. "Agency" securities may not be backed by the "full faith and credit" of the U.S. Government. U.S. Government agencies may include the Federal Farm Credit Bank, the Resolution Trust Corporation and the Government National Mortgage Association. "Agency" obligations are not explicitly guaranteed by the U.S. Government and so are perceived as somewhat riskier than comparable Treasury bonds.


      Because the Aggregate Bond Index is composed of investment grade bonds, the Aggregate Bond Index Series will invest in corporate bonds rated investment grade, i.e., those rated at least Baa3 by Moody's Investors Service, Inc. ("Moody's") or BBB-, by Standard & Poor's ("S&P"), or the equivalent by another nationally recognized statistical rating organization ("NRSRO") at the time of purchase or, if unrated, of equal quality in the opinion of the Investment Adviser. Corporate bonds ranked in the fourth highest rating category, while considered "investment grade," have more speculative characteristics and are more likely to be downgraded than securities rated in the three highest ratings categories. In the event that the rating of a security in the Aggregate Bond Index Series is lowered below Baa or BBB, the Aggregate Bond Index Series may continue to hold the security. Such securities rated below investment grade are considered to be speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligation. Descriptions of the ratings of bonds are contained in Appendix A.


      The Aggregate Bond Index Series may also invest in other instruments that "pass through" payments on such obligations, such as collateralized mortgage obligations ("CMOs").

      International Index Series


      The investment objective of the International Index Series is to match the performance of the Morgan Stanley Capital International Europe, Australasia and Far East (Capitalization Weighted) Index in U.S. dollars with net dividends (the "EAFE Index") as closely as possible before the deduction of Series expenses. The weighting of the EAFE Index is based on the market capitalization of companies included in the Index. There can be no assurance that the investment objective of the Series will be achieved.


      In seeking to replicate the total return of the EAFE Index, the International Index Series will, under normal circumstances, invest in all of the countries in the EAFE Index, but the Investment Adviser may not allocate the Series' investments among all of the companies within a country, represented in the EAFE Index, or in the same weightings as the EAFE Index. Instead, the Series may invest in a sample of the equity securities included in the EAFE Index and in derivative instruments correlated with components of the EAFE Index based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with less transaction costs than would be incurred through full replication. In addition, the Investment Adviser may use options and futures contracts and other types of financial instruments relating to all or a portion of the EAFE Index. The investments to be included in the International Index Series will be selected so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks, and of the stocks underlying or otherwise related to the foregoing financial instruments, closely approximate those same factors in the EAFE Index, with the objective of reducing the selected investment portfolio's deviation from the performance of the EAFE Index (tracking error). The Series may also engage in securities lending. See "Other Investment Policies, Practices and Risk Factors."


      The EAFE Index is composed of equity securities of approximately 1,000 companies from various industrial sectors whose primary trading markets are located outside the United States and which are selected from among the larger capitalization companies in such markets. A company's stock market capitalization is the total market value of its outstanding shares. The countries currently included in the EAFE Index are Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, The Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The weighting of the EAFE Index among these countries is based upon each country's relative market capitalization. Gross domestic product is the basis for country weightings in the EAFE (GDP Weighted) Index. Using the market capitalization weighting tends to increase the relative weighting of Japan and the United Kingdom while decreasing the weighting of certain European countries, generally resulting in a less diversified index.


      Enhanced S&P 500 Series, Enhanced Small Cap Series and Enhanced International Series (collectively, the "Enhanced Series").

      Each Enhanced Series is classified as a non-diversified mutual fund under the Investment Company Act whose investment objective is to provide total return exceeding the performance of a specified securities index while actively seeking to reduce downside risks as compared with the index.

      The Enhanced Series' investment objectives are not fundamental policies and may be changed by the Board of Trustees of the Trust, without shareholder approval. The Trustees may also change the target index of an Enhanced Series if they consider that a different index would facilitate the management of the Enhanced Series in a manner which better enables the Enhanced Series to seek total return exceeding the performance of the market segment represented by the current index.

      The investment objective of the Enhanced S&P 500 Series is to provide a total return exceeding the performance of the S&P 500 while actively seeking to reduce downside risk as compared with the index. There can be no assurance that the investment objective of the Series will be achieved.

      Enhanced S&P 500 Series

      In seeking to provide a total return exceeding the performance of the S&P 500, under normal circumstances, the Series will invest at least 80% of its assets in stocks of companies in the S&P 500 and options, futures and other derivative instruments based on that index. The Enhanced S&P 500 Series' 80% policy will apply to the S&P 500 Series' net assets plus any borrowings for investment purposes, calculated at the time the Series invests its assets. The Enhanced S&P 500 Series will attempt to construct a portfolio of securities and derivative instruments that will at least match approximately the performance of the S&P 500 before deduction of expenses, but will also employ various strategies to seek to enhance performance relative to the S&P 500. Such enhancement strategies may include (1) investment in derivative instruments correlated with the index or components of the index rather than stocks represented in the index whenever the Investment Adviser believes derivative instruments present price or return characteristics superior to those of securities, (2) certain types of arbitrage, (3) biasing the portfolio (relative to the S&P 500) in order to emphasize securities which have quantitative characteristics the Investment Adviser believes are associated with outperformance, and (4) opportunistic trading when changes to the composition of the benchmark index or an index correlated with the benchmark index (or components thereof) occur in order to seek better executions than the price levels used to compute the index's performance.

      The Enhanced S&P 500 Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts correlated with the S&P 500. Derivatives allow the Series to increase exposure to the S&P 500 quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments, in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities weightings in the S&P 500 or to bias the portfolio (relative to the S&P 500) in order to seek to enhance performance. The Series will also invest in derivatives whenever the Investment Adviser believes a derivative (including futures, total return index swaps, options, warrants and convertible bonds) presents price or return characteristics superior to those of stocks represented in the index. The Series may also invest in derivatives in connection with arbitrage transactions.


      The Series will engage in certain types of arbitrage when the Investment Adviser sees opportunity to do so. The types of arbitrage the Series may employ include stock index arbitrage (exploiting discrepancies between the value of S&P 500 futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange) and risk arbitrage (exploiting discrepancies in the value of a stock included in the benchmark index that is the subject of a significant corporate event and the value of securities that will be received when such event occurs). The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the S&P 500, in connection with arbitrage transactions.

      While the Series expects the overall weighting of its investments to be close to the capitalization weights of the S&P 500, the Series' investments will not exactly replicate the portfolio weights of the index at all times. Instead, the Investment Adviser will bias the portfolio (relative to the S&P 500) in order to emphasize securities which have quantitative characteristics (such as above-average yield or below-average valuation) the Investment Adviser believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform, or reduce somewhat its volatility relative to, the index over time.

      The Series may also invest in new issues and sell covered call options. For more information on these and other investments of the Series, see "Other Investment Policies, Practices and Risk Factors."

      The S&P 500 is composed of the common stocks of 500 large-capitalization companies from various industrial sectors, most of which are listed on the Exchange. A company's stock market capitalization is the total market value of its outstanding shares. The S&P 500 represents a significant portion of the market value of all common stocks publicly traded in the United States.

      Enhanced Small Cap Series

      In seeking to provide a total return exceeding the performance of the Standard & Poor's(R) Smallcap 600 Index (the "S&P 600"), under normal circumstances, the Series will invest at least 80% of its assets in stocks of companies in the S&P 600 and options, futures and other derivative instruments based on that index. The Enhanced Small Cap Series' 80% policy will apply to the S&P 600 Series' net assets plus any borrowings for investment purposes, calculated at the time the Series invests its assets. The Enhanced Small Cap Series will attempt to construct a portfolio of securities and derivative instruments that will at least match approximately the performance of the S&P 600 before deduction of expenses, but will also employ various strategies to seek to enhance performance relative to the S&P 600. Such enhancement strategies may include (1) investment in derivative instruments correlated with the index or components of the index rather than securities represented in the index whenever the Investment Adviser believes derivative instruments present price or return characteristics superior to those of securities, (2) certain types of arbitrage, (3) biasing the portfolio (relative to the S&P 600) in order to emphasize securities which have quantitative characteristics the Investment Adviser believes are associated with outperformance, and (4) opportunistic trading when changes to the composition of the benchmark index or an index correlated with the benchmark index (or components thereof) occur in order to seek better executions than the price levels used to compute the index's performance.


      The Enhanced Small Cap Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts correlated with the small capitalization U.S. stocks. Derivatives allow the Series to increase exposure to small capitalization U.S. stocks and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments, in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities weightings in the S&P 600 or to bias the portfolio (relative to the S&P 600) in order to seek to enhance performance. The Series will also invest in derivatives whenever the Investment Adviser believes a derivative (including futures, total return index swaps, options, warrants and convertible bonds) presents price or return characteristics superior to those of stocks represented in the index. The Series may also invest in derivatives in connection with arbitrage transactions.


      The Series will engage in certain types of arbitrage when the Investment Adviser sees opportunity to do so. The types of arbitrage the Series may employ include stock index arbitrage (exploiting discrepancies between the value of S&P 600 futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange) and risk arbitrage (exploiting discrepancies in the value of a stock included in the benchmark index that is the subject of a significant corporate event and the value of securities that will be received when such event occurs). The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the S&P 600, in connection with arbitrage transactions.

      While the Series expects the overall weighting of its investments to be close to the capitalization weights of the S&P 600, the Series' investments will not exactly replicate the portfolio weights of the index at all times. Instead, the Investment Adviser may bias the portfolio (relative to the S&P 600) in order to emphasize securities which have quantitative characteristics (such as above-average yield or below-average valuation) the Investment Adviser believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform, or reduce somewhat its volatility relative to, the index over time.

      The Series may also invest in new issues and sell covered call options. For more information on these and other investments of the Series, see "Other Investment Policies, Practices and Risk Factors."

      The S&P 600 is composed of the common stocks of 600 small-capitalization companies from various industrial sectors, most of which are listed on the Exchange. A company's stock market capitalization is the total market value of its outstanding shares.

      Enhanced International Series

      The investment objective of the Enhanced International Series is to provide a total return exceeding the performance of the EAFE Index while actively seeking to reduce downside risk as compared with the index. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to provide a total return exceeding the performance of the EAFE Index, under normal circumstances, the Series will invest at least 80% of its total assets in stocks of companies in the EAFE Index and options, futures and other derivative instruments based on that index. The Enhanced International Series will attempt to construct a portfolio of securities and derivative instruments that will at least match approximately the performance of the EAFE Index before deduction of expenses, but will also employ various strategies to seek to enhance performance relative to the EAFE Index. Such enhancement strategies may include (1) investment in derivative instruments correlated with the index or components of the index rather than securities represented in the index whenever the Investment Adviser believes derivative instruments present price or return characteristics superior to those of securities, (2) certain types of arbitrage, (3) biasing the portfolio (relative to the EAFE Index) in order to emphasize securities which have quantitative characteristics the Investment Adviser believes are associated with outperformance, and (4) opportunistic trading when changes to the composition of the benchmark index or an index correlated with the benchmark index (or components thereof) occur in order to seek better executions than the price levels used to compute the index's performance.


      The Enhanced International Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts correlated with market indices of countries included in the EAFE Index. Derivatives allow the Series to increase exposure to international stocks quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments, in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities weightings in the EAFE Index or to bias the portfolio (relative to the EAFE Index) in order to seek to enhance performance. The Series will also invest in derivatives whenever the Investment Adviser believes a derivative (including futures, total return index swaps, options, warrants and convertible bonds) presents price or return characteristics superior to those of stocks represented in the index. The Series may also invest in derivatives in connection with arbitrage transactions.


      The Series will engage in certain types of arbitrage when the Investment Adviser sees opportunity to do so. The types of arbitrage the Series may employ include stock index arbitrage (exploiting discrepancies between the value of futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange) and risk arbitrage (exploiting discrepancies in the value of a stock included in the benchmark index that is the subject of a significant corporate event and the value of securities that will be received when such event occurs). The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the EAFE Index, in connection with arbitrage transactions.

      While the Series expects the overall weighting of its investments to be close to the capitalization weights of the EAFE Index, the Series' investments may not exactly replicate the portfolio weights of the index at all times. Instead, the Investment Adviser may bias the portfolio (relative to the EAFE Index) in order to emphasize securities which have quantitative characteristics (such as above-average yield or below-average valuation) the Investment Adviser believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform, or reduce somewhat its volatility relative to, the index over time.

      The Series may also invest in new issues and foreign currency exchange contracts and sell covered call options. For more information on these and other investments of the Series, see "Other Investment Policies, Practices and Risk Factors."

      The EAFE Index is composed of approximately 1,000 equity securities of companies from various industrial sectors whose primary trading markets are located outside the United States and which are selected from among the larger capitalization companies in such markets. A company's stock market capitalization is the total market value of its outstanding shares. The countries currently included in the EAFE Index are Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, The Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The weighting of the EAFE Index among these countries is based upon market capitalization, rather than its gross domestic product. Using the capitalization weighting tends to increase the relative weighting of Japan and the United Kingdom while decreasing the weighting of certain European countries, generally resulting in a less diversified index.

About Indexing and Management of the Index Series

      About Indexing. The Index Series are not managed according to traditional methods of "active" investment management, which involve the buying and selling of securities based upon economic, financial, and market analyses and investment judgment. Instead, each Index Series, utilizing essentially a "passive" or "indexing" investment approach, seeks to replicate, before each Series' expenses (which can be expected to reduce the total return of the Series), the total return of its respective index.


      Indexing and Managing the Series. Each Index Series will be substantially invested in securities in the applicable index, and will invest, under normal circumstances, at least 80% of its net assets in securities of issuers that comprise the applicable index or in other financial instruments that are contained in or correlate with securities in the applicable index (equity securities, in the case of the S&P 500 Index Series, Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series and

International Index Series and fixed-income securities, in the case of the Aggregate Bond Index Series). For this purpose, net assets include any borrowings for investment purposes.


      Because each Index Series seeks to replicate the total return of its respective index, generally the Investment Adviser will not attempt to judge the merits of any particular security as an investment but will seek only to replicate the total return of the securities in the relevant index. However, the Investment Adviser may omit or remove a security which is included in an index from the portfolio of an Index Series if, following objective criteria, the Investment Adviser judges the security to be insufficiently liquid or believes the merit of the investment has been substantially impaired by extraordinary events or financial conditions.

      The Investment Adviser may acquire certain financial instruments based upon individual securities or based upon or consisting of one or more baskets of securities (which basket may be based upon a target index). Certain of these instruments may represent an indirect ownership interest in such securities or baskets. Others may provide for the payment to an Index Series or by an Index Series of amounts based upon the performance (positive, negative or both) of a particular security or basket. The Investment Adviser will select such instruments when it believes that the use of the instrument will correlate substantially with the expected total return of a target security or index. In connection with the use of such instruments, the Investment Adviser may enter into short sales in an effort to adjust the weightings of particular securities represented in the basket to more accurately reflect such securities' weightings in the target index.

      Each Index Series' ability to replicate the total return of its respective index may be affected by, among other things, transaction costs, administration and other expenses incurred by the Index Series, taxes (including foreign withholding taxes, which will affect the International Index Series and the Aggregate Bond Index Series due to foreign tax withholding practices), changes in either the composition of the index or the assets of an Index Series, and the timing and amount of Index Series investors' contributions and withdrawals, if any. In addition, each Index Series' total return will be affected by incremental operating costs (e.g., transfer agency, accounting) that will be borne by the Index Series. Under normal circumstances, it is anticipated that each Index Series' total return over periods of one year and longer will, on a gross basis and before taking into account expenses (incurred at either the Series or a feeder fund level) be within 10 basis points (a basis point is one one-hundredth of one percent (0.01%)) for the S&P 500 Index Series, 50 basis points for the Mid Cap Index Series, 50 basis points for the Extended Market Index Series, 100 basis points for the Small Cap Index Series, 50 basis points for the International Index Series, 50 basis points for the Aggregate Bond Index Series, of the total return of the applicable indices. There can be no assurance, however, that these levels of correlation will be achieved. In the event that this correlation is not achieved over time, the Trustees will consider alternative strategies for the Index Series. Information regarding correlation of an Index Series' performance to that of a target index may be found in the Index Series' annual report.

About Enhanced Indexing and Management of the Enhanced Series

      About Enhanced Indexing. In seeking to provide a total return exceeding the respective index, the Enhanced Series utilize essentially a "passive" or "indexing" investment approach which for the most part does not involve the buying and selling of securities based upon economic, financial, and market analyses and investment judgment. However, each Enhanced Series does perform some analysis by screening the companies in its index to identify those that, on an overall basis, exhibit statistical characteristics the Investment Adviser believes are associated with outperformance over time.


      Each Enhanced Series' ability to exceed the total return of its respective index may be affected by, among other things, transaction costs, administration and other expenses incurred by the Series, taxes (including foreign withholding taxes, which will affect the Enhanced International Series due to foreign tax withholding practices), changes in either the composition of the index or the assets of an Enhanced Series, and the timing and amount of Enhanced Series investor contributions and withdrawals, if any. There can be no assurance that an Enhanced Series will exceed the total return of its respective index. In the event that an Enhanced Series, over time, does not exceed the total return of its index, the Trustees will consider alternative strategies for the Enhanced Series.


      Certain types of securities in which an Enhanced Series may invest and certain investment practices that the Enhanced Series may employ are discussed more fully below.

              Other Investment Policies, Practices and Risk Factors

      Cash Management. Generally, the Investment Adviser will employ futures and options on futures to provide liquidity necessary to meet anticipated redemptions or for day-to-day operating purposes. However, if considered appropriate in the opinion of the Investment Adviser, a portion of a Series' assets may be invested in certain types of instruments with remaining maturities of 397 days or less for liquidity purposes. Such instruments would consist of:
(i) obligations of the U.S. Government, its agencies, instrumentalities, authorities or political subdivisions ("U.S. Government Securities"); (ii) other fixed-income securities rated Aa or higher by Moody's or AA or higher by Standard & Poor's Rating Group ("S&P") or, if unrated, of comparable quality in the opinion of the Investment Adviser; (iii) commercial paper; (iv) bank obligations, including negotiable certificates of deposit, time deposits and bankers' acceptances; and (v) repurchase agreements. At the time the Series invest in commercial paper, bank obligations or repurchase agreements, the issuer or the issuer's parent must have outstanding debt rated Aa or higher by Moody's or AA or higher by S&P or outstanding commercial paper, bank obligations or other short term obligations rated Prime-1 by Moody's or A-1 by S&P or, if no such ratings are available, the instrument must be of comparable quality in the opinion of the Investment Adviser.

      Dollar Rolls. The Aggregate Bond Index Series may enter into dollar rolls, in which the Aggregate Bond Index Series will sell securities for delivery in the current month and simultaneously contract to repurchase substantially similar (the same type and coupon) securities on a specified future date from the same party. During the roll period, the Aggregate Bond Index

Series forgoes principal and interest paid on the securities sold. The Aggregate Bond Index Series is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale.

      Dollar rolls involve the risk that the market value of the securities subject to the Aggregate Bond Index Series' forward purchase commitment may decline below the price of the securities the Aggregate Bond Index Series has sold. In the event the buyer of the securities files for bankruptcy or becomes insolvent, the Aggregate Bond Index Series' use of the proceeds of the current sale portion of the transaction may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Aggregate Bond Index Series' obligation to purchase the similar securities in the forward transaction. Dollar rolls are speculative techniques which can be deemed to involve leverage. The Aggregate Bond Index Series will establish a segregated account with its custodian in which it will maintain liquid securities in an aggregate amount equal to the amount of the forward commitment. The Aggregate Bond Index Series will engage in dollar roll transactions to enhance return and not for the purpose of borrowing. Each dollar roll transaction is accounted for as a sale of a portfolio security and a subsequent purchase of a substantially similar security in the forward market.

      Short Sales. In connection with the use of certain instruments based upon or consisting of one or more baskets of securities, the Investment Adviser may sell a security a Series does not own, or in an amount greater than the Series owns (i.e., make short sales). With respect to the Index Series and the Enhanced Series, such transactions will be used only in an effort to adjust the weightings of particular securities represented in the basket to reflect such securities' weightings in the target index. Additionally, the Enhanced Series may use short sales to bias the portfolio to enhance performance or in connection with arbitrage transactions. Generally, to complete a short sale transaction, a Series will borrow the security to make delivery to the buyer. A Series is then obligated to replace the security borrowed. The price at the time of replacement may be more or less than the price at which the security was sold by a Series. If the price of a security sold short increases between the time of the short sale and the time a Series replaces the borrowed security, the Series will incur a loss; conversely, if the price declines, the Series will realize a gain. Any gain will be decreased, and any loss increased, by transaction costs. Although a Series' gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited. If a Series makes short sales of securities that increase in value, it may underperform similar mutual funds that do not make short sales of securities they do not own. Until the security is replaced, the Series is required to pay to the lender any interest which accrues during the period of the loan. To borrow the security, the Series may be required to pay a premium which would increase the cost of the security sold. The proceeds of the short sale will be retained by the broker to the extent necessary to meet margin requirements until the short position is closed out. Until the Series replaces the borrowed security, it will (a) maintain in a segregated account with its custodian cash or liquid securities at such a level that the amount deposited in the account plus the amount deposited with the broker as collateral will equal the current market value of the security sold short or (b) otherwise cover its short position.

      Cash Flows; Expenses. The ability of the Index Series and the Enhanced Series to satisfy their respective investment objectives depends to some extent on the Investment Adviser's ability to manage cash flow (primarily from purchases and redemptions and distributions from the Series' investments). The Investment Adviser will make investment changes to a Series' portfolio to accommodate cash flow while continuing to seek to replicate or exceed, as the case may be, the total return of the Series' target index. Investors should also be aware that the investment performance of each index is a hypothetical number which does not take into account brokerage commissions and other transaction costs, custody and other costs of investing, and any incremental operating costs (e.g., transfer agency and accounting costs) that will be borne by the Series. Finally, since each Index Series seeks to replicate the total return of its target index, the Investment Adviser generally will not attempt to judge the merits of any particular security as an investment. With respect to the Enhanced Series, the Investment Adviser does perform some analysis by screening the companies in its index to identify those that exhibit statistical characteristics the Investment Adviser believes are associated with outperformance over time.


      Investment in Fixed-Income Securities. Because the Aggregate Bond Index Series will invest in fixed-income securities, it will be subject to the general risks inherent in such securities, primarily interest rate risk, credit risk and with respect to certain types of fixed-income securities, prepayment risk and extension risk.


      Interest rate risk is the potential for fluctuations in bond prices due to changing interest rates. As a rule bond prices vary inversely with interest rates. If interest rates rise, bond prices generally decline; if interest rates fall, bond prices generally rise. In addition, for a given change in interest rates, longer-maturity bonds generally fluctuate more in price than shorter-maturity bonds. To compensate investors for these larger fluctuations, longer-maturity bonds usually offer higher yields than shorter-maturity bonds, other factors, including credit quality, being equal. These basic principles of bond prices also apply to U.S. Government Securities. A security backed by the "full faith and credit" of the U.S. Government is guaranteed only as to its stated interest rate and face value at maturity, not its current market price. Just like other fixed-income securities, government-guaranteed securities will fluctuate in value when interest rates change.

      Credit risk is the possibility that an issuer of securities held by the Aggregate Bond Index Series will be unable to make payments of either interest or principal when due or will be perceived to have a diminished capacity to make such payments in the future. The credit risk of the Aggregate Bond Index Series is a function of the diversification and credit quality of its underlying securities.



      Prepayment risk is the possibility that the principal of the mortgage loans underlying mortgage-backed securities may be prepaid at any time. As a general rule, prepayments increase during a period of falling interest rates and decrease during a period of rising interest rates. As a result of prepayments, in periods of declining interest rates the Aggregate Bond Index Series may be required to reinvest its assets in securities with lower interest rates. In periods of increasing interest rates, certain types of mortgage-backed securities may be paid off more slowly, with the effect that the mortgage-backed securities held by the Aggregate Bond Index Series may exhibit price characteristics of longer-term debt securities.

      Extension risk is the possibility that the principal of the mortgage loans underlying mortgage-backed securities may be repaid more slowly than anticipated. As a general rule, extensions increase during a period of rising interest rates, and decrease during a period of falling interest rates. As a result, during periods of rising interest rates the average maturity of the Aggregate Bond Index Series' portfolio may increase, thus increasing the Series' exposure to interest rate risk.


      The Aggregate Bond Index Series may also be exposed to event risk, which includes the possibility that fixed-income securities held by the Aggregate Bond Index Series may suffer a substantial decline in credit quality and market value due to issuer restructurings. Certain restructurings such as mergers, leveraged buyouts, takeovers or similar events, are often financed by a significant expansion of corporate debt. As a result of the added debt burden, the credit quality and market value of a firm's existing debt securities may decline significantly. Other types of restructurings (such as corporate spinoffs or privatizations of governmental or agency borrowers or the termination of express or implied governmental credit support) may also result in decreased credit quality of a particular issuer.


      The corporate substitution strategy used by the Aggregate Bond Index Series (discussed above) may increase or decrease the Aggregate Bond Index Series' exposure to the foregoing risks relative to those of the Aggregate Bond Index.

      Foreign Investment Risks.

      The U.S. Government has from time to time imposed restrictions, through penalties and otherwise, on foreign investments by U.S. investors such as the International Series and Enhanced International Series (together, the "International Series"). If such restrictions should be reinstituted, it might become necessary for each International Index Series to invest all or substantially all of its assets in U.S. securities. In such event, the International Series would review its investment objective and investment policies to determine whether changes are appropriate.

      An International Series' ability and decision to purchase or sell portfolio securities may be affected by laws or regulations relating to the convertability and repatriation of assets. Because the shares of an International Series are redeemable on a daily basis in U.S. dollars, each International Series intends to manage its portfolio so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. Under present conditions, it is not believed that these considerations will have any significant effect on its portfolio strategy although there can be no assurance in this regard.

      Foreign Market Risk. Since an International Series may invest in foreign securities, it offers the potential for more diversification than an investment only in the United States. This is because securities traded on foreign markets have often (though not always) performed differently than securities in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that an International Series will lose money. In particular, an International Series is subject to the risk that because there are generally fewer investors on foreign exchanges and a smaller number of shares traded each day, it may make it difficult for an International Series to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

      Foreign Economy Risk. The economies of certain foreign markets often do not compare favorably with that of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices, impair an International Series' ability to purchase or sell foreign securities or transfer an International Series' assets or income back into the United States, or otherwise adversely affect an International Series' operations. Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries.

      Currency Risk. Securities in which an International Series invests are usually denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates affect the value of an International Series' portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as "currency risk," means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

      Sovereign Debt. The Aggregate Bond Index Series may invest in sovereign debt securities issued or guaranteed by foreign government entities. Investment in sovereign debt involves a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity's willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity's policy towards the International Monetary Fund and the political constraints to which a governmental entity may be subject. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity's implementation of economic reforms and/or economic performance and the timely service of such debtor's obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties' commitments to lend funds to the governmental entity, which may further impair such debtor's ability or willingness to timely service its debts. Consequently, governmental entities may default on their sovereign debt.

      Holders of sovereign debt, including the Aggregate Bond Index Series, may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. In the event of a default by the issuer, the Series may have few or no effective legal remedies for collecting on such debt.

      Certain Risks of Holding Fund Assets Outside the United States. An International Series generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on an International Series' ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for an International Series to buy, sell and hold securities in certain foreign markets than in the U.S. The increased expense of investing in foreign markets reduces the amount an International Series can earn on its investments and typically results in a higher operating expense ratio for an International Series than investment companies invested only in the U.S.

      Settlement Risk. Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically generated by the settlement of U.S. investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates. Settlements in certain foreign countries at times have not kept pace with the number of securities transactions; these problems may make it difficult for an International Series to carry out transactions. If an International Series cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If an International Series cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, an International Series could be liable to that party for any losses incurred.

      Governmental Supervision and Regulation/Accounting Standards. Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than the United States does. Other countries may not have laws to protect investors the way that the U.S. securities laws do. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company's securities based on non-public information about the company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Series management to completely and accurately determine a company's financial condition. Also, brokerage commissions and other costs of buying or selling securities often are higher in foreign countries than they are in the United States. This reduces the amount the Series can earn on its investments.



      Risks Associated with Portfolio Securities.

      When Issued Securities, Delayed Delivery and Forward Commitments. The Aggregate Bond Index Series may purchase or sell securities that they are entitled to receive on a when issued basis. The Aggregate Bond Index Series may also purchase or sell securities on a delayed delivery basis and/or through a forward commitment. These transactions involve the purchase or sale of securities by a Series at an established price with payment and delivery taking place in the future. The Aggregate Bond Index Series enters into these transactions to obtain what is considered an advantageous price to the Series at the time of entering into the transaction. The Aggregate Bond Index Series has not established any limit on the percentage of its assets that may be committed in connection with these transactions. When the Aggregate Bond Index Series purchases securities in these transactions, the Series segregate liquid securities in an amount equal to the amount of its purchase commitments.

      There can be no assurance that a security purchased on a when issued basis will be issued or that a security purchased or sold through a forward commitment will be delivered. The value of securities in these transactions on the delivery date may be more or less than the Series' purchase price. The Aggregate Bond Index Series may bear the risk of a decline in the value of the security in these transactions and may not benefit from an appreciation in the value of the security during the commitment period.

      Illiquid or Restricted Securities. Each Series may invest up to 15% of its net assets in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of a Series' assets in illiquid securities may restrict the ability of a Series to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where a Series' operations require cash, such as when the Series redeems shares or pays dividends, and could result in the Series borrowing to meet short term cash requirements or incurring capital losses on the sale of illiquid investments.

      Each Series may invest in securities that are not registered under the Securities Act of 1933, as amended (the "Securities Act" or the "1933 Act") or that are subject to trading restrictions under the laws of a foreign jurisdiction ("restricted securities"). Restricted securities may be sold in private placement transactions between the issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by a Series or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by a Series are required to be registered under the securities laws of one or more jurisdictions before being resold, the

Series may be required to bear the expenses of registration. Certain of a Series' investments in private placements may consist of direct investments and may include investments in smaller, less-seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources or they may be dependent on a limited management group. In making investments in such securities, a Series may obtain access to material non-public information which may restrict the Series' ability to conduct portfolio transactions in such securities.

      144A Securities. Each Series may purchase restricted securities that can be offered and sold to "qualified institutional buyers" under Rule 144A under the Securities Act. The Board of Trustees has determined to treat as liquid Rule 144A securities that are either freely tradable in their primary markets offshore or have been determined to be liquid in accordance with the policies and procedures adopted by the Board of Trustees. The Board of Trustees has adopted guidelines and delegated to the Investment Adviser the daily function of determining and monitoring liquidity of restricted securities. The Board of Trustees, however, will retain sufficient oversight and be ultimately responsible for the determinations. Since it is not possible to predict with assurance exactly how this market for restricted securities sold and offered under Rule 144A will continue to develop, the Board of Trustees will carefully monitor each Series' investments in these securities. This investment practice could have the effect of increasing the level of illiquidity in each Series to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.

      Standby Commitment Agreements. The Aggregate Bond Index Series may enter into standby commitment agreements. These agreements commit the Aggregate Bond Index Series for a stated period of time, to purchase a stated amount of securities which may be issued and sold to a Series at the option of the issuer. The price of the security is fixed at the time of the commitment. At the time of entering into the agreement the Aggregate Bond Index Series is paid a commitment fee, regardless of whether or not the security is ultimately issued. The Aggregate Bond Index Series will enter into such agreements for the purpose of investing in the security underlying the commitment at a price that is considered advantageous to the Series. The Aggregate Bond Index Series will not enter into a standby commitment with a remaining term in excess of 90 days and will limit its investment in such commitments so that the aggregate purchase price of securities subject to such commitments, together with the value of portfolio securities subject to legal restrictions on resale that affect their marketability, will not exceed 15% of its net assets taken at the time of the commitment. The Aggregate Bond Index Series segregates liquid securities in an aggregate amount equal to the purchase price of the securities underlying the commitment.

      There can be no assurance that the securities subject to a standby commitment will be issued and the value of the security, if issued, on the delivery date may be more or less than its purchase price. Since the issuance of the security underlying the commitment is at the option of the issuer, the Aggregate Bond Index Series may bear the risk of a decline in the value of such security and may not benefit from an appreciation in the value of the security during the commitment period.

      The purchase of a security subject to a standby commitment agreement and the related commitment fee will be recorded on the date on which the security can reasonably be expected to be issued, and the value of the security thereafter will be reflected in the calculation of the Aggregate Bond Index Series' net asset value, as the case may be. The cost basis of the security will be adjusted by the amount of the commitment fee. In the event the security is not issued, the commitment fee will be recorded as income on the expiration date of the standby commitment.

      Repurchase Agreements. Each Series may invest in securities pursuant to repurchase agreements. Repurchase agreements may be entered into only with a member bank of the Federal Reserve System or primary dealer in U.S. Government Securities, or an affiliate thereof, or with other entities which the Investment Adviser otherwise deems to be creditworthy. Under a repurchase agreement, the seller agrees, upon entering into the contract with a Series, to repurchase the security at a mutually agreed upon time and price in a specified currency thereby determining the yield during the term of the agreement. This results in a fixed rate of return insulated from market fluctuations during such period although, with respect to the International Index Series and Enhanced International Series, it may be affected by currency fluctuations. The price at which the trades are conducted do not reflect accrued interest or dividends on the underlying obligation. Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. A Series will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by a Series but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, a Series may suffer time delays and incur costs or possible losses in connection with the disposition of the collateral. In the event of a default under such a repurchase agreement, instead of the contractual fixed rate, the rate of return to a Series shall be dependent upon intervening fluctuations of the market value of such securities and the accrued interest on the securities. In such event, a Series would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform. A Series may not invest more than 15% of its net assets in repurchase agreements maturing in more than seven days together with all other illiquid securities.

      Convertible Securities. The Enhanced Small Cap Series may invest in convertible securities. Convertibles are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A convertible's value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the underlying common stock.

      Convertible securities entitle the holder to receive interest payments paid on corporate debt securities or the dividend preference on a preferred stock until such time as the convertible security matures or is redeemed or until the holder elects to exercise the conversion privilege.

      The characteristics of convertible securities include the potential for capital appreciation as the value of the underlying common stock increases, the relatively high yield received from dividend or interest payments as compared to common stock dividends and decreased risks of decline in value relative to the underlying common stock due to their fixed-income nature. As a result of the conversion feature, however, the interest rate or dividend preference on a convertible security is generally less than would be the case if the securities were issued in nonconvertible form.

      In analyzing convertible securities, the Investment Adviser will consider both the yield on the convertible security relative to its credit quality and the potential capital appreciation that is offered by the underlying common stock, among other things.

      Convertible securities are issued and traded in a number of securities markets. Even in cases where a substantial portion of the convertible securities held by a Series are denominated in U.S. dollars, the underlying equity securities may be quoted in the currency of the country where the issuer is domiciled. With respect to a convertible security denominated in a currency different from that of the underlying equity securities, the conversion price may be based on a fixed exchange rate established at the time the security is issued. As a result, fluctuations in the exchange rate between the currency in which the debt security is denominated and the currency in which the share price is quoted will affect the value of the convertible security. As described below, the Series are authorized to enter into foreign hedging transactions in which they may seek to reduce the effect of such fluctuations.

      Apart from currency considerations, the value of convertible securities is influenced by both the yield of nonconvertible securities of comparable issuers and by the value of the underlying common stock. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its "investment value." To the extent interest rates change, the investment value of the convertible security typically will fluctuate. However, at the same time, the value of the convertible security will be influenced by its "conversion value," which is the market value of the underlying common stock that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common stock. If, because of a low price of the underlying common stock the conversion value is substantially below the investment value of the convertible security, the price of the convertible security is governed principally by its investment value.

      To the extent the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the price of the convertible security will be influenced principally by its conversion value. A convertible security will sell at a premium over the conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed-income security. The yield and conversion premium of convertible securities issued in Japan and the Euromarket are frequently determined at levels that cause the conversion value to affect their market value move than the securities' investment value.

      Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. A convertible security may be subject to redemption at the option of the issuer at a price established in the charter provision, indenture or other governing instrument pursuant to which the convertible security was issued. If a convertible security held by a Series is called for redemption, the Series will be required to redeem the security, convert it into the underlying common stock or sell it to a third party. Certain convertible debt securities may provide a put option to the holder which entitles the holder to cause the security to be redeemed by the issuer at a premium over the stated principal amount of the debt security under certain circumstances.

      Warrants. The Enhanced Series may invest in warrants, which are securities permitting, but not obligating, the warrant holder to subscribe for other securities. Buying a warrant does not make the Series a shareholder of the underlying stock. The warrant holder has no right to dividends or votes on the underlying stock. A warrant does not carry any right to assets of the issuer, and for this reason investments in warrants may be more speculative than other equity-based investments.

      New Issues. The Enhanced Series may seek to purchase "hot issues" that is, newly issued securities, sometimes with the intent of quickly selling such securities in the secondary market for an amount higher than the issue price ("Hot IPOs"). Newly issued securities lack established trading histories and may be issued by companies with limited operating histories. The Enhanced Series also would bear the risk of the security trading at a discount to the issue price. The Enhanced Series may not be able to obtain an allocation of a Hot IPO, or in the amount that it would like.


      Securities Lending. Each Series may lend securities with a value not exceeding 33 1/3% of its total assets or the limit prescribed by applicable law to banks, brokers and other financial institutions. In return, a Series receives collateral in cash or securities issued or guaranteed by the U.S. Government, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. A Series maintains the ability to obtain the right to vote or consent on proxy proposals involving material events affecting securities loaned. A Series receives the income on the loaned securities. Where a Series receives securities as collateral, a Series receives a fee for its loans from the borrower and does not receive the income on the collateral. Where a Series receives cash collateral, it may invest such collateral and retain the amount earned, net of any amount rebated to the borrower. As a result, a Series' yield may increase. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within the standard time period for settlement of securities transactions. A Series is obligated to return the collateral to the borrower at the termination of the loan. A Series could suffer a loss in the event a Series must return the cash collateral and there are losses on investments made with the cash collateral. In the event the borrower defaults on any of its obligations with respect to a securities loan, the Series could suffer a loss where there are losses on investments made with the cash collateral or, where the value of the securities collateral falls below the market value of the borrowed securities. A Series could also experience delays and costs in gaining access to the collateral. A Series may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. Each Series has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") or its affiliates and to retain an affiliate of the Trust as lending agent. See "Portfolio Transactions and Brokerage."

      Investment in Other Investment Companies. Each Series may invest in other investment companies whose investment objectives and policies are consistent with those of each Series. In accordance with the Investment Company Act of 1940, as amended, (the "Investment Company Act"), each Series may invest up to 10% of its total assets in securities of other investment companies. In addition, under the Investment Company Act, each Series may not own more than 3% of the total outstanding voting stock of any investment company and not more than 5% of the value of the Series total assets may be invested in securities of any investment company. Each Series has received an exemptive order from the Commission permitting it to invest in affiliated registered money market funds and in an affiliated private investment company without regard to limitations imposed by Section 12(d) of the Investment Company Act of 1940, as amended (the "Investment Company Act") provided however, that in all cases a Series' aggregate investment of cash in shares of such investment companies shall not exceed 25% of the Series total assets at any time. If a Series acquires shares in investment companies, shareholders would bear both their proportionate share of expenses in the Series (including management and advisory fees) and, indirectly, the expenses of such investment companies (including management and advisory fees). Investments by a Series in wholly owned investment entities created under the laws of certain countries will not be deemed an investment in other investment companies.

      Borrowing and Leverage. Each Series may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed) and may borrow up to an additional 5% of its total assets for temporary purposes. Each Series may obtain such short term credit as may be necessary for the clearance of purchase and sale of portfolio securities and may purchase securities on margin to the extent permitted by applicable law. Each Series will not purchase securities while its borrowings exceed 5% of its assets. The use of leverage by a Series creates an opportunity for greater total return, but, at the same time, creates special risks. For example, leveraging may exaggerate changes in the net asset value of a Series' shares and in the yield on a Series' portfolio. Although the principal of such borrowings will be fixed, a Series' assets may change in value during the time the borrowings are outstanding. Borrowings will create interest expenses for a Series which can exceed the income from the assets purchased with the borrowings. To the extent the income or capital appreciation derived from securities purchased with borrowed funds exceeds the interest a Series will have to pay on the borrowings, the Series' return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the securities purchased with such borrowed funds is not sufficient to cover the cost of borrowing, the return to a Series will be less than if leverage had not been used, and therefore the amount available for distribution to shareholders as dividends and other distributions will be reduced. In the latter case, the Investment Adviser in its best judgment nevertheless may determine to maintain a Series' leveraged position if it expects that the benefits to the Series' shareholders of maintaining the leveraged position will outweigh the current reduced return.


      Certain types of borrowings by a Series may result in the Series being subject to covenants in credit agreements relating to asset coverage, portfolio composition requirements and other matters. It is not anticipated that observance of such covenants would impede the Investment Adviser from managing a Series' portfolio in accordance with the Series' investment objectives and policies. However, a breach of any such covenants not cured within the specified cure period may result in acceleration of outstanding indebtedness and require a Series to dispose of portfolio investments at a time when it may be disadvantageous to do so.

      A Series at times may borrow from affiliates of the Investment Adviser, provided that the terms of such borrowings are no less favorable than those available from comparable sources of funds in the marketplace. As discussed under "Investment Advisory and Other Services," the fee paid to the Investment Adviser will be calculated on the basis of a Series' assets including proceeds from borrowings.


      Securities of Smaller Companies. An investment in the Small Cap Index Series and the Enhanced Small Cap Series and, to a lesser extent, the Extended Market Index Series and the Mid Cap Index Series involves greater risk than is customarily associated with funds that invest in more established companies. The securities of smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies or the market average in general. These companies may have limited product lines, markets or financial resources, or they may be dependent on a limited management group.

      While the issuers in which the Small Cap Index Series and the Enhanced Small Cap Series and, to a lesser extent, the Extended Market Index Series and the Mid Cap Index Series will primarily invest may offer greater opportunities for capital appreciation than large cap issuers, investments in smaller companies may involve greater risks and thus may be considered speculative. Management believes that properly selected companies of this type have the potential to increase their earnings or market valuation at a rate substantially in excess of the general growth of the economy. Full development of these companies and trends frequently takes time.


      The securities in which the Small Cap Index Series and the Enhanced Small Cap Series and, to a lesser extent, the Extended Market Index Series and the Mid Cap Index Series invest will often be traded only in the OTC market or on a regional securities exchange and may not be traded every day or in the volume typical of trading on a national securities exchange. As a result, the disposition by these Series of portfolio securities, to meet redemptions or otherwise, may require the Series to sell these securities at a discount from market prices or during periods when in management's judgement such disposition is not desirable or to make many small sales over a lengthy period of time.

      While the process of selection and continuous supervision by management does not, of course, guarantee successful investment results, it does provide access to an asset class not available to the average individual due to the time and cost involved. Careful initial selection is particularly important in this area as many new enterprises have promise but lack certain of the fundamental factors necessary to prosper. Investing in small and emerging growth companies requires specialized research and analysis.

      Small companies are generally little known to most individual investors although some may be dominant in their respective industries. Management of the Series believes that relatively small companies will continue to have the opportunity to develop into significant business enterprises. A Series may invest in securities of small issuers in the relatively early stages of business development which have a new technology, a unique or proprietary product or service, or a favorable market position. Such companies may not be counted upon to develop into major industrial companies, but management believes that eventual recognition of their special value characteristics by the investment community can provide above-average long term growth to the portfolio.

      Equity securities of specific small cap issuers may present different opportunities for long term capital appreciation during varying portions of economic or securities markets cycles, as well as during varying stages of their business development. The market valuation of small cap issuers tends to fluctuate during economic or market cycles, presenting attractive investment opportunities at various points during these cycles.

      Smaller companies, due to the size and kinds of markets that they serve, may be less susceptible than large companies to intervention from the Federal government by means of price controls, regulations or litigation.

      Mortgage-Backed Securities. The Aggregate Bond Index Series may invest in mortgage-backed securities. Mortgage-backed securities are "pass-through" securities, meaning that principal and interest payments made by the borrower on the underlying mortgages are passed through to the Aggregate Bond Index Series. The value of mortgage-backed securities, like that of traditional fixed income securities, typically increases when interest rates fall and decreases when interest rates rise. However, mortgage-backed securities differ from traditional fixed income securities because of their potential for prepayment without penalty. The price paid by the Aggregate Bond Index Series for its mortgage-backed securities, the yield the Aggregate Bond Index Series expects to receive from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying mortgages. In a period of declining interest rates, borrowers may prepay the underlying mortgages more quickly than anticipated, thereby reducing the yield to maturity and the average life of the mortgage-backed securities. Moreover, when the Aggregate Bond Index Series reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid.


      To the extent that the Aggregate Bond Index Series purchases mortgage-backed securities at a premium, mortgage foreclosures and principal prepayments may result in a loss to the extent of the premium paid. If the Aggregate Bond Index Series buys such securities at a discount, both scheduled payments of principal and unscheduled prepayments will increase current and total returns and will accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying mortgages may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change a security that was considered short or intermediate term at the time of purchase into a long term security. Since long term securities generally fluctuate more widely in response to changes in interest rates than short term securities, maturity extension risk could increase the inherent volatility of the Aggregate Bond Index Series. See "Investment in Fixed-Income Securities" and "Illiquid or Restricted Securities" above.


      Non-Diversified Status. Each Index Series (except for the Extended Market Index Series) and each Enhanced Series is classified as non-diversified within the meaning of the Investment Company Act, which means that each Series is not limited by the Investment Company Act with respect to the proportion of its assets that it may invest in securities of a single issuer. To the extent that a Series assumes large positions in the securities of a small number of issuers, the Series' net asset value may fluctuate to a greater extent than that of a diversified company as a result of changes in the financial condition or in the market's assessment of the issuers, and the Series may be more susceptible to any single economic or regulatory occurrence than a diversified company.

      Strategies Involving Options, Futures, Swaps, Indexed Instruments and Foreign Exchange Transactions

      Each Series may also invest in derivative instruments that it believes may serve as substitutes for individual securities in an attempt to broadly represent a particular market, market segment or index, as the case may be. The derivative instruments in which each Series may invest include the purchase and writing of options on securities indices and the writing of covered call options on stocks or derivative instruments correlated with an index or components of the index rather than securities represented in that index. Each Series will normally invest a substantial portion of its assets in options and futures contracts correlated with an index representing a Series' particular market segment or index. Each Series may also utilize options on futures, swaps and other indexed instruments and convertible bonds. Derivatives may be employed as a proxy for a direct investment in securities underlying the relevant index. Options, futures and other derivative instruments may also be employed to gain market exposure quickly in the event of subscriptions, provide liquidity, to invest uncommitted cash balances, for bona fide hedging purposes in the case of the Index Series and non-bona fide hedging purposes in the case of the Enhanced Series and in connection with short term trading opportunities. Each Series may also use derivatives in connection with the investment strategy that seeks to profit from differences in price when the same (or similar) security, currency or commodity is traded in two or more markets.

      In addition, the International Index Series and Enhanced International Series may engage in futures contracts on foreign currencies in connection with certain foreign security transactions and as an efficient and less costly way of emphasizing or de-emphasizing investment in particular countries represented in the particular market segment or index.

      The Investment Adviser will choose among the foregoing instruments based on its judgment of how best to meet each Series' goal. In connection therewith, the Investment Adviser will assess such factors as current and anticipated securities prices, relative liquidity and price levels in the options, futures and swap markets compared to the securities markets, and a Series' cash flow and cash management needs.

      Indexed Securities

      The Series may invest in securities the potential return of which is based on an index. As an illustration, a Series may invest in a debt security that pays interest based on the current value of an interest rate index, such as the prime rate. Indexed securities involve credit risk, and certain indexed securities may involve leverage risk and liquidity risk. The Index Series will invest in indexed securities for bona fide hedging (and for non-bona fide hedging purposes in the case of the Enhanced Series). When used for anticipatory hedging purposes, indexed securities involve correlation risk.

      Options on Securities and Securities Indices

      Purchasing Put Options. Each Series may purchase put options on securities held in its portfolio or on securities or interest rate indices that are correlated with securities held in its portfolio. When a Series purchases a put option, in consideration for an upfront payment (the "option premium") the Series acquires a right to sell to another party specified securities owned by the Series at a specified price (the "exercise price") on or before a specified date (the "expiration date"), in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index declines below a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a put option limits the Series' risk of loss in the event of a decline in the market value of the portfolio holdings underlying the put option prior to the option's expiration date. If the market value of the portfolio holdings associated with the put option increases rather than decreases, however, a Series will lose the option premium and will consequently realize a lower return on the portfolio holdings than would have been realized without the purchase of the put. Purchasing a put option may involve correlation risk, and may also involve liquidity and credit risk.

      Writing Call Options. Each Series may write (i.e., sell) call options on securities held in its portfolio or securities indices the performance of which correlates with securities held in its portfolio. When a Series writes a call option, in return for an option premium, the Series gives another party the right to buy specified securities owned by the Series at the exercise price on or before the expiration date, in the case of an option on securities, or agrees to pay to another party an amount based on any gain in a specified securities index beyond a specified level on or before the expiration date, in the case of an option on a securities index. In the event the party to which a Series has written an option fails to exercise its rights under the option because the value of the underlying securities is less than the exercise price, the Series will partially offset any decline in the value of the underlying securities through the receipt of the option premium. By writing a call option, however, a Series limits its ability to sell the underlying securities, and gives up the opportunity to profit from any increase in the value of the underlying securities beyond the exercise price, while the option remains outstanding. Writing a call option may involve correlation risk.

Additional Options on Securities Indices

      Purchasing Call Options on Indices. Each Series may also purchase call options on securities indices that are correlated with the types of securities it intends to purchase. When a Series purchases a call option, in consideration for the option premium the Series acquires a right to receive from another party a payment based on the amount a specified securities index increases beyond a specified level on or before the expiration date. The purchase of a call option may protect the Series from having to identify specific securities in which to invest in a market the Series believes to be attractive, in the case of an option on an index (a bona fide hedge in the case of the Index Series and a non-bona fide hedge in the case of the Enhanced Series). In the event a Series determines not to purchase a security underlying a call option, however, the Series may lose the entire option premium. Purchasing a call option involves correlation risk, and may also involve liquidity and credit risk.

      Writing Put Options on Indices. Each Series may also write put options on securities indices. When a Series writes a put option on an index, in return for an option premium the Series agrees to pay to another party an amount based on any decline in a specified securities index below a specified level on or before the expiration date. In the event the party to which a Series has written an option fails to exercise its rights under the option because the value of the underlying securities is greater than the exercise price, the Series will profit by the amount of the option premium. By writing a put option, however, a Series will be obligated to make a cash payment reflecting any decline in the index. Accordingly, when a Series writes a put option it is exposed to a risk of loss in the event the value of the underlying securities falls below the exercise price, which loss potentially may substantially exceed the amount of option premium received by the Series for writing the put option. A Series will write a put option on a securities index to hedge against the risks of market-wide stock movements in the securities in which the Series invests. Writing a put option may involve substantial leverage risk.

      Each Series is also authorized to purchase or sell call or put options in connection with closing out call or put options it has previously purchased or sold.

      Other than with respect to closing transactions, a Series will only write call or put options that are "covered." A call or put option will be considered covered if a Series has segregated assets with respect to such option in the manner described in "Risk Factors in Derivatives" below. A call option will also be considered covered if, as required by the policies stated above, a Series owns the securities it would be required to deliver upon exercise of the option (or, in the case of an option on a securities index, securities which substantially correlate with the performance of such index) or owns a call option, warrant or convertible instrument which is immediately exercisable for, or convertible into, such security.

      Types of Options. Each Series may engage in transactions in options on securities or securities indices on exchanges and in the OTC markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties' obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options also involve greater liquidity risk. See "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives" below.

      Futures. Each Series may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts which obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price.

No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract, a Series is required to deposit collateral ("margin") equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, a Series will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk.

      The sale of a futures contract limits a Series' risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract's expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, a Series will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.

      The purchase of a futures contract may protect a Series from having to pay more for securities as a consequence of increases in the market value for such securities during a period when such Series was attempting to identify specific securities in which to invest in a market such Series believes to be attractive. In the event that such securities decline in value or an Index Series determines not to complete a bona fide hedge transaction or an Enhanced Series determines not to complete a non-bona fide hedge transaction relating to a futures contract, however, such Series may realize a loss relating to the futures position.

      Each of the Index Series and Enhanced Series will limit transactions in futures and options on futures to financial futures contracts (i.e., contracts for which the underlying asset is a securities or interest rate index) purchased or sold for anticipatory hedging purposes. Each Series will further limit transactions in futures and options on futures to the extent necessary to prevent the Series from being deemed a "commodity pool" under regulations of the Commodity Futures Trading Commission.

      Swaps. The Series are authorized to enter into equity swap agreements, which are OTC contracts in which one party agrees to make periodic payments based on the change in market value of a specified equity security, basket of equity securities or equity index in return for periodic payments based on a fixed or variable interest rate or the change in market value of a different equity security, basket of equity securities or equity index. Swap agreements may be used to obtain exposure to an equity or market without owning or taking physical custody of securities in circumstances in which direct investment is restricted by local law or is otherwise impractical.

      A Series will enter into an equity swap transaction only if, immediately following the time the Series enters into the transaction, the aggregate notional principal amount of equity swap transactions to which the Series is a party would not exceed 5% of the Series' net assets. Swap agreements entail the risk that a party will default on its payment obligations to the Series thereunder. Each Series will seek to lessen the risk to some extent by entering into a transaction only if the counterparty meets the current credit requirement for OTC option counterparties. Swap agreements also bear the risk that a Series will not be able to meet its obligations to the counterparty. Each Series, however, will deposit in a segregated account with its custodian, liquid securities or cash or cash equivalents or other assets permitted to be so segregated by the Commission in an amount equal to or greater than the market value of the liabilities under the swap agreement or the amount it would cost the Series initially to make an equivalent direct investment, plus or minus any amount the Series is obligated to pay or is to receive under the swap agreement.

      Foreign Exchange Transactions. The International Index Series and Enhanced International Series may engage in spot and forward foreign exchange transactions and currency swaps, purchase and sell listed or OTC options on currencies and purchase and sell currency futures and related options thereon (collectively, "Currency Instruments") for purposes of hedging against the decline on the value of currencies in which its portfolio holdings are denominated against the U.S. dollar. Such transactions could be effectuated with respect to hedges on non-U.S. dollar denominated securities owned by the Series, sold by the Series but not yet delivered, or committed or anticipated to be purchased by the Series. The International Index Series and Enhanced International Series are not required to engage in futures contracts, and may not do so. Forward foreign exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Spot foreign exchange transactions are similar but require current, rather than future, settlement. The International Index Series and Enhanced International Series will enter into foreign exchange transactions only for purposes of bona fide hedging (non-bona fide hedging in the case of the Enhanced International Series) either a specific transaction or a portfolio position. Such Series may enter into a forward foreign exchange transaction for purposes of hedging a specific transaction by, for example, purchasing a currency needed to settle a security transaction or selling a currency in which the Series has received or anticipates receiving a dividend or distribution.

      Risk Factors in Derivatives

      The Series may use instruments referred to as derivatives. Derivatives are financial instruments the value of which is derived from another security, a commodity (such as gold or oil) or an index (a measure of value or rates, such as the Standard & Poor's 500 Index or the prime lending rate). Derivatives allows each Series to increase or decrease the level of risk to which the Series is exposed more quickly and efficiently than transactions in other types of instruments.

      The Series intend to enter into transactions involving derivatives only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under "Additional Risk Factors of OTC Transactions." However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a derivative or a Series will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a derivative without incurring substantial losses, if at all.

      Derivatives are volatile and involve significant risks, including:

      Credit risk -- the risk that the counterparty on a derivative transaction will be unable to honor its financial obligation to the Series.

      Currency risk -- the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

      Leverage risk -- the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

      Liquidity risk -- the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.


      Index risk -- If the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, the Fund could receive lower interest payments or experience a reduction in the value of the derivative to below to what that Fund paid. Certain indexed securities, including inverse securities (which move in an opposite direction to the index), may create leverage, to the extent that they increase or decrease in value at a rate that is a multiple of the changes in the applicable index.


      Use of derivatives for anticipatory hedging purposes involves correlation risk. If the value of the derivative moves more or less than the value of the hedged instruments the Series will experience a gain or loss which will not be completely offset by movements in the value of the hedged instruments.

      Certain transactions in derivatives (such as futures transactions or sales of put options) involve substantial leverage risk and may expose a Series to potential losses which may exceed the amount originally invested by the Series. When a Series engages in such a transaction, the Series will deposit in a segregated account at its custodian liquid securities with a value at least equal to the Series' exposure, on a marked-to-market basis, to the transaction (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Series has assets available to satisfy its obligations with respect to the transaction, but will not limit the Series' exposure to loss.

      Each Series intends to enter into transactions involving derivatives only if there appears to be a liquid secondary market for such investments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives." However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a derivative or the Series will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a derivative without incurring substantial losses, if at all.

      Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives.

      Certain derivatives traded in OTC markets, including OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for a Series to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for a Series to ascertain a market value for such instruments. A Series will therefore acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Investment Adviser anticipates the Series can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer's quotation may be used.

      Because derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that a Series has unrealized gains in such instruments or has deposited collateral with its counterparty, the Series is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. A Series will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in derivatives traded in OTC markets only with financial institutions which have substantial capital or which have provided the Series with a third-party guaranty or other credit enhancement.

      Merger Transaction Risk -- A Series may buy stock of the target company in an announced merger transaction prior to the consummation of such transaction. In that circumstance, a Series would expect to receive an amount (whether in cash, stock of the acquiring company or a combination of both) in excess of the purchase price paid by the Series for the target company's stock. However, a Series is subject to the risk that the merger transaction may be canceled, delayed or restructured in which case a Series' holding of the target company's stock may not result in any profit for the Series and may lose significant value.

      Additional Limitations on the Use of Derivatives

      The Series may not use any derivative to gain exposure to an asset or class of assets that it would be prohibited by its investment restrictions from purchasing directly, except that the Enhanced Series may use derivatives relating to assets not included in the relevant index in connection with arbitrage transactions or other permitted enhancement strategies.

      Additional Information Concerning the Indices or Market Segments

      S&P 600, S&P 500 and S&P 400. "Standard & Poor's(R)," "S&P(R)," "S&P
Smallcap 600 Index(R)," "S&P 500(R)," "S&P MidCap 400 Index(R)," "Standard & Poor's Smallcap 600 Index," "Standard & Poor's 500," "Standard & Poor's MidCap 400 Index," "600," "500" and "400" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Merrill Lynch Index Funds, Inc., Mercury Index Funds, Inc. and/or the Trust. The S&P 500 Index Series, Enhanced S&P 500 Series, Enhanced Small Cap Series and Mid Cap Index Series are not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of the McGraw Hill Companies, Inc. ("Standard & Poor's" or "S&P"). Standard & Poor's makes no representation regarding the advisability of investing in the Series. Standard & Poor's makes no representation or warranty, express or implied, to the owners of shares of the Series or any member of the public regarding the advisability of investing in securities generally or in the Series particularly or the ability of the S&P 600, S&P 500 and the S&P 400 to track general stock market performance. Standard & Poor's only relationship to the Series is the licensing of certain trademarks and trade names of Standard & Poor's and of the S&P 600, S&P 500 and the S&P 400 which is determined, composed and calculated by Standard & Poor's without regard to the Series. Standard & Poor's has no obligation to take the needs of the Series or the owners of shares of the Series into consideration in determining, composing or calculating the S&P 600, S&P 500 and the S&P 400. Standard & Poor's is not responsible for and has not participated in the determination of the prices and amount of the Series or the timing of the issuance or sale of shares of the Series or in the determination or calculation of the equation by which the Series is to be converted into cash. Standard & Poor's has no obligation or liability in connection with the administration, marketing or trading of the Series.

      Standard & Poor's does not guarantee the accuracy and/or the completeness of the S&P 600, S&P 500 and the S&P 400 or any data included therein and Standard & Poor's shall have no liability for any errors, omissions, or interruptions therein. Standard & Poor's makes no warranty, express or implied, as to results to be obtained by the Series, owners of shares of the Series, or any other person or entity from the use of the S&P 600, S&P 500 and the S&P 400 or any data included therein. Standard & Poor's makes no express or implied warranties and expressly disclaims all warranties of merchantability of fitness for a particular purpose or use with respect to the S&P 600, S&P 500 and the S&P 400 or any data included therein. Without limiting any of the foregoing, in no event shall Standard & Poor's have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

      Wilshire 4500. "Wilshire 4500" is a trademark and "Wilshire" is a service mark of Wilshire Associates Incorporated ("Wilshire") and they have been licensed for use by the Investment Adviser and its affiliates. The Trust and the Series are not sponsored, endorsed, sold or promoted by Wilshire Associates Incorporated or any of its subsidiaries or affiliates, and they make no representation regarding the advisability of investing in the Trust or the Series.

      The Extended Market Index Series is not sponsored, endorsed, sold or promoted by Wilshire. Wilshire makes no representation or warranty, express or implied, to the owners of the Series or any member of the public regarding the advisability of investing in securities generally or in the Series particularly or the ability of the Wilshire 4500 Index to track general stock market performance. Wilshire's only relationship to the Trust is the licensing of certain trademarks and trade names of Wilshire and the use of the Wilshire Indices. The Wilshire 4500 Index are composed and calculated without regard to the Trust or the Series. Wilshire has no obligation to take the needs of the Series or the owners of Series into consideration in determining, composing or calculating the Wilshire 4500 Index. Wilshire does not guarantee the accuracy or the completeness of the 4500 Index or any data included therein, and Wilshire shall have no liability for any errors, omissions, or interruptions therein. Wilshire makes no warranty, express or implied, as to results to be obtained by the Series, owners of the Series, or any other person or entity from the use of the Wilshire 4500 Index or any data included therein. Wilshire makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Wilshire 4500 Index or any data included therein. Without limiting any of the foregoing, in no event shall Wilshire have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

      Russell 2000. The Small Cap Index Series is not promoted, sponsored or endorsed by, nor in any way affiliated with Frank Russell Company. Frank Russell Company is not responsible for and has not reviewed the Small Cap Index Series nor any associated literature or publications and Frank Russell Company makes no representation or warranty, express or implied, as to their accuracy, or completeness, or otherwise.

      Frank Russell Company reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000. Frank Russell Company has no obligation to take the needs of any particular Series or its participants or any other product or person into consideration in determining, composing or calculating the Index.

      Frank Russell Company's publication of the Russell 2000 in no way suggests or implies an opinion by Frank Russell Company as to the attractiveness or appropriateness of investment in any or all securities upon which the Russell 2000 is based. Frank Russell Company makes no representation, warranty, or guarantee as to the accuracy, completeness, reliability, or otherwise of the Russell 2000 or any data included in the Russell 2000. Frank Russell Company makes no representation or warranty regarding the use, or the results of use, of the Russell 2000 or any data included therein, or any security (or combination thereof) comprising the Russell 2000. Frank Russell Company makes no other express or implied warranty, and expressly disclaims any warranty, of any kind, including, without means of limitation, any warranty of merchantability or fitness for a particular purpose with respect to the Russell 2000 or any data or any security (or combination thereof) included therein.

      EAFE Index. The EAFE Index (the "EAFE Index") is the exclusive property of Morgan Stanley Capital International, Inc. ("Morgan Stanley"). The EAFE Index is a service mark of Morgan Stanley Group Inc. and has been licensed for use by the Investment Adviser and its affiliates.

      None of the Series are sponsored, endorsed, sold or promoted by Morgan Stanley. Morgan Stanley makes no representation or warranty, express or implied, to the owners of shares of any Series or any member of the public regarding the advisability of investing in securities generally or in any Series particularly or the ability of the EAFE Index to track general stock market performance. Morgan Stanley is the licensor of certain trademarks, service marks and trade names of Morgan Stanley and of the EAFE Index. Morgan Stanley has no obligation to take the needs of any Series or the owners of shares of any Series into consideration in determining, composing or calculating the EAFE Index. Morgan Stanley is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of shares of any Series to be issued or in the determination or calculation of the equation by which the shares of any Series is redeemable for cash. Morgan Stanley has no obligation or liability to owners of shares of any Series in connection with the administration, marketing or trading of any Series.

      Although Morgan Stanley shall obtain information for inclusion in or for use in the calculation of the EAFE Index from sources which Morgan Stanley considers reliable, Morgan Stanley does not guarantee the accuracy and/or the completeness of the EAFE Index or any data included therein. Morgan Stanley makes no warranty, express or implied, as to results to be obtained by licensee, licensee's customers and counterparties, owners of shares of any Series, or any other person or entity from the use of the EAFE Index or any data included therein in connection with the rights licensed hereunder or for any other use. Morgan Stanley makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the EAFE Index or any data included therein. Without limiting any of the foregoing, in no event shall Morgan Stanley have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

Investment Restrictions

      The Trust has adopted a number of fundamental and non-fundamental restrictions and policies relating to the investment of each Series' assets and activities. The fundamental policies set forth below may not be changed with respect to a Series without the approval of the holders of a majority of the Series' outstanding voting securities (which for this purpose and under the Investment Company Act means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or
(ii) more than 50% of the outstanding shares). Under the fundamental investment restrictions each Series may not:

      1. Make any investment inconsistent with the Index Series' (except for the Extended Market Index Series) and Enhanced Series' classification as a non-diversified company under the Investment Company Act; and make any investment inconsistent with the Extended Market Index Series' classification as a diversified company under the Investment Company Act.

      2. Invest more than 25% of its total assets, taken at market value, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities); provided, that in replicating the weighting of a particular industry in the Index Series' and the Enhanced Series' target index, a Series may invest more than 25% of its total assets in securities of issuers in that industry when the assets of companies included in the target index that are in the industry represent more than 25% of the total assets of all companies included in the index.

      3. Make investments for the purpose of exercising control or management.

      4. Purchase or sell real estate, except that, to the extent permitted by law, a Series may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

      5. Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers' acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that a Series may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in the Trust's Registration Statement, as it may be amended from time to time.

      6. Issue senior securities to the extent such issuance would violate applicable law.

      7. Borrow money, except that (i) a Series may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) a Series may borrow up to an additional 5% of its total assets for temporary purposes, (iii) a Series may obtain such short term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) a Series may purchase securities on margin to the extent permitted by applicable law. A Series may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Series' investment policies as set forth in its Registration Statement, as it may be amended from time to time, in connection with hedging transactions, short sales, forward commitment transactions and similar investment strategies.

      8. Underwrite securities of other issuers except insofar as a Series technically may be deemed an underwriter under the Securities Act in selling portfolio securities.

      9. Purchase or sell commodities or contracts on commodities, except to the extent that a Series may do so in accordance with applicable law and the Trust's Registration Statement, as it may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

      Under the Trust's non-fundamental restrictions, which may be changed by the Trustees without shareholder approval, a Series may not:

      (a) Purchase securities of other investment companies, except to the extent such purchases are permitted by applicable law. As a matter of policy, however, a Series will not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the "fund of funds" provisions) of the Investment Company Act, at any time the Series' shares are owned by another investment company that is part of the same group of investment companies as the Series.

      (b) Make short sales of securities or maintain a short position, except to the extent permitted by applicable law and otherwise permitted by the Trust's Registration Statement.

      (c) Invest in securities that cannot be readily resold because of legal or contractual restrictions or that cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its net assets would be invested in such securities. This restriction shall not apply to securities that mature within seven days or securities that the Trustees of the Trust have otherwise determined to be liquid pursuant to applicable law. Securities purchased in accordance with Rule 144A under the Securities Act (which are restricted securities that can be resold to qualified institutional buyers, but not to the general public) and determined to be liquid by the Trustees are not subject to the limitations set forth in this investment restriction.

      (d) Make any additional investments if the amount of its borrowings exceeds 5% of its total assets. Borrowings do not include the use of investment techniques that may be deemed to create leverage, including, but not limited to, such techniques as dollar rolls, when-issued securities, options and futures.


      (e) Change its policy of investing, under normal circumstances, at least 80% of its assets in securities or other financial instruments in, or correlated with, its target index without providing shareholders with at least 60 days' prior written notice of such change (except for the Enhanced International Series).



      If a percentage restriction on the investment use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.


      For purposes of investment restriction 2, industry means any one or more of the industry subclassifications used by one or more widely recognized market indices or ratings group indices, and/or as defined by Series management.


      The staff of the Commission has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. The Trust has, therefore, adopted an investment policy pursuant to which no Series will purchase or sell OTC options if, as a result of such transactions, the sum of the market value of OTC options currently outstanding which are held by such Series, the market value of the underlying securities covered by OTC call options currently outstanding which were sold by the Series and margin deposits on the Series' outstanding OTC options exceed 15% of the total assets of the Series, taken at market value, together with all other assets of such Series which are deemed to be illiquid or are otherwise not readily marketable. However, if an OTC option is sold by a Series to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and if a Series has the unconditional contractual right to repurchase such OTC option at a predetermined price, then the Series will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is "in-the-money" (i.e., current market value of the underlying securities minus the option's exercise price). The repurchase price with the primary dealers is typically a formula price which is generally based on a multiple of the premium received for the option, plus the amount by which the option is "in the money." This policy as to OTC options is not a fundamental policy of the Series and may be amended by the Board of Trustees without the approval of the Series' interestholders. However, the Series will not change or modify this policy prior to the change or modification by the Commission staff of its position.

      Portfolio securities of a Series generally may not be purchased from, sold or loaned to the Investment Adviser or its affiliates or any of their directors, trustees, general partners, officers or employees, acting as principal, unless pursuant to a rule or exemptive order under the Investment Company Act.



      In addition, each Series, including the Index Series (except for the Extended Market Index Series) and the Enhanced Series which are classified as a non-diversified Series under the Investment Company Act and are not subject to the diversification requirements of the Investment Company Act, is required to comply with certain requirements under the Internal Revenue Code of 1986, as amended (the "Code"). To ensure that the Series satisfy these requirements, the Declaration of Trust requires that each Series be managed in compliance with the Code requirements as though such requirements were applicable to the Series. These requirements include limiting its investments so that at the close of each quarter of the taxable year (i) not more than 25% of the market value of a Series' total assets are invested in the securities of a single issuer, or any two or more issuers which are controlled by the Series and engaged in the same, similar or related businesses, and (ii) with respect to 50% of the market value of its total assets, not more that 5% of the market value of its total assets are invested in securities of a single issuer, and the Series does not own more than 10% of the outstanding voting securities of a single issuer. The U.S. Government, its agencies and instrumentalities and other regulated investment companies are not included within the definition of "issuer" for purposes of the diversification requirements of the Code.

      Portfolio Turnover

      Although the Index Series and the Enhanced Series will use an approach to investing that is largely a passive, indexing approach, each such Series may engage in a substantial number of portfolio transactions. The rate of portfolio turnover will be a limiting factor when the Investment Adviser considers whether to purchase or sell securities for any Series only to the extent that the Investment Adviser will consider the impact of transaction costs on any Series' tracking error. Changes in the securities comprising such Series' index or market segment, as the case may be, will tend to increase that Series' portfolio turnover rate, as the Investment Adviser restructures the Series' holdings to reflect the changes in the index or market segment, as the case may be. The portfolio turnover rate is, in summary, the percentage computed by dividing the lesser of a Series' purchases or sales of securities by the average net asset value of the Series. High portfolio turnover involves correspondingly greater brokerage commissions for a Series investing in equity securities and other transaction costs which are borne directly by a Series. A high portfolio turnover rate may also result in the realization of taxable capital gains, including short-term capital gains taxable at ordinary income rates. See "Taxation of the Trust."

Item 13. Management of the Registrant

         Trustees and Officers


      The Board of Trustees consists of five individuals, four of whom are not "interested persons" of the Trust as defined in the Investment Company Act ("non-interested Trustees"). The Trustees are responsible for the overall supervision of the operations of each Series and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

      Each non-interested Trustees is a member of the Trust's Audit and Nominating Committee (the "Committee"). The principal responsibilities of the Committee are the appointment, compensation and oversight of the Trust's independent accountants, including the resolution of disagreements regarding financial reporting between Trust management and such independent accountants. The Committee's responsibilities include, without limitation, to (i) review with the independent accountants the arrangements for and scope of annual and special audits and any other services provided by the independent accountants to the Trust; (ii) discuss with the independent accountants certain matters relating to the Trust's financial statements, including any adjustment to such financial statements recommended by such independent accountants or any other results of any audit; (iii) ensure that the independent accountants submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent accountants any relationships or services disclosed in the statement that may impact the objectivity and independence of the Trust's independent accountants and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent accountants'independence; and (iv) consider the comments of the independent accountants with respect to the quality and adequacy of the Trust's accounting and financial reporting policies and practices and internal controls and Trust management's responses thereto. The Board of the Trust has adopted a written charter for the Committee. The Committee also reviews and nominates candidates to serve as non-interested Trustees. The Committee generally will not consider nominees recommended by shareholders. The Committee has retained independent legal counsel to assist it in connection with these duties. The Committee met four times during the fiscal year ended December 31, 2002.

      Biographical Information. Certain biographical and other information relating to the non-interested Trustees is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by the Investment Adviser and its affiliate, Merrill Lynch Investment Managers, L.P. ("MLIM") ("MLIM/FAM-advised funds") and other public directorships.

                                             Term of                                         Number of
                           Positions(s)    Office** and                                   MLIM/FAM-Advised
Name, Address* and           With the       Length of      Principal Occupation(s)           Funds and           Public
Age of Trustee                 Trust       Time Served     During the Past 5 Years      Portfolios Overseen   Directorships
---------------------      ------------    ------------    ------------------------     -------------------   -------------
Donald W. Burton (59)        Trustee       Trustee since    General Partner of The       22 registered         ITC DeltaCom, Inc.
                                           2002             Burton Partnership,          investment            (telecommunications);
                                                            Limited Partnership (an      companies             ITC Holding Company,
                                                            investment partnership)      consisting of         Inc.
                                                            since 1979; Managing         35 portfolios         (telecommunications);
                                                            General Partner of The                             Knology, Inc.
                                                            South Atlantic Venture                             (telecommunications);
                                                            Funds since 1983; Member                           MainBancorp, N.A.
                                                            of the Investment                                  (bank holding
                                                            Advisory Committee of                              company); PriCare,
                                                            the Florida State Board                            Inc. (health care);
                                                            of Administration since                            Sumbion, Inc.
                                                            2001.                                              (health care).

M. Colyer Crum (70)          Trustee       Trustee since    James R. Williston           23 registered         Cambridge
                                           2000             Professor of Investment      investment            Bancorp
                                                            Management Emeritus,         companies
                                                            Harvard Business School      consisting of
                                                            since 1996, James R.         36 portfolios
                                                            Williston Professor of
                                                            Investment Management,
                                                            Harvard Business School
                                                            from 1971 to 1996;
                                                            Director of Cambridge
                                                            Bancorp.

Laurie Simon Hodrick (40)    Trustee       Trustee since    Professor of Finance and     22 registered         None
                                           2000             Economics, Graduate School   investment
                                                            of Business, Columbia        companies
                                                            University since 1998;       consisting of
                                                            Associate Professor of       35 portfolios
                                                            Finance and Economics,
                                                            Graduate School of
                                                            Business, Columbia
                                                            University from 1996 to
                                                            1998.

Fred G. Weiss (61)           Trustee       Trustee since    Managing Director of FGW     22 registered         Watson
                                           2000             Associates since 1997;       investment            Pharmaceutical,
                                                            Vice President, Planning,    companies             Inc.
                                                            Investment and Development   consisting of         (pharmaceutical
                                                            of Warner Lambert Co. from   35 portfolios         company)
                                                            1979 to 1997; Director of
                                                            Watson Pharmaceutical,
                                                            Inc. (a pharmaceutical
                                                            company) since 2000;
                                                            Director of Michael J. Fox
                                                            Foundation for Parkinson's
                                                            Research; Director of BTG
                                                            International PLC (a
                                                            global technology
                                                            commercialisation company)
                                                            since 2001.

----------
* The address of each non-interested Trustee is P.O. Box 9095, Princeton, New Jersey 08543-9095.

** Each Trustee serves until his or her successor is elected and qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation, or removal as provided in the Trust's by-laws, charter or by statute.

      Certain biographical and other information relating to the Trustee who is an officer and an "interested person" of the Trust as defined in the Investment Company Act (the "interested Trustee") and to the other officers of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in MLIM/FAM-advised funds and public directorships held:

                                            Term of                                           Number of
                          Positions(s)    Office*** and                                    MLIM/FAM-Advised
                            With the        Length of      Principal Occupation(s)             Funds and            Public
Name, Address* and Age        Trust        Time Served     During the Past 5 Years        Portfolios Overseen    Directorships
----------------------    ------------    --------------   -----------------------        -------------------    -------------
Terry K. Glenn** (62)     President and    President       President and Chairman         117 registered         None
                          Trustee          and             of the MLIM/FAM-advised        investment
                                           Trustee****     funds since 1999;              companies
                                           since           Chairman (Americas Region)     consisting of
                                           1996            of MLIM from 2000 to  2002;    161 portfolios
                                                           Executive Vice President
                                                           of FAM and MLIM (which terms
                                                           as used herein include their
                                                           corporate predecessors)
                                                           from 1983 to 2002; President
                                                           of FAM Distributors, Inc.
                                                           (the "Placement Agent" or
                                                           "FAMD") from 1986 to 2002
                                                           and Director thereof from
                                                           1991 to 2002; Executive Vice
                                                           President and Director of
                                                           Princeton Services, Inc.
                                                           ("Princeton Services")
                                                           from 1993 to 2002; President
                                                           of Princeton Administrators,
                                                           L.P. from 1988 to 2002;
                                                           Director of Financial Data
                                                           Services, Inc. ("FDS" or
                                                           the "Transfer Agent")
                                                           from 1985 to 2002.

                                               Term of                                       Number of
                           Positions(s)     Office*** and                                 MLIM/FAM-Advised
                             With the         Length of      Principal Occupation(s)           Funds and            Public
Name, Address* and Age         Trust         Time Served     During the Past 5 Years      Portfolios Overseen    Directorships
----------------------     ------------     -------------    -----------------------      -------------------    -------------
Robert C. Doll, Jr. (48)   Senior Vice      Senior Vice      President of FAM and MLIM    45 registered            None
                           President        President        since October 2001;          investment
                                            since 2000       Director of Princeton        companies
                                                             Services since 2001;         consisting of
                                                             Co-Head (Americas Region     69 portfolios
                                                             of MLIM from 2000 to 2001
                                                             and Senior Vice President
                                                             thereof from 1999 to
                                                             2001; Chief Investment
                                                             Officer of
                                                             OppenheimerFunds, Inc. in
                                                             1999 and Executive Vice
                                                             President thereof from
                                                             1991 to 1999.

Jeffrey B. Hewson (51)     Vice President   Vice President   Director (Global Fixed       3 registered            None
                                            since 2000       Income) of FAM and certain   investment
                                                             of its affiliates since      companies
                                                             1998; Vice President of      consisting of
                                                             FAM and certain of its       1 portfolio
                                                             affiliates from 1989 to
                                                             1998; Portfolio Manager
                                                             FAM and certain of its
                                                             affiliates since 1985.

Philip Green (38)          Vice             Vice             Senior Vice President        1 registered             None
                           President        President        of MLIM since 1999;          investment
                                            since 1999       Managing Director and        company
                                                             Portfolio Manager of         consisting of
                                                             Global Institutional         3 portfolios
                                                             Services at Bankers Trust
                                                             from 1997 to 1999; Vice
                                                             President of Quantitative
                                                             Equities at Bankers Trust
                                                             in 1996; Vice President
                                                             of Asset Allocations
                                                             Strategies at Bankers
                                                             Trust from 1994 to 1996;
                                                             Vice President of Foreign
                                                             Exchange and Currency
                                                             Overlay Strategies at
                                                             Bankers Trust from 1988
                                                             to 1999; Assistant
                                                             Treasurer of Asset
                                                             Management Group at
                                                             Bankers Trust from 1985
                                                             to 1998.

Richard Vella (46)         Vice President   Vice President   Managing Director and Head   4 registered             None
                                            since 1999       of Global Index and          investment
                                                             Enhanced Index products      companies
                                                             for Merrill Lynch            consisting of
                                                             Quantitative Advisors        10 portfolios
                                                             since 1999; Managing
                                                             Director and Head of the
                                                             Global Index and Enhanced
                                                             Index business at Bankers
                                                             Trust from 1984 to 1999.

Frank Viola (38)           Vice President   Vice President   Managing Director of MLIM    6 registered             None
                                            since 2002       and head of the Global       investment
                                                             Fixed Income Structured      companies
                                                             Asset Team since 2002.       consisting of
                                                             Director (Global Fixed       4 portfolios
                                                             Income) of MLIM from 2000
                                                             to 2001 and Vice President
                                                             from 1996 to 2000.

Donald C. Burke (42)       Vice President   Vice President   First Vice President of      116 registered           None
                           and Treasurer    and Treasurer    FAM and MLIM since 1997      investment
                                            since 1999       and Treasurer thereof        companies
                                                             since 1999; Senior Vice      consisting of
                                                             President and Treasurer      160 portfolios
                                                             of Princeton Services
                                                             since 1999; Vice
                                                             President of FAMD since
                                                             1999; Vice President of
                                                             FAM and certain of its
                                                             affiliates from 1990 to
                                                             1997; Director of
                                                             Taxation of FAM and
                                                             certain of its affiliates
                                                             since 1990.

Brian D. Stewart (33)      Secretary        Secretary        Vice President of MLIM       37 registered           None
                                            since 2003       since 2002; Attorney with    investment
                                                             Reed Smith from 2001         companies
                                                             to 2002, and with Saul       consisting of
                                                             Ewing from 1999 to 2001.     51 portfolios

----------
   *  The address of officer is P.O. Box 9011, Princeton, New Jersey 08543-9011.

  ** Mr. Glenn is an "interested person," as defined in the Investment Company Act, of the Trust based on his former positions with MLIM, FAM, FAMD, Princeton Services and Princeton Administrators, L.P.

 ***  Elected by and serves at the pleasure of the Board of Trustees.

**** As a Trustee, Mr. Glenn serves until his successor is elected and qualified, until December 31 of the year in which he turns 72, or until earlier of his death, resignation, or removal as provided in the Trust's by-laws, charter or by statute.

      Share Ownership. Information relating to each Trustee's share ownership in the Trust and in all registered funds in the Merrill Lynch family of funds that are overseen by the respective Trustee ("Supervised Merrill Lynch Funds") as of December 31, 2002 is set forth in the chart below.

                                                           Aggregate Dollar
                                     Aggregate Dollar     Range of Securities
                                     Range of Equity     in Supervised Merrill
Name                                  in the Trust*          Lynch Funds
----                                 ----------------   ---------------------
Interested Trustee:
    Terry K. Glenn ..............          N/A              over $100,000
Non-Interested Trustee:
    Donald W. Burton.............          N/A              over $100,000
    M. Colyer Crum ..............          N/A              over $100,000
    Laurie Simon Hodrick ........          N/A              over $100,000
    Fred G. Weiss ...............          N/A              over $100,000

----------
*     The Trust does not offer its interests for sale to the public.

      As of April 11, 2003, the officers and Trustees of the Trust as a group owned an aggregate of less than 1% of the outstanding shares of any Series. As of December 31, 2002, none of the non-interested Trustees of the Trust or their immediate family members owned beneficially or of record any securities in Merrill Lynch & Co., Inc. ("ML & Co.").


Compensation of Trustees


      The Trust pays each non-interested Trustee for services to all Series a combined fee of $10,000 per year plus $1,000 per in person Board meeting attended and $1,000 per in person Committee meeting attended. The Chairman of the Committee is paid an additional annual fee of $2,000. The Trust reimburses each non-interested Trustee for his or her out-of-pocket expenses relating to attendance at Board and Committee meetings.

      The following table shows the aggregate compensation earned by the non-interested Trustees and the aggregate compensation paid to them by all MLIM/FAM-advised funds for the calendar year ended December 31, 2002.

                                                                     Aggregate
                                                                   Compensation
                                                   Pension or         From the
                                                   Retirement          Trust
                                                Benefits Accrued     MLIM/FAM-
                                   Aggregate       as Part of         Advised
                                  Compensation        Trust        Funds Paid to
Name                               from Trust       Expenses         Trustees*
----                              ------------  -----------------  -------------
Donald W. Burton(1)                  $14,500          None           $189,042
M. Colyer Crum(2)                    $22,000          None           $226,583
Laurie Simon Hodrick                 $20,000          None           $208,917
Stephen B. Swensrud(3)               $12,000          None           $309,564
J. Thomas Touchton(4)                $13,333          None           $139,375
Fred G. Weiss                        $20,000          None           $208,917

---------------
* For the number of MLIM/FAM-advised funds from which each Trustee received compensation, see the table on p.33.

(1) Mr. Burton was elected as a Trustee of the Trust and a Director/Trustee of certain other MLIM/FAM-Advised Funds on April 1, 2002.

(2)   Chairman of the committee.

(3)   Mr. Swensrud retired as a Trustee effective March 15, 2002.

(4)   Mr. Touchton retired as a Trustee effective January 1, 2003.


      Code of Ethics


      The Board of Trustees of the Trust, the Directors of each Feeder Fund, the Investment Adviser and the Placement Agent have approved a Code of Ethics under Rule 17j-1 of the Investment Company Act that covers the Series and the Series' Investment Adviser and FAMD (the "Code of Ethics"). The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Series.

Item 14. Control Persons and Principal Holders of Securities.


The following table sets forth control persons and principal holders of beneficial interests of the Series as of April 11, 2003.


-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
                                Name and Address of            Percentage of Ownership   Percentage of Ownership   Type of Ownership
Name of Series                  Principal Holder/Control       of the Series(1)          of the Trust              (Of Record/
                                Person                                                                             Beneficial)
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
S&P 500 Index Series            Merrill Lynch S&P 500 Index
                                Fund of Merrill Lynch Index
                                Funds, Inc. ("MLIF"), P.O.
                                Box 9011, Princeton, New
                                Jersey 08543-9011               91.87%(2)                40.22%                    Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
Small Cap Index Series          Merrill Lynch Small Cap
                                Index Fund of MLIF, P.O.
                                Box 9011, Princeton, New
                                Jersey 08543-9011               35.38%(2)                1.45%                     Beneficial

                                Merrill Lynch Trust
                                Company on behalf of
                                Merrill Lynch Small Cap
                                Index Trust, P.O. Box 9011,
                                Princeton, New Jersey
                                08543-9011                      51.86%(2)                2.13%                     Beneficial

                                Merrill Lynch Small Cap
                                Index Series AMR
                                Private Label RIC
                                4151 Amoncarter Blvd.
                                Merrrill Drop 2450
                                Fort Worth, Texas 76155          6.35%                    .26%                     Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
Aggregate                       Merrill Lynch Aggregate Bond
Bond Index Series               Index Fund of  MLIF, P.O.
                                Box 9011, Princeton, New
                                Jersey 08543-9011               59.24%(2)               10.48%                    Beneficial

                                Merrill Lynch Trust
                                Company on behalf of
                                Merrill Lynch Aggregate
                                Bond Index Series of
                                Merrill Lynch Index Trust,
                                P.O. Box 9011,
                                Princeton, New Jersey
                                08543-9011                      27.97%                   4.95%                     Beneficial

                                Aggregate Bond
                                Index Series of Merrill
                                Lynch Quantitative Investors,
                                LLC
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011            7.18%                   1.27%                     Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
International                   Merrill Lynch International
Index Series                    Index Fund of MLIF, P.O.
                                Box 9011,
                                Princeton, New Jersey
                                08543-9011                      49.85%(2)                1.92%                     Beneficial

                                Merrill Lynch Trust
                                Company on behalf of
                                Merrill Lynch International
                                Index Series of Merrill Lynch
                                Index Trust,
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011           36.08%                   1.39%                     Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
Enhanced S&P 500 Series         Merrill Lynch Trust
                                Company on behalf of
                                Enhanced S&P 500 Trust
                                of Merrill Lynch QA
                                Collective Trust Series,
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011           62.90%                   2.28%                     Beneficial

                                Enhanced S&P 500 Series of
                                Merrill Lynch Quantitative
                                Investors, LLC,
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011           25.40%                   0.92%                     Beneficial

                                Enhanced S&P 500 Series of
                                Merrill Lynch Quantitative
                                Partners, L.P.
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011           11.70%                    .42%                     Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
Enhanced International Series   Merrill Lynch Trust
                                Company on behalf of
                                Merrill Lynch Enhanced
                                International Index Trust,
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011           93.63%(2)                19.41%                    Beneficial

                                Merrill Lynch Trust
                                Company on behalf of
                                Enhanced International Trust
                                of Merrill Lynch QA
                                Collective Trust Series,
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011            6.37%                    1.32%                     Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------


-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
                                Name and Address of            Percentage of Ownership   Percentage of Ownership   Type of Ownership
Name of Series                  Principal Holder/Control       of the Series(1)          of the Trust              (Of Record/
                                Person                                                                             Beneficial)
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
Mid Cap Index Series            Merrill Lynch Trust
                                Company on behalf of
                                Mid Cap Index Trust of
                                Merrill Lynch QA Collective
                                Trust Series,
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011           80.36%                   1.06%                     Beneficial

                                Merrill Lynch Strategy
                                All-Equity Fund of
                                Merrill Lynch Strategy
                                Series, Inc.
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011            7.40%                   0.10%                     Beneficial

                                Merrill Lynch Strategy
                                Long-Term Growth Fund of
                                Merrill Lynch Strategy
                                Series, Inc.
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011            7.75%                   0.10%                     Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------

Extended Market Index Series    Merrill Lynch Trust
                                Company on behalf of
                                Extended Market Index Trust
                                of Merrill Lynch QA
                                Collective Trust Series
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011           64.76%                   1.48%                     Beneficial

                                Extended Market Index Series
                                USAA Private Label RIC
                                9800 Fredericksburg Road,
                                BKB O4N
                                San Antonio, Texas 78288        30.81%                    .71%                     Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------

Enhanced Small Cap Series       Merrill Lynch Trust
                                Company on behalf of
                                Enhanced Small Cap
                                Trust of QA Collective
                                Trust Series
                                P.O. Box 9011
                                Princeton, New Jersey
                                08543-9011                    100.00%                    2.60%                     Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------


----------
1 Reflects either direct ownership of the Series, or indirect ownership through one of a Series' beneficial owners.

2     Ownership of beneficial interests of the Series is direct.

      Except as set forth in the table above, no entity or individual owns between 5% and 25% of the outstanding beneficial interests of any Series.


      The jurisdiction of organizations listed above that are deemed "control persons" of a Series is as set forth below:

Entity                                                         Jurisdiction
------                                                         ------------
MLIF                                                           Maryland
Merrill Lynch Trust Company                                    New Jersey
Merrill Lynch Quantitative Investors, LLC                      Delaware
USAA Private Label RIC                                         Maryland


      All holders of beneficial interests ("Holders") are entitled to vote in proportion to the amount of their interest in a Series or in the Trust, as the case may be. There is no cumulative voting. Accordingly, the Holder or Holders of more than 50% of the aggregate beneficial interests of the Trust would be able to elect all the Trustees. With respect to the election of Trustees and ratification of accountants, the shareholders of separate Series vote together; they generally vote separately by Series on other matters.

Item 15.  Investment Advisory and Other Services.


      The Trust has entered into an investment advisory agreement with the Investment Adviser (the "Investment Advisory Agreement"). The Investment Adviser provides the Trust with investment advisory and management services. Subject to the supervision of the Board of Trustees, the Investment Adviser is responsible for the actual management of each Series' portfolio and reviews the Series' holdings in light of its own research analysis and that from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with the Investment Adviser. The Investment Adviser performs certain of the other administrative services and provides all the office space, facilities, equipment and necessary personnel for management of the Series.

      As discussed in Part A, the Investment Adviser receives for its services to the Series monthly compensation at the annual rates of the average daily net assets of each Series as set forth below.


                                                                                 Fee Rate for the
                                                                                  Period Ended
                                                                                December 31, 2002
                                                       Actual    Contractual   (reflects voluntary
                                                       Current      Fee           waiver where
Name of Series                                        Fee Rate     Rate(3)         applicable)
--------------                                     ------------  -----------   -------------------
Master S&P 500 Index Series(1).....................     0.005%       0.05%            0.005%
Master Small Cap Index Series(1)...................     0.01%        0.08%            0.01%
Master Aggregate Bond Index Series(1)..............     0.01%        0.06%            0.01%
Master International Index Series .................     0.01%        0.01%            0.01%
Master Enhanced S&P 500 Series ....................     0.01%        0.01%            0.01%
Master Enhanced Small Cap Series* .................     0.01%        0.01%            0.01%
Master Enhanced International Series ..............     0.01%        0.01%            0.01%
Master Mid Cap Index Series .......................     0.01%        0.01%            0.01%
Master Extended Market Index Series(2) ............     0.00%        0.01%            0.00%


----------


(1) The Investment Adviser has entered into a contract with the Trust on behalf of certain Series and the corresponding Feeder Funds that provides that the management fee for each such Series when combined with the administrative fee of each such corresponding Feeder Fund will not exceed specified amounts. Absent these contractual arrangements, the Investment Adviser of Master S&P 500 Index Series, Master Small Cap Index Series and Master Aggregate Bond Index Series would receive management fees as a percentage of daily net assets of each such Series as set forth in the "Contractual Fee Rate" column.

(2) The Investment Adviser has entered into a contractual arrangement with Master Extended Market Index Series that provides that it will waive its advisory fee and/or reimburse expenses so that expenses do not exceed certain levels. Absent such an agreement, the Investment Adviser would receive a management fee as a percentage of daily net assets of the Series as set forth in the "contractual Fee Rate" column.

(3)   Excluding fee waivers.

*     Commenced operations on December 10, 2002.

      The tables below set forth information about the total investment advisory fees paid by each Series to the Investment Adviser, and any amount voluntarily waived by the Investment Adviser.

                                                            Aggregate      Enhanced       Mid Cap
                          S&P 500 Index      Small Cap     Bond Index    International     Index     International
Period Ending                Series        Index Series      Series         Series        Series     Index Series
-------------             -------------    ------------    ----------    -------------    -------    -------------
December 31, 2000
Contractual Amount           $89,483          $15,024       $28,804        $61,312         $  744       $ 1,201

Amount waived
(if applicable)........      $     0          $15,024       $     0        $61,312         $  744       $ 1,201

December 31, 2001
Contractual Amount           $91,454          $19,227       $41,577        $50,469         $1,351       $ 3,694

Amount waived
(if applicable)........      $     0          $     0       $     0        $     0         $    0       $ 3,694

December 31, 2002
Contractual Amount ....      $93,240          $19,128       $52,943        $65,457         $2,089       $19,219

Amount waived
(if applicable)........      $     0          $     0       $     0        $     0         $    0       $     0



                              Enhanced          Extended          Enhanced
                               S&P 500           Market           Small Cap
Period Ending                  Series         Index Series         Series
-------------                 --------        ------------        ---------
December 31, 2000
Contractual Amount.....       $1,481*            $357**              N/A

Amount waived
(if applicable)........       $1,481*            $357**              N/A

December 31, 2001
Contractual Amount            $6,166             $4,976              N/A

Amount waived
(if applicable)........         $0                 $0                N/A

December 31, 2002
Contractual Amount.....       $8,243             $9,830             $690***

Amount waived
(if applicable)........         $0               $9,830              $0***


---------------
*     Period is from commencement of operations (September 1, 2000).

**    Period is from commencement of operations (October 30, 2000).


***   Period is from commencement of operations (December 10, 2002).

      Payment of Series Expenses. The Investment Advisory Agreement obligates the Investment Adviser to provide investment advisory services and to pay all compensation of and furnish office space for officers and employees of the Trust connected with investment and economic research, trading and investment management of the Trust, as well as the fees of all Trustees who are affiliated persons of the Investment Adviser or any of its affiliates. The Trust pays, or causes to be paid, all other expenses incurred in the operation of the Trust and the Series (except to the extent paid by the Placement Agent), including, among other things, taxes, expenses for legal and auditing services, costs of printing proxies, stock certificates (if any), shareholder reports, copies of the Registration Statements, charges of the custodian and sub-custodian and Transfer Agent, expenses of portfolio transactions, expenses of redemption of shares, Commission fees, expenses of registering the shares under federal, state or foreign laws, fees and out-of-pocket expenses of non-affiliated Trustees, accounting and pricing costs (including the daily calculation of net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Trust or a Series. Certain accounting services are provided for the Trust by State Street Bank and Trust Company ("State Street") pursuant to an agreement between State Street and the Trust. The Trust pays a fee for these services. In addition, the Trust reimburses the Investment Adviser for certain other accounting services. The Placement Agent will pay certain of the expenses of the Trust incurred in connection with the offering of its shares of beneficial interest of each of the Series.

      Organization of the Investment Adviser. Fund Asset Management L.P., (previously defined as the "Investment Adviser" or "FAM") has an address at P.O. Box 9011, Princeton, New Jersey 08543-9011. The Investment Adviser is a limited partnership, the partners of which are ML & Co., a financial services holding company and the parent of Merrill Lynch, and Princeton Services. ML & Co. and Princeton Services are "controlling persons" of the Investment Adviser as defined under the Investment Company Act because of their ownership of its voting securities or their power to exercise a controlling influence over its management or policies.


      Duration and Termination. Unless earlier terminated as described below, the Investment Advisory Agreement will remain in effect from year to year with respect to each Series if approved annually (a) by the Board of Trustees or with respect to any Series, by the vote of a majority of the outstanding voting securities of such Series and (b) by a majority of those Trustees who are not parties to the Investment Advisory Agreement or interested persons (as defined in the Investment Company Act) of any such party cast in person at a meeting called for the purpose of voting on such approval. Such contract is not assignable and will automatically terminate in the event of its assignment. In addition, such contract may be terminated without penalty on 60 days' written notice at the option of either party thereto or by the vote of the majority of the outstanding voting securities of such Series.

      In connection with its consideration of the Investment Advisory Agreement, the Board of Trustees of the Trust reviewed information derived from a number of sources and covering a range of issues. The Board considered the services provided to the Trust by the Investment Adviser under the Investment Advisory Agreement, as well as other services provided by the Investment Adviser and its affiliates under other agreements, and the personnel who provide these services. In addition to investment advisory services, the Investment Adviser and its affiliates provide administrative services, shareholders services, oversight of fund accounting, marketing services, assistance in meeting legal and regulatory requirements, and other services necessary for the operation of the Trust. The Board also considered the Investment Adviser 's costs of providing services, and the direct and indirect benefits to the Investment Adviser from its relationship with the Trust. The benefits considered by the Board included not only the Investment Adviser 's compensation for investment advisory services under the Investment Advisory Agreement, but also the Trust's profitability to the Investment Adviser and the compensation paid to the Investment Adviser or its affiliates for other non-advisory services provided to the Trust. The Trustees also considered the Investment Adviser 's access to research services from brokers to which the Investment Adviser may have allocated Trust brokerage in a "soft dollar" arrangement. In connection with its consideration of the Investment Advisory Agreement, the Board also compared the Trust's advisory fee rate, expense ratios and historical performance to those of comparable funds. Based, in part, on this comparison, and taking into account the various services provided to the Trust by the Investment Adviser and its affiliates as well as the nature of the Trust's passive investment strategies, the Board concluded that the investment advisory fee rate was reasonable. The Board considered whether there should be changes in the advisory fee rate or structure in order to enable the Trust to participate in any economies of scale that the Investment Adviser may experience as result of growth in the Trust's assets.

      Based on the information reviewed and the discussions, the Board of Trustees of the Trust, including a majority of the non-interested Trustees, concluded that the investment advisory fee rate was reasonable in relation to the services provided. The non-interested Trustees were represented by independent counsel who assisted the non-interested Trustees in their deliberations.


      Independent Auditors.


      Deloitte & Touche LLP, 750 College Road East, Princeton, New Jersey 08540 has been selected as the independent auditors of the Trust. The independent auditors are responsible for auditing the annual financial statements of the Series.


      Custodian.


      Merrill Lynch Trust Company, 800 Scudders Mill Road, Plainsboro, New Jersey 08536, acts as the custodian of the assets of the S&P 500 Index Series, Small Cap Index Series and Aggregate Bond Index Series. JP Morgan Chase Bank, 4 Chase MetroTech, 18th floor, Brooklyn, New York 11245, acts as the custodian of the assets of the Mid Cap Index Series, Extended Market Index Series, International Index Series and Enhanced Series. Under the contracts with the Trust, the JP Morgan Chase Bank is authorized to establish separate accounts in foreign currencies and to cause foreign securities owned by the Series to be held in their respective offices outside the United States and with certain foreign banks and securities depositors. Each Custodian is responsible for safeguarding and controlling the Series' cash and securities, handling the receipt and delivery of securities and collecting interests and dividends on the Series' investments.


      Transfer Agent.

      Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484, which is a wholly-owned subsidiary of ML & Co., acts as the Transfer Agent for the Index Series. The Transfer Agent is responsible for the issuance, transfer and redemption of interests and the opening, maintenance and servicing of interestholder accounts.

      Legal Counsel.

      Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, is counsel for the Trust.

      Accounting Services.


      The Trust has entered into an agreement with State Street, pursuant to which State Street provides certain accounting services to the Series. The Series pays a fee for these services. Prior to January 1, 2001, the Investment Adviser provided accounting services to the Series and was reimbursed by the Series at its cost in connection with such services. The Investment Adviser continues to provide certain accounting services to each Series and each Series reimburses the Investment Adviser for these services.

      The table below shows the amounts paid by each Series to State Street and to the Investment Adviser for accounting services for the periods indicated.

                                      Fiscal year ended        Fiscal year ended        Fiscal year ended
                                      December 31, 2002        December 31, 2001        December 31, 2000
                                      -----------------        -----------------        -----------------
S&P 500 Index Series
  Paid to State Street*                   $317,347                 $326,238                 $    N/A
  Paid to the Investment Adviser          $ 41,620                 $147,644                 $772,542

Small Cap Index Series
  Paid to State Street*                   $ 32,727                 $ 34,658                 $    N/A
  Paid to the Investment Adviser          $  4,759                 $ 20,356                 $ 60,596

Aggregate Bond Index Series
  Paid to State Street*                   $102,910                 $226,103                 $    N/A
  Paid to the Investment Adviser          $ 13,588                 $ 32,135                 $146,598

International Index Series
  Paid to State Street*                   $ 33,295                 $  5,795                 $    N/A
  Paid to the Investment Adviser          $  3,694                 $    953                 $ 28,144

Enhanced S&P 500 Series
  Paid to State Street*                   $ 14,438                 $  7,089                 $    N/A
  Paid to the Investment Adviser          $  1,644                 $  1,351                 $ 25,461**

Enhanced International Series
  Paid to State Street*                   $110,385                 $ 44,199                 $    N/A
  Paid to the Investment Adviser          $ 14,180                 $  8,490                 $188,552

Mid Cap Index Series
  Paid to State Street*                   $  3,536                 $  2,352                 $    N/A
  Paid to the Investment Adviser          $    422                 $    253                 $ 27,094

Extended Market Index Series
  Paid to State Street*                   $ 16,818                 $  8,550                 $    N/A
  Paid to the Investment Adviser          $  1,962                 $  1,105                 $  6,948***

Enhanced Small Cap Series
  Paid to State Street                    $  2,250****                  N/A                      N/A
  Paid to the Investment Adviser          $    275****                  N/A                      N/A


----------
* Represents payments pursuant to the agreement with State Street commencing January 1, 2001

**    Period is from commencement of operations (September 1, 2000)


***   Period is from commencement of operations (October 30, 2000)

****  Period is from commencement of operations (December 10, 2002)


Item 16.   Brokerage Allocation and Other Practices.

      Subject to policies established by the Board of Trustees, the Investment Adviser is primarily responsible for the execution of the Series' portfolio transactions and the allocation of brokerage. The Investment Adviser does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results for the Series, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm's risk in positioning a block of securities. While the Investment Adviser generally seeks reasonably competitive commission rates, the Series do not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Investment Adviser may select a broker based upon brokerage or research services provided to the Investment Adviser and its clients, including the Trust. The Investment Adviser may pay a higher commission than otherwise obtainable from other brokers in return for such services only if a good faith determination is made that the commission is reasonable in relation to the services provided.


      Section 28(e) ("Section 28(e)") of the Securities Exchange Act of 1934 (the "Exchange Act") permits an investment adviser, such as the Investment Adviser, under certain circumstances, to cause an account to pay a broker or dealer a commission for effecting a transaction in excess of the amount of commission another broker or dealer would have charged for effecting the transaction in recognition of the value of brokerage and research services provided by the broker or dealer. This includes commissions paid on riskless principal transactions under certain conditions. Brokerage and research services include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental to securities transactions (such as clearance, settlement, and custody). The Investment Adviser believes that access to independent investment research is beneficial to its investment decision-making processes and, therefore, to the Trust.


     To the extent research services may be a factor in selecting brokers, such services may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic, or institutional areas and information which assists in the valuation of investments. Examples of research-oriented services for which the Investment Adviser might utilize Series commissions include research reports and other information on the economy, industries, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance and other analyses. Except as noted immediately below, research services furnished by brokers may be used in servicing all client accounts and not all services may be used in connection with the account that paid commissions to the broker providing such services. In some cases, research information received from brokers by mutual fund management personnel or personnel principally responsible for the Investment Adviser's individually managed portfolios is not necessarily shared by and between such personnel. Any investment advisory or other fees paid by the Trust to the Investment Adviser are not reduced as a result of the Investment Adviser's receipt of research services.

     In some cases the Investment Adviser may receive a service from a broker that has both a "research" and a "non-research" use. When this occurs, the Investment Adviser makes a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the Investment Adviser will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the Investment Adviser faces a potential conflict of interest, but the Investment Adviser believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.

     From time to time, a Series may purchase new issues of securities for clients in a fixed price offering. In these situations, the seller may be a member of the selling group that will, in addition to selling securities, provide the Investment Adviser with research services. The NASD has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the seller will provide research "credits" in these situations at a rate that is higher than that which is available for typical secondary market transactions. These arrangements may not fall within the safe harbor of Section 28(e).

     In addition, consistent with the Conduct Rules of the NASD and policies established by the Board of Trustees and subject to best execution, the Investment Adviser may consider sales of shares of a Series as a factor in the selection of brokers or dealers to execute portfolio transactions for the Series; however, whether or not a particular broker or dealer sells shares of the Series neither qualifies nor disqualifies such broker or dealer to execute transactions for the Series.

      Each Series anticipates that its brokerage transactions involving securities of issuers domiciled in countries other than the United States generally will be conducted primarily on the principal stock exchanges of such countries. Brokerage commissions and other transaction costs on foreign stock exchange transactions generally are higher than in the United States, although the Series will endeavor to achieve the best net results in effecting its portfolio transactions. There generally is less government supervision and regulation of foreign stock exchanges and brokers than in the United States.

      Foreign equity securities may be held by a Series in the form of American Depository Receipts ("ADRs"), European Depository Receipts ("EDRs") and Global Depository Receipts ("GDRs") or other securities convertible into foreign equity securities. ADRs, EDRs and GDRs may be listed on stock exchanges, or traded in over-the-counter markets in the United States or Europe, as the case may be. ADRs, like other securities traded in the United States, will be subject to negotiated commission rates.

      A Series' ability and decisions to purchase or sell portfolio securities of foreign issuers may be affected by laws or regulations relating to the convertibility and repatriation of assets. Because the shares of a Series are redeemable on a daily basis in U.S. dollars, the Series intends to manage its portfolio so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. Under present conditions, it is not believed that these considerations will have any significant effect on its portfolio strategy.


      Information about the brokerage commissions paid by the Trust, including commissions paid to Merrill Lynch, is set forth in the following table.

                                                 Aggregate                                                     Extended    Enhanced
                          S&P 500      Small       Bond        Enhanced     Mid Cap                  Enhanced    Market     Small
                           Index      Cap Index   Index     International   Index     International  S&P 500     Index       Cap
                           Series      Series     Series        Series      Series    Index Series    Series     Series     Series
                         ----------  ----------  ---------  -------------  --------   -------------  --------  ---------   --------
For the fiscal
  year ended
  December 31, 2000*      $ 71,466    $ 47,880    $     0     $926,981     $ 8,575      $11,665     $ 36,112#   $41,621##     N/A
For the fiscal
  year ended
  December 31, 2001**     $ 90,754    $100,123    $     0     $556,280     $ 8,066      $72,458     $ 83,682    $71,064       N/A
For the fiscal
  year ended
  December 31, 2002***    $165,899    $ 60,384    $10,857     $736,929     $17,176      $39,313     $138,033    $26,712    $7,080###

-------------
* The Master Small Cap Index Series and the Master Enhanced International Series paid $51 and $6,775, respectively, in brokerage commissions to Merrill Lynch.

** The Master Enhanced International Series, the Master Enhanced S&P 500 Series and the Master Extended Market Index Series paid $5,240, $274 and $331, respectively, in brokerage commissions to Merrill Lynch. Each of Master S&P 500 Index Series, Master Small Cap Index Series, Master Aggregate Bond Index Series, Master Mid Cap Index Series and Master International Index Series paid no brokerage commissions to Merrill Lynch.

*** The S&P 500 Index Series, the Small Cap Index Series, the International Index Series, the Enhanced S&P 500 Series and the Extended Market Index Series paid $862, $12, $51, $1,697 and $1,721, respectively, in brokerage commissions to Merrill Lynch. Each of Aggregate Bond Index Series, Enhanced International Series, Mid Cap Index Series and Enhanced Small Cap Series paid no brokerage commissions to Merrill Lynch. For the fiscal year ended December 31, 2002, the brokerage commissions paid to Merrill Lynch represented in the aggregate 0.36% of the aggregate brokerage commissions paid by the Trust and involved 4.82% of the Trust's dollar amount of transactions involving payment of commissions during the year.

#     Commenced operations on September 1, 2000.


##    Commenced operations on October 30, 2000.


###   Commenced operations on December 10, 2002.

      The Trust may invest in certain securities traded in the OTC market and intends to deal directly with the dealers who make a market in securities involved, except in those circumstances in which better prices and execution are available elsewhere. Under the Investment Company Act, persons affiliated with the Trust and persons who are affiliated with such persons are prohibited from dealing with the Trust as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the Commission. Since transactions in the OTC market are usually with dealers acting as principal for their own accounts, affiliated persons of the Trust will not deal with affiliated persons, including Merrill Lynch and its affiliates in such transactions. However, an affiliated person of the Trust may serve as its broker in OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, the Trust may not purchase securities during the existence of any underwriting syndicate for such securities of which Merrill Lynch is a member or in a private placement in which Merrill Lynch serves as placement agent except pursuant to procedures adopted by the Board of Trustees that either comply with rules adopted by the Commission or with interpretations of the Commission staff. See "Investment Restrictions."

      Because of the affiliation of Merrill Lynch with the Investment Adviser, the Trust is prohibited from engaging in certain transactions involving such firm or its affiliates except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. Without such an exemptive order, the Trust would be prohibited from engaging in portfolio transactions with Merrill Lynch or any of its affiliates acting as principal.


      The Trust has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch or its affiliates. Pursuant to that order, the Trust also has retained an affiliated entity of the Investment Adviser as the securities lending agent (the "lending agent") for a fee, including a fee based on a share of the returns on investment of cash collateral. For the fiscal years ended December 31,2002 and 2001, respectively, the lending agent received $145,764 and $0 in securities lending agent fees from the Trust. In connection with securities lending activities, the lending agent may, on behalf of a Series, invest cash collateral received by the Trust for such loans, among other things, in a private investment company managed by the lending agent or in registered money market funds advised by the Investment Adviser or its affiliates. Pursuant to the same order, the Trust may invest its uninvested cash in registered money market funds advised by the Investment Adviser or its affiliates, or in a private investment company managed by the lending agent. If the Trust acquires shares in either the private investment company or an affiliated money market fund, shareholders would bear both their proportionate share of the Trust 's expenses and, indirectly, the expenses of such other entities. However, in accordance with the exemptive order, the investment adviser to the private investment company will not charge any advisory fees with respect to shares purchased by the Trust. Such shares also will not be subject to a sales load, redemption fee, distribution fee or service fee, or, in the case of the shares of an affiliated money market fund, the payment of any such sales load, redemption fee, distribution fee or service fee will be offset by the Investment Adviser's waiver of a portion of its advisory fee.


      Section 11(a) of the Exchange Act generally prohibits members of the United States national securities exchanges from executing exchange transactions for their affiliates and institutional accounts that they manage unless the member (i) has obtained prior express authorization from the account to effect such transactions, (ii) at least annually furnishes the account with the aggregate compensation received by the member in effecting such transactions, and (iii) complies with any rules the Commission has prescribed with respect to the requirements of clauses (i) and (ii). To the extent Section 11(a) would apply to Merrill Lynch acting as a broker for the Trust in any of its portfolio transactions executed on any such securities exchange of which it is a member, appropriate consents have been obtained from the Trust and annual statements as to aggregate compensation will be provided to the Trust.

      The Board of Trustees has considered the possibility of seeking to recapture for the benefit of the Series brokerage commissions and other expenses of possible portfolio transactions by conducting portfolio transactions through affiliated entities. For example, brokerage commissions received by affiliated brokers could be offset against the advisory fee paid by the Series to the Investment Adviser. After considering all factors deemed relevant, the Board of Trustees made a determination not to seek such recapture. The Trustees will reconsider this matter from time to time.

      Securities held by the Series of the Trust may also be held by, or be appropriate investments for, other funds or investment advisory clients for which the Investment Adviser or its affiliates act as an adviser. Because of different objectives or other factors, a particular security may be bought for one or more clients of the Investment Adviser or an affiliate when one or more clients of the Investment Adviser or an affiliate are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve a Series or other clients or funds for which the Investment Adviser or an affiliate acts as manager, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Investment Adviser or an affiliate during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

Item 17.  Capital Stock and Other Securities.


      Under the Declaration of Trust that establishes the Trust, a Delaware statutory trust, the Trustees are authorized to issue beneficial interests in each Series of the Trust. Investors are entitled to participate, in proportion to their investment, in distributions of taxable income, loss, gain and deduction with respect to the Series in which they have invested. Upon liquidation or dissolution of a Series, investors are entitled to share in proportion to their investment in such Series' net assets available for distribution to its investors. Interests in a Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Series generally may not be transferred.


      Each investor is entitled to a vote in proportion to the amount of its interest in a Series or in the Trust, as the case may be. Investors in the Trust, or in any Series, do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

      A Series shall be dissolved (i) by the affirmative vote of the Holders holding not less than two-thirds of the beneficial interests in the Series, at any meeting of such Holders or by an instrument in writing, without a meeting signed by a majority of the Trustees and consented to by the Holders holding not less than two-thirds of the beneficial interests in such Series, or (ii) by unanimous consent of the Trustees by written notice of such dissolution to the Holders in such Series. The Trust shall be dissolved upon the dissolution of the last remaining Series.

      The Declaration of Trust provides that obligations of the Trust and the Series are not binding upon the Trustees individually but only upon the property of the Series and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The Declaration of Trust provides that the Trust may maintain appropriate insurance (for example, fidelity bond and errors and omissions insurance) for the protection of the Series, their Holders, Trustees, officers, employees and agents covering possible tort and other liabilities. Pursuant to Section 3804 of the Delaware Business Trust Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series of the Trust shall be enforceable against the assets of such Series only and not against the assets of the Trust generally or any other Series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.

      The Trust consists of nine Series. The Trust reserves the right to create and issue interests in a number of additional Series. As indicated above, Holders of each Series participate equally in the earnings and assets of the particular series. Holders of each series are entitled to vote separately to approve advisory agreements or changes in investment policy, but Holders of all Series vote together in the election or selection of Trustees and accountants for the Trust. Upon liquidation or dissolution of a Series, the Holders of such Series are entitled to share in proportion to their investment in the net assets of such Series available for distribution to Holders.

Item 18.  Purchase, Redemption and Pricing of Securities.

      Beneficial interests in the Trust are not offered to the public and are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The number of Holders of any Series shall be limited to fewer than 100. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

      The net asset value of each Series is determined once daily Monday through Friday as of the close of business on the New York Stock Exchange ("NYSE") on each day the NYSE is open for trading, based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

      The net asset value is computed by deducting the amount of the Portfolio's total liabilities from the value of its total assets. Expenses, including the fees payable to the Investment Adviser, are accrued daily.

      A Series' securities that are traded on stock exchanges (including NASDAQ National) are valued at the last sale price or official close price on the exchange on which such securities are traded as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Trustees as the primary market. Long positions in securities traded in the OTC market, including NASDAQ SmallCap and OTC Bulletin Board, are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Trustees. Portfolio securities that are traded both in the OTC market, including NASDAQ SmallCap and OTC Bulletin Board, and on a stock exchange are valued according to the broadest and most representative market. Short positions in securities traded in the OTC market, including NASDAQ SmallCap and OTC Bulletin Board, are valued at the last available ask price. When the Series writes an option, the amount of the premium received is recorded on the books of the Series as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based upon the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last asked price. Options purchased by the Series are valued at their last price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. The value of swaps, including interest rate swaps, caps and floors, will be determined by obtaining dealer quotations. Other investments, including financial futures contracts and related options, are stated at market value. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations. Repurchase agreements will be valued at cost plus accrued interest. Securities and assets for which market quotations are not readily available are generally valued at fair value as determined in good faith by or under the direction of the Trustees, including valuations furnished by a pricing service retained by the Trust. Such valuations and procedures will be reviewed periodically by the Trustees. Generally, trading in foreign securities, as well as U.S. Government Securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of a Series' shares are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of a Series' net asset value. If events (e.g. a company announcement, market volatility or a natural disaster) that are expected to materially affect the value of such securities occur during such period, then these securities may be valued at their fair value as determined in good faith by the Trustees or by the Investment Adviser using a pricing service and/or procedures approved by the Trustees.


      Each investor in the Trust may add to or reduce its investment in any Series on each day the NYSE is open for trading. The value of each investor's interest in a Series will be determined after the close of business on the NYSE by multiplying the net asset value of the Series by the percentage, effective for that day, that represents that investor's share of the aggregate interests in such Series. The close of business on the NYSE is generally 4:00 p.m. Eastern time. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in a Series will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Series as of the time or determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Series effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Series as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Series by all investors in the Series. The percentage so determined will then be applied to determine the value of the investor's interest in such Series after the close of business of the NYSE on the next determination of net asset value of the Series. For further information concerning the Series' net asset value, and the valuation of the Series' assets, see Part A.

      Redemptions.

      An investor in the Trust may withdraw all or a portion of its investment in any Series on any day the NYSE is open for trading at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Series. The proceeds of the withdrawal will be paid by the Series normally on the business day on which the withdrawal is effected, but in any event within seven days. Redemptions generally will be paid in cash. If, however, an investor requests redemption-in-kind or a Series and/or the Investment Adviser determines that it would be detrimental to the best interests of the remaining shareholders of the Series to make payments in whole or in part in cash, the Series may pay the redemption price to a shareholder in whole or in part by an in-kind distribution of securities held by the Series. Such securities would be distributed in lieu of cash, on a pro-rata basis, and would be monitored by the Investment Adviser and valued in the same manner as they would be valued for purposes of computing net asset value of the Series.

      If redemption-in-kind is made, shareholders who receive securities and sell them could receive proceeds equal to less than the redemption value of their securities due to transaction costs. Investments in any Series of the Trust may not be transferred without the prior written consent of all of the Trustees except that an investor may transfer any or all of its investment to another current shareholder with such consent.

      The Trust, on behalf of the Series, has entered into a joint committed line of credit with other investment companies advised by the Investment Adviser and its affiliates and a syndicate of banks that is intended to provide the Series with a temporary source of cash to be used to meet redemption requests from Series Shareholders in extraordinary or emergency circumstances.

Item 19.  Taxation of the Trust


      The Trust is organized as a Delaware statutory trust. Under the anticipated method of operation of the Series, each Series will be treated as a separate entity for federal income tax purposes which will have the status of partnership pursuant to Treasury Regulation Section 301.7701-3(b)(1). Thus, each Series will not be subject to any federal income tax. Based upon the status of each Series as a partnership, each investor in a Series will include in gross income its share (as determined in accordance with the governing instruments of the Series) of such Series' ordinary income and capital gain in determining its federal income tax liability. The determination of such share will be made in accordance with the Code and Treasury regulations promulgated thereunder.


      Although, as described above, the Series will not be subject to federal income tax, they will file appropriate income tax returns. Each prospective Investor Fund which is a regulated investment company ("RIC") will be required to agree, in its subscription agreement, that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of its items of income, gain, loss and deduction of a Series as they are taken into account by the Series.

      Each Series may purchase or sell options and futures and foreign currency options and futures, and related options on such futures. Options and futures contracts that are "Section 1256 contracts" will be "marked to market" for federal income tax purposes at the end of each taxable year, i.e., each option or futures contract will be treated as sold for its fair market value on the last business day of the taxable year. In general, unless a special election is made, gain or loss from transactions in Section 1256 contracts will be 60% long term and 40% short term capital gain or loss. When the section 1256 contract is subsequently disposed of, the actual gain or loss will be adjusted by the amount of any preceding year-end gain or loss.

      Foreign currency gains or losses from non-U.S. dollar referenced or denominated debt instruments and on any non-U.S. dollar denominated futures contracts, options and forward contracts that are not Section 1256 contracts generally will be treated as ordinary income or loss.

      Certain hedging transactions undertaken by a Series may result in "straddles" for federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by the Series. In addition, losses realized by the Series on positions that are part of a straddle may be deferred, rather than taken into account in calculating taxable income for the taxable year in which such losses are realized. The Series may make one or more of the elections available under the Code which are applicable to straddles. If the Series makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the elections made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions. These rules may also require a Series to capitalize (rather than deduct) interest and carrying charges allocable to the straddle positions. Additionally, the conversion transaction or constructive sale rules may apply to certain transactions (including straddles) to change the character of capital gains to ordinary income or require the recognition of income prior to sale or other disposition.

      The Series may be subject to a withholding tax imposed by a foreign country on dividend or interest income received with respect to securities of a non-U.S. issuer. The United States has entered into tax treaties with many foreign countries which generally entitle the Series to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of each Series' assets to be invested within various countries is not known and is expected to vary.

      The Series may make investments that produce income that is not matched by a corresponding cash receipt by the Series, such as investments in obligations having original issue discount (including asset-backed securities), Section 1256 contracts (as described above), non U.S. currency referenced or denominated debt instruments, or contingent payment and inflation-indexed debt instruments. Because such income may not be matched by a corresponding cash receipt, the Series may be required to borrow money or dispose of other securities to be able to make distributions to investors.


      Each Series' taxable income will in most cases be determined on the basis of reports made to such Series by the issuers of the securities in which such Series invests. The tax treatment of certain securities in which a Series may invest is not free from doubt, and it is possible that an Internal Revenue Service examination of the issuers of such securities or of such Series could result in adjustments to the income of the Series.

      Under the Trust, each Series is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Series level. Thus, consistent with its investment objectives, each Series will meet the income and diversification of assets tests of the Code applicable to RICs.

Item 20.  Underwriters.

      The exclusive placement agent for each Series of the Trust is FAMD, which receives no compensation for serving in this capacity. The Placement Agent is located at P.O. Box 9081, Princeton, New Jersey 08543-9081. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Series.

Item 21.  Calculation of Performance Data.

      Beneficial interests in the Trust are not offered to the public and are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Accordingly, the Trust will not advertise the Series' performance. However, certain of the Trust's Holders may from time to time advertise their performance, which will be based upon the Trust's performance.

      Total return figures are based on historical performance and are not intended to indicate future performance. Average annual total return is determined in accordance with a formula specified by the Commission.


      Quotations of average annual total return before tax for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods)that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return before taxes is computed assuming all dividends and distributions are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge, if any.

      Quotations of average annual total return after taxes on dividends for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period. Average annual total return after taxes on dividends is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge, if any. The taxes due on dividends are calculated by applying to each dividend the highest marginal Federal individual income tax rates in effect on the reinvestment date for that dividend. The rates used correspond to the tax character of each dividend. The taxable amount and tax character of each dividend are specified by the Fund on the dividend declaration date, but may be adjusted to reflect subsequent recharacterizations of distributions. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected. Applicable tax credits, such as foreign credits, are taken into account according to Federal law. The ending value is determined assuming complete redemption at the end of the applicable periods with no tax consequences associated with such redemption.

      Quotations of average annual total return after taxes on both dividends and redemption for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period as well as on complete redemption. Average annual total return after taxes on distributions and redemption is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge, if any, and assuming complete redemption and payment of taxes due on such redemption. The ending value is determined assuming complete redemption at the end of the applicable periods, subtracting capital gains taxes resulting from the redemption and adding the presumed tax benefit from capital losses resulting from redemption. The taxes due on dividends and on the deemed redemption are calculated by applying the highest marginal Federal individual income tax rates in effect on the he reinvestment and/or the redemption date. The rates used correspond to the tax character of each component of each dividend and/or the redemption payment. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected.


      Annual, average annual and annualized total return and aggregate total return performance data, both as a percentage and as a dollar amount, are based on a hypothetical $1,000 investment and computed as described above, except that as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted. Actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.

      Yield quotations will be computed based on a 30-day period by dividing (a) the net income based on the yield of each security earned during the period by
(b) the average number of shares outstanding during the period that were entitled to receive dividends multiplied by the maximum offering price per share on the last day of the period.

Item 22.  Financial Statements.


      The audited financial statements of the following Series are incorporated in this Part B by reference to their respective Feeder Fund's 2002 Annual Report. You may request a copy of the Annual Reports at no charge by calling 1-800-637-3863 between 8:30 a.m. and 5:30 p.m. Eastern time on any business day.

                                               Feeder Fund's Annual
       Series                                         Report
       ------                                  --------------------
S&P 500 Index Series                    Merrill Lynch S&P 500 Index Fund of
                                        Merrill Lynch Index Funds, Inc.:
                                          Annual Report filed on February 18,
                                          2003

Small Cap Index Series                  Merrill Lynch Small Cap Index Fund of
                                        Merrill Lynch Index Funds, Inc.:
                                          Annual Report filed on February 20,
                                          2003

Aggregate Bond Index Series             Merrill Lynch Aggregate Bond Index Fund
                                        of Merrill Lynch Index Funds, Inc.:
                                          Annual Report filed on February 20,
                                          2003

International Index Series              Merrill Lynch International Index Fund
                                        of Merrill Lynch Index Series, Inc.:
                                          Annual Report filed on February 20,
                                          2003

      The audited financial statements of Mid Cap Index Series, Extended Market Index Series, Enhanced Small Cap Series, Enhanced S&P 500 Series and Enhanced International Series for the fiscal year ended December 31, 2002 are included in Appendix B.

                                   APPENDIX A
                           Description OF BOND RATINGS

Description of Moody's Investors Service, Inc.'s ("Moody's") Bond Ratings

Aaa Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Note: Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Description of Moody's U.S. Short-Term Ratings

MIG 1/VMIG 1      This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2/VMIG 2      This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3/VMIG 3      This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG                This designation denotes speculative-grade credit quality.
                  Debt instruments in this category may lack sufficient margins of protection.

Description of Moody's Commercial Paper Ratings

      Moody's Commercial Paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of nine months. Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers:

      Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of short term promissory obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well established industries; high rates of return on funds employed; conservative capitalization structures with moderate reliance on debt and ample asset protection; broad margins in earning coverage of fixed financial charges and high internal cash generation; and well established access to a range of financial markets and assured sources of alternate liquidity.

      Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of short term promissory obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

      Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of short term promissory obligations. The effects of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes to the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

      Issuers rated Not Prime do not fall within any of the Prime rating categories.

Description of Standard & Poor's, a Division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), Debt Ratings

      A Standard & Poor's issue credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations or a specific program. It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation.

      The issue credit rating is not a recommendation to purchase, sell or hold a financial obligation, inasmuch as it does not comment as to market price or suitability for a particular investor.

      The issue credit ratings are based on current information furnished by the obligors or obtained by Standard & Poor's from other sources Standard & Poor's considers reliable. Standard & Poor's does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended, or withdrawn as a result of changes in, or

      The issue credit ratings are based, in varying degrees, on the following considerations:

      I. Likelihood of payment--capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation;

      II. Nature of and provisions of the obligation;

      III. Protection afforded to, and relative position of, the obligation in the event of bankruptcy, reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

Long Term Issue Credit Ratings

AAA An obligation rated "AAA" has the highest rating assigned by Standard & Poor's. Capacity to meet its financial commitment on the obligation is extremely strong. AA An obligation rated "AA" differs from the highest rated issues only in small degree. The Obligor's capacity to meet its financial commitment on the obligation is very strong.

A An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB An obligation rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB    An obligation rated "BB," "B," "CCC," "CC" and "C" are regarded as having
B     significant speculative characteristics. "BB" indicates the least degree
CCC   of speculation and "C" the highest degree of speculation. While such debt
CC    will likely have some quality and protective characteristics, these may be
C outweighed by large uncertainties or major risk exposures to adverse conditions.

D An obligation rated "D" is in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of similar action if payments on an obligation are jeopardized.

c The `c' subscript is used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long term credit rating of the issuer is below an investment-grade level and/or the issuer's bonds are deemed taxable.

p The letter `p' indicates that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to the completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

* Continuance of the ratings is contingent upon Standard & Poor's receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows.

r This symbol is attached to the ratings of instruments with significant noncredit risks. It highlights risks to principal or volatility of expected returns which are not addressed in the credit rating.

N.R. This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor's does not rate a particular obligation as a matter of policy.

      Plus (+) or Minus (-): The ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

Description of Standard & Poor's Commercial Paper Ratings

      A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into several categories, ranging from "A-1" for the highest-quality obligations to "D" for the lowest. These categories are as follows:

A-1 A short-term obligation rated "A-1" is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2 A short-term obligation rated "A-2" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

A-3 A short-term obligation rated "A-3" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B A short-term obligation rated "B" is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

C A short-term obligation rated "C" is currently vulnerable to nonpayment and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.

D A short-term obligation rated "D" is in payment default. The "D" rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating will also be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

c The "c" subscript is used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long term credit rating of the issuer is below an investment-grade level and/or the issuer's bonds are deemed taxable.

p The letter "p" indicates that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

* Continuance of the ratings is contingent upon Standard & Poor's receipt of an executed copy of the escrow agreement or closing
r The "r" highlights derivative, hybrid, and certain other obligations that Standard & Poor's believes may experience high volatility or high variability in expected returns as a result of noncredit risks. Examples of such obligations are securities with principal or interest return indexed to equities, commodities, or currencies; certain swaps and options, and interest-only and principal-only mortgage securities. The absence of an "r" symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

      A commercial paper rating is not a recommendation to purchase or sell a security. The ratings are based on current information furnished to Standard & Poor's by the issuer or obtained by Standard & Poor's from other sources it considers reliable. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information.

      A Standard & Poor's note rating reflects the liquidity factors and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long term debt rating. The following criteria will be used in making that assessment.

      --Amortization schedule--the larger the final maturity relative to other maturities, the more likely it will be treated as a note.

      --Source of payment--the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

      Note rating symbols are as follows:

SP-1 Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2 Satisfactory capacity to pay principal and interest with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3 Speculative capacity to pay principal and interest. Description of Fitch Ratings' ("Fitch") Investment Grade Bond Ratings

      Fitch investment grade bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The rating represents Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt in a timely manner.

      The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and any guarantor, as well as the economic and political environment that might affect the issuer's future financial strength and credit quality.

      Fitch ratings do not reflect any credit enhancement that may be provided by insurance policies or financial guarantees unless otherwise indicated.

      Bonds carrying the same rating are of similar but not necessarily identical credit quality since the rating categories do not fully reflect small differences in the degrees of credit risk.

      Fitch ratings are not recommendations to buy, sell, or hold any security. Ratings do not comment on the adequacy of market price, the suitability of any security for a particular investor, or the tax-exempt nature or taxability of payments made in respect of any security.

      Fitch ratings are based on information obtained from issuers, other obligors, underwriters, their experts, and other sources Fitch believes to be reliable. Fitch does not audit or verify the truth or accuracy of such information. Ratings may be changed, suspended, or withdrawn as a result of changes in, or the unavailability of, information or for other reasons.

AAA Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA." Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short term debt of these issuers is generally rated "F-1+."

A Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB Bonds considered to be investment grade and of satisfactory-credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

      Plus (+) or Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the "AAA" category.

Description of Fitch's Speculative Grade Bond Ratings

      Fitch speculative grade bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The ratings ("BB" to "C") represent Fitch's assessment of the likelihood of timely payment of principal and interest in accordance with the terms of obligation for bond issues not in default. For defaulted bonds, the rating ("DDD" to "D") is an assessment of the ultimate recovery value through reorganization or liquidation. The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and any guarantor, as well as the economic and political environment that might affect the issuer's future financial strength.

      Bonds that have the rating are of similar but not necessarily identical credit quality since rating categories cannot fully reflect the differences in degrees of credit risk.

BB Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

B Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

CCC Bonds have certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

C        Bonds are in imminent default in payment of interest or principal.

D        Bonds are in default on interest and/or principal payments. Such bonds
DD       are extremely speculative and should be valued on the basis of their
DDD ultimate recovery value in liquidation or reorganization of the obligor. "DDD" represents the highest potential for recovery on these bonds, and "D" represents the lowest potential for recovery.

         Plus (+) or Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the "DDD," "DD," or "D" categories.

Description of Fitch's Short term Ratings

      Fitch's short term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and investment notes.

      The short term rating places greater emphasis than a long term rating on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

      Fitch short term ratings are as follows:

F-1+ Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1 Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."

F-2 Good Credit Quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned "F-1+" and "F-1" ratings.

F-3 Fair Credit Quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate; however, near-term adverse changes could cause these securities to be rated below investment grade.

F-S Weak Credit Quality. Issues assigned this rating have characteristics suggesting a minimal degree of assurance for timely payment and are vulnerable to near-term adverse changes in financial and economic conditions.

D Default. Issues assigned this rating are in actual or imminent payment default.

LOC The symbol "LOC" indicates that the rating is based on a letter of credit issued by a commercial bank.

NR                Indicates that Fitch does not rate the specific issue.

Conditional       A conditional rating is premised on the successful completion of a project or the occurrence of a specific event.

Suspended         A rating is suspended when Fitch deems the amount of
                  information available from the issuer to be inadequate for rating purposes.

Withdrawn         A rating will be withdrawn when an issue matures or is called or refinanced and, at Fitch's discretion, when an issuer fails to furnish proper and timely information.

FitchAlert        Ratings are placed on FitchAlert to notify investors of an occurrence that is likely to result in a rating change and the likely direction of such change. These are designated as "Positive," indicating a potential upgrade, "Negative," for potential downgrade, or "Evolving," where ratings may be raised or lowered. FitchAlert is relatively short term, and should be resolved within 12 months.

      Ratings Outlook: An outlook is used to describe the most likely direction of any rating change over the intermediate term. It is described as "Positive" or "Negative." The absence of a designation indicates a stable outlook.

                                                            Appendix B
                                                            Financial Statements

                                                                           Master Mid-Cap Index Series           December 31, 2002
SCHEDULE OF INVESTMENTS                                                                                           (in US dollars)
----------------------------------------------------------------------------------------------------------------------------------
Industry***                  Shares                   Common Stocks                                         Value      Percent of
                               Held                                                                                    Net Assets
----------------------------------------------------------------------------------------------------------------------------------
Aerospace & Defense           4,800      +L-3 Communications Holdings, Inc.                               $ 215,568       0.6%
                              2,700      Precision Castparts Corp.                                           65,475       0.2
                                400      +Sequa Corporation (Class A)                                        15,644       0.0
                                                                                                          ---------       ---
                                                                                                            296,687       0.8
----------------------------------------------------------------------------------------------------------------------------------
Air Freight &                 2,600      Airborne, Inc.                                                      38,558       0.1
Logistics
                              4,300      C.H. Robinson Worldwide, Inc.                                      134,160       0.4
                              2,300      CNF Transportation Inc.                                             76,452       0.2
                              2,500      +EGL, Inc.                                                          35,625       0.1
                              5,300      Expeditors International of Washington, Inc.                       173,045       0.5
                              2,100      +J.B. Hunt Transport Services, Inc.                                 61,530       0.2
                                                                                                          ---------       ---
                                                                                                            519,370       1.5
----------------------------------------------------------------------------------------------------------------------------------
Airlines                      1,400      +Alaska Air Group, Inc.                                             30,310       0.1
----------------------------------------------------------------------------------------------------------------------------------
Auto Components               3,200      ArvinMeritor, Inc.                                                  53,344       0.1
                                800      Bandag, Incorporated                                                30,944       0.1
                              1,400      BorgWarner, Inc.                                                    70,588       0.2
                              2,200      Federal Signal Corporation                                          42,724       0.1
                              3,900      +Gentex Corporation                                                123,396       0.3
                              3,400      +Lear Corporation                                                  113,152       0.3
                              1,300      Modine Manufacturing Co.                                            22,984       0.1
                              1,500      Superior Industries International, Inc.                             62,040       0.2
                                                                                                          ---------       ---
                                                                                                            519,172       1.4
----------------------------------------------------------------------------------------------------------------------------------
Banks                         3,600      Associated Banc-Corp.                                              122,184       0.3
                              4,200      Astoria Financial Corporation                                      114,030       0.3
                              3,100      Bank of Hawaii Corporation                                          94,209       0.3
                              7,500      Banknorth Group, Inc.                                              169,500       0.5
                              2,600      City National Corporation                                          114,374       0.3
                              5,800      The Colonial BancGroup, Inc.                                        69,194       0.2
                              3,400      Commerce Bancorp, Inc.                                             146,846       0.4
                              6,500      Compass Bancshares, Inc.                                           203,255       0.6
                              2,700      Dime Bancorp (Warrants)(a)                                             327       0.0
                              3,500      First Virginia Banks, Inc.                                         130,305       0.4
                              4,000      FirstMerit Corporation                                              86,640       0.2
                              2,700      Greater Bay Bancorp                                                 46,683       0.1

                                                                           Master Mid-Cap Index Series           December 31, 2002
SCHEDULE OF INVESTMENTS                                                                                           (in US dollars)
----------------------------------------------------------------------------------------------------------------------------------
Industry                     Shares                   Common Stocks                                         Value      Percent of
                               Held                                                                                    Net Assets
----------------------------------------------------------------------------------------------------------------------------------
                              4,800      GreenPoint Financial Corp.                                         216,864       0.6
                              7,600      Hibernia Corporation (Class A)                                     146,376       0.4
                              3,000      +Independence Community Bank Corp.                                  76,140       0.2
                              2,900      +IndyMac Bancorp, Inc.                                              53,621       0.1
                              4,500      M&T Bank Corporation                                               357,075       1.0
                              3,500      Mercantile Bankshares Corporation                                  135,065       0.4
                             10,000      National Commerce Financial Corporation                            238,500       0.7
                              5,500      New York Community Bancorp, Inc.                                   158,840       0.4
                              2,300      Provident Financial Group, Inc.                                     59,869       0.2
                              4,300      Roslyn Bancorp, Inc.                                                77,529       0.2
                              2,300      +Silicon Valley Bancshares                                          41,975       0.1
                             12,700      Sovereign Bancorp, Inc.                                            178,435       0.5
                              3,800      TCF Financial Corporation                                          166,022       0.5
                              2,200      Webster Financial Corporation                                       76,560       0.2
                              1,600      Westamerica Bancorporation                                          64,288       0.2
                              3,100      Wilmington Trust Corporation                                        98,208       0.3
                                                                                                          ---------       ---
                                                                                                          3,442,914       9.6
----------------------------------------------------------------------------------------------------------------------------------
Beverages                     4,600      +Constellation Brands, Inc. (Class A)                              109,066       0.3
                              7,200      PepsiAmericas, Inc.                                                 96,696       0.3
                                                                                                          ---------       ---
                                                                                                            205,762       0.6
----------------------------------------------------------------------------------------------------------------------------------
Biotechnology                 2,300      +Charles River Laboratories International, Inc.                     88,504       0.2
                              9,700      +Gilead Sciences, Inc.                                             329,800       0.9
                              7,700      +IDEC Pharmaceuticals Corporation                                  255,409       0.7
                              2,400      +Incyte Genomics, Inc.                                              10,944       0.0
                             14,594      +Millennium Pharmaceuticals, Inc.                                  115,876       0.3
                              4,700      +Protein Design Labs, Inc.                                          39,950       0.1
                              3,700      +Vertex Pharmaceuticals Incorporated                                58,645       0.2
                                                                                                          ---------       ---
                                                                                                            899,128       2.4
----------------------------------------------------------------------------------------------------------------------------------
Building Products             2,100      York International Corporation                                      53,697       0.1
----------------------------------------------------------------------------------------------------------------------------------
Chemicals                     1,600      A. Schulman, Inc.                                                   29,776       0.1
                              3,400      +Airgas, Inc.                                                       58,650       0.2
                              1,900      Albemarle Corp.                                                     54,055       0.1
                              3,200      Cabot Corporation                                                   84,928       0.2
                              5,200      Crompton Corporation                                                30,940       0.1
                              2,000      +Cytec Industries Inc.                                              54,560       0.2
                              1,800      +FMC Corporation                                                    49,176       0.1
                              2,200      Ferro Corporation                                                   53,746       0.1
                              1,300      H.B. Fuller Company                                                 33,644       0.1

                                                                           Master Mid-Cap Index Series           December 31, 2002
SCHEDULE OF INVESTMENTS                                                                                           (in US dollars)
----------------------------------------------------------------------------------------------------------------------------------
Industry***                  Shares                   Common Stocks                                         Value      Percent of
                               Held                                                                                    Net Assets
----------------------------------------------------------------------------------------------------------------------------------
                              6,000      IMC Global Inc.                                                     64,020       0.2
                              2,400      The Lubrizol Corporation                                            73,200       0.2
                              7,900      Lyondell Chemical Company                                           99,856       0.3
                              1,100      Minerals Technologies, Inc.                                         47,465       0.1
                              3,100      Olin Corporation                                                    48,205       0.1
                              5,500      RPM, Inc.                                                           84,040       0.2
                              5,800      Solutia Inc.                                                        21,054       0.1
                              2,400      The Valspar Corporation                                            106,032       0.3
                                                                                                          ---------       ---
                                                                                                            993,347       2.7
----------------------------------------------------------------------------------------------------------------------------------
Commercial Services           5,800      +The BISYS Group, Inc.                                              92,220       0.3
& Supplies
                              1,400      Banta Corporation                                                   43,778       0.1
                              2,700      +CSG Systems International, Inc.                                    36,855       0.1
                              2,400      +Career Education Corporation                                       96,000       0.3
                              7,200      +Ceridian Corporation                                              103,824       0.3
                              3,200      +Certegy Inc.                                                       78,560       0.2
                              3,800      +CheckFree Corp.                                                    60,804       0.2
                              4,100      +ChoicePoint Inc.                                                  161,909       0.4
                              5,800      +DST Systems, Inc.                                                 206,190       0.6
                              3,300      +DeVry, Inc.                                                        54,813       0.2
                              1,871      +Education Management Corporation                                   70,350       0.2
                              2,800      HON INDUSTRIES Inc.                                                 79,184       0.2
                              3,900      Herman Miller, Inc.                                                 71,760       0.2
                              1,600      Kelly Services, Inc. (Class A)                                      39,536       0.1
                              1,300      +Korn/Ferry International                                            9,724       0.0
                              3,900      Manpower Inc.                                                      124,410       0.3
                              3,600      +The New Dun & Bradstreet Corporation                              124,164       0.3
                              2,500      Pittston Brink's Group                                              46,200       0.1
                              8,000      +Republic Services, Inc. (Class A)                                 167,840       0.5
                              1,300      Rollins, Inc.                                                       33,085       0.1
                              2,800      +Sotheby's Holdings, Inc. (Class A)                                 25,200       0.1
                              1,800      +Sylvan Learning System, Inc.                                       29,520       0.1
                              2,500      +Valassis Communications, Inc.                                      73,575       0.2
                              4,500      Viad Corp.                                                         100,575       0.3
                              1,900      Wallace Computer Services, Inc.                                     40,869       0.1
                                                                                                          ---------       ---
                                                                                                          1,970,945       5.5
----------------------------------------------------------------------------------------------------------------------------------
Communications               17,800      +3Com Corporation                                                   82,414       0.2
Equipment
                              1,900      +Adtran, Inc.                                                       62,510       0.2
                              4,300      +Advanced Fibre Communications, Inc.                                71,724       0.2

                                                             Master Mid-Cap Index Series           December 31, 2002
SCHEDULE OF INVESTMENTS                                                                              (in US dollars)
---------------------------------------------------------------------------------------------------------------------
Industry***                  Shares                   Common Stocks                            Value      Percent of
                               Held                                                                       Net Assets
---------------------------------------------------------------------------------------------------------------------
                              2,300      +Avocent Corporation                                   51,106       0.1
                              2,300      +CommScope, Inc.                                       18,170       0.0
                              3,400      Harris Corporation                                     89,420       0.2
                              6,000      +McDATA Corporation (Class A)                          42,600       0.1
                              2,100      +Plantronics, Inc.                                     31,773       0.1
                              4,700      +Polycom, Inc.                                         44,744       0.1
                              3,700      +Powerwave Technologies, Inc.                          19,980       0.1
                                                                                            ----------      ----
                                                                                               514,441       1.3
---------------------------------------------------------------------------------------------------------------------
Computers &                   3,500      Diebold, Incorporated                                 144,270       0.4
Peripherals
                              1,800      +Imation Corp.                                         63,144       0.2
                              1,400      +InFocus Corporation                                    8,624       0.0
                              5,900      +Quantum Corporation-DLT & Storage Systems             15,753       0.0
                              3,500      +SanDisk Corporation                                   71,050       0.2
                              5,400      +Storage Technology Corporation                       115,668       0.3
                                                                                            ----------      ----
                                                                                               418,509       1.1
---------------------------------------------------------------------------------------------------------------------
Construction &                2,200      +Dycom Industries, Inc.                                29,150       0.1
Engineering
                              2,200      Granite Construction Incorporated                      34,100       0.1
                              2,600      +Jacobs Engineering Group Inc.                         92,560       0.3
                              1,900      +Quanta Services, Inc.                                  6,650       0.0
                                                                                            ----------      ----
                                                                                               162,460       0.5
---------------------------------------------------------------------------------------------------------------------
Construction                  2,300      Martin Marietta Materials, Inc.                        70,518       0.2
Materials
---------------------------------------------------------------------------------------------------------------------
Containers &                  1,800      Longview Fibre Company                                 13,014       0.0
Packaging
                              5,000      +Packaging Corp. of America                            91,200       0.3
                              4,600      Sonoco Products Company                               105,478       0.3
                                                                                            ----------      ----
                                                                                               209,692       0.6
---------------------------------------------------------------------------------------------------------------------
Diversified Financials        4,000      A.G. Edwards, Inc.                                    131,840       0.4
                              7,900      +AmeriCredit Corp.                                     61,146       0.2
                             17,500      +E* TRADE Group, Inc.                                  85,050       0.2
                              3,300      Eaton Vance Corp.                                      93,225       0.3
                              2,600      GATX Corporation                                       59,332       0.2
                              2,500      +Investment Technology Group, Inc.                     55,900       0.2
                              3,300      Investors Financial Services                           90,387       0.3
                              2,900      +LaBranche & Co. Inc.                                  77,256       0.2
                              3,300      Legg Mason, Inc.                                      160,182       0.4

                                                              Master Mid-Cap Index Series           December 31, 2002
SCHEDULE OF INVESTMENTS                                                                               (in US dollars)
----------------------------------------------------------------------------------------------------------------------
Industry***                  Shares                   Common Stocks                             Value      Percent of
                               Held                                                                        Net Assets
----------------------------------------------------------------------------------------------------------------------
                              2,700      Leucadia National Corporation                          100,737       0.3
                              3,100      Metris Companies Inc.                                    7,657       0.0
                              3,350      Neuberger Berman Inc.                                  112,191       0.3
                              5,200      SEI Investments Company                                141,336       0.4
                              3,800      Waddell & Reed Financial, Inc. (Class A)                74,746       0.2
                                                                                             ----------      ----
                                                                                              1,250,985       3.6
----------------------------------------------------------------------------------------------------------------------
Diversified                  10,300      +Broadwing Inc.                                         36,256       0.1
Telecommunication
Services
--------------------------------------------------------------------------------------------------------------------
Electric Utilities            4,800      Alliant Energy Corporation                              79,440       0.2
                              1,500      Black Hills Corporation                                 39,780       0.1
                              2,600      Cleco Corporation                                       36,400       0.1
                              6,000      DPL Inc.                                                92,040       0.3
                              3,900      DQE, Inc.                                               59,436       0.2
                              3,600      Great Plains Energy Incorporated                        82,368       0.2
                              1,900      Hawaiian Electric Industries, Inc.                      83,562       0.2
                              2,000      IDAcorp Inc.                                            49,660       0.1
                              2,500      NSTAR                                                  110,975       0.3
                              6,500      Northeast Utilities                                     98,605       0.3
                              4,100      OGE Energy Corp.                                        72,160       0.2
                              1,800      PNM Resources Inc.                                      42,876       0.1
                              8,348      Pepco Holdings, Inc.                                   161,868       0.4
                              4,400      Puget Energy, Inc.                                      97,020       0.3
                              1,700      WPS Resources Corporation                               65,994       0.2
                              5,900      Wisconsin Energy Corporation                           148,680       0.4
                                                                                             ----------      ----
                                                                                              1,320,864       3.6
----------------------------------------------------------------------------------------------------------------------
Electrical Equipment          1,500      AMETEK, Inc.                                            57,735       0.2
                              2,800      Hubbell Incorporated (Class B)                          98,392       0.3
                                                                                             ----------      ----
                                                                                                156,127       0.5
----------------------------------------------------------------------------------------------------------------------
Electronic                    4,800      +Arrow Electronics, Inc.                                61,392       0.2
Equipment &
Instruments
                              5,700      Avnet, Inc.                                             61,731       0.2
                              4,000      +Kemet Corp.                                            34,960       0.1
                              2,100      +Newport Corporation                                    26,376       0.1
                              2,300      +Plexus Corporation                                     20,194       0.1
                              2,900      +Tech Data Corporation                                  78,184       0.2
                              1,600      +Varian Inc.                                            45,904       0.1

                                                              Master Mid-Cap Index Series           December 31, 2002
SCHEDULE OF INVESTMENTS                                                                               (in US dollars)
----------------------------------------------------------------------------------------------------------------------
Industry***                  Shares                   Common Stocks                             Value      Percent of
                               Held                                                                        Net Assets
----------------------------------------------------------------------------------------------------------------------
                              7,700      +Vishay Intertechnology, Inc.                           86,086       0.2
                                                                                             ----------      ----
                                                                                                414,827       1.2
----------------------------------------------------------------------------------------------------------------------
Energy Equipment &            2,800      +Cooper Cameron Corporation                            139,496       0.4
Service
                              7,500      ENSCO International Incorporated                       220,875       0.6
                              3,043      +FMC Technologies,  Inc.                                62,168       0.2
                              5,600      +Grant Prideco, Inc.                                    65,184       0.2
                              3,500      +Hanover Compressor Company                             32,130       0.1
                              2,600      Helmerich & Payne, Inc.                                 72,566       0.2
                              3,900      +National-Oilwell, Inc.                                 85,176       0.2
                              4,000      +Patterson-UTI Energy, Inc.                            120,680       0.3
                              6,900      +Pride International, Inc.                             102,810       0.3
                              5,200      +Smith International, Inc.                             169,624       0.5
                              3,100      Tidewater Inc.                                          96,410       0.3
                              4,600      +Varco International, Inc.                              80,040       0.2
                              6,400      +Weatherford International Ltd.                        255,552       0.7
                                                                                             ----------      ----
                                                                                              1,502,711       4.2
----------------------------------------------------------------------------------------------------------------------
Food & Drug                   2,100      Longs Drug Stores Corporation                           43,554       0.1
Retailing
                              1,800      Ruddick Corporation                                     24,642       0.1
                              2,900      +Whole Foods Market, Inc.                              152,917       0.4
                                                                                             ----------      ----
                                                                                                221,113       0.6
----------------------------------------------------------------------------------------------------------------------
Food Products                 4,642      +Dean Foods Company                                    172,218       0.5
                              2,900      Dole Food Company, Inc.                                 94,482       0.3
                              1,800      Dreyer's Grand Ice Cream, Inc.                         127,728       0.4
                              6,700      Hormel Foods Corporation                               156,311       0.4
                              2,400      Interstate Bakeries Corporation                         36,600       0.1
                              2,567      The J.M. Smucker Company                               102,192       0.3
                              1,900      Lancaster Colony Corporation                            74,252       0.2
                              6,800      McCormick & Company Incorporated                       157,760       0.4
                              2,500      Sensient Technologies Corporation                       56,175       0.2
                              5,300      +Smithfield Foods, Inc.                                105,152       0.3
                              2,390      Tootsie Roll Industries, Inc.                           73,325       0.2
                             17,500      Tyson Foods, Inc. (Class A)                            196,350       0.5
                                                                                             ----------      ----
                                                                                              1,352,545       3.8
----------------------------------------------------------------------------------------------------------------------
Gas Utilities                 2,900      AGL Resources Inc.                                      70,470       0.2
                              2,600      WGL Holdings Inc.                                       62,192       0.2
                                                                                             ----------      ----

                                                              Master Mid-Cap Index Series           December 31, 2002
SCHEDULE OF INVESTMENTS                                                                               (in US dollars)
----------------------------------------------------------------------------------------------------------------------
Industry***                  Shares                   Common Stocks                             Value      Percent of
                               Held                                                                        Net Assets
----------------------------------------------------------------------------------------------------------------------
                                                                                                132,662       0.4
----------------------------------------------------------------------------------------------------------------------
Health Care                   5,100      +Apogent Technologies Inc.                             106,080       0.3
Equipment &
Supplies
                              3,200      Beckman Coulter Inc.                                    94,464       0.3
                              6,000      +Cytyc Corporation                                      61,200       0.2
                              4,000      DENTSPLY International Inc.                            148,956       0.4
                              2,900      +Edwards Lifesciences Corporation                       73,863       0.2
                              3,000      Hillenbrand Industries, Inc.                           144,930       0.4
                              3,500      +STERIS Corporation                                     84,875       0.2
                              2,000      +VISX, Incorporated                                     19,160       0.1
                              3,400      +Varian Medical Systems, Inc.                          168,640       0.5
                                                                                             ----------      ----
                                                                                                902,168       2.6
----------------------------------------------------------------------------------------------------------------------
Health Care                   4,400      +AdvancePCS                                             97,724       0.3
Providers & Services
                              2,600      +Apria Healthcare Group Inc.                            57,824       0.2
                              2,800      +Covance Inc.                                           68,852       0.2
                              3,900      +Express Scripts, Inc. (Class A)                       187,356       0.5
                              5,200      +First Health Group Corp.                              126,620       0.4
                              6,000      +Health Net Inc.                                       158,400       0.4
                              2,300      +Henry Schein, Inc.                                    103,500       0.3
                              2,100      +LifePoint Hospitals, Inc.                              62,855       0.2
                              5,400      +Lincare Holdings Inc.                                 170,748       0.5
                              4,600      Omnicare, Inc.                                         109,618       0.3
                              4,400      +Oxford Health Plans, Inc.                             160,380       0.4
                              1,900      +PacifiCare Health Systems, Inc.                        53,390       0.1
                              3,500      +Patterson Dental Company                              153,090       0.4
                              3,800      +Triad Hospitals, Inc.                                 113,354       0.3
                              3,100      +Universal Health Services, Inc. (Class B)             139,810       0.4
                                                                                             ----------      ----
                                                                                              1,763,521       4.9
----------------------------------------------------------------------------------------------------------------------
Hotels, Restaurants           1,700      Bob Evans Farms, Inc.                                   39,695       0.1
& Leisure
                              5,000      +Brinker International, Inc.                           161,250       0.4
                              2,600      CBRL Group, Inc.                                        78,338       0.2
                              2,600      +The Cheesecake Factory Incorporated                    93,990       0.3
                              4,400      +Extended Stay America, Inc.                            64,900       0.2
                              2,900      +GTECH Holdings Corporation                             80,794       0.2
                              2,500      International Speedway Corp. (Class A)                  93,225       0.3
                              2,700      +Krispy Kreme Doughnuts, Inc.                           91,179       0.3
                              3,500      +Mandalay Resort Group                                 107,135       0.3

                                                              Master Mid-Cap Index Series           December 31, 2002
SCHEDULE OF INVESTMENTS                                                                               (in US dollars)
----------------------------------------------------------------------------------------------------------------------
Industry***                  Shares                   Common Stocks                             Value      Percent of
                               Held                                                                        Net Assets
----------------------------------------------------------------------------------------------------------------------
                              3,700      Outback Steakhouse, Inc.                               127,428       0.4
                              1,100      +Papa John's International, Inc.                        30,668       0.1
                             14,500      +Park Place Entertainment Corporation                  121,800       0.3
                              4,200      +Six Flags, Inc.                                        23,982       0.1
                                                                                             ----------      ----
                                                                                              1,114,384       3.2
----------------------------------------------------------------------------------------------------------------------
Household Durables            2,200      Blyth, Inc.                                             58,872       0.2
                              7,000      Clayton Homes, Inc.                                     85,260       0.2
                              7,050      D.R. Horton, Inc.                                      122,318       0.3
                              2,700      +Furniture Brands International, Inc.                   64,395       0.2
                              3,300      Lennar Corporation                                     170,280       0.5
                              3,400      +Mohawk Industries, Inc.                               193,630       0.5
                                                                                             ----------      ----
                                                                                                694,755       1.9
--------------------------------------------------------------------------------------------------------------------
Household Products            2,100      Church & Dwight Co., Inc.                               63,903       0.2
                              4,900      The Dial Corporation                                    99,813       0.3
                              4,400      +Energizer Holdings, Inc.                              122,760       0.3
                                                                                             ----------      ----
                                                                                                286,476       0.8
----------------------------------------------------------------------------------------------------------------------
IT Consulting &               4,600      +Acxiom Corp.                                           70,748       0.2
Services
                              6,600      +Affiliated Computer Services, Inc. (Class A)          347,490       1.0
                              3,800      +Gartner Group, Inc. (Class B)                          35,910       0.1
                              2,900      +Keane, Inc.                                            26,071       0.1
                              4,700      +MPS Group, Inc.                                        26,038       0.1
                              2,700      +Sykes Enterprises, Incorporated                         8,856       0.0
                              3,700      +The Titan Corporation                                  38,480       0.1
                                                                                             ----------      ----
                                                                                                553,593       1.6
----------------------------------------------------------------------------------------------------------------------
Industrial                    4,100      ALLETE, Inc.                                            92,988       0.3
Conglomerates
                              1,400      Carlisle Companies Incorporated                         57,932       0.2
                              1,900      Teleflex Incorporated                                   81,491       0.2
                                                                                             ----------      ----
                                                                                                232,411       0.7
----------------------------------------------------------------------------------------------------------------------
Insurance                     2,900      +Allmerica Financial Corporation                        29,290       0.1
                              3,300      American Financial Group, Inc.                          76,131       0.2
                              1,800      AmerUs Group Co.                                        50,886       0.1
                              4,200      Arthur J. Gallagher & Co.                              123,396       0.3
                              3,500      Brown & Brown                                          113,120       0.3
                              2,600      Everest Re Group, Ltd.                                 143,780       0.4

                                                              Master Mid-Cap Index Series           December 31, 2002
SCHEDULE OF INVESTMENTS                                                                               (in US dollars)
----------------------------------------------------------------------------------------------------------------------
Industry***                  Shares                   Common Stocks                             Value      Percent of
                               Held                                                                        Net Assets
----------------------------------------------------------------------------------------------------------------------
                              4,860      Fidelity National Financial, Inc.                      159,554       0.4
                              3,200      HCC Insurance Holdings, Inc.                            78,720       0.2
                              2,300      Horace Mann Educators Corporation                       35,259       0.1
                              2,500      The MONY Group Inc.                                     59,850       0.2
                              3,200      +Ohio Casualty Corporation                              41,440       0.1
                              5,900      Old Republic International Corporation                 165,200       0.5
                              4,400      The PMI Group, Inc.                                    132,176       0.4
                              3,300      Protective Life Corporation                             90,816       0.3
                              4,600      Radian Group Inc.                                      170,890       0.5
                              1,400      StanCorp Financial Group, Inc.                          68,390       0.2
                              3,200      Unitrin, Inc.                                           93,504       0.3
                                                                                             ----------      ----
                                                                                              1,632,402       4.6
----------------------------------------------------------------------------------------------------------------------
Internet Software &           2,500      +Internet Security Systems, Inc.                        45,825       0.1
Services
                              2,800      +Overture Services, Inc.                                76,468       0.2
                              2,700      +Retek Inc.                                              7,344       0.0
                                                                                             ----------      ----
                                                                                                129,637       0.3
----------------------------------------------------------------------------------------------------------------------
Leisure Equipment &           4,000      Callaway Golf Company                                   53,000       0.1
Products
----------------------------------------------------------------------------------------------------------------------
Machinery                     3,800      +AGCO Corporation                                       83,980       0.2
                              1,500      Albany International Corp. (Class A)                    30,990       0.1
                              2,100      Donaldson Company, Inc.                                 75,600       0.2
                              2,600      +Flowserve Corporation                                  38,454       0.1
                              1,900      Harsco Corporation                                      60,591       0.2
                              1,300      Kaydon Corp.                                            27,573       0.1
                              1,900      Kennametal Inc.                                         65,512       0.2
                              1,500      Nordson Corporation                                     37,245       0.1
                              2,600      Pentair, Inc.                                           89,830       0.2
                              4,100      +SPX Corporation                                       153,545       0.4
                                900      Tecumseh Products Company (Class A)                     39,717       0.1
                              2,100      Trinity Industries, Inc.                                39,816       0.1
                                                                                             ----------      ----
                                                                                                742,853       2.0
----------------------------------------------------------------------------------------------------------------------
Marine                        1,900      Alexander & Baldwin, Inc.                               49,001       0.1
----------------------------------------------------------------------------------------------------------------------
Media                         5,400      A.H. Belo Corporation (Class A)                        115,128       0.3
                              2,800      +Catalina Marketing Corporation                         51,800       0.1
                              2,800      +Emmis Communications Corporation (Class A)             58,324       0.2
                              2,500      +Entercom Communications Corp.                         117,300       0.3
                              4,350      Harte-Hanks, Inc.                                       81,215       0.2

                                                              Master Mid-Cap Index Series           December 31, 2002
SCHEDULE OF INVESTMENTS                                                                               (in US dollars)
----------------------------------------------------------------------------------------------------------------------
Industry***                  Shares                   Common Stocks                             Value      Percent of
                               Held                                                                        Net Assets
----------------------------------------------------------------------------------------------------------------------
                              5,300      +Hispanic Broadcasting Corporation                     108,915       0.3
                              2,300      Lee Enterprises, Incorporated                           77,096       0.2
                              2,500      +Macrovision Corporation                                40,100       0.1
                              1,100      Media General, Inc. (Class A)                           65,945       0.2
                              4,600      The Reader's Digest Association, Inc. (Class A)         69,460       0.2
                              2,000      +Scholastic Corporation                                 71,900       0.2
                                467      The Washington Post Company                            344,646       1.0
                              5,200      +Westwood One, Inc.                                    194,272       0.5
                                                                                             ----------      ----
                                                                                              1,396,101       3.8
----------------------------------------------------------------------------------------------------------------------
Metals & Mining               5,000      +AK Steel Holding Corporation                           40,000       0.1
                              2,800      Arch Coal, Inc.                                         60,452       0.2
                              1,300      Carpenter Technology Corporation                        16,185       0.0
                              2,100      +GrafTech International Ltd.                            12,516       0.0
                              2,500      Peabody Energy Corporation                              73,075       0.2
                                                                                             ----------      ----
                                                                                                202,228       0.5
----------------------------------------------------------------------------------------------------------------------
Multi-Utilities &            10,300       Aquila, Inc.                                           18,231       0.1
Unregulated Power
                              7,000      Energy East Corporation                                154,630       0.4
                              3,000      Equitable Resources, Inc.                              105,120       0.3
                              3,400      MDU Resources Group                                     87,754       0.2
                              3,800      National Fuel Gas Company                               78,774       0.2
                              3,000      ONEOK, Inc.                                             57,600       0.2
                              4,000      Questar Corporation                                    111,280       0.3
                              5,400      SCANA Corporation                                      167,184       0.5
                              4,700      Sierra Pacific Resources                                30,550       0.1
                              3,200      Vectren Corporation                                     73,600       0.2
                              3,900      Westar Energy, Inc.                                     38,610       0.1
                                                                                             ----------      ----
                                                                                                923,333       2.6
----------------------------------------------------------------------------------------------------------------------
Multiline Retail              3,366      +99 Cents Only Stores                                   90,411       0.3
                              3,600      +BJ's Wholesale Club, Inc.                              65,880       0.2
                              5,750      +Dollar Tree Stores, Inc.                              141,278       0.4
                              2,300      +The Neiman Marcus Group, Inc. (Class A)                69,897       0.2
                              7,000      +Saks Incorporated                                      82,180       0.2
                                                                                             ----------      ----
                                                                                                449,646       1.3
----------------------------------------------------------------------------------------------------------------------
Oil & Gas                     2,200      +Forest Oil Corporation                                 60,830       0.2
                              4,600      Murphy Oil Corporation                                 197,110       0.5
                              2,900      Noble Energy, Inc.                                     108,895       0.3
                              8,900      Ocean Energy Inc.                                      177,733       0.5

                                                              Master Mid-Cap Index Series           December 31, 2002
SCHEDULE OF INVESTMENTS                                                                               (in US dollars)
----------------------------------------------------------------------------------------------------------------------
Industry***                  Shares                   Common Stocks                             Value      Percent of
                               Held                                                                        Net Assets
----------------------------------------------------------------------------------------------------------------------
                              1,500      Overseas Shipholding Group, Inc.                        26,850       0.1
                              5,900      +Pioneer Natural Resources Company                     148,975       0.4
                              5,400      Valero Energy Corporation                              199,476       0.6
                              1,700      Western Gas Resources, Inc.                             62,645       0.2
                              6,300      XTO Energy, Inc.                                       155,610       0.4
                                                                                             ----------      ----
                                                                                              1,138,124       3.2
----------------------------------------------------------------------------------------------------------------------
Paper & Forest                2,800      Bowater Incorporated                                   117,460       0.3
Products
                              1,600      P.H. Glatfelter Company                                 21,056       0.1
                              1,500      Potlatch Corporation                                    35,820       0.1
                              1,500      Rayonier Inc.                                           67,875       0.2
                              1,900      Wausau - Mosinee Paper Corporation                      21,318       0.1
                                                                                             ----------      ----
                                                                                                263,529       0.8
--------------------------------------------------------------------------------------------------------------------
Pharmaceuticals               2,200      +Barr Laboratories, Inc.                               143,198       0.4
                              4,400      ICN Pharmaceuticals, Inc.                               48,004       0.1
                              9,425      +IVAX Corporation                                      114,325       0.3
                              6,100      Mylan Laboratories, Inc.                               212,890       0.6
                              3,700      +Perrigo Company                                        44,955       0.1
                              5,700      +SICOR Inc.                                             90,345       0.3
                              4,500      +Sepracor Inc.                                          43,515       0.1
                                                                                             ----------      ----
                                                                                                697,232       1.9
----------------------------------------------------------------------------------------------------------------------
Real Estate                   3,200      Hospitality Properties Trust                           112,640       0.3
                              3,900      Liberty Property Trust                                 124,566       0.3
                              4,800      New Plan Excel Realty Trust                             91,632       0.3
                                                                                             ----------      ----
                                                                                                328,838       0.9
----------------------------------------------------------------------------------------------------------------------
Road & Rail                   4,300      +Swift Transportation Co., Inc.                         86,077       0.2
----------------------------------------------------------------------------------------------------------------------
Semiconductor                24,000      +Atmel Corporation                                      53,520       0.1
Equipment &
Products
                              1,300      +Cabot Microelectronics Corporation                     61,360       0.2
                              4,800      +Cirrus Logic, Inc.                                     13,824       0.0
                              3,300      +Credence Systems Corporation                           30,789       0.1
                              3,701      +Cree, Inc.                                             60,511       0.2
                              5,800      +Cypress Semiconductor Corporation                      33,176       0.1
                              1,300      +FEI Company                                            19,877       0.1
                              5,600      +Fairchild Semiconductor Corporation (Class A)          59,976       0.2
                              5,400      +Integrated Device Technology, Inc.                     45,198       0.1

                                                              Master Mid-Cap Index Series           December 31, 2002
SCHEDULE OF INVESTMENTS                                                                               (in US dollars)
----------------------------------------------------------------------------------------------------------------------
Industry***                  Shares                   Common Stocks                             Value      Percent of
                               Held                                                                        Net Assets
----------------------------------------------------------------------------------------------------------------------
                              3,100      +International Rectifier Corp.                          57,226       0.2
                              7,000      +Intersil Holding Corporation (Class A)                 97,580       0.3
                              6,000      +LAM Research Corp.                                     64,800       0.2
                              2,300      +LTX Corporation                                        13,869       0.0
                              5,800      +Lattice Semiconductor Corporation                      50,866       0.1
                              4,300      +Micrel, Inc.                                           38,614       0.1
                             10,000      Microchip Technology                                   244,500       0.7
                              8,700      +RF Micro Devices, Inc.                                 63,771       0.2
                              3,900      +Semtech Corporation                                    42,588       0.1
                              5,300      +TriQuint Semiconductor, Inc.                           22,472       0.1
                                                                                             ----------      ----
                                                                                              1,074,517       3.1
----------------------------------------------------------------------------------------------------------------------
Software                      3,500      +Activision, Inc.                                       51,065       0.1
                              1,800      +Advent Software, Inc.                                  24,534       0.1
                              9,700      +Ascential Software Corporation                         23,280       0.1
                             13,200      +Cadence Design Systems, Inc.                          155,628       0.4
                              4,600      Jack Henry & Associates, Inc.                           55,384       0.2
                              5,600      +Legato Systems, Inc.                                   28,168       0.1
                              2,700      +Macromedia, Inc.                                       28,755       0.1
                              2,500      +Mentor Graphics Corporation                            19,650       0.1
                              2,400      +National Instruments Corporation                       77,976       0.2
                              7,700      +Network Associates, Inc.                              123,893       0.3
                              2,900      +RSA Security Inc.                                      17,371       0.0
                              3,300      Reynolds & Reynolds Company (Class A)                   84,051       0.2
                              4,500      +Sybase, Inc.                                           60,300       0.2
                              7,200      +Symantec Corporation                                  291,240       0.8
                              3,800      +Synopsys, Inc.                                        175,370       0.5
                              1,200      +Transaction Systems Architects, Inc. (Class A)          7,800       0.0
                              2,900      +Wind River Systems, Inc.                               11,890       0.0
                                                                                             ----------      ----
                                                                                              1,236,355       3.4
----------------------------------------------------------------------------------------------------------------------
Specialty Retail              4,900      +Abercrombie & Fitch Co. (Class A)                     100,254       0.3
                              3,750      +American Eagle Outfitters, Inc.                        51,675       0.1
                              3,200      +Barnes & Noble, Inc.                                   57,824       0.2
                              3,800      +Borders Group, Inc.                                    61,180       0.2
                              4,200      +CDW Computer Centers, Inc.                            184,170       0.5
                              4,900      +CarMax, Inc.                                           87,612       0.2
                              2,300      Claire's Stores, Inc.                                   50,761       0.1
                              4,400      +Copart, Inc.                                           52,096       0.1
                              3,400      +Michael's Stores                                      106,420       0.3
                              7,000      +PETsMART, Inc.                                        119,910       0.3
                              1,200      +Payless ShoeSource, Inc.                               61,764       0.2
                              4,700      Pier 1 Imports, Inc.                                    88,971       0.2

                                                              Master Mid-Cap Index Series           December 31, 2002
SCHEDULE OF INVESTMENTS                                                                               (in US dollars)
----------------------------------------------------------------------------------------------------------------------
Industry***                  Shares                   Common Stocks                             Value      Percent of
                               Held                                                                        Net Assets
----------------------------------------------------------------------------------------------------------------------
                              3,900      Ross Stores, Inc.                                      165,321       0.5
                              4,000      +United Rentals, Inc.                                   43,040       0.1
                              5,900      +Williams-Sonoma, Inc.                                 160,185       0.4
                                                                                             ----------      ----
                                                                                              1,391,183       3.7
----------------------------------------------------------------------------------------------------------------------
Textiles, Apparel &           4,300      +Coach, Inc.                                           141,556       0.4
Luxury Goods
                              1,900      +The Timberland Company (Class A)                       67,659       0.2
                              2,000      +Unifi, Inc.                                            10,500       0.0
                                                                                             ----------      ----
                                                                                                219,715       0.6
----------------------------------------------------------------------------------------------------------------------
Tobacco                       1,400      Universal Corporation                                   51,744       0.1
----------------------------------------------------------------------------------------------------------------------
Trading Companies &           3,800      Fastenal Company                                       142,082       0.4
Distributors
----------------------------------------------------------------------------------------------------------------------
Water Utilities               5,100      American Water Works Company, Inc.                     231,948       0.6
----------------------------------------------------------------------------------------------------------------------
Wireless                      2,500      +Price Communications Corporation                       34,575       0.1
Telecommunication
Services
                              2,800      Telephone and Data Systems, Inc.                       131,656       0.4
                                                                                             ----------      ----
                                                                                                166,231       0.5
----------------------------------------------------------------------------------------------------------------------
                                         Total Common Stocks (Cost - $37,273,827)            34,848,126      96.8
                                                                                             ----------      ----
----------------------------------------------------------------------------------------------------------------------

                        Partnership                             Short-Term Investments
                         Interest
----------------------------------------------------------------------------------------------------------------------
                         $1,065,706      Merrill Lynch Liquidity Series, LLC
                                             Cash Sweep Series I*                            $1,065,706       3.0%
                                         Total Short-Term Investments
                                             (Cost - $1,065,706)
----------------------------------------------------------------------------------------------------------------------
                                         Total Investments (Cost - $38,339,533)              35,913,832       99.8
                                         Variation Margin on Financial Futures Contracts**        7,650        0.0
                                         Other Assets Less Liabilities                           59,489        0.2
                                                                                            -----------      -----
                                         Net Assets                                         $35,980,971      100.0%
                                                                                            ===========      =====

                              Master Mid-Cap Index Series      December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

* Investments in companies considered to be an affiliate of the Fund (such companies are defined as "Affiliated Companies" in Section 2(a)(3) of the Investment Company Act of 1940) are as follows:

      -------------------------------------------------------------------------
                                       Net             Net        Interest
      Affiliate                     Activity           Cost        Income
      -------------------------------------------------------------------------
      Merrill Lynch
      Liquidity Series, LLC
      Cash Sweep Series I          $1,065,706      $1,065,706      $3,145
      -------------------------------------------------------------------------

** Financial futures contracts purchased as of December 31, 2002 were as follows:

      -------------------------------------------------------------------------
      Number of                              Expiration
      Contracts         Issue                   Date                   Value
      -------------------------------------------------------------------------
           6            S & P 400 Midcap     March 2003             $1,289,700
      -------------------------------------------------------------------------
      Total Financial Futures Contracts Purchased
        (Total Contract Price - $1,298,636)                         $1,289,700
                                                                    ----------
      -------------------------------------------------------------------------

*** For Series compliance purposes, "Industry" means any one or more of the industry sub-classifications used by one or more widely recognized market indexes or ratings group indexes, and/or as defined by Series management. This definition may not apply for purposes of this report, which may combine such industry sub-classifications for reporting ease. These classifications are unaudited.

+     Non-income producing security.

(a) Warrants entitle the Fund to purchase a predetermined number of shares of common stock and are non-income producing. The purchase price and number of shares are subject to adjustment under certain conditions until the expiration date.

See Notes to Financial Statements.

                                   Master Mid Cap Index Series December 31, 2002

STATEMENT OF ASSETS AND LIABILITIES
MASTER
MID CAP
INDEX SERIES      As of December 31, 2002
-----------------------------------------------------------------------------------------------------------
Assets:           Investments, at value (identified cost-$38,339,533) ........                 $ 35,913,832
                  Cash on deposit for financial futures contracts ............                       63,000
                  Cash .......................................................                        2,849
                  Receivables:
                    Investment adviser .........................................  $ 30,007
                    Dividends ..................................................    22,033
                    Contributions ..............................................    10,583
                    Variation margin ...........................................     7,650
                    Interest ...................................................     2,576           72,849
                  Prepaid expenses ...........................................    --------              155
                                                                                               ------------
                  Total assets ...............................................                   36,052,685
                                                                                               ------------

-----------------------------------------------------------------------------------------------------------
Liabilities:      Payables:
                    Withdrawals ................................................    42,601
                    Securities purchased .......................................     4,662           47,263
                                                                                  --------
                  Accrued expenses ...........................................                       24,451
                                                                                               ------------
                  Total liabilities ..........................................                       71,714
                                                                                               ------------

-----------------------------------------------------------------------------------------------------------
Net Assets:       Net assets .................................................                 $ 35,980,971
                                                                                               ------------
                                                                                               ============

-----------------------------------------------------------------------------------------------------------
Net Assets        Investors' capital .........................................                 $ 38,415,608
Consist of:       Unrealized depreciation on investments-net .................                   (2,434,637)
                                                                                               ------------
                  Net assets .................................................                 $ 35,980,971
                                                                                               ============

-----------------------------------------------------------------------------------------------------------
                  See Notes to Financial Statements.

                                   Master Mid Cap Index Series December 31, 2002

STATEMENT OF OPERATIONS
MASTER
MID CAP
INDEX SERIES            For the Year Ended December 31, 2002
--------------------------------------------------------------------------------------------------------------------
Investment              Dividends ..................................................                     $   217,240
Income:                 Interest ...................................................                          21,489
                                                                                                         -----------
                        Total income ...............................................                         238,729
                                                                                                         -----------

--------------------------------------------------------------------------------------------------------------------
Expenses:               Professional fees ..........................................    $ 49,270
                        Custodian fees .............................................      11,674
                        Accounting services ........................................       3,958
                        Investment advisory fees ...................................       2,089
                        Trustees' fees and expenses ................................         368
                        Printing and shareholder reports ...........................          97
                        Other ......................................................      11,214
                                                                                        --------
                        Total expenses before reimbursement ........................      78,670
                        Reimbursement of expenses ..................................     (61,801)
                                                                                        --------
                        Total expenses after reimbursement .........................                          16,869
                                                                                                         -----------
                        Investment income-net ......................................                         221,860
                                                                                                         -----------

--------------------------------------------------------------------------------------------------------------------
Realized &              Realized loss from investments-net .........................                      (1,347,143)
Unrealized Loss         Change in unrealized appreciation/depreciation
on Investments-Net:     on investments-net .........................................                      (2,962,866)
                                                                                                         -----------
                        Total realized and unrealized loss on investments-net ......                      (4,310,009)
                                                                                                         -----------
                        Net Decrease in Net Assets Resulting from Operations .......                     $(4,088,149)
                                                                                                         ===========

--------------------------------------------------------------------------------------------------------------------
                        See Notes to Financial Statements.

                                   Master Mid Cap Index Series December 31, 2002

STATEMENTS OF CHANGES IN NET ASSETS                                                     For the Year Ended December 31,
MASTER                                                                                  --------------------------------
MID CAP INDEX SERIES    Increase (Decrease) in Net Assets:                                   2002                2001
------------------------------------------------------------------------------------------------------------------------
Operations:             Investment income-net .......................................   $    221,860        $   166,878
                        Realized loss on investments-net ............................     (1,347,143)        (1,810,374)
                        Change in unrealized appreciation/depreciation on
                          investments-net ...........................................     (2,962,866)            53,073
                                                                                        ------------        -----------
                        Net decrease in net assets resulting from operations ........     (4,088,149)        (1,590,423)
                                                                                        ------------        -----------

------------------------------------------------------------------------------------------------------------------------
Net Capital             Proceeds from contributions .................................     47,780,517         16,394,330
Transactions:           Fair value of withdrawals ...................................    (13,313,155)       (22,369,270)
                                                                                        ------------        -----------
                        Net increase (decrease) in net assets derived from
                          capital transactions ......................................     34,467,362         (5,974,940)
                                                                                        ------------        -----------

------------------------------------------------------------------------------------------------------------------------
Net Assets:             Total increase (decrease) in net assets .....................     30,379,213         (7,565,363)
                        Beginning of year ...........................................      5,601,758         13,167,121
                                                                                        ------------        -----------
                        End of year .................................................   $ 35,980,971        $ 5,601,758
                                                                                        ============        ===========

------------------------------------------------------------------------------------------------------------------------
                        See Notes to Financial Statements.

                                   Master Mid Cap Index Series December 31, 2002

FINANCIAL HIGHLIGHTS
------------------------------------------------------------------------------------------------------------------------------
MASTER            The following  ratios have                        For the Year Ended December 31,          For the Period
MID CAP           been derived from information provided         --------------------------------------     December 30, 1999+
INDEX SERIES      in the financial statements.                       2002          2001          2000      to December 31, 1999
------------------------------------------------------------------------------------------------------------------------------
Total Investment
Return:# .....................................................      (14.80%)        (.71%)         --             --
                                                                 =========       =======       ========        =======

------------------------------------------------------------------------------------------------------------------------------
Ratios to         Expenses, net of reimbursement .............         .08%          .08%           .08%           .08%*
Average Net                                                      =========       =======       ========        =======
Assets:           Expenses ...................................         .38%          .56%          1.37%           .94%*
                                                                 =========       =======       ========        =======
                  Investment income-net ......................        1.06%         1.23%          1.71%          3.40%*
                                                                 =========       =======       ========        =======

------------------------------------------------------------------------------------------------------------------------------
Supplemental      Net assets, end of period (in thousands) ...   $  35,981       $ 5,602       $ 13,167        $ 5,032
Data:                                                            =========       =======       ========        =======
                  Portfolio turnover .........................       42.18%        99.59%         50.32%          --
                                                                 =========       =======       ========        =======

------------------------------------------------------------------------------------------------------------------------------
                  *     Annualized.
                  +     Commencement of operations.
                  #     Total return is required to be disclosed for fiscal
                        years beginning after December 15, 2000.
                  See Notes to Financial Statements.

Master Mid Cap Index Series

NOTES TO FINANCIAL STATEMENTS

1. Significant Accounting Policies:

Master Mid Cap Index Series (the "Series") is part of Quantitative Master Series Trust (the "Trust"). The Trust is registered under the Investment Company Act of 1940 and is organized as a Delaware business trust. The Declaration of Trust permits the Trustees to issue nontransferable interests in the Series, subject to certain limitations. The Series' financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. The following is a summary of significant accounting policies followed by the Series.

(a) Valuation of investments - Portfolio securities that are traded on stock exchanges are valued at the last sale price as of the close of business on the day the securities are being valued or, lacking any sales, at the closing bid price. Securities traded in the over-the-counter market are valued at the last quoted bid price at the close of trading on the New York Stock Exchange on each day by brokers that make markets in the securities. Securities traded in the NASDAQ National Market System are valued at the last sale price prior to the time of valuation. Portfolio securities that are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market. Options written or purchased are valued at the last sale price in the case of exchange-traded options. In the case of options traded in the over-the-counter market, valuation is the last asked price (options written) or the last bid price (options purchased). Short-term securities are valued at amortized cost, which approximates market value. Other investments, including futures contracts and related options, are stated at market value. Securities and assets for which market quotations are not readily available are valued at fair market value, as determined in good faith by or under the direction of the Trust's Board of Trustees.

(b) Derivative financial instruments - The Series may engage in various portfolio investment strategies to provide liquidity or as a proxy for a direct investment in securities underlying the Series' index. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

o Financial futures contracts - The Series may purchase or sell financial futures contracts and options on such futures contracts as a proxy for a direct investment in securities underlying the Series' index. Upon entering into a contract, the Series deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Series agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Series as unrealized gains or losses. When the contract is closed, the Series records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

o Options - The Series is authorized to purchase and write call and put options. When the Series writes an option, an amount equal to the premium received by the Series is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written. When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Series enters into a closing transaction), the Series realizes a gain or loss on the option to the extent of the premiums received or paid (or a gain or loss to the extent that the cost of the closing transaction exceeds the premium paid or received).

      Written and purchased options are non-income producing investments.

(c) Income taxes - The Series is classified as a partnership for Federal income tax purposes. As such, each investor in the Series is treated as owner of its proportionate share of the net assets, income, expenses and realized and unrealized gains and losses of the Series. Accordingly, as a "pass through" entity, the Series pays no income dividends or capital gains distributions. Therefore, no Federal income tax provision is required. It is intended that the Series' assets will be managed so an investor in the Series can satisfy the requirements of subchapter M of the Internal Revenue Code.

(d) Security transactions and investment income -Security transactions are accounted for on the date the securities are purchased or sold (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Dividend income is recorded on the ex-dividend dates. Interest income is recognized on the accrual basis.

2. Investment Advisory Agreement and Transactions with Affiliates:

The Trust has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect, wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

FAM is responsible for the management of the Series' portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Series. For such services, the Series pays a monthly fee at an annual rate of .01% of the Series' average daily net assets. FAM had entered into a contractual arrangement with the Series under which the expenses incurred by the Series will not exceed .08%. This arrangement expired December 31, 2002. FAM reimbursed the Series $61,801 for operating expenses.

For the year ended December 31, 2002, the Series reimbursed FAM $422 for certain accounting services.

Certain officers and/or trustees of the Series are officers and/or directors of FAM, PSI, and/or ML & Co.

3. Investments:

Purchases and sales of investments, excluding short-term securities, for the year ended December 31, 2002 were $42,019,406 and $8,072,280, respectively.

Net realized gains (losses) for the year ended December 31, 2002 and net unrealized losses as of December 31, 2002 were as follows:

--------------------------------------------------------------------------------
                                            Realized            Unrealized
                                          Gains (Losses)          Losses
--------------------------------------------------------------------------------
  Long-term investments                    $(1,426,700)       $(2,425,701)
                                           -----------        -----------
  Short-term investments                            (9)                --
  Financial futures contracts                   79,566             (8,936)
                                           -----------        -----------
  Total                                    $(1,347,143)       $(2,434,637)
                                           ===========        ===========

--------------------------------------------------------------------------------

As of December 31, 2002, net unrealized depreciation for Federal income tax purposes aggregated $3,548,147, of which $945,161 related to appreciated securities and $4,493,308 related to depreciated securities. At December 31, 2002, the aggregate cost of investments for Federal income tax purposes was $39,461,979.

4. Short-Term Borrowings:

The Series, along with certain other funds managed by FAM and its affiliates, is a party to a credit agreement with Bank One, N.A. and certain other lenders. Effective November 29, 2002, in conjunction with the renewal for one year at the same terms, the total commitment was reduced from $1,000,000,000 to $500,000,000. The Series may borrow under the credit agreement to fund partner withdrawals and for other lawful purposes other than for leverage. The Series may borrow up to the maximum amount allowable under the Series' current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Series pays a commitment fee of ..09% per annum based on the Series' pro rata share of the unused portion of the credit agreement. Amounts borrowed under the credit agreement bear interest at a rate equal to, at each fund's election, the Federal Funds rate plus .50% or a base rate as determined by Bank One, N.A. On November 29, 2002, the credit agreement was renewed for one year under the same terms, except that the commitment was reduced from $1,000,000,000 to $500,000,000.The Series did not borrow under the credit agreement during the year ended December 31, 2002.

The Board of Trustees and Investors,
Master Mid Cap Index Series
(One of the Series constituting Quantitative Master Series Trust):

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Master Mid Cap Index Series as of December 31, 2002, the related statements of operations for the year then ended and changes in net assets for each of the years in the two year period then ended, and the financial highlights for each of the periods presented. These financial statements and the financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at December 31, 2002 by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Master Mid Cap Index Series of Quantitative Master Series Trust as of December 31, 2002, the results of its operations, the changes in its net assets, and the financial highlights for the respective stated periods in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Princeton, New Jersey
February 21, 2003

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------

Aerospace                         200 Aerosonic Corporation +                                    $ 3,882                   0.0
                                  900 ESCO Technologies Inc. +                                    33,300                   0.1
                                1,700 GenCorp Inc.                                                13,464                   0.0
                                  100 HEICO Corporation                                            1,061                   0.0
                                  900 Kaman Corp. (Class A)                                        9,900                   0.0
                                1,800 KVH Industries, Inc. +                                      15,480                   0.0
                                3,300 L-3 Communications Holdings, Inc. +                        148,203                   0.2
                                  500 SPACEHAB, Incorporated +                                       440                   0.0
                                  700 SatCon Technology Corporation +                                980                   0.0
                                  300 TransTechnology Corporation +                                3,144                   0.0
                                1,800 Trimble Navigation Limited +                                22,482                   0.0
                                2,200 Veeco Instruments Inc. +                                    25,432                   0.0
                                                                                             -----------                 -----
                                                                                                 277,768                   0.3
----------------------------------------------------------------------------------------------------------------------------------
Air Transport                   1,300 AAR Corp.                                                    6,695                   0.0
                                1,500 ATA Holdings Corp. +                                         6,855                   0.0
                                1,900 Airborne, Inc.                                              28,177                   0.1
                                  800 AirTran Holdings, Inc. +                                     3,120                   0.0
                                1,100 Alaska Air Group, Inc. +                                    23,815                   0.0
                                2,900 America West Holdings Corporation (Class B) +                5,220                   0.0
                                1,400 Atlantic Coast Airlines Holdings, Inc. +                    16,842                   0.0
                                2,800 Atlas Air, Inc. +                                            4,228                   0.0
                                  700 Aviall, Inc. +                                               5,635                   0.0
                                1,200 Aviation General, Incorporated +                                84                   0.0
                                2,400 Continental Airlines, Inc. (Class B) +                      17,400                   0.0
                                1,900 EGL, Inc. +                                                 27,075                   0.0
                                1,800 Frontier Airlines, Inc. +                                   12,168                   0.0
                                  700 Great Lakes Aviation, Ltd. +                                    84                   0.0
                                3,802 Hawaiian Holdings, Inc. +                                    7,756                   0.0
                                  900 LMI Aerospace, Inc. +                                        1,944                   0.0
                                2,700 Mesa Air Group, Inc. +                                      10,989                   0.0
                                  700 Mesaba Holdings, Inc. +                                      4,284                   0.0
                                5,600 Northwest Airlines Corporation +                            41,104                   0.1
                                  700 Petroleum Helicopters, Inc. (Non-voting) +                  20,993                   0.0
                                2,300 SkyWest, Inc.                                               30,061                   0.1
                                7,000 UAL Corporation +                                           10,010                   0.0
                                  200 Vanguard Airlines, Inc. +                                        0                   0.0
                                                                                             -----------                 -----
                                                                                                 284,539                   0.3
----------------------------------------------------------------------------------------------------------------------------------
Apparel                           900 Aeropostale, Inc. +                                          9,513                   0.0
                                1,200 Armor Holdings, Inc. +                                      16,524                   0.0
                                1,500 bebe stores, inc. +                                         20,100                   0.0
                                  700 The Buckle, Inc. +                                          12,600                   0.0
                                1,400 Burke Mills, Inc. +                                            980                   0.0
                                2,900 Carlyle Industries, Inc. +                                   1,218                   0.0
                                3,400 Coach, Inc. +                                              111,928                   0.1
                                1,600 Columbia Sportswear Company +                               71,072                   0.1
                                  600 DHB Capital Group Inc. +                                       996                   0.0
                                  200 Fab Industries, Inc. +                                       1,630                   0.0
                                1,500 GSI Commerce, Inc. +                                         5,475                   0.0
                                  300 Guess?, Inc. +                                               1,257                   0.0
                                  300 Haggar Corp.                                                 3,777                   0.0
                                  200 Hampshire Group, Limited +                                   4,400                   0.0
                                5,000 Hartmarx Corporation +                                      12,200                   0.0
                                1,500 J. Jill Group Inc. +                                        20,970                   0.0
                                  400 JPS Industries Inc. +                                        1,400                   0.0
                                  800 Jos. A. Bank Clothiers, Inc. +                              17,056                   0.0
                                1,400 K-Swiss Inc. (Class A)                                      30,394                   0.1
                                  900 Kellwood Co.                                                23,400                   0.0
                                  700 Kenneth Cole Productions, Inc. (Class A) +                  14,210                   0.0
                                  500 LaCrosse Footwear, Inc. +                                    1,300                   0.0
                                1,000 Magic Lantern Group, Inc. +                                  1,700                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                  900 Marisa Christina, Incorporated +                             1,170                   0.0
                                  600 Mothers Work, Inc. +                                        21,138                   0.0
                                2,300 Nautica Enterprises, Inc. +                                 25,553                   0.1
                                  500 OshKosh B'Gosh, Inc. (Class A)                              14,025                   0.0
                                  300 Oxford Industries, Inc.                                      7,695                   0.0
                                  300 Perry Ellis International, Inc. +                            4,830                   0.0
                                1,200 Phillips-Van Heusen Corporation                             13,872                   0.0
                                  500 Phoenix Footwear Group, Inc. +                               3,425                   0.0
                                1,600 Polo Ralph Lauren Corporation +                             34,816                   0.1
                                  200 Polymer Group, Inc. +                                           15                   0.0
                                1,400 Quaker Fabric Corporation +                                  9,730                   0.0
                                1,900 Quiksilver, Inc. +                                          50,654                   0.1
                                1,300 Russell Corporation                                         21,762                   0.0
                                1,100 Skechers U.S.A., Inc. (Class A) +                            9,339                   0.0
                                  500 Stage Stores, Inc. +                                        10,520                   0.0
                                1,100 Steve Madden, Ltd. +                                        19,877                   0.0
                                1,700 The Stride Rite Corporation                                 12,189                   0.0
                                1,500 Superior Uniform Group, Inc.                                18,585                   0.0
                                  200 Tandy Brands Accessories, Inc. +                             1,840                   0.0
                                1,600 The Timberland Company (Class A) +                          56,976                   0.1
                                  900 Tropical Sportswear Int'l Corporation +                      8,073                   0.0
                                3,200 Unifi, Inc. +                                               16,800                   0.0
                                  700 Vans, Inc. +                                                 3,976                   0.0
                                4,200 WestPoint Stevens Inc. +                                     2,478                   0.0
                                2,400 Wolverine World Wide, Inc.                                  36,264                   0.1
                                                                                             -----------                 -----
                                                                                                 789,702                   0.8
----------------------------------------------------------------------------------------------------------------------------------
Banks                             200 Alabama National BanCorporation                              8,700                   0.0
                                  200 Ameriana Bancorp                                             2,296                   0.0
                                  800 American National Bankshares Inc.                           20,800                   0.0
                                1,600 Anchor Bancorp, Inc.                                        33,200                   0.1
                                  336 Arrow Financial Corporation                                 10,339                   0.0
                                3,750 Associated Banc-Corp.                                      127,275                   0.1
                                1,200 BCSB Bankcorp, Inc.                                         16,500                   0.0
                                  400 BancFirst Corporation                                       18,800                   0.0
                                3,300 BancorpSouth, Inc.                                          64,086                   0.1
                                  200 Bank Mutual Corporation                                      4,626                   0.0
                                  525 Bank of Granite Corp.                                        9,187                   0.0
                                3,000 Bank of Hawaii Corporation                                  91,170                   0.1
                                2,100 BankAtlantic Bancorp, Inc. (Class A)                        19,845                   0.0
                                6,816 Banknorth Group, Inc.                                      154,042                   0.2
                                  200 Bar Harbor Bankshares                                        3,860                   0.0
                                  900 Bay State Bancorp, Inc.                                     23,400                   0.0
                                1,400 Boston Private Financial Holdings, Inc.                     27,804                   0.1
                                  600 BostonFed Bancorp, Inc.                                     16,020                   0.0
                                4,299 Brookline Bancorp, Inc.                                     51,158                   0.1
                                  500 Bryn Mawr Bank Corporation                                  18,315                   0.0
                                  500 CB Bancshares, Inc.                                         21,260                   0.0
                                  300 CCBT Financial Companies Inc.                                7,704                   0.0
                                1,500 CFS Bancorp, Inc.                                           21,450                   0.0
                                  300 Camden National Corporation                                  7,260                   0.0
                                1,100 Capital Bank Corporation                                    14,234                   0.0
                                  400 Capital City Bank Group, Inc.                               15,676                   0.0
                                  420 Capitol Bancorp Ltd.                                         9,749                   0.0
                                2,940 Capitol Federal Financial                                   84,672                   0.1
                                  210 Carrollton Bancorp                                           2,898                   0.0
                                  330 Cascade Financial Corporation                                3,940                   0.0
                                1,300 Cavalry Bancorp, Inc.                                       17,316                   0.0
                                  800 Center Bancorp, Inc.                                        18,880                   0.0
                                  325 Central Coast Bancorp +                                      6,422                   0.0
                                  700 Century Bancorp, Inc. (Class A)                             18,564                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                  534 Chemical Financial Corporation                              17,168                   0.0
                                1,275 Chittenden Corporation                                      32,487                   0.1
                                1,800 Citizens Banking Corporation                                44,604                   0.1
                                  428 Citizens South Banking Corporation                           4,366                   0.0
                                  700 City Holding Company                                        19,775                   0.0
                                1,900 City National Corporation                                   83,581                   0.1
                                  300 CityBank                                                     7,425                   0.0
                                  500 CoBiz Inc.                                                   7,425                   0.0
                                4,300 The Colonial BancGroup, Inc.                                51,299                   0.1
                                  400 Columbia Banking System, Inc. +                              5,044                   0.0
                                  100 Comm Bancorp, Inc.                                           3,529                   0.0
                                2,500 Commerce Bancorp, Inc.                                     107,975                   0.1
                                3,507 Commerce Bancshares, Inc.                                  137,790                   0.2
                                  100 Commercial Bankshares, Inc.                                  3,460                   0.0
                                  100 Commercial National Financial Corporation                    2,131                   0.0
                                  100 Community Bank System, Inc.                                  3,135                   0.0
                                  370 Community Banks, Inc.                                       10,249                   0.0
                                2,100 Community First Bankshares, Inc.                            55,566                   0.1
                                5,900 Compass Bancshares, Inc.                                   184,493                   0.2
                                1,900 Cornerstone Realty Income Trust, Inc.                       15,124                   0.0
                                  300 Corus Bankshares, Inc.                                      13,098                   0.0
                                  700 CoVest Bancshares, Inc.                                     19,614                   0.0
                                2,200 Cullen/Frost Bankers, Inc.                                  71,940                   0.1
                                2,000 Dime Community Bancshares                                   38,300                   0.1
                                3,900 Doral Financial Corporation                                111,540                   0.1
                                  900 EFC Bancorp, Inc.                                           16,425                   0.0
                                  200 F&M Bancorp                                                  6,400                   0.0
                                1,685 F.N.B. Corporation                                          46,388                   0.1
                                  100 FFLC Bancorp, Inc.                                           2,957                   0.0
                                1,500 FLAG Financial Corporation                                  17,025                   0.0
                                1,000 FNB Corp.                                                   19,350                   0.0
                                  700 FNB Corporation                                             16,611                   0.0
                                  900 FNB Financial Services Corporation                          15,417                   0.0
                                  600 Farmers Capital Bank Corporation                            19,950                   0.0
                                1,200 Fidelity Federal Bancorp +                                   1,800                   0.0
                                  100 Financial Institutions, Inc.                                 2,936                   0.0
                                  400 First Bancorp                                                9,404                   0.0
                                  100 First Banks America, Inc. +                                  4,054                   0.0
                                  900 First Bell Bancorp, Inc.                                    19,134                   0.0
                                  500 First Busey Corporation                                     11,530                   0.0
                                  500 First Charter Corporation                                    9,000                   0.0
                                  500 First Citizens BancShares, Inc. (Class A)                   48,300                   0.1
                                1,300 First Commonwealth Financial Corporation                    14,950                   0.0
                                  300 First Essex Bancorp, Inc.                                   10,020                   0.0
                                  400 First Federal Bancorp, Inc.                                  3,180                   0.0
                                  600 First Federal Bancshares of Arkansas, Inc.                  15,240                   0.0
                                1,400 First Federal Capital Corp.                                 27,033                   0.0
                                  700 First Federal Financial Corporation of Kentucky             17,136                   0.0
                                1,210 First Financial Bancorp                                     19,833                   0.0
                                  200 First Financial Bankshares, Inc.                             7,600                   0.0
                                  110 First Merchants Corporation                                  2,507                   0.0
                                1,975 First Midwest Bancorp, Inc.                                 52,752                   0.1
                                1,000 First Mutual Bancshares, Inc.                               18,040                   0.0
                                1,000 First Niagara Financial Group, Inc.                         26,120                   0.0
                                  300 First Oak Brook Bancshares, Inc.                             9,426                   0.0
                                  600 The First of Long Island Corporation                        21,900                   0.0
                                1,000 First Republic Bank +                                       19,990                   0.0
                                  300 First Southern Bancshares +                                    450                   0.0
                                2,850 First Virginia Banks, Inc.                                 106,105                   0.1
                                1,050 Firstbank Corp.                                             23,730                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                  600 FirstFed Financial Corp. +                                  17,370                   0.0
                                3,300 FirstMerit Corporation                                      71,478                   0.1
                                  900 Franklin Financial Corporation                              20,637                   0.0
                                  300 Frontier Financial Corporation                               7,674                   0.0
                                4,118 Fulton Financial Corporation                                72,724                   0.1
                                  500 GBC Bancorp                                                  9,680                   0.0
                                1,270 German American Bancorp                                     19,748                   0.0
                                  900 Gold Banc Corporation                                        8,929                   0.0
                                  300 Great Southern Bancorp, Inc.                                11,025                   0.0
                                2,374 Greater Bay Bancorp                                         41,046                   0.1
                                  220 Greater Community Bancorp                                    3,520                   0.0
                                  300 Hancock Holding Company                                     13,395                   0.0
                                1,000 Harbor Florida Bancshares, Inc.                             22,520                   0.0
                                  735 Harleysville National Corporation                           19,639                   0.0
                                7,600 Hibernia Corporation (Class A)                             146,376                   0.2
                                7,800 Hudson City Bancorp, Inc.                                  145,314                   0.2
                                1,840 Hudson United Bancorp                                       57,224                   0.1
                                  700 Integra Bank Corporation                                    12,474                   0.0
                                1,050 Interchange Financial Services Corporation                  16,905                   0.0
                               11,500 Internet Capital Group, Inc. +                               4,140                   0.0
                                  400 Irwin Financial Corporation                                  6,600                   0.0
                                1,100 LSB Bancshares, Inc.                                        17,820                   0.0
                                  200 Lakeland Financial Corporation                               4,690                   0.0
                                  600 Liberty Bancorp. Inc.                                       15,864                   0.0
                                3,900 M&T Bank Corporation                                       309,465                   0.4
                                  900 MAF Bancorp, Inc.                                           30,537                   0.1
                                  550 MASSBANK Corp.                                              15,565                   0.0
                                  600 Main Street Banks, Inc.                                     11,520                   0.0
                                  121 MainSource Financial Group, Inc.                             2,899                   0.0
                                3,400 Mercantile Bankshares Corporation                          131,206                   0.2
                                  750 Merchants Bancshares, Inc.                                  16,905                   0.0
                                1,000 Mid-State Bancshares                                        16,422                   0.0
                                  600 Midwest Banc Holdings, Inc.                                 11,370                   0.0
                                1,360 NBT Bancorp Inc.                                            23,215                   0.0
                                  200 NS & L Bancorp                                               2,300                   0.0
                                  110 NSD Bancorp, Inc.                                            2,860                   0.0
                                8,100 National Commerce Financial Corporation                    193,185                   0.2
                                  315 National Penn Bancshares, Inc.                               8,363                   0.0
                                2,000 Net.B@nk, Inc. +                                            19,360                   0.0
                                1,000 North Valley Bancorp                                        18,031                   0.0
                                  100 Northern States Financial Corporation                        2,774                   0.0
                                  100 Norwood Financial Corp.                                      2,960                   0.0
                                1,300 Novastar Financial, Inc.                                    40,339                   0.1
                                  600 OceanFirst Financial Corp.                                  13,470                   0.0
                                  700 Ohio Valley Banc Corp.                                      14,490                   0.0
                                2,446 Old National Bancorp                                        59,438                   0.1
                                  200 Old Second Bancorp, Inc.                                     7,400                   0.0
                                  700 Omega Financial Corporation                                 25,095                   0.0
                                  660 Oriental Financial Group Inc.                               16,223                   0.0
                                  300 PFF Bancorp, Inc.                                            9,375                   0.0
                                1,000 Pamrapo Bancorp, Inc.                                       16,991                   0.0
                                  600 Park National Corporation                                   59,280                   0.1
                                  300 Parkvale Financial Corporation                               6,915                   0.0
                                1,200 Patriot Bank Corp.                                          18,444                   0.0
                                  600 Peapack-Gladstone Financial Corporation                     20,550                   0.0
                                  300 PennFed Financial Services, Inc.                             8,145                   0.0
                                  200 Peoples Bancorp                                              3,900                   0.0
                                  772 Peoples Bancorp Inc.                                        19,763                   0.0
                                  200 Peoples Bancorp of North Carolina                            2,828                   0.0
                                1,120 The Peoples BancTrust Company, Inc.                         14,661                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                2,500 People's Bank                                               62,850                   0.1
                                5,400 Popular, Inc.                                              182,520                   0.2
                                  200 PrivateBancorp, Inc.                                         7,570                   0.0
                                  800 Provident Bancorp, Inc.                                     24,840                   0.0
                                1,525 Provident Bancshares Corporation                            35,244                   0.1
                                2,000 Provident Financial Group, Inc.                             52,060                   0.1
                                  250 Quaker City Bancorp, Inc. +                                  8,233                   0.0
                                2,299 Republic Bancorp Inc.                                       27,059                   0.1
                                1,700 Republic Bancorp, Inc. (Class A)                            19,159                   0.0
                                1,100 Republic Bancshares, Inc. +                                 21,615                   0.0
                                1,100 Riggs National Corporation                                  17,039                   0.0
                                  402 Royal Bancshares of Pennsylvania, Inc. (Class A)             8,603                   0.0
                                  600 S&T Bancorp, Inc.                                           15,031                   0.0
                                  100 S.Y. Bancorp, Inc.                                           3,710                   0.0
                                4,200 S1 Corporation +                                            18,732                   0.0
                                  150 Sandy Spring Bancorp, Inc.                                   4,725                   0.0
                                  110 The Savannah Bancorp, Inc.                                   2,307                   0.0
                                1,500 Seacoast Banking Corporation of Florida                     28,260                   0.1
                                  400 Second Bancorp, Incorporated                                10,600                   0.0
                                2,200 Silicon Valley Bancshares +                                 40,150                   0.1
                                  200 Simmons First National Corporation (Class A)                 7,330                   0.0
                                3,300 Sky Financial Group, Inc.                                   65,703                   0.1
                                1,400 The South Financial Group, Inc.                             28,924                   0.1
                                2,000 Southwest Bancorporation of Texas, Inc. +                   57,620                   0.1
                                  110 Southwest Georgia Financial Corporation                      2,063                   0.0
                                  200 St. Francis Capital Corporation                              4,684                   0.0
                                1,065 State Bancorp, Inc.                                         19,170                   0.0
                                2,650 Sterling Bancshares, Inc.                                   32,383                   0.1
                                  100 Suffolk Bancorp                                              3,162                   0.0
                                  800 Summit Bancshares, Inc.                                     15,600                   0.0
                                  900 Sun Bancorp, Inc.                                           16,453                   0.0
                                1,400 Sun Bancorp, Inc. (New Jersey) +                            18,620                   0.0
                                1,100 Susquehanna Bancshares, Inc.                                22,925                   0.0
                                3,000 TCF Financial Corporation                                  131,070                   0.2
                                1,500 Texas Regional Bancshares, Inc. (Class A)                   53,312                   0.1
                                  300 TriCo Bancshares                                             7,380                   0.0
                                  700 The Trust Company of New Jersey                             19,482                   0.0
                                1,760 TrustCo Bank Corp NY                                        18,973                   0.0
                                2,800 Trustmark Corporation                                       66,444                   0.1
                                  760 U.S.B. Holding Co., Inc.                                    13,452                   0.0
                                1,400 UCBH Holdings, Inc.                                         59,430                   0.1
                                  610 UMB Financial Corporation                                   23,339                   0.0
                                  900 Union Bankshares Corporation                                24,525                   0.0
                                6,200 UnionBanCal Corporation                                    243,474                   0.3
                                  231 United Bancorp, Inc.                                         3,222                   0.0
                                1,800 United Bankshares, Inc.                                     52,310                   0.1
                                1,400 United Community Financial Corp.                            12,110                   0.0
                                  200 United National Bancorp                                      4,610                   0.0
                                  832 Unizan Financial Corp.                                      16,432                   0.0
                                1,200 Vail Banks, Inc.                                            14,400                   0.0
                                3,831 Valley National Bancorp                                    101,023                   0.1
                                  600 Virginia Commerce Bancorp, Inc. +                           14,190                   0.0
                                  400 WSFS Financial Corporation                                  13,188                   0.0
                                1,400 Warren Bancorp, Inc.                                        22,078                   0.0
                                  500 Washington Trust Bancorp, Inc.                               9,765                   0.0
                                  900 WesBanco, Inc.                                              21,051                   0.0
                                1,400 Westamerica Bancorporation                                  56,252                   0.1
                                1,121 Westcorp                                                    23,541                   0.0
                                1,550 Whitney Holding Corporation                                 51,662                   0.1
                                2,600 Wilmington Trust Corporation                                82,368                   0.1

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                1,050 Wintrust Financial Corporation                              32,886                   0.1
                                                                                             -----------                 -----
                                                                                               6,705,208                   7.2
----------------------------------------------------------------------------------------------------------------------------------
Business Machines              13,400 3Com Corporation +                                          62,042                   0.1
                                  200 3D Systems Corporation +                                     1,560                   0.0
                               11,300 ABC Dispensing Technologies, Inc. +                              7                   0.0
                                5,800 Adaptec, Inc. +                                             32,770                   0.0
                                3,600 Advanced Digital Information Corporation +                  24,156                   0.0
                                3,400 american Software, Inc. (Class A) +                          9,350                   0.0
                                  800 Analogic Corporation                                        40,230                   0.1
                                1,200 Arbitron Inc. +                                             40,200                   0.1
                                3,100 Artesyn Technologies, Inc. +                                11,904                   0.0
                               10,200 Ascential Software Corporation +                            24,480                   0.0
                                1,800 Auspex Systems, Inc. +                                         666                   0.0
                                1,800 Avocent Corporation +                                       39,996                   0.1
                               16,100 BEA Systems, Inc. +                                        184,667                   0.2
                                1,400 Black Box Corporation                                       62,720                   0.1
                                4,500 Borland Software Corporation +                              55,350                   0.1
                                1,100 CACI International Inc. (Class A) +                         39,204                   0.1
                                  700 Communication Intelligence Corporation +                       245                   0.0
                                  500 Computer Horizons Corp. +                                    1,635                   0.0
                                  100 Concerto Software, Inc. +                                      675                   0.0
                                4,200 Concurrent Computer Corporation +                           12,096                   0.0
                                3,700 Convera Corporation +                                       10,878                   0.0
                                  410 Cosine Communications, Inc. +                                2,476                   0.0
                                3,700 Cray, Inc. +                                                28,379                   0.0
                                1,100 Crossroads Systems, Inc. +                                   1,023                   0.0
                                2,800 Diebold, Incorporated                                      115,416                   0.1
                                3,600 Digital Lightwave, Inc. +                                    4,432                   0.0
                                7,100 Enterasys Networks, Inc. +                                  11,076                   0.0
                                  300 Exabyte Corporation +                                          159                   0.0
                                  100 Extended Systems Incorporated +                                189                   0.0
                                2,001 Fair, Isaac and Company, Incorporated                       85,443                   0.1
                                  500 Flow International Corporation +                             1,275                   0.0
                                3,700 Foundry Networks, Inc. +                                    26,048                   0.0
                                  500 General Binding Corporation +                                4,240                   0.0
                                5,700 Handspring, Inc. +                                           5,415                   0.0
                                1,400 Hanger Orthopedic Group, Inc. +                             18,410                   0.0
                                1,900 Hypercom Corporation +                                       7,087                   0.0
                                5,800 IKON Office Solutions, Inc.                                 41,470                   0.1
                                  200 Immersion Corporation +                                        234                   0.0
                                2,100 Input/Output, Inc. +                                         8,925                   0.0
                                3,900 Integrated Device Technology, Inc. +                        32,643                   0.0
                                3,300 Intergraph Corp. +                                          58,608                   0.1
                                8,400 Interland, Inc. +                                           10,920                   0.0
                                3,300 InterVoice-Brite, Inc. +                                     7,128                   0.0
                                1,200 InVision Technologies, Inc. +                               31,632                   0.0
                                2,060 Iomega Corporation +                                        16,171                   0.0
                               13,200 Juniper Networks, Inc. +                                    89,760                   0.1
                                1,900 LTX Corporation +                                           11,457                   0.0
                                2,100 Lantronix, Inc. +                                            1,470                   0.0
                                  100 Latitude Communications, Inc. +                                153                   0.0
                                1,600 MIPS Technologies, Inc. (Class A) +                          4,848                   0.0
                                1,200 MSC.Software Corp. +                                         9,264                   0.0
                                  200 MTI Technology Corporation +                                    88                   0.0
                                9,612 Maxtor Corporation +                                        48,637                   0.1
                                4,300 McDATA Corporation (Class A) +                              30,530                   0.0
                                  200 Media 100 Inc. +                                               128                   0.0
                                7,509 Microchip Technology                                       183,595                   0.2
                                1,700 Micromuse, Inc. +                                            6,494                   0.0
                                1,100 Micros Systems, Inc. +                                      24,662                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                2,800 Netegrity, Inc. +                                            9,108                   0.0
                                  100 Network Engines, Inc. +                                        100                   0.0
                                  400 PTEK Holdings, Inc. +                                        1,760                   0.0
                                  100 Procom Technology, Inc. +                                       30                   0.0
                                1,300 Pure World, Inc. +                                             663                   0.0
                                6,100 Quantum Corporation-DLT & Storage Systems +                 16,287                   0.0
                                  600 Rainbow Technologies, Inc. +                                 4,302                   0.0
                                4,800 Read-Rite Corporation +                                      1,680                   0.0
                                1,300 Roxio, Inc. +                                                6,201                   0.0
                                  600 SCM Microsystems, Inc. +                                     2,550                   0.0
                                  200 SVI Solutions Inc. +                                           138                   0.0
                                2,600 SanDisk Corporation +                                       52,780                   0.1
                                  300 ScanSource, Inc. +                                          14,790                   0.0
                                  300 Scientific Technologies Incorporated +                       1,500                   0.0
                                8,000 Silicon Graphics, Inc. +                                     9,040                   0.0
                                  100 SmartDisk Corporation +                                         36                   0.0
                                   30 Sorrento Networks Corporation +                                125                   0.0
                                  500 Spinnaker Industries, Inc. +                                     1                   0.0
                                  700 Star Struck, Ltd. +                                            560                   0.0
                                4,000 Storage Technology Corporation +                            85,680                   0.1
                                1,600 StorageNetworks, Inc. +                                      1,856                   0.0
                                4,155 Sybase, Inc. +                                              55,677                   0.1
                                1,300 Systems & Computer Technology Corporation +                 11,180                   0.0
                                2,200 Tech Data Corporation +                                     59,312                   0.1
                                  500 Thermwood Corporation +                                        425                   0.0
                                3,000 The Titan Corporation +                                     31,200                   0.0
                                7,800 Total System Services, Inc.                                105,300                   0.1
                                  100 Trans-Industries, Inc. +                                       400                   0.0
                                2,000 Ultimate Electronics, Inc. +                                20,300                   0.0
                                1,300 Visual Nteworks, Inc. +                                      1,885                   0.0
                                  700 Vitria Technology, Inc. +                                      525                   0.0
                                  100 White Electronic Designs Corporation +                         765                   0.0
                                                                                             -----------                 -----
                                                                                               2,080,872                   2.2
----------------------------------------------------------------------------------------------------------------------------------
Business Services                 300 24/7 Media, Inc. +                                              66                   0.0
                                1,000 4Kids Entertainment, Inc. +                                 22,080                   0.0
                                3,000 A.G. Edwards, Inc.                                          98,880                   0.1
                                2,600 ABM Industries, Inc.                                        40,300                   0.1
                                1,000 ADVO Systems, Inc. +                                        32,830                   0.1
                                1,100 ANSYS, Inc. +                                               22,220                   0.0
                                1,650 AVICI SYS INC. +                                             5,907                   0.0
                                  200 Aaron Rents, Inc. (Class A)                                  4,540                   0.0
                                  300 Accrue Software, Inc. +                                          9                   0.0
                                1,500 Actel Corp. +                                               24,330                   0.0
                                2,400 Actuate Corporation +                                        4,248                   0.0
                                  200 Adept Technology, Inc. +                                       124                   0.0
                                1,800 Administaff, Inc. +                                         10,800                   0.0
                                1,300 Advent Software, Inc. +                                     17,719                   0.0
                                4,200 Aether Systems, Inc. +                                      15,792                   0.0
                                5,200 Affiliated Computer Services, Inc. (Class A) +             273,780                   0.3
                                2,300 Affymetrix, Inc. +                                          52,647                   0.1
                                1,900 Agile Software Corporation +                                14,706                   0.0
                                5,300 Akamai Technologies, Inc. +                                  9,169                   0.0
                                  900 Aksys, Ltd. +                                                4,770                   0.0
                                2,900 Alliance Semiconductor Corporation +                        11,397                   0.0
                                  400 Ambassadors International, Inc. +                            3,596                   0.0
                                  200 American Independence Corporation +                            544                   0.0
                                1,700 American Management Systems, Incorporated +                 20,383                   0.0
                                  800 American Superconductor Corporation +                        2,408                   0.0
                                  200 Analysts International Corporation +                           396                   0.0
                                  500 Ansoft Corporation +                                         3,075                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                1,900 AnswerThink Consulting Group, Inc. +                         4,750                   0.0
                                1,000 Anteon International Corporation +                          24,000                   0.0
                                  100 Appiant Technologies Inc. +                                     18                   0.0
                                  100 Applied Molecular Evolution +                                  205                   0.0
                                1,100 Arena Pharmaceuticals, Inc. +                                7,161                   0.0
                               10,400 Ariba, Inc. +                                               25,792                   0.0
                                8,300 Art Technology Group, Inc. +                                10,292                   0.0
                                  300 Artemis International Solutions Corporation +                   12                   0.0
                                  300 Ask Jeeves, Inc. +                                             768                   0.0
                                2,200 Aspen Technology, Inc. +                                     6,226                   0.0
                                1,550 BARRA, Inc. +                                               47,012                   0.1
                                4,700 The BISYS Group, Inc. +                                     74,730                   0.1
                                4,600 BSQUARE Corporation +                                        5,801                   0.0
                                  400 Barrett Business Services, Inc. +                            1,240                   0.0
                                6,300 BearingPoint, Inc. +                                        43,470                   0.1
                                  300 Bestway, Inc. +                                              2,475                   0.0
                                8,300 BindView Development Corporation +                          11,952                   0.0
                                  700 Bingham Financial Services Corporation +                         0                   0.0
                                  800 Bionova Holding Corporation +                                  280                   0.0
                                  360 Blue Coat Systems, Inc. +                                    1,418                   0.0
                                1,400 Blue Martini Software, Inc. +                                4,060                   0.0
                                  100 Bottomline Technologies, Inc. +                                604                   0.0
                                1,300 Bowne & Co., Inc.                                           15,535                   0.0
                                  400 Bright Horizons Family Solutions, Inc. +                    11,248                   0.0
                                1,288 BroadVision, Inc. +                                          4,392                   0.0
                                9,300 Brocade Communications Systems, Inc. +                      38,502                   0.1
                                  200 Brooktrout Inc. +                                            1,060                   0.0
                                  800 CDI Corp. +                                                 21,584                   0.0
                                3,100 CDW Computer Centers, Inc. +                               135,935                   0.2
                                2,400 CIBER, Inc. +                                               12,360                   0.0
                                3,500 CSG Systems International, Inc. +                           47,775                   0.1
                                  100 click2learn.com, Inc. +                                         75                   0.0
                                  200 Calico Commerce, Inc. +                                         56                   0.0
                                1,900 Caminus Corporation +                                        4,446                   0.0
                                  153 CareCentric Inc. +                                              84                   0.0
                                1,800 Career Education Corporation +                              72,000                   0.1
                                1,500 Carreker Corporation +                                       6,795                   0.0
                                  900 Casella Waste Systems, Inc. (Class A) +                      8,001                   0.0
                                2,200 Catalina Marketing Corporation +                            40,700                   0.1
                                  400 Catapult Communications Corporation +                        4,780                   0.0
                                2,100 Cell Genesys, Inc. +                                        23,417                   0.0
                                1,000 Centra Software, Inc. +                                      1,000                   0.0
                                1,000 Century Business Services, Inc. +                            2,650                   0.0
                                5,800 Ceridian Corporation +                                      83,636                   0.1
                                1,400 Cerner Corporation +                                        43,764                   0.1
                                2,800 Certegy Inc. +                                              68,740                   0.1
                                4,200 CheckFree Corp. +                                           67,204                   0.1
                                  400 Chemed Corporation                                          14,140                   0.0
                                  300 Childtime Learning Centers, Inc. +                             330                   0.0
                                3,333 ChoicePoint Inc. +                                         131,620                   0.2
                                4,100 Chordiant Software, Inc. +                                   5,904                   0.0
                                  200 Clarus Corporation +                                         1,124                   0.0
                                1,200 Clean Harbors, Inc. +                                       18,624                   0.0
                                2,200 Click Commerce, Inc. +                                       4,444                   0.0
                                  100 Closure Medical Corporation +                                1,048                   0.0
                                  600 Cognizant Technology Solutions Corporation +                43,338                   0.1
                                1,500 Coinstar, Inc. +                                            33,975                   0.0
                                  200 Com21, Inc. +                                                   44                   0.0
                                1,000 Comdisco Holding Company, Inc.                                  82                   0.0
                                1,160 Commerce One, Inc. +                                         3,190                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                  800 Computer Programs and Systems, Inc. +                       19,808                   0.0
                                2,000 Connetics Corporation +                                     24,040                   0.0
                                3,650 Copart, Inc. +                                              43,216                   0.1
                                4,600 Corillian Corporation +                                      4,186                   0.0
                                1,600 Corinthian Colleges, Inc. +                                 60,576                   0.1
                                  400 Corio, Inc. +                                                  300                   0.0
                                  500 Cornell Companies, Inc. +                                    4,500                   0.0
                                1,400 The Corporate Executive Board Company +                     44,688                   0.1
                                  200 CoStar Group Inc. +                                          3,690                   0.0
                                  150 Courier Corporation                                          6,876                   0.0
                                1,100 Covansys Corporation +                                       4,134                   0.0
                                2,200 Credence Systems Corporation +                              20,526                   0.0
                                  500 Credit Acceptance Corporation +                              3,190                   0.0
                                  900 Critical Path, Inc. +                                          459                   0.0
                                2,800 Cross Country, Inc. +                                       39,060                   0.1
                                   29 Cross Media Marketing Corporation +                             16                   0.0
                                1,100 CryoLife, Inc. +                                             7,513                   0.0
                                1,100 CuraGen Corporation +                                        5,115                   0.0
                                  200 CyberSource Corporation +                                      490                   0.0
                                  200 Cylink Corporation +                                           242                   0.0
                                  300 Cysive, Inc. +                                                 810                   0.0
                                1,053 DIANON Systems, Inc. +                                      50,239                   0.1
                                   75 DSET Corporation +                                              21                   0.0
                                4,500 DST Systems, Inc. +                                        159,975                   0.2
                                  924 divine, Inc. (Class A) +                                     1,293                   0.0
                                  100 Daleen Technologies, Inc. +                                      9                   0.0
                                  800 Datastream Systems, Inc. +                                   5,120                   0.0
                                  100 Deltathree.com, Inc. (Class A) +                                47                   0.0
                                1,600 Dendrite International, Inc. +                              11,952                   0.0
                                2,800 DeVry, Inc. +                                               46,508                   0.1
                                  100 Dice Inc. +                                                     17                   0.0
                                4,000 Digex, Inc. +                                                1,720                   0.0
                                  700 Digimarc Corporation +                                       7,938                   0.0
                               10,200 Digital Generation Systems, Inc. +                          10,914                   0.0
                                  200 Digital Impact, Inc. +                                         380                   0.0
                                2,000 Digital Insight Corporation +                               17,380                   0.0
                                2,200 Digital River, Inc. +                                       26,290                   0.0
                                2,600 DigitalThink, Inc. +                                         4,550                   0.0
                                2,500 Digitas Inc. +                                               8,650                   0.0
                                1,400 Diversa Corporation +                                       12,670                   0.0
                                  566 Docent, Inc. +                                               1,613                   0.0
                                  100 DocuCorp International, Inc. +                                 662                   0.0
                                1,600 Documentum, Inc. +                                          25,056                   0.0
                                  200 Dot Hill Systems Corp. +                                       620                   0.0
                                5,500 DoubleClick Inc. +                                          31,130                   0.1
                                  800 Dyax Corp. +                                                 1,440                   0.0
                                4,650 E.piphany, Inc. +                                           19,390                   0.0
                                1,800 EXE Technologies, Inc. +                                       990                   0.0
                                  100 eBenX Inc. +                                                   476                   0.0
                                3,100 eFunds Corporation +                                        28,241                   0.0
                                  200 eGain Communications Corporation +                              42                   0.0
                                  200 eMerge Interactive, Inc. (Class A) +                            52                   0.0
                                  200 ePresence, Inc. +                                              388                   0.0
                                1,350 eResearch Technology, Inc. +                                22,613                   0.0
                                6,000 EarthLink, Inc. +                                           32,700                   0.1
                                1,600 Echelon Corporation +                                       17,936                   0.0
                                1,800 Eclipsys Corporation +                                       9,630                   0.0
                                6,800 Edison Schools, Inc. +                                      11,016                   0.0
                                1,600 Education Management Corporation +                          60,160                   0.1
                                1,100 Embarcadero Technologies, Inc. +                             6,567                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                1,100 Engage, Inc. +                                                 143                   0.0
                                  300 Entrust Technologies Inc. +                                  1,008                   0.0
                                1,700 Euronet Worldwide, Inc. +                                   12,767                   0.0
                                    2 Evolve Software, Inc. +                                          8                   0.0
                                   13 Exchange Application, Inc. +                                     4                   0.0
                                2,300 Exelixis, Inc. +                                            18,400                   0.0
                                1,300 Exponent, Inc. +                                            19,096                   0.0
                                1,000 Extensity, Inc. +                                            1,740                   0.0
                                3,800 Exult Inc. +                                                12,084                   0.0
                                1,700 F5 Networks, Inc. +                                         18,258                   0.0
                                  500 FTI Consulting, Inc. +                                      20,075                   0.0
                                1,300 FactSet Research Systems Inc.                               36,751                   0.1
                                  300 Falcon Products, Inc. +                                      1,215                   0.0
                                1,400 FalconStor Software, Inc. +                                  5,432                   0.0
                                1,500 Fargo Electronics +                                         13,080                   0.0
                                  900 Federal Agricultural Mortgage Corporation (Class A) +       18,180                   0.0
                                1,800 Fidelity National Information Solutions, Inc. +             31,050                   0.0
                                2,100 FileNET Corporation +                                       25,620                   0.0
                                   30 FirePond, Inc. +                                                74                   0.0
                                1,500 Forrester Research, Inc. +                                  23,355                   0.0
                                  800 Franklin Covey Co. +                                           928                   0.0
                                3,700 FreeMarkets, Inc. +                                         23,824                   0.0
                                1,500 Friedman, Billings, Ramsey Group, Inc. (Class A) +          14,040                   0.0
                                1,200 G & K Services, Inc. (Class A)                              42,481                   0.1
                                  100 GRIC Communications, Inc. +                                    244                   0.0
                                2,800 GTECH Holdings Corporation +                                78,008                   0.1
                                  360 Gaiam, Inc. +                                                3,733                   0.0
                                2,200 Gartner Group, Inc. (Class B) +                             20,790                   0.0
                                  900 Genaissance Pharmaceuticals, Inc. +                            783                   0.0
                                1,200 Genencor International Inc. +                               11,736                   0.0
                                1,600 Gentiva Health Services, Inc.                               14,096                   0.0
                                1,190 Genuity Inc. (Class A) +                                       107                   0.0
                                  200 Geoworks Corporation +                                           3                   0.0
                                  500 Gevity HR, Inc.                                              2,025                   0.0
                                1,400 Global Imaging Systems, Inc. +                              25,732                   0.0
                                1,460 Global Payments Inc.                                        46,735                   0.1
                                  500 Hall, Kinion & Associates, Inc. +                            2,795                   0.0
                                2,100 Harris Interactive Inc. +                                    6,195                   0.0
                                1,300 Heidrick & Struggles International, Inc. +                  19,071                   0.0
                                1,500 Hewitt Associates, Inc. (Class A) +                         47,535                   0.1
                                  600 High Speed Access Corp. +                                      780                   0.0
                                1,500 Hoenig Group (Contingent Value Rights)                           0                   0.0
                                  800 Hotels.com (Class A) +                                      43,704                   0.1
                                1,900 Hyperion Solutions Corporation +                            48,773                   0.1
                                2,400 ICOS Corporation +                                          56,184                   0.1
                                  200 IDT Corporation (Class B) +                                  3,102                   0.0
                                1,300 IDT Corporation +                                           22,477                   0.0
                                1,200 IDX Systems Corporation +                                   20,436                   0.0
                                1,900 ITT Educational Services, Inc. +                            44,745                   0.1
                               29,200 i2 Technologies, Inc. +                                     33,580                   0.1
                                1,800 iBasis, Inc. +                                                 558                   0.0
                                2,100 iGATE Capital Corporation +                                  5,502                   0.0
                                  200 iVillage Inc. +                                                188                   0.0
                                2,800 I-many, Inc. +                                               3,976                   0.0
                                4,500 Identix Incorporated +                                      23,175                   0.0
                                  350 The Immune Response Corporation +                              340                   0.0
                                1,400 Indus International, Inc. +                                  2,296                   0.0
                                2,400 InFocus Corporation +                                       14,784                   0.0
                                2,800 Infogrames, Inc. +                                           4,956                   0.0
                                7,300 Infonet Services Corporation (Class B) +                    14,454                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                3,200 Informatica Corporation +                                   18,432                   0.0
                                   80 Information Architects Corp. +                                   5                   0.0
                                1,200 Information Resources, Inc. +                                1,920                   0.0
                                  100 Inforte Corp. +                                                775                   0.0
                                1,240 InfoSpace, Inc. +                                           10,477                   0.0
                                  500 infoUSA Inc. +                                               2,485                   0.0
                               11,400 Inktomi Corporation +                                       18,240                   0.0
                                1,700 Innovative Solutions and Support, Inc. +                    10,608                   0.0
                                1,900 Inrange Technologies Corporation (Class B) +                 4,465                   0.0
                                  600 Insteel Industries, Inc. +                                     492                   0.0
                                   83 InsWeb Corporation +                                           134                   0.0
                                  600 Interactive Intelligence, Inc. +                             1,560                   0.0
                                1,200 The InterCept Group, Inc. +                                 20,317                   0.0
                                  300 Interliant Inc. +                                                5                   0.0
                               18,200 Internap Network Services Corporation +                      6,734                   0.0
                                   80 Internet Pictures Corporation +                                 84                   0.0
                                1,900 Internet Security Systems, Inc. +                           34,827                   0.1
                                3,600 Intertrust Technologies Corporation +                       15,228                   0.0
                                4,300 Interwoven, Inc. +                                          11,180                   0.0
                                1,700 Intrado Inc. +                                              16,879                   0.0
                                  100 Intrusion.com, Inc. +                                           32                   0.0
                                2,100 Invitrogen Corporation +                                    65,793                   0.1
                                3,400 Iron Mountain Incorporated +                               112,234                   0.1
                                4,800 J.D. Edwards & Company +                                    54,144                   0.1
                                2,200 JDA Software Group, Inc. +                                  21,252                   0.0
                                5,100 Jack Henry & Associates, Inc.                               61,404                   0.1
                                2,200 Jacobs Engineering Group Inc. +                             78,320                   0.1
                                1,200 John H. Harland Company                                     26,556                   0.0
                                  200 Jupitermedia Corporation +                                     498                   0.0
                                1,300 kforce.com, Inc. +                                           5,486                   0.0
                                1,921 Kana Software, Inc. +                                        3,784                   0.0
                                2,836 Keane, Inc. +                                               25,496                   0.0
                                  100 The Keith Companies, Inc. +                                  1,307                   0.0
                                1,400 Kelly Services, Inc. (Class A)                              34,594                   0.1
                                2,700 Key3Media Group, Inc. +                                         24                   0.0
                                  800 Keynote Systems, Inc. +                                      6,176                   0.0
                                2,167 Kinder Morgan Management, LLC +                             68,466                   0.1
                                  400 Korn/Ferry International +                                   2,992                   0.0
                                2,109 Kroll Inc. +                                                40,240                   0.1
                                1,150 Kronos, Inc. +                                              42,538                   0.1
                                3,200 Labor Ready, Inc. +                                         20,544                   0.0
                                4,247 Lamar Advertising Company +                                142,912                   0.2
                                1,100 LandAmerica Financial Group, Inc.                           38,995                   0.1
                                  400 Layne Christensen Company +                                  3,280                   0.0
                                1,300 Learning Tree International, Inc. +                         17,810                   0.0
                                5,000 Legato Systems, Inc. +                                      25,150                   0.0
                                1,400 LendingTree, Inc. +                                         18,032                   0.0
                                  100 Level 8 Systems, Inc. +                                         38                   0.0
                                4,300 Liberate Technologies, Inc. +                                6,149                   0.0
                                2,219 Lightbridge, Inc. +                                         13,647                   0.0
                                6,700 Lightspan Inc. +                                             7,042                   0.0
                                  800 LookSmart, Ltd. +                                            1,984                   0.0
                                  300 Loudeye Technologies, Inc. +                                    94                   0.0
                                1,200 Luminex Corporation +                                        4,932                   0.0
                                  500 MAXIMUS, Inc. +                                             13,050                   0.0
                                1,000 MCSi, Inc. +                                                 4,750                   0.0
                                  100 META Group, Inc. +                                             205                   0.0
                                2,600 MPS Group, Inc. +                                           14,404                   0.0
                                  800 MPW Industrial Services Group, Inc. +                        1,440                   0.0
                                  400 MRO Software, Inc. +                                         4,858                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                2,000 Macrovision Corporation +                                   32,080                   0.0
                                1,100 Manhattan Associates, Inc. +                                26,026                   0.0
                                3,000 Manpower Inc.                                               95,700                   0.1
                                1,500 Manugistics Group, Inc. +                                    3,600                   0.0
                                  600 MapInfo Corporation +                                        3,330                   0.0
                                  200 Marimba, Inc. +                                                326                   0.0
                                2,100 MarketWatch.com, Inc. +                                     10,271                   0.0
                                1,900 MatrixOne, Inc. +                                            8,170                   0.0
                                  400 Maxygen Inc. +                                               3,048                   0.0
                                4,100 Mechanical Technology Incorporated +                         6,847                   0.0
                                1,100 MemberWorks Incorporated +                                  19,778                   0.0
                                1,300 Mentor Corporation                                          50,050                   0.1
                                2,600 Mentor Graphics Corporation +                               20,436                   0.0
                                  300 Mercator Software, Inc. +                                      291                   0.0
                                1,600 Mercury Computer Systems, Inc. +                            48,832                   0.1
                                1,500 MetaSolv, Inc. +                                             2,055                   0.0
                                1,700 Metro One Telecommunications, Inc. +                        10,965                   0.0
                                  690 MicroStrategy Incorporated (Class A) +                      10,419                   0.0
                                  500 Microvision, Inc. +                                          2,660                   0.0
                                3,700 Millennium Cell Inc. +                                       8,843                   0.0
                                2,800 Miravant Medical Technologies +                              2,436                   0.0
                                  300 Modem Media Inc. +                                             780                   0.0
                                  400 Moldflow Corporation +                                       3,000                   0.0
                                3,000 Multex.com Inc. +                                           12,600                   0.0
                                2,000 NCO Group, Inc. +                                           31,900                   0.0
                                2,600 NDCHealth Corporation                                       51,740                   0.1
                                  100 NEON Systems, Inc. +                                           285                   0.0
                                1,400 NMS Communications Corporation +                             2,688                   0.0
                                2,100 NYFIX, Inc. +                                                9,450                   0.0
                                  900 NMT Medical, Inc. +                                          2,727                   0.0
                                  100 netGuru, Inc. +                                                134                   0.0
                                2,400 NaPro Bio Therapeutics, Inc. +                               1,632                   0.0
                                2,900 National Instruments Corporation +                          94,221                   0.1
                                2,100 National Processing, Inc. +                                 33,705                   0.1
                                  400 National Service Industries, Inc.                            2,872                   0.0
                                1,400 The Nautilus Group, Inc. +                                  18,704                   0.0
                                  120 Neoforma, Inc. +                                             1,434                   0.0
                                  200 NeoRx Corporation +                                             86                   0.0
                                  400 Net Perceptions, Inc. +                                        552                   0.0
                                2,196 NetIQ Corporation +                                         27,121                   0.0
                                   57 NetManage, Inc. +                                               97                   0.0
                                  300 NetRatings, Inc. +                                           2,160                   0.0
                                  200 NetScout Systems, Inc. +                                       870                   0.0
                                2,000 NetSolve, Incorporated +                                    13,500                   0.0
                                6,477 Network Associates, Inc. +                                 104,215                   0.1
                                  200 New Century Equity Holdings Corp. +                             52                   0.0
                                3,000 The New Dun & Bradstreet Corporation +                     103,470                   0.1
                                  100 New England Business Services, Inc.                          2,440                   0.0
                                  400 New Horizons Worldwide, Inc. +                               1,580                   0.0
                                  700 NewState Holdings, Inc. +                                      385                   0.0
                                4,200 NextCard, Inc. +                                                17                   0.0
                                  800 Novadigm, Inc. +                                             1,864                   0.0
                                1,300 Nuance Communications Inc. +                                 3,224                   0.0
                                  600 Numerical Technologies, Inc. +                               2,076                   0.0
                                  100 OPNET Technologies, Inc. +                                     808                   0.0
                                  300 ONYX Software Corporation +                                    465                   0.0
                                2,200 Oak Technology, Inc. +                                       5,830                   0.0
                                2,500 On Assignment, Inc. +                                       21,300                   0.0
                                1,900 OneSource Information Services, Inc. +                      14,630                   0.0
                                   60 Onvia.com, Inc. +                                              153                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                1,625 Option Care, Inc. +                                         12,935                   0.0
                                  700 Orbital Sciences Corporation +                               2,954                   0.0
                                2,200 Orchid Biosciences +                                         1,122                   0.0
                                1,000 Overland Storage, Inc. +                                    14,581                   0.0
                                2,300 Overture Services, Inc. +                                   62,813                   0.1
                                  800 PC-Tel, Inc. +                                               5,424                   0.0
                                  600 PDI, Inc. +                                                  6,475                   0.0
                                  600 PEC Solutions, Inc. +                                       17,940                   0.0
                                1,700 PLATO Learning, Inc. +                                      10,098                   0.0
                                4,100 PRG-Schultz International, Inc. +                           36,490                   0.1
                                1,300 Packeteer, Inc. +                                            8,918                   0.0
                                  300 Pac-West Telecomm, Inc. +                                      150                   0.0
                                1,300 Paradigm Genetics, Inc. +                                      378                   0.0
                                  900 Paxar Corporation +                                         13,275                   0.0
                                1,600 Pegasus Systems, Inc. +                                     16,048                   0.0
                                  500 Pegasystems Inc. +                                           2,555                   0.0
                                1,700 Performance Food Group Company +                            57,730                   0.1
                                4,100 Perot Systems Corporation (Class A) +                       43,952                   0.1
                                1,200 Per-Se Technologies, Inc. +                                 10,763                   0.0
                                  100 Persistence Software, Inc. +                                    48                   0.0
                                1,000 Phoenix Technologies Ltd. +                                  5,770                   0.0
                                2,500 Pittston Brink's Group                                      46,200                   0.1
                                2,600 Pixar, Inc. +                                              137,774                   0.2
                                1,000 Planar Systems Inc. +                                       20,630                   0.0
                                3,629 Polycom, Inc. +                                             34,548                   0.1
                                  100 Pomeroy Computer Resources, Inc. +                           1,170                   0.0
                                7,000 Portal Software, Inc. +                                      5,656                   0.0
                                  200 Predictive Systems, Inc. +                                      60                   0.0
                                1,700 Pre-Paid Legal Services, Inc. +                             44,540                   0.1
                                9,200 Priceline.com Incorporated +                                14,720                   0.0
                                  600 Prime Medical Services, Inc. +                               5,202                   0.0
                                  200 Primus Knowledge Solutions, Inc. +                              84                   0.0
                                1,800 Priority Healthcare Corporation (Class B) +                 41,760                   0.1
                                1,000 ProBusiness Services, Inc. +                                10,000                   0.0
                                2,200 Progress Software Corporation +                             28,490                   0.0
                                1,000 ProQuest Company +                                          19,600                   0.0
                                  200 ProsoftTraining.com +                                           30                   0.0
                                3,900 Protection One, Inc. +                                       7,800                   0.0
                                1,800 Puma Technology, Inc. +                                      1,278                   0.0
                                3,900 QAD Inc. +                                                  13,299                   0.0
                                  100 QRS Corporation +                                              660                   0.0
                                3,600 Quest Software, Inc. +                                      37,116                   0.1
                                  100 Quixote Corporation                                          1,806                   0.0
                                  366 Quotesith.com, Inc. +                                        1,530                   0.0
                                1,200 R.H. Donnelley Corporation +                                35,172                   0.1
                                1,100 RPC, Inc.                                                   12,760                   0.0
                                1,100 RSA Security Inc. +                                          6,589                   0.0
                                  400 Radiant Systems, Inc. +                                      3,852                   0.0
                                  700 RadiSys Corporation +                                        5,586                   0.0
                                   50 Razorfish, Inc. (Class A) +                                     85                   0.0
                                5,200 RealNetworks, Inc. +                                        19,812                   0.0
                                6,700 Red Hat, Inc. +                                             39,597                   0.1
                                3,100 Redback Networks Inc. +                                      2,604                   0.0
                                1,600 Register.com, Inc. +                                         7,200                   0.0
                                1,400 Renaissance Learning, Inc. +                                26,460                   0.0
                                6,700 Republic Services, Inc. (Class A) +                        140,566                   0.2
                                5,100 Resonate Inc. +                                              9,027                   0.0
                                  900 Resources Connection, Inc. +                                20,889                   0.0
                                1,900 Retek Inc. +                                                 5,168                   0.0
                                2,800 Reynolds & Reynolds Company (Class A)                       71,316                   0.1

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                1,575 Right Management Consultants, Inc. +                        20,869                   0.0
                                  400 Rural Cellular Corporation (Class A) +                         340                   0.0
                                  600 SAVVIS Communications Corporation +                            240                   0.0
                                  100 SBS Technologies, Inc. +                                       916                   0.0
                                2,600 SERENA Software, Inc. +                                     41,054                   0.1
                                3,700 SITEL Corporation +                                          4,440                   0.0
                                1,200 SOURCECORP, Incorporated +                                  22,308                   0.0
                                1,400 SPAR Group, Inc. +                                           4,438                   0.0
                                  709 SPSS Inc. +                                                  9,919                   0.0
                                3,800 SONICblue Incorporated +                                     1,710                   0.0
                                3,500 Saba Software, Inc. +                                        3,710                   0.0
                                  700 SafeNet, Inc. +                                             17,745                   0.0
                                  200 Sanchez Computer Associates, Inc. +                            576                   0.0
                                9,200 Sapient Corporation +                                       18,860                   0.0
                                  100 Scientific Learning Corporation +                              140                   0.0
                                  200 SciQuest.com, Inc. +                                            90                   0.0
                                2,000 SeaChange International, Inc. +                             12,300                   0.0
                                3,900 Secure Computing Corporation +                              24,999                   0.0
                                3,300 SeeBeyond Technology Corporation +                           8,019                   0.0
                                3,200 Selectica, Inc. +                                            8,640                   0.0
                                  200 Sequenom Inc. +                                                360                   0.0
                               12,000 The ServiceMaster Company                                  133,200                   0.2
                                4,900 Sirius Satellite Radio Inc. +                                3,136                   0.0
                                  100 SmartServ Online, Inc. +                                       130                   0.0
                                  300 Sonic Foundry, Inc. +                                          144                   0.0
                                2,400 SonicWALL, Inc. +                                            8,712                   0.0
                               10,700 Sonus Networks, Inc. +                                      10,700                   0.0
                                  600 Spartech Corporation                                        12,378                   0.0
                                1,300 SpeechWorks International Inc. +                             3,614                   0.0
                                3,000 Spherion Corporation +                                      20,100                   0.0
                                  700 The Standard Register Company                               12,600                   0.0
                                  100 StarTek, Inc. +                                              2,760                   0.0
                                1,900 Stericycle, Inc. +                                          61,520                   0.1
                                  100 Storage Computer Corporation +                                  23                   0.0
                                  600 Strayer Education, Inc.                                     34,500                   0.1
                                2,200 Switchboard Incorporated +                                   6,578                   0.0
                               10,900 Sycamore Networks, Inc. +                                   31,501                   0.0
                                2,700 Sykes Enterprises, Incorporated +                            8,856                   0.0
                                2,100 Sylvan Learning System, Inc. +                              34,440                   0.0
                                6,000 Symantec Corporation +                                     242,700                   0.3
                                1,600 Symyx Technologies +                                        20,144                   0.0
                                2,435 Synopsys, Inc. +                                           112,375                   0.1
                                  100 Synplicity, Inc. +                                             378                   0.0
                                   30 SynQuest, Inc. +                                                10                   0.0
                                  600 Syntel, Inc. +                                              12,606                   0.0
                                  600 Sypris Solutions, Inc.                                       6,126                   0.0
                                1,055 TALX Corporation                                            13,631                   0.0
                                1,100 TETRA Technologies, Inc. +                                  23,507                   0.0
                                8,200 TIBCO Software Inc. +                                       50,676                   0.1
                                1,100 TRC Companies, Inc. +                                       14,443                   0.0
                                1,500 Take-Two Interactive Software, Inc. +                       35,235                   0.1
                                  100 Tanning Technology Corporation +                                76                   0.0
                                  300 Technology Solutions Company +                                 327                   0.0
                                1,600 Teledyne Technologies Incorporated +                        25,088                   0.0
                                3,100 TeleTech Holdings, Inc. +                                   22,506                   0.0
                                1,800 Telik, Inc. +                                               20,988                   0.0
                                  200 TenFold Corporation +                                           29                   0.0
                                  600 TeraForce Technology Corporation +                              96                   0.0
                                1,125 Tetra Tech, Inc. +                                          13,725                   0.0
                                  300 Texas Biotechnology Corporation +                              420                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                4,000 Ticketmaster Online-CitySearch, Inc. (Class B) +            84,880                   0.1
                                1,300 Tier Technologies, Inc. (Class B) +                         20,800                   0.0
                                7,700 Tradestation Group Inc. +                                   11,088                   0.0
                                2,300 Transaction Systems Architects, Inc. (Class A) +            14,950                   0.0
                                  800 The TriZetto Group, Inc. +                                   4,912                   0.0
                                  900 Tularik Inc. +                                               6,714                   0.0
                                2,500 UNOVA,  Inc. +                                              15,000                   0.0
                                1,100 URS Corporation +                                           15,653                   0.0
                                2,800 United Rentals, Inc. +                                      30,128                   0.0
                               12,900 Universal Access Global Holdings Inc. +                      2,451                   0.0
                                  600 Universal Electronics Inc. +                                 5,844                   0.0
                                2,800 V.I. Technologies, Inc. +                                    2,828                   0.0
                                2,200 VA Linux Systems, Inc. +                                     2,002                   0.0
                                  200 VASCO Data Security International, Inc. +                      194                   0.0
                                  400 VIA NET.WORKS, Inc. +                                          272                   0.0
                                  200 ValiCert, Inc. +                                                66                   0.0
                                  977 ValueClick, Inc. +                                           2,726                   0.0
                                  100 Variagenics, Inc. +                                            137                   0.0
                                  300 Vastera, Inc. +                                              1,695                   0.0
                                2,600 Ventiv Health, Inc. +                                        5,174                   0.0
                                1,600 Verint Systems Inc. +                                       32,288                   0.0
                                9,358 VeriSign, Inc. +                                            75,051                   0.1
                                1,300 Verisity Ltd. +                                             24,778                   0.0
                                2,100 Verity, Inc. +                                              28,121                   0.0
                                   50 Versata, Inc. +                                                 44                   0.0
                                  300 Vertel Corporation +                                            33                   0.0
                                  460 Verticalnet, Inc. +                                            363                   0.0
                                  200 The viaLink Company +                                           35                   0.0
                                3,600 Viad Corp.                                                  80,460                   0.1
                                  300 Viewpoint Corporation +                                        561                   0.0
                                9,800 Vignette Corporation +                                      12,025                   0.0
                                2,200 Viisage Technology, Inc. +                                   9,790                   0.0
                                2,700 VitalWorks Inc. +                                           10,395                   0.0
                                  600 Volt Information Sciences, Inc. +                           10,260                   0.0
                                  800 Wackenhut Corrections Corporation +                          8,888                   0.0
                                1,600 Wallace Computer Services, Inc.                             34,416                   0.1
                                1,300 WatchGuard Technologies, Inc. +                              8,295                   0.0
                                2,000 Wave Systems Corp. (Class A) +                               2,660                   0.0
                                1,800 WebEx Communications, Inc. +                                27,000                   0.0
                               12,500 WebMD Corporation +                                        106,875                   0.1
                                2,900 webMethods, Inc. +                                          23,838                   0.0
                                1,600 Websense, Inc. +                                            34,178                   0.1
                                  500 Westaff, Inc. +                                              1,250                   0.0
                                4,300 Wind River Systems, Inc. +                                  17,630                   0.0
                                1,900 Wireless Facilities, Inc. +                                 11,419                   0.0
                                  200 Witness Systems, Inc. +                                        688                   0.0
                                  200 WorldGate Communications, Inc. +                                84                   0.0
                                2,600 Xybernaut Corporation +                                      1,352                   0.0
                                  700 ZixIt Corporation +                                          3,087                   0.0
                                                                                             -----------                 -----
                                                                                               9,148,138                   9.8
----------------------------------------------------------------------------------------------------------------------------------
Chemicals                       2,300 A. Schulman, Inc.                                           42,803                   0.1
                                  200 AMCOL International Corporation                              1,160                   0.0
                                  200 Aceto Corporation                                            3,194                   0.0
                                2,600 Airgas, Inc. +                                              44,850                   0.1
                                1,700 Albemarle Corp.                                             48,365                   0.1
                                  300 Arch Chemicals, Inc.                                         5,475                   0.0
                                  900 Bio-Rad Laboratories, Inc. (Class A) +                      34,830                   0.1
                                  900 Brady Corporation (Class A)                                 30,015                   0.0
                                2,500 Cabot Corporation                                           66,350                   0.1
                                  900 Cabot Microelectronics Corporation +                        42,480                   0.1

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                1,600 Calgon Carbon Corporation                                    7,904                   0.0
                                1,000 Cambrex Corporation                                         30,210                   0.0
                                3,000 Celgene Corporation +                                       64,410                   0.1
                                4,500 Crompton Corporation                                        26,775                   0.0
                                1,600 Cytec Industries Inc. +                                     43,648                   0.1
                                2,000 Entegris Inc. +                                             20,600                   0.0
                                  120 Ethyl Corporation +                                            779                   0.0
                                1,600 Ferro Corporation                                           39,088                   0.1
                                2,100 Foamex International Inc. +                                  6,636                   0.0
                                4,300 General Chemical Group Inc. +                                2,666                   0.0
                                1,400 Georgia Gulf Corporation                                    32,396                   0.0
                                1,800 Gundle/SLT Environmental, Inc. +                            15,912                   0.0
                                1,100 H.B. Fuller Company                                         28,468                   0.0
                                  300 Hawkins, Inc.                                                2,697                   0.0
                                6,400 IMC Global Inc.                                             68,288                   0.1
                                  600 International Specialty Products Inc. +                      6,126                   0.0
                                  550 KMG Chemicals, Inc.                                          1,353                   0.0
                                3,700 Landec Corporation +                                         7,400                   0.0
                                2,000 The Lubrizol Corporation                                    61,000                   0.1
                                4,500 Lyondell Chemical Company                                   56,880                   0.1
                                1,200 MacDermid, Inc.                                             27,420                   0.0
                                  450 Mace Security International, Inc. +                            941                   0.0
                                2,300 Millennium Chemicals Inc.                                   21,896                   0.0
                                1,100 OM Group, Inc.                                               7,568                   0.0
                                1,392 Olin Corporation                                            21,646                   0.0
                                  800 Omnova Solutions Inc. +                                      3,224                   0.0
                                4,000 PolyOne Corporation                                         15,680                   0.0
                                  400 Quaker Chemical Corporation                                  9,280                   0.0
                                4,500 RPM, Inc.                                                   68,760                   0.1
                                  600 Rogers Corporation +                                        13,350                   0.0
                                1,200 Rollins, Inc.                                               30,540                   0.0
                                2,000 Schawk, Inc.                                                19,820                   0.0
                                3,900 Solutia Inc.                                                14,157                   0.0
                                  400 Stepan Company                                              10,000                   0.0
                                1,000 SurModics, Inc. +                                           28,680                   0.0
                                2,000 Techne Corporation +                                        57,136                   0.1
                                2,900 Terra Nitrogen Company, LP                                  16,965                   0.0
                                1,300 Tor Minerals International, Inc. +                           1,391                   0.0
                                  900 Tredegar Corporation                                        13,500                   0.0
                                  600 Trex Company, Inc. +                                        21,180                   0.0
                                  400 Twinlab Corporation +                                           40                   0.0
                                2,000 The Valspar Corporation                                     88,360                   0.1
                                  500 W.R. Grace & Co. +                                             980                   0.0
                                  600 WD-40 Company                                               15,852                   0.0
                                1,300 Wellman, Inc.                                               17,537                   0.0
                                                                                             -----------                 -----
                                                                                               1,368,661                   1.5
----------------------------------------------------------------------------------------------------------------------------------
Consumer                          400 Ablest, Inc. +                                               2,180                   0.0
                                3,388 Adelphia Business Solutions, Inc. +                             78                   0.0
                                  200 Advanced Lighting Technologies, Inc. +                          66                   0.0
                                2,700 American Online Latin America, Inc. (Class A) +                999                   0.0
                                  500 American Woodmark Corporation                               23,750                   0.0
                                  200 Ameron International Corporation                            11,030                   0.0
                                  200 AppliedTheory Corporation +                                      0                   0.0
                                  900 Apogee Enterprises, Inc.                                     8,056                   0.0
                                  200 Ardent Communications, Inc. +                                    0                   0.0
                                1,600 Armstrong Holdings, Inc. +                                     560                   0.0
                                2,100 At Home Corporation (Class A) +                                  0                   0.0
                                  888 Beazer Homes USA, Inc. +                                    53,813                   0.1
                                  400 Breakaway Solutions, Inc. +                                      0                   0.0
                                  500 Building Materials Holding Corporation                       7,150                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                  200 CARBO Ceramics Inc.                                          6,740                   0.0
                                4,300 CTC Communications Group, Inc. +                                 0                   0.0
                                  600 Capital Pacific Holdings, Inc. +                             1,950                   0.0
                                5,500 Clayton Homes, Inc.                                         66,990                   0.1
                                  800 CoorsTek, Inc. +                                            20,440                   0.0
                                5,782 D.R. Horton, Inc.                                          100,318                   0.1
                                  200 Dominion Homes, Inc. +                                       2,850                   0.0
                                  933 Dycom Industries, Inc. +                                    12,362                   0.0
                                  600 EMCOR Group, Inc. +                                         31,806                   0.0
                                1,200 ElkCorp                                                     20,760                   0.0
                                1,100 Florida Rock Industries, Inc.                               41,855                   0.1
                                  300 Globix Corporation +                                             2                   0.0
                                1,050 Granite Construction Incorporated                           16,275                   0.0
                                1,700 Hovnanian Enterprises, Inc. (Class A) +                     53,890                   0.1
                                   61 ITC ^DeltaCom, Inc. +                                          140                   0.0
                                  100 iAsiaWorks, Inc. +                                               1                   0.0
                                   80 iBEAM Broadcasting Corporation +                                 0                   0.0
                                1,600 Insituform Technologies, Inc. (Class A) +                   27,280                   0.0
                                3,400 Interface, Inc. (Class A)                                   10,438                   0.0
                                  800 International Aluminum Corporation                          13,832                   0.0
                                   10 InterWorld Corporation +                                         0                   0.0
                                  600 LSI industries Inc.                                          8,310                   0.0
                                2,900 Lafarge Corporation                                         95,265                   0.1
                                  400 Lawson Products, Inc.                                       12,392                   0.0
                                2,400 Lennar Corporation                                         123,840                   0.1
                                1,000 M/I Schottenstein Homes, Inc.                               27,800                   0.0
                                1,900 Martin Marietta Materials, Inc.                             58,254                   0.1
                                3,000 Massey Energy Company                                       29,160                   0.1
                                1,900 MasTec, Inc. +                                               5,605                   0.0
                                  200 Metricom, Inc. +                                                 0                   0.0
                                3,400 Metromedia Fiber Network, Inc. (Class A) +                      34                   0.0
                                   10 Motient Corporation (Warrants) (b)                              30                   0.0
                                    7 MPower Holding Corporation +                                     1                   0.0
                                  700 NCI Building Systems, Inc. +                                15,274                   0.0
                                  100 NEON Communications, Inc. +                                      3                   0.0
                                  300 NVR, Inc. +                                                 97,650                   0.1
                                  300 Net2000 Communications, Inc. +                                   0                   0.0
                                  200 NetObjects Inc. +                                                0                   0.0
                                  400 Network Access Solutions Corporation +                           0                   0.0
                                8,800 Network Plus Corp. +                                             5                   0.0
                                  600 Noland Company                                              18,168                   0.0
                                  200 OmniSky Corporation +                                            0                   0.0
                                  700 Palm Harbor Homes, Inc. +                                   12,229                   0.0
                                  100 Patriot Transportation Holding, Inc. +                       2,770                   0.0
                                  500 Performance Technologies, Incorporated +                     1,630                   0.0
                                  900 Perini Corporation +                                         3,996                   0.0
                                1,400 Photon Dynamics, Inc. +                                     31,920                   0.1
                                  300 Preview Systems, Inc. +                                         11                   0.0
                                2,400 Quanta Services, Inc. +                                      8,400                   0.0
                                  500 RMH Teleservices, Inc. +                                     5,250                   0.0
                                  100 Rica Foods, Inc. +                                             100                   0.0
                                1,700 The Ryland Group, Inc.                                      56,695                   0.1
                                1,200 Rhythms NetConnections Inc. +                                    0                   0.0
                                7,700 SBA Communications Corporation +                             3,157                   0.0
                                   84 Scient, Inc. +                                                   1                   0.0
                                1,000 Simpson Manufacturing Co., Inc. +                           32,900                   0.1
                                6,200 Spectrasite Holdings, Inc. +                                   372                   0.0
                                  200 SportsLine USA, Inc. +                                         200                   0.0
                                2,000 Standard Pacific Corp.                                      49,500                   0.1
                                  500 StarMedia Network, Inc. +                                        0                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                3,800 Support.com, Inc. +                                         14,972                   0.0
                                1,300 Technical Olympic USA, Inc. +                               19,253                   0.0
                                  800 Texas Industries, Inc.                                      19,440                   0.0
                                3,000 Toll Brothers, Inc. +                                       60,600                   0.1
                                  300 United Mobile Homes, Inc.                                    4,062                   0.0
                                1,800 USG Corporation +                                           15,210                   0.0
                                1,000 USinternetworking, Inc. +                                        0                   0.0
                                  300 Verado Holdings, Inc. (Class B) +                               14                   0.0
                                  100 Viador Inc. +                                                    2                   0.0
                                1,600 Walter Industries, Inc.                                     17,360                   0.0
                                1,300 WCI Communities, Inc. +                                     13,260                   0.0
                                1,600 WESCO International, Inc. +                                  8,784                   0.0
                                2,600 West Corporation                                            43,160                   0.1
                                  400 Westell Technologies, Inc. (Class A) +                         480                   0.0
                                1,600 Wilsons The Leather Experts Inc. +                           8,000                   0.0
                                1,700 The Yankee Candle Company, Inc. +                           27,200                   0.0
                                                                                             -----------                 -----
                                                                                               1,488,330                   1.6
----------------------------------------------------------------------------------------------------------------------------------
Consumer Durables               1,100 ATG Inc. +                                                       0                   0.0
                                  900 Applica Incorporated +                                       4,500                   0.0
                                  100 Bassett Furniture Industries, Incorporated                   1,432                   0.0
                                  400 Bush Industries, Inc. (Class A)                              1,936                   0.0
                                  500 CERBCO, Inc. (Class A)                                       1,350                   0.0
                                1,900 Champion Enterprises, Inc. +                                 5,415                   0.0
                                  300 Chromcraft Revington, Inc. +                                 3,915                   0.0
                                  200 CompX International Inc.                                     1,674                   0.0
                                1,900 Ethan Allen Interiors Inc.                                  65,303                   0.1
                                  200 Flexsteel Industries, Inc.                                   3,344                   0.0
                                2,200 Furniture Brands International, Inc. +                      52,470                   0.1
                               16,500 Gemstar-TV Guide International, Inc. +                      53,625                   0.1
                                  300 The Genlyte Group Incorporated +                             9,348                   0.0
                                1,900 GenesisIntermedia, Inc. +                                        0                   0.0
                                2,020 Griffon Corporation +                                       27,512                   0.0
                                1,400 HMI Industries Inc. +                                          910                   0.0
                                1,500 Haverty Furniture Companies, Inc.                           20,850                   0.0
                                2,100 Helen of Troy Limited +                                     24,444                   0.0
                                2,400 Hillenbrand Industries, Inc.                               115,944                   0.1
                                  200 Kaiser Ventures LLC (Series A) +                                 0                   0.0
                                  800 Kimball International (Class B)                             11,400                   0.0
                                  200 Koss Corporation                                             3,730                   0.0
                                2,400 La-Z-Boy Inc.                                               57,552                   0.1
                                  400 Lifetime Hoan Corporation                                    1,908                   0.0
                               11,700 Metromedia International Group, Inc. +                       1,170                   0.0
                                  500 Mac-Gray Corporation +                                       1,645                   0.0
                                2,464 Mohawk Industries, Inc. +                                  140,325                   0.2
                                  300 National Presto Industries, Inc.                             8,814                   0.0
                                1,100 NationsRent, Inc. +                                             27                   0.0
                                1,800 Recoton Corporation +                                        2,124                   0.0
                                1,100 Rent A Center Inc. +                                        54,945                   0.1
                                2,000 Restoration Hardware, Inc. +                                10,020                   0.0
                                1,700 Rockford Corporation +                                      10,013                   0.0
                                  500 The Rowe Companies +                                           880                   0.0
                                  400 Salton, Inc. +                                               3,848                   0.0
                                  100 Skyline Corporation                                          2,950                   0.0
                                  300 Stanley Furniture Company, Inc. +                            6,975                   0.0
                                1,100 Sturm, Ruger & Company,  Inc.                               10,527                   0.0
                                  100 Thomas Industries Inc.                                       2,606                   0.0
                                  600 The Toro Company                                            38,340                   0.0
                                    5 Vialta, Inc. +                                                   2                   0.0
                                  242 Virco Mfg. Corporation                                       2,468                   0.0
                                  300 Wickes Inc. +                                                  174                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                                                                             -----------                 -----
                                                                                                 766,415                   0.8
----------------------------------------------------------------------------------------------------------------------------------
Containers                        300 BWAY Corporation +                                           5,934                   0.0
                                6,600 Crown Cork & Seal Company, Inc. +                           52,470                   0.1
                                1,300 Graphic Packaging International Corp. +                      7,332                   0.0
                                  900 Greif Bros. Corporation (Class A)                           21,420                   0.0
                                1,100 Mobile Mini, Inc. +                                         17,237                   0.0
                                5,900 Owens-Illinois, Inc. +                                      86,022                   0.1
                                1,000 Silgan Holdings Inc. +                                      24,680                   0.0
                                3,800 Sonoco Products Company                                     87,134                   0.1
                                                                                             -----------                 -----
                                                                                                 302,229                   0.3
----------------------------------------------------------------------------------------------------------------------------------
Cosmetics                       1,600 Church & Dwight Co., Inc.                                   48,688                   0.1
                                  332 Del Laboratories, Inc. +                                     6,702                   0.0
                                3,800 The Dial Corporation                                        77,406                   0.1
                                1,300 Elizabeth Arden, Inc. +                                     19,240                   0.0
                                5,100 The Estee Lauder Companies Inc. (Class A)                  134,640                   0.2
                                  700 Inter Parfums, Inc.                                          5,418                   0.0
                                2,900 Nu Skin Enterprises, Inc. (Class A)                         34,713                   0.0
                                1,500 Playtex Products, Inc. +                                    14,820                   0.0
                                  800 Revlon, Inc. (Class A) +                                     2,448                   0.0
                                                                                             -----------                 -----
                                                                                                 344,075                   0.4
----------------------------------------------------------------------------------------------------------------------------------
Drugs and Medicine                500 1-800 CONTACTS, INC. +                                      13,785                   0.0
                                1,800 3 Dimensional Pharmaceuticals, Inc. +                        5,742                   0.0
                                1,100 aaiPharma Inc. +                                            15,422                   0.0
                                  800 ABIOMED, Inc. +                                              2,912                   0.0
                                2,400 ALARIS Medical, Inc. +                                      14,640                   0.0
                                1,300 ARIAD Pharmaceuticals, Inc. +                                3,120                   0.0
                                  900 ATS Medical, Inc. +                                            405                   0.0
                                2,300 AVANIR Pharmaceuticals (Class A) +                           2,300                   0.0
                                9,400 AVANT Immunotherapeutics, Inc. +                            10,669                   0.0
                                1,100 AVI BioPharma, Inc. +                                        5,500                   0.0
                                3,500 Abgenix, Inc. +                                             25,795                   0.0
                                   61 Acacia Research - CombiMatrix +                                224                   0.0
                                1,603 Accredo Health, Incorporated +                              56,506                   0.1
                                1,400 Aclara Biosciences Inc. +                                    2,940                   0.0
                                1,200 Advanced Neuromodulation Systems, Inc. +                    42,120                   0.1
                                  200 Advanced Tissue Sciences, Inc. +                                 8                   0.0
                                3,200 AdvancePCS +                                                71,072                   0.1
                                1,700 Air Methods Corporation +                                    9,692                   0.0
                                  400 Akorn, Inc. +                                                  500                   0.0
                                1,300 Albany Molecular Research, Inc. +                           19,228                   0.0
                                1,300 Alexion Pharmaceuticals, Inc. +                             18,356                   0.0
                                1,900 Align Technology, Inc. +                                     5,246                   0.0
                                4,000 Alkermes, Inc. +                                            25,080                   0.0
                                1,100 Alliance Imaging, Inc. +                                     5,830                   0.0
                                  200 Allos Therapeutics Inc. +                                    1,504                   0.0
                                  800 Allscripts Healthcare Solutions, Inc. +                      1,912                   0.0
                                2,000 Alpharma, Inc. (Class A)                                    23,820                   0.0
                                1,500 Amedisys, Inc. +                                             9,060                   0.0
                                1,100 American Healthways, Inc. +                                 19,250                   0.0
                                1,000 American Medical Security Group, Inc. +                     13,980                   0.0
                                1,300 American Medical Systems Holdings, Inc. +                   21,073                   0.0
                                1,200 American Physicians Capital, Inc. +                         22,572                   0.0
                                1,200 AmeriPath, Inc. +                                           25,800                   0.0
                                1,600 AmSurg Corp. +                                              32,688                   0.1
                                4,600 Amylin Pharmaceuticals, Inc. +                              74,244                   0.1
                                2,800 Andrx Group +                                               41,076                   0.1
                                2,300 Antigenics Inc. +                                           23,552                   0.0
                                  800 Aphton Corporation +                                         3,112                   0.0
                                4,300 Apogent Technologies Inc. +                                 89,440                   0.1
                                2,700 Applera Corporation - Celera Genomics Group +               25,785                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                2,200 Apria Healthcare Group Inc. +                               48,928                   0.1
                                  300 Aradigm Corporation +                                          486                   0.0
                                  800 ArQule, Inc. +                                               2,440                   0.0
                                1,100 Array BioPharma Inc. +                                       6,105                   0.0
                                  600 Arrow International, Inc.                                   24,402                   0.0
                                1,600 ArthroCare Corporation +                                    15,760                   0.0
                                  700 Aspect Medical Systems, Inc. +                               2,373                   0.0
                                1,300 Atrix Laboratories, Inc. +                                  19,941                   0.0
                                  100 Avigen, Inc. +                                                 571                   0.0
                                1,586 Barr Laboratories, Inc. +                                  103,233                   0.1
                                2,400 Beckman Coulter Inc.                                        70,848                   0.1
                                  100 Berkshire Bancorp Inc.                                       3,424                   0.0
                                4,200 Beverly Enterprises, Inc. +                                 11,970                   0.0
                                  900 Bigmar, Inc. +                                                 144                   0.0
                                  200 BioCryst Pharmaceuticals, Inc. +                               192                   0.0
                                2,200 BioMarin Pharmaceutical Inc. +                              15,510                   0.0
                                  900 Bionx Implants, Inc. +                                       3,150                   0.0
                                2,200 Biopure Corporation +                                        8,184                   0.0
                                1,200 Biosite Diagnostics Incorporated +                          40,824                   0.1
                                  100 BioSource International, Inc. +                                599                   0.0
                                1,000 BioSpecifics Technologies Corp. +                            1,920                   0.0
                                  500 BioSphere Medical Inc. +                                     3,295                   0.0
                                3,000 Bio-Technology General Corp. +                               9,603                   0.0
                                  200 BioTransplant Incorporated +                                    90                   0.0
                               11,900 Birman Managed Care, Inc. +                                      1                   0.0
                                1,600 Bone Care International, Inc. +                             15,568                   0.0
                                  300 Bradley Pharmaceuticals, Inc. +                              3,909                   0.0
                                1,500 BriteSmile, Inc. +                                             495                   0.0
                                  900 CIMA Labs Inc. +                                            21,772                   0.0
                                2,400 CNS, Inc. +                                                 16,272                   0.0
                                1,650 CONMED Corporation +                                        32,323                   0.0
                                1,900 CYRO-CELL International, Inc. +                              3,097                   0.0
                                  330 CYTOGEN Corporation +                                        1,072                   0.0
                                  700 CV Therapeutics, Inc. +                                     12,754                   0.0
                                5,300 Cardiac Science, Inc. +                                     11,713                   0.0
                                1,800 CardioDynamics International Corporation +                   5,526                   0.0
                                9,300 Caremark Rx, Inc. +                                        151,125                   0.2
                                1,300 Cell Pathways, Inc. +                                          533                   0.0
                                4,000 Cell Therapeutics, Inc. +                                   29,080                   0.0
                                2,200 Cephalon, Inc. +                                           107,070                   0.1
                                1,000 Cerus Corporation +                                         21,500                   0.0
                                1,800 Charles River Laboratories International, Inc. +            69,264                   0.1
                                1,200 Chattem, Inc. +                                             24,660                   0.0
                                1,000 Cholestech Corporation +                                     6,960                   0.0
                                  100 ChromaVision Medical Systems, Inc. +                           133                   0.0
                                1,400 Columbia Laboratories, Inc. +                                4,704                   0.0
                                3,900 Community Health Care +                                     80,301                   0.1
                                3,300 Computerized Thermal Imaging, Inc. +                           627                   0.0
                                1,200 Conceptus, Inc. +                                           14,376                   0.0
                                1,200 Cooper Companies, Inc.                                      30,024                   0.0
                                2,900 Corixa Corporation +                                        18,531                   0.0
                                3,400 Corvas International, Inc. +                                 5,270                   0.0
                                  100 CorVel Corporation +                                         3,575                   0.0
                                2,100 Covance Inc. +                                              51,639                   0.1
                                2,600 Conventry Health Care Inc. +                                75,478                   0.1
                                1,100 Cubist Pharmaceuticals, Inc. +                               9,053                   0.0
                                1,300 Curis, Inc. +                                                1,339                   0.0
                                1,300 Cymer, Inc. +                                               41,925                   0.1
                                4,500 Cytyc Corporation +                                         45,900                   0.1
                                  900 D & K Healthcare Resources, Inc.                             9,217                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                3,750 DENTSPLY International Inc.                                139,646                   0.2
                                1,000 DRS Technologies, Inc. +                                    31,330                   0.0
                                  600 DUSA Pharmaceuticals, Inc. +                                   978                   0.0
                                  600 Datascope Corp.                                             14,881                   0.0
                                3,600 DaVita, Inc. +                                              88,812                   0.1
                                  900 Daxor Corporation +                                         13,320                   0.0
                                1,400 Deltagen, Inc. +                                               672                   0.0
                                3,600 Dendreon Corporation +                                      19,116                   0.0
                                1,100 Diagnostic Products Corporation                             42,482                   0.1
                                  200 Diametrics Medical, Inc. +                                     330                   0.0
                                1,300 Digene Corporation +                                        14,898                   0.0
                                  800 Durect Corporation +                                         1,616                   0.0
                                  600 Dynacq International, Inc. +                                 8,621                   0.0
                                1,400 E-Z-EM, Inc. +                                              12,180                   0.0
                                  700 EPIX Medical, Inc. +                                         5,061                   0.0
                                2,300 Edwards Lifesciences Corporation +                          58,581                   0.1
                                2,300 Emisphere Technologies, Inc. +                               8,004                   0.0
                                3,100 Endo Pharmaceuticals Holdings, Inc. +                       23,867                   0.0
                                1,600 Endocare, Inc. +                                             3,600                   0.0
                                  200 Endologix, Inc. +                                              170                   0.0
                                2,200 EntreMed, Inc. +                                             1,892                   0.0
                                  420 Enzo Biochem, Inc. +                                         5,880                   0.0
                                1,700 Enzon, Inc. +                                               28,424                   0.0
                                2,400 Eon Labs, Inc. +                                            45,384                   0.1
                                  800 Exact Sciences Corporation +                                 8,664                   0.0
                                3,100 Express Scripts, Inc. (Class A) +                          148,924                   0.2
                                3,900 First Health Group Corp. +                                  94,965                   0.1
                                  950 First Horizon Pharmaceutical Corporation +                   7,104                   0.0
                                1,100 Gene Logic Inc. +                                            6,919                   0.0
                                2,000 Genelabs Technologies, Inc. +                                3,398                   0.0
                                8,800 Genentech, Inc. +                                          291,808                   0.3
                                2,700 Genome Therapeutics Corp. +                                  4,185                   0.0
                                1,000 GenStar Therapeutics Corporation +                             320                   0.0
                                1,700 Genta Incorporated +                                        13,073                   0.0
                                  700 Genzyme Molecular Oncology +                                 1,225                   0.0
                                1,000 Geron Corporation +                                          3,600                   0.0
                                7,700 Gilead Sciences, Inc. +                                    261,800                   0.3
                                1,100 Gish Biomedical, Inc. +                                      1,914                   0.0
                                  100 Gliatech Inc. +                                                  0                   0.0
                                  800 GlycoGenesys, Inc. +                                           368                   0.0
                                2,600 Guilford Pharmaceuticals Inc. +                             10,348                   0.0
                                1,620 HEICO Corporation (Class A)                                 13,397                   0.0
                                1,200 Haemonetics Corporation +                                   25,752                   0.0
                                4,900 Health Net Inc. +                                          129,360                   0.1
                                  400 Healthcare Services Group, Inc. +                            5,216                   0.0
                                  700 HealthExtras, Inc. +                                         2,835                   0.0
                                1,300 Hemispherx Biopharma, Inc. +                                 2,769                   0.0
                                1,600 Henry Schein, Inc. +                                        72,000                   0.1
                                1,700 Hollis-Eden Pharmaceuticals, Inc. +                          9,945                   0.0
                                1,500 Hologic, Inc. +                                             18,315                   0.0
                                5,100 Human Genome Sciences, Inc. +                               44,931                   0.1
                                2,900 Hydron Technologies, Inc. +                                    609                   0.0
                                  900 Hyseq, Inc. +                                                  783                   0.0
                                  800 I-STAT Corporation +                                         3,200                   0.0
                                3,100 ICN Pharmaceuticals, Inc.                                   33,821                   0.1
                                6,100 IDEC Pharmaceuticals Corporation +                         202,337                   0.2
                                2,200 IDEXX Laboratories, Inc. +                                  73,260                   0.1
                                1,100 IGEN International, Inc. +                                  47,135                   0.1
                                  100 II-VI Incorporated +                                         1,606                   0.0
                                1,600 ILEX Oncology, Inc. +                                       11,296                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                1,900 IMPATH Inc. +                                               37,468                   0.1
                                1,600 INAMED Corporation +                                        49,280                   0.1
                                7,850 IVAX Corporation +                                          95,220                   0.1
                                4,521 Imclone Systems +                                           48,018                   0.1
                                1,500 Immucor, Inc. +                                             30,375                   0.0
                                1,600 ImmunoGen, Inc. +                                            4,960                   0.0
                                2,000 Immunomedics, Inc. +                                         9,240                   0.0
                                1,900 Impax Laboratories, Inc. +                                   7,619                   0.0
                                1,800 Incyte Genomics, Inc. +                                      8,208                   0.0
                                1,700 Indevus Pharmaceuticals, Inc. +                              3,636                   0.0
                                2,200 Inhale Therapeutic Systems +                                17,776                   0.0
                                1,400 Inkine Pharmaceutical Company, Inc. +                        2,282                   0.0
                                4,200 Insmed Incorporated +                                        1,886                   0.0
                                4,200 Inspire Pharmaceuticals, Inc. +                             39,228                   0.1
                                1,600 Integra LifeSciences Holdings +                             28,240                   0.0
                                1,300 InterMune Inc. +                                            33,163                   0.1
                                  200 IntraBiotics Pharmaceuticals, Inc. +                            58                   0.0
                                1,500 Intuitive Surgical, Inc. +                                   9,240                   0.0
                                1,300 Invacare Corp.                                              43,290                   0.1
                                  940 Inverness Medical Innovations, Inc. +                       12,361                   0.0
                                3,300 Isis Pharmaceuticals, Inc. +                                21,747                   0.0
                                1,200 K-V Pharmaceutical Company (Class A) +                      27,840                   0.0
                                1,200 Kendle International Inc. +                                 10,561                   0.0
                                  400 Kensey Nash Corporation +                                    7,308                   0.0
                                2,000 Kyphon Inc. +                                               17,080                   0.0
                                  300 La Jolla Pharmaceutical Company +                            1,950                   0.0
                                5,700 Laboratory Corporation of America Holdings +               132,468                   0.2
                                  300 The Langer Biomechanics Group, Inc. +                        1,203                   0.0
                                1,000 Large Scale Biology Corp. +                                    800                   0.0
                                  800 LecTec Corporation +                                           312                   0.0
                                2,100 Lexicon Genetics Incorporated +                              9,933                   0.0
                                8,500 Life Medical Sciences, Inc. +                                1,020                   0.0
                                1,600 LifePoint Hospitals, Inc. +                                 47,890                   0.1
                                1,100 Ligand Pharmaceuticals Incorporated (Class B) +              5,907                   0.0
                                4,200 Lincare Holdings Inc. +                                    132,804                   0.2
                                  700 MGI Pharma, Inc. +                                           5,075                   0.0
                                2,200 MIM Corporation +                                           12,760                   0.0
                                1,100 MacroChem Corporation +                                        550                   0.0
                                1,400 Magellan Health Services, Inc. +                               217                   0.0
                                1,300 Mannatech, Incorporated +                                    2,093                   0.0
                                1,400 Martek Biosciences Corporation +                            35,224                   0.1
                                  900 Maxim Pharmaceuticals, Inc. +                                2,601                   0.0
                                  500 The Med-Design Corporation +                                 4,029                   0.0
                                2,200 Medarex, Inc. +                                              8,690                   0.0
                                1,300 MedCath Corporation +                                       13,000                   0.0
                                1,200 Medical Action Industries Inc. +                            13,020                   0.0
                                  500 MedicaLogic/Medscape, Inc. +                                    82                   0.0
                                1,800 The Medicines Company +                                     28,836                   0.0
                                1,300 Medicis Pharmaceutical (Class A) +                          64,571                   0.1
                                  838 Medis Technologies Ltd. +                                    4,190                   0.0
                                1,000 MedQuist Inc. +                                             20,260                   0.0
                                  300 Medwave, Inc. +                                                285                   0.0
                                2,500 Meridian Bioscience, Inc.                                   17,200                   0.0
                                  400 Meridian Medical Technologies, Inc. +                       17,760                   0.0
                                1,213 Merit Medical Systems, Inc. +                               24,163                   0.0
                                2,300 Mid Atlantic Medical Services, Inc. +                       74,520                   0.1
                               10,473 Millennium Pharmaceuticals, Inc. +                          83,156                   0.1
                                  500 Mine Safety Appliances Company                              16,125                   0.0
                                1,000 Molecular Devices Corporation +                             16,470                   0.0
                                5,000 Mylan Laboratories, Inc.                                   174,500                   0.2

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                  500 Myriad Genetics, Inc. +                                      7,300                   0.0
                                2,600 NBTY Inc. +                                                 45,708                   0.1
                                1,100 NPS Pharmaceuticals, Inc. +                                 27,687                   0.0
                                  800 Nabi Biopharmaceuticals +                                    4,960                   0.0
                                  100 National Dentex Corporation +                                1,954                   0.0
                                  800 National Health Realty, Inc.                                11,680                   0.0
                                  400 Natrol, Inc. +                                                 460                   0.0
                                  510 NeoPharm, Inc. +                                             5,171                   0.0
                                1,300 Neose Technologies, Inc. +                                  11,531                   0.0
                                1,200 Neurocrine Biosciences, Inc. +                              54,792                   0.1
                                  100 Neurogen Corporation +                                         363                   0.0
                                1,900 Northfield Laboratories Inc. +                               6,536                   0.0
                                2,400 Novavax, Inc. +                                              6,240                   0.0
                                1,900 Noven Pharmaceuticals, Inc. +                               17,537                   0.0
                                1,900 Nutraceutical International Corporation +                   21,734                   0.0
                                1,500 OSI Pharmaceuticals, Inc. +                                 24,600                   0.0
                                2,000 Oakley, Inc. +                                              20,540                   0.0
                                1,400 Ocular Sciences, Inc. +                                     21,728                   0.0
                                3,700 Omnicare, Inc.                                              88,171                   0.1
                                  700 Onyx Pharmaceuticals, Inc. +                                 4,067                   0.0
                                1,500 OraSure Technologies, Inc. +                                 8,175                   0.0
                                1,800 Organogenesis Inc. +                                            18                   0.0
                                2,100 Orthodontic Centers of America, Inc. +                      22,911                   0.0
                                  700 Ostex International, Inc. +                                  1,232                   0.0
                                1,400 Owens & Minor, Inc.                                         22,988                   0.0
                                3,500 Oxford Health Plans, Inc. +                                127,575                   0.2
                                1,800 PAREXEL International Corporation +                         19,782                   0.0
                                  200 POZEN Inc. +                                                 1,030                   0.0
                                2,100 PRAECIS Pharmaceuticals Incorporated +                       6,825                   0.0
                                3,700 PSS World Medical, Inc. +                                   25,308                   0.0
                                1,700 PacifiCare Health Systems, Inc. +                           47,770                   0.1
                                1,100 Pain Therapeutics, Inc. +                                    2,629                   0.0
                                2,700 Patterson Dental Company +                                 118,098                   0.1
                                1,200 Pediatrix Medical Group, Inc. +                             48,072                   0.1
                                  600 Penwest Pharmaceuticals Co. +                                6,360                   0.0
                                  600 Peregrine Pharmaceuticals, Inc. +                              468                   0.0
                                8,143 Peregrine Systems, Inc. +                                      660                   0.0
                                3,300 Perrigo Company +                                           40,095                   0.1
                                2,100 Pharmaceutical Product Development, Inc. +                  61,467                   0.1
                                1,100 Pharmaceutical Resources, Inc. +                            32,780                   0.1
                                2,000 Pharmacopeia, Inc. +                                        17,840                   0.0
                                2,500 Pharmacyclics, Inc. +                                        8,925                   0.0
                                2,300 Pharmos Corporation +                                        2,415                   0.0
                                  784 PhotoMedex, Inc. +                                           1,505                   0.0
                                  100 Physiometrix, Inc. +                                            55                   0.0
                                  500 PolyMedica Corporation +                                    15,420                   0.0
                                  500 Progenics Pharmaceuticals, Inc. +                            3,330                   0.0
                                3,400 Protein Design Labs, Inc. +                                 28,900                   0.0
                                1,600 Province Healthcare Company +                               15,568                   0.0
                                  125 Psychemedics Corporation                                     1,166                   0.0
                                  600 Q-Med, Inc. +                                                3,756                   0.0
                                  900 Radiologix, Inc. +                                           2,079                   0.0
                                2,400 Regeneration Technologies, Inc. +                           24,286                   0.0
                                1,200 Regeneron Pharmaceuticals, Inc. +                           22,212                   0.0
                                  700 RehabCare Group, Inc. +                                     13,356                   0.0
                                2,000 Renal Care Group, Inc. +                                    63,280                   0.1
                                  200 Res-Care, Inc. +                                               726                   0.0
                                1,300 ResMed Inc. +                                               39,741                   0.1
                                1,100 Respironics, Inc. +                                         33,474                   0.1
                                4,600 Rheometric Scientific, Inc. +                                2,760                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                  800 Ribozyme Pharmaceuticals, Inc. +                               192                   0.0
                                5,900 SICOR Inc. +                                                93,515                   0.1
                                  200 STAAR Surgical Company +                                       734                   0.0
                                2,800 STERIS Corporation +                                        67,900                   0.1
                                  100 Sangamo Biosciences, Inc. +                                    301                   0.0
                                1,500 SangStat Medical Corporation +                              16,950                   0.0
                                1,300 SciClone Pharmaceuticals, Inc. +                             4,134                   0.0
                                1,800 Scios Inc. +                                                58,644                   0.1
                                1,000 Select Medical Corporation +                                13,490                   0.0
                                3,000 Sepracor Inc. +                                             29,010                   0.0
                                1,000 Serologicals Corporation +                                  11,000                   0.0
                                2,100 Sierra Health Services, Inc. +                              25,221                   0.0
                                1,000 Sola International Inc. +                                   13,000                   0.0
                                1,300 SonoSite, Inc. +                                            16,991                   0.0
                                1,900 Sparta Surgical Corporation +                                    0                   0.0
                                  900 Specialty Laboratories, Inc. +                               8,694                   0.0
                                   16 Spectrum Pharmaceuticals Inc. +                                 29                   0.0
                                7,500 Star Scientific, Inc. +                                      7,875                   0.0
                                1,300 Sunrise Assisted Living, Inc. +                             32,357                   0.1
                                  400 Sunrise Technologies International, Inc. +                       0                   0.0
                                1,300 SuperGen, Inc. +                                             4,719                   0.0
                                  900 Sybron Dental Specialties, Inc. +                           13,410                   0.0
                                2,100 Tanox, Inc. +                                               19,005                   0.0
                                6,200 Targeted Genetics Corporation +                              2,480                   0.0
                                4,000 Third Wave Technologies +                                   10,760                   0.0
                                1,300 Thoratec Laboratories Corporation +                          9,919                   0.0
                                2,800 Titan Pharmaceuticals, Inc. +                                4,004                   0.0
                                  900 Transgenomic, Inc. +                                         2,015                   0.0
                                1,400 Transkaryotic Therapies, Inc. +                             13,860                   0.0
                                2,846 Triad Hospitals, Inc. +                                     84,896                   0.1
                                3,100 Triangle Pharmaceuticals, Inc. +                            18,414                   0.0
                                  900 Trimeris, Inc. +                                            38,781                   0.1
                                  200 TriPath Imaging, Inc. +                                        536                   0.0
                                  700 Tripos, Inc. +                                               5,131                   0.0
                                1,100 U.S. Physical Therapy, Inc. +                               12,265                   0.0
                                3,800 US Oncology, Inc. +                                         32,946                   0.1
                                  600 USANA Health Sciences, Inc. +                                7,230                   0.0
                                  900 Unilab Corporation +                                        16,470                   0.0
                                1,400 United Therapeutics Corporation +                           23,380                   0.0
                                  700 Universal Display Corporation +                              5,523                   0.0
                                2,400 Universal Health Services, Inc. (Class B) +                108,240                   0.1
                                  600 Urologix, Inc. +                                             1,986                   0.0
                                1,100 Utah Medical Products, Inc. +                               21,010                   0.0
                                2,200 VISX, Incorporated +                                        21,076                   0.0
                                  200 VIVUS, Inc. +                                                  746                   0.0
                                5,800 Valentis, Inc. +                                             1,276                   0.0
                                2,700 Varian Medical Systems, Inc. +                             133,920                   0.2
                                2,300 Vasomedical, Inc. +                                          2,162                   0.0
                                1,900 VaxGen, Inc. +                                              36,689                   0.1
                                  400 Ventana Medical Systems, Inc. +                              9,220                   0.0
                                2,800 Ventas, Inc.                                                32,060                   0.1
                                  100 Versicor, Inc. +                                             1,079                   0.0
                                2,862 Vertex Pharmaceuticals Incorporated +                       45,363                   0.1
                                  300 Viasys Healthcare Inc. +                                     4,467                   0.0
                                  800 Vical Incorporated +                                         2,776                   0.0
                                4,400 Vion Pharmaceuticals, Inc. +                                 1,456                   0.0
                               13,900 Viragen, Inc. +                                              2,085                   0.0
                                  900 ViroPharma Incorporated +                                    1,314                   0.0
                                  500 Vital Signs, Inc.                                           14,940                   0.0
                                  600 West Pharmaceutical Services, Inc.                          14,640                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                1,700 Whitman Education Group, Inc. +                             12,988                   0.0
                                  900 Women First HealthCare, Inc. +                               4,105                   0.0
                                  900 Wright Medical Group, Inc. +                                15,713                   0.0
                                1,000 XOMA Ltd. +                                                  4,230                   0.0
                                7,300 Zila, Inc. +                                                 6,716                   0.0
                                  400 Zoll Medical Corporation +                                  14,268                   0.0
                                                                                             -----------                 -----
                                                                                               8,291,515                   8.8
----------------------------------------------------------------------------------------------------------------------------------
Electronics                       400 3Dfx Interactive, Inc. +                                         0                   0.0
                                2,600 ACT Manufacturing, Inc. +                                        4                   0.0
                                  500 ADE Corporation +                                            2,985                   0.0
                                2,200 ANADIGICS, Inc. +                                            5,676                   0.0
                                2,000 APAC Customer Services Inc. +                                4,680                   0.0
                                3,800 APW Ltd. +                                                       0                   0.0
                                  700 ATMI, Inc. +                                                12,964                   0.0
                                6,900 AVX Corporation                                             67,620                   0.1
                                  900 AXT, Inc. +                                                  1,620                   0.0
                                  110 Acacia Research - Acacia Technologies +                        265                   0.0
                                3,700 Acxiom Corp. +                                              56,906                   0.1
                                3,200 Advanced Fibre Communications, Inc. +                       53,376                   0.1
                                  400 Advanced Power Technology, Inc. +                            1,300                   0.0
                                  100 Advanced Switching Communications, Inc. +                        6                   0.0
                               66,900 Agere Systems Inc. (Class A) +                              96,336                   0.1
                                  200 Airnet Communications Corporation +                            104                   0.0
                                1,500 Allen Telecom Inc. +                                        14,205                   0.0
                                1,400 Alliance Fiber Optic Products, Inc. +                          798                   0.0
                                1,462 Alliant Techsystems Inc. +                                  91,156                   0.1
                                  100 American Technical Ceramics Corp. +                            410                   0.0
                                6,600 Amkor Technology, Inc. +                                    31,416                   0.1
                                1,800 Amphenol Corp. (Class A) +                                  68,400                   0.1
                                  100 Amtech Systems, Inc. +                                         317                   0.0
                                1,800 Anaren Microwave, Inc. +                                    15,840                   0.0
                                1,600 Anixter International Inc. +                                37,200                   0.1
                                4,900 Arris Group Inc. +                                          17,493                   0.0
                                4,000 Arrow Electronics, Inc. +                                   51,160                   0.1
                                2,100 Aspect Communications Corporation +                          5,964                   0.0
                                1,250 AstroPower, Inc. +                                           9,988                   0.0
                                1,400 Asyst Technologies, Inc. +                                  10,290                   0.0
                               18,500 Atmel Corporation +                                         41,255                   0.1
                                  200 Audiovox Corporation (Class A) +                             2,068                   0.0
                                2,800 Avanex Corporation +                                         2,934                   0.0
                                1,600 Avid Technology, Inc. +                                     36,720                   0.1
                                4,574 Avnet, Inc.                                                 49,536                   0.1
                                  900 Aware, Inc. +                                                1,962                   0.0
                                  100 Axsys Technologies, Inc. +                                     780                   0.0
                                  300 BEI Techologies, Inc.                                        3,357                   0.0
                                  100 Badger Meter, Inc.                                           3,210                   0.0
                                  900 Bel Fuse Inc. (Class A) +                                   16,290                   0.0
                                1,000 Belden Inc.                                                 15,220                   0.0
                                  800 Bell Microproducts Inc. +                                    4,432                   0.0
                                1,200 Benchmark Electronics, Inc. +                               34,392                   0.1
                                  200 Boston Acoustics, Inc.                                       2,400                   0.0
                                1,396 Brooks-PRI Automation, Inc. +                               15,998                   0.0
                                1,500 Brio Technology, Inc. +                                      2,325                   0.0
                                2,200 Bruker Daltonics, Inc. +                                    10,692                   0.0
                                2,300 C-COR.net Corp. +                                            7,636                   0.0
                                1,000 C&D Technologies, Inc.                                      17,670                   0.0
                                1,067 CCC Information Services Group Inc. +                       18,939                   0.0
                                  200 CHRONIMED Inc. +                                             1,222                   0.0
                               15,700 CMGI Inc. +                                                 15,402                   0.0
                                1,500 CTS Corporation                                             11,625                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                2,900 Cable Design Technology +                                   17,110                   0.0
                                9,500 Cadence Design Systems, Inc. +                             112,005                   0.1
                                2,000 California Micro Devices Corporation +                       9,100                   0.0
                                1,000 Caliper Technologies Corp. +                                 3,000                   0.0
                                  200 Captaris Inc. +                                                480                   0.0
                                  500 Celeritek, Inc. +                                            3,330                   0.0
                                2,400 Cepheid, Inc. +                                             12,235                   0.0
                                  700 Champion Industries, Inc.                                    1,904                   0.0
                                2,100 Checkpoint Systems, Inc. +                                  21,714                   0.0
                                3,100 ChipPAC, Inc. (Class A) +                                   11,005                   0.0
                                3,300 Cirrus Logic, Inc. +                                         9,504                   0.0
                                1,100 Coherent, Inc. +                                            21,945                   0.0
                                1,300 Cohu, Inc.                                                  19,110                   0.0
                                2,500 CommScope, Inc. +                                           19,750                   0.0
                                2,100 Computer Network Technology Corporation +                   14,910                   0.0
                                  400 Concord Communications, Inc. +                               3,596                   0.0
                               16,100 Conexant Systems, Inc. +                                    25,921                   0.0
                                1,600 Cox Radio, Inc. (Class A) +                                 36,496                   0.1
                                2,500 Cree, Inc. +                                                40,875                   0.1
                                1,000 Cubic Corporation                                           18,430                   0.0
                                  900 Cyberonics, Inc. +                                          16,560                   0.0
                                4,700 Cypress Semiconductor Corporation +                         26,884                   0.0
                                1,800 DDi Corp. +                                                    396                   0.0
                                1,700 DSP Group, Inc. +                                           26,894                   0.0
                                  700 Daktronics, Inc. +                                           9,366                   0.0
                                  100 Dataram Corporation +                                          306                   0.0
                                1,400 Dionex Corporation +                                        41,594                   0.1
                                1,100 Disc Graphics, Inc. +                                        1,980                   0.0
                                1,000 Ducommun Incorporated +                                     15,850                   0.0
                                1,500 DuPont Photomasks, Inc. +                                   34,875                   0.1
                                1,800 EDO Corporation                                             37,404                   0.1
                                  200 EMCORE Corporation +                                           438                   0.0
                                1,000 EMS Technologies, Inc. +                                    15,611                   0.0
                                3,100 ESS Technology, Inc. +                                      19,499                   0.0
                                1,500 Electro Scientific Industries, Inc. +                       30,000                   0.0
                                1,700 Electroglas, Inc. +                                          2,618                   0.0
                                  800 Electronics Boutique Holdings Corp. +                       12,648                   0.0
                                1,800 Electronics for Imaging, Inc. +                             29,270                   0.0
                                3,200 Emulex Corporation +                                        59,360                   0.1
                                  900 Energy Conversion Devices, Inc. +                            8,821                   0.0
                                1,387 Engineered Support Systems, Inc.                            50,847                   0.1
                                   25 Entrada Networks, Inc. +                                         4                   0.0
                                  400 Esterline Technologies Corporation +                         7,068                   0.0
                                2,200 Exar Corporation +                                          27,280                   0.0
                                  100 Excel Technology, Inc. +                                     1,789                   0.0
                                  900 FEI Company +                                               13,761                   0.0
                                  700 FLIR Systems, Inc. +                                        34,160                   0.1
                                1,200 FSI International, Inc. +                                    5,400                   0.0
                                4,000 Fairchild Semiconductor Corporation (Class A) +             42,840                   0.1
                                2,500 FiberCore, Inc. +                                              525                   0.0
                                2,500 FuelCell Energy, Inc. +                                     16,380                   0.0
                                  100 FutureLink Corp. +                                               0                   0.0
                                4,700 GTC Biotherapeutics, Inc. +                                  5,546                   0.0
                                1,300 General Cable Corporation                                    4,940                   0.0
                                   35 General Magic, Inc. +                                            0                   0.0
                                  900 Gerber Scientific, Inc. +                                    3,654                   0.0
                                2,400 Getty Images, Inc. +                                        73,320                   0.1
                                  500 Glenayre Technologies, Inc. +                                  570                   0.0
                                5,618 GlobespanVirata, Inc. +                                     24,775                   0.0
                                1,600 HPL Technologies, Inc. +                                        32                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                1,300 Harman International Industries, Incorporated               77,350                   0.1
                                3,700 Harmonic Inc. +                                              8,510                   0.0
                                2,600 Harris Corporation                                          68,380                   0.1
                                1,120 Harvard Bioscience, Inc. +                                   3,695                   0.0
                                3,700 Hearst-Argyle Television, Inc. +                            89,207                   0.1
                                1,250 Herley Industries, Inc. +                                   21,760                   0.0
                                  400 hi/fn, inc. +                                                2,312                   0.0
                                2,600 Hollywood Entertainment Corporation +                       39,260                   0.1
                                1,600 Hutchinson Technology Incorporated +                        33,120                   0.1
                                  100 Illumina, Inc. +                                               337                   0.0
                                2,700 Integrated Circuit Systems, Inc. +                          49,275                   0.1
                                1,200 Integrated Silicon Solution, Inc. +                          5,232                   0.0
                                3,600 Interactive Data Corporation +                              49,500                   0.1
                                  100 Interlink Electronics, Inc. +                                  388                   0.0
                                1,202 Intermagnetics General Corporation +                        23,607                   0.0
                                  200 International FiberCom, Inc. +                                   0                   0.0
                                2,400 International Rectifier Corp. +                             44,304                   0.1
                                4,896 Intersil Holding Corporation (Class A) +                    68,250                   0.1
                                1,800 Itron, Inc. +                                               34,506                   0.1
                                  200 IXYS Corporation +                                           1,412                   0.0
                                2,100 Ixia +                                                       7,665                   0.0
                                3,100 JNI Corp. +                                                  8,587                   0.0
                                  600 Keithley Instruments, Inc.                                   7,500                   0.0
                                3,300 Kemet Corp. +                                               28,842                   0.0
                                3,900 Kopin Corporation +                                         15,288                   0.0
                                4,700 Kulicke and Soffa Industries +                              26,884                   0.0
                                4,900 LAM Research Corp. +                                        52,920                   0.1
                                  100 LCC International, Inc. (Class A) +                            195                   0.0
                                4,200 Lattice Semiconductor Corporation +                         36,834                   0.1
                                  400 LeCroy Corporation +                                         4,440                   0.0
                                  800 LightPath Technologies, Inc. (Class A) +                       256                   0.0
                                  600 Littelfuse Inc. +                                           10,116                   0.0
                                7,700 Loral Space & Communications Ltd. +                          3,311                   0.0
                                  100 M~WAVE, Inc. +                                                 122                   0.0
                                  200 MCK Communications, Inc. +                                     218                   0.0
                                2,800 MEMC Electronic Materials, Inc. +                           21,196                   0.0
                                2,453 MKS Instruments, Inc. +                                     40,303                   0.1
                                7,087 MRV Communications, Inc. +                                   7,583                   0.0
                                  800 MTS Systems Corporation                                      8,016                   0.0
                                2,360 Macromedia, Inc. +                                          25,134                   0.0
                                1,800 Mattson Technology, Inc. +                                   5,148                   0.0
                                  400 Maxwell Technologies, Inc. +                                 2,420                   0.0
                                  800 Mestek, Inc. +                                              14,344                   0.0
                                6,800 Metawave Communications Corporation +                        1,904                   0.0
                                2,100 Methode Electronics (Class A)                               23,037                   0.0
                                1,700 Microsemi Corporation +                                     10,353                   0.0
                                5,400 Microtune, Inc. +                                           16,902                   0.0
                                3,300 Nanogen, Inc. +                                              5,115                   0.0
                                  500 Nanometrics Incorporated +                                   2,095                   0.0
                                  600 Nanophase Technologies Corporation +                         1,692                   0.0
                                1,600 NeoMagic Corporation +                                       1,728                   0.0
                                1,300 Neoware Systems, Inc. +                                     19,383                   0.0
                                3,400 Netopia, Inc. +                                              4,726                   0.0
                                  599 Netro Corporation +                                          1,635                   0.0
                                3,000 New Focus, Inc. +                                           11,520                   0.0
                                1,700 Newport Corporation +                                       21,352                   0.0
                                  500 North Coast Energy, Inc. +                                   2,040                   0.0
                                2,400 Novoste Corporation +                                       17,328                   0.0
                                  100 Nu Horizons Electronics Corp. +                                578                   0.0
                                  300 Nx Networks, Inc. +                                              0                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                4,000 ON Semiconductor Corporation +                               5,480                   0.0
                                  900 OSI Systems, Inc. +                                         15,282                   0.0
                                2,300 OmniVision Technologies, Inc. +                             31,211                   0.0
                                1,800 Oplink Communications, Inc. +                                1,422                   0.0
                                  400 Optical Communication Products, Inc. +                         432                   0.0
                                  600 Osmonics, Inc. +                                            10,164                   0.0
                                  120 P-Com, Inc. +                                                   23                   0.0
                                1,100 PLX Technology, Inc. +                                       4,301                   0.0
                                  750 Park Electrochemical Corp.                                  14,400                   0.0
                                  100 ParkerVision, Inc. +                                           816                   0.0
                                1,100 Parlex Corporation +                                        10,791                   0.0
                                2,300 Paxson Communications Corporation +                          4,738                   0.0
                                1,500 Pemstar Inc. +                                               3,390                   0.0
                                1,000 Pericom Semiconductor Corporation +                          8,310                   0.0
                                2,300 Pinnacle Systems, Inc. +                                    31,303                   0.0
                                2,200 Pioneer-Standard Electronics, Inc.                          20,196                   0.0
                                1,700 Pixelworks, Inc. +                                           9,860                   0.0
                                1,900 Plantronics, Inc. +                                         28,747                   0.0
                                1,500 Plexus Corporation +                                        13,170                   0.0
                                  400 Powell Industries, Inc. +                                    6,832                   0.0
                                2,200 Power Integrations, Inc. +                                  37,400                   0.1
                                1,600 Powerwave Technologies, Inc. +                               8,640                   0.0
                                  900 Preformed Line Products Company                             15,003                   0.0
                                4,729 Proxim Corporation (Class A) +                               4,114                   0.0
                                  200 QuickLogic Corporation +                                       212                   0.0
                                3,400 Rambus Inc. +                                               22,814                   0.0
                                4,600 REMEC, Inc. +                                               17,848                   0.0
                                6,300 RF Micro Devices, Inc. +                                    46,179                   0.1
                                  500 Rayovac Corporation +                                        6,665                   0.0
                                4,800 Riverstone Networks, Inc. +                                 10,176                   0.0
                                  400 Robotic Vision Systems, Inc. +                                  96                   0.0
                                1,000 Rudolph Technologies, Inc. +                                19,160                   0.0
                                1,100 SIPEX Corporation +                                          4,070                   0.0
                                1,200 The Sagemark Companies Ltd. +                                4,020                   0.0
                                1,600 ScanSoft, Inc. +                                             8,320                   0.0
                                  200 Semitool, Inc. +                                             1,242                   0.0
                                2,700 Semtech Corporation +                                       29,484                   0.1
                                2,000 Silicon Laboratories Inc. +                                 38,160                   0.1
                                3,700 Silicon Storage Technology, Inc. +                          14,948                   0.0
                                1,200 Siliconix Incorporated +                                    28,080                   0.0
                                3,300 Sirenza Microdevices, Inc. +                                 5,940                   0.0
                                3,000 Skyworks Solutions, Inc. +                                  25,860                   0.0
                                  500 Somera Communications, Inc. +                                1,350                   0.0
                                  800 SpectraLink Corporation +                                    5,744                   0.0
                                1,100 Standard Microsystems Corporation +                         21,417                   0.0
                                3,300 Stratex Networks, Inc. +                                     7,293                   0.0
                                  220 Superconductor Technologies Inc. +                             207                   0.0
                                  100 Superior TeleCom Inc. +                                         15                   0.0
                                  100 Supertex, Inc. +                                             1,489                   0.0
                                1,176 SymmetriCom, Inc. +                                          4,963                   0.0
                                1,600 THQ Inc. +                                                  21,200                   0.0
                                  100 TTM Technologies, Inc. +                                       331                   0.0
                                1,000 Technitrol, Inc.                                            16,140                   0.0
                                4,000 Tekelec +                                                   41,800                   0.1
                                  300 Telaxis Communications Corporation +                            54                   0.0
                                1,800 Tellium, Inc. +                                              1,152                   0.0
                                4,200 Terayon Communication Systems, Inc. +                        8,610                   0.0
                                2,000 Therma-Wave Inc. +                                           2,100                   0.0
                                  900 Three-Five Systems, Inc. +                                   5,805                   0.0
                                1,100 Tollgrade Communications, Inc. +                            12,903                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                5,400 Transmeta Corporation +                                      6,318                   0.0
                                3,600 TranSwitch Corporation +                                     2,480                   0.0
                                  200 Tricord Systems, Inc. +                                          0                   0.0
                                1,700 Tripath Technology Inc. +                                      477                   0.0
                                  100 Triton Network Systems, Inc. +                                  52                   0.0
                                4,845 TriQuint Semiconductor, Inc. +                              20,543                   0.0
                                  200 Tvia, Inc. +                                                   140                   0.0
                                1,100 Tweeter Home Entertainment Group, Inc. +                     6,358                   0.0
                                  500 United Industrial Corporation                                8,000                   0.0
                                  600 Unitil Corporation                                          14,880                   0.0
                                   66 VYYO INC +                                                     168                   0.0
                                1,800 Valence Technology, Inc. +                                   2,394                   0.0
                                2,000 Varian Inc. +                                               57,380                   0.1
                                1,300 Varian Semiconductor Equipment Associates, Inc. +           30,889                   0.1
                                  200 Vertex Interactive, Inc. +                                       8                   0.0
                                2,100 ViaSat, Inc. +                                              24,234                   0.0
                                  900 Viasystems Group, Inc. +                                         0                   0.0
                                1,700 Vicor Corporation +                                         14,027                   0.0
                                  200 Virage Logic Corporation +                                   2,006                   0.0
                                5,926 Vishay Intertechnology, Inc. +                              66,253                   0.1
                                5,900 Western Digital Corporation +                               37,701                   0.1
                                5,200 Western Wireless Corporation (Class A) +                    27,560                   0.0
                                  800 Wilson Greatbatch Technologies, Inc. +                      23,360                   0.0
                                  200 Wire One Technologies, Inc. +                                  558                   0.0
                                6,500 WJ Communications, Inc. +                                    6,208                   0.0
                                  900 Xicor, Inc. +                                                3,357                   0.0
                                2,050 Zoran Corporation +                                         28,844                   0.0
                                                                                             -----------                 -----
                                                                                               4,275,411                   4.6
----------------------------------------------------------------------------------------------------------------------------------
Energy and Raw Materials        1,000 APCO Argentina Inc.                                         17,450                   0.0
                                  800 Altair Nanotechnologies, Inc. +                                407                   0.0
                                2,100 Arch Coal, Inc.                                             45,339                   0.1
                                  700 Atwood Oceanics, Inc. +                                     21,070                   0.0
                                    2 Baran Group Ltd. +                                              11                   0.0
                                  100 Barnwell Industries, Inc. +                                  2,010                   0.0
                                  400 Brigham Exploration Company +                                1,968                   0.0
                                  700 Buckeye Partners, LP                                        26,880                   0.0
                                1,300 Cabot Oil & Gas Corporation (Class A)                       32,214                   0.0
                                1,481 Cimarex Energy Co. +                                        26,510                   0.0
                                2,100 Cooper Cameron Corporation +                               104,622                   0.1
                                  300 Covanta Energy Corporation +                                     2                   0.0
                                  200 Dawson Geophysical Company +                                 1,160                   0.0
                                2,100 Denbury Resources Inc. +                                    23,730                   0.0
                                  700 Dril-Quip, Inc. +                                           11,830                   0.0
                                6,320 ENSCO International Incorporated                           186,124                   0.2
                                4,203 Emex Corporation +                                             336                   0.0
                                2,600 Encompass Services Corporation +                                10                   0.0
                                4,400 Enterprise Products Partners LP                             85,360                   0.1
                                  700 Evergreen Resources, Inc. +                                 31,395                   0.0
                                2,300 FMC Technologies,  Inc. +                                   46,989                   0.1
                                1,900 Forest Oil Corporation +                                    52,535                   0.1
                                  500 Friede Goldman Halter, Inc. +                                    1                   0.0
                                4,400 Grant Prideco, Inc. +                                       51,216                   0.1
                                4,200 Grey Wolf, Inc. +                                           16,758                   0.0
                                1,800 Headwaters Incorporated +                                   27,918                   0.0
                                2,600 Helmerich & Payne, Inc.                                     72,566                   0.1
                                2,300 Horizon Offshore, Inc. +                                    11,454                   0.0
                                2,500 Joy Global Inc. +                                           28,150                   0.0
                                  900 Kestrel Energy, Inc. +                                         252                   0.0
                                3,100 Key Energy Services, Inc. +                                 27,807                   0.0
                                1,200 Kirby Corporation +                                         32,868                   0.1

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                  100 Lynx Therapeutics, Inc. +                                       41                   0.0
                                  600 MAXXAM Inc. +                                                5,580                   0.0
                                2,900 Newpark Resources, Inc. +                                   12,615                   0.0
                                  400 NewPower Holdings, Inc. +                                       54                   0.0
                                2,000 NL Industries, Inc.                                         34,000                   0.1
                                2,300 Noble Energy, Inc.                                          86,365                   0.1
                                1,500 Offshore Logistics, Inc. +                                  32,880                   0.1
                                  600 Oil States International, Inc. +                             7,740                   0.0
                                3,700 Parker Drilling Company +                                    8,214                   0.0
                                2,100 Peabody Energy Corporation                                  61,383                   0.1
                                  200 Penn Virginia Corporation                                    7,270                   0.0
                                1,100 Petrominerals Corporation +                                    286                   0.0
                                1,200 Plains All American Pipeline, LP                            29,280                   0.0
                                1,400 Plains Resources Inc. +                                     16,590                   0.0
                                  550 Prima Energy Corporation +                                  12,298                   0.0
                                5,700 Prolong International Corporation +                            513                   0.0
                                1,100 Reliant Resources, Inc. +                                    3,520                   0.0
                                  100 RGC Resources, Inc.                                          1,840                   0.0
                                1,000 Seitel, Inc. +                                                 550                   0.0
                                4,000 Smith International, Inc. +                                130,480                   0.1
                                1,000 Southwestern Energy Company +                               11,450                   0.0
                                1,900 Swift Energy Company +                                      18,373                   0.0
                                1,100 TC Pipelines, LP                                            28,655                   0.0
                                3,300 Tidewater Inc.                                             102,630                   0.1
                                1,600 Tom Brown, Inc. +                                           40,160                   0.1
                                1,500 Trico Marine Services, Inc. +                                4,995                   0.0
                                  100 U.S. Aggregates, Inc. +                                          0                   0.0
                                5,000 USEC Inc.                                                   30,100                   0.0
                                1,400 Unit Corporation +                                          25,970                   0.0
                                4,100 Valero Energy Corporation                                  151,454                   0.2
                                4,300 Weatherford International Ltd. +                           171,699                   0.2
                                1,200 Western Gas Resources, Inc.                                 44,220                   0.1
                                  400 World Fuel Services Corporation                              8,200                   0.0
                                1,300 Xanser Corporation +                                         2,054                   0.0
                                                                                             -----------                 -----
                                                                                               2,078,401                   2.2
----------------------------------------------------------------------------------------------------------------------------------
Food and Agricultural           4,400 7-Eleven, Inc. +                                            33,000                   0.1
                                  300 Alico, Inc.                                                  7,980                   0.0
                                1,400 American Italian Pasta Company (Class A) +                  50,372                   0.1
                                  300 The Andersons, Inc.                                          3,810                   0.0
                                  600 Atlantic Premium Brands, Ltd. +                              1,362                   0.0
                                2,900 Aurora Food Inc. +                                           2,262                   0.0
                                  200 Bridgford Foods Corporation                                  2,242                   0.0
                                  200 Cagle's Inc. (Class A) +                                     1,402                   0.0
                                   58 Chiquita Brands International, Inc. (Warrants)(b)              213                   0.0
                                1,802 Chiquita Brands International, Inc. +                       23,894                   0.0
                                  400 Coca-Cola Bottling Co. Consolidated                         25,804                   0.0
                                1,400 Corn Products International, Inc.                           42,182                   0.1
                                1,200 Cuisine Solutions, Inc. +                                      372                   0.0
                                1,800 DIMON Incorporated                                          10,800                   0.0
                                  500 Dairy Mart Convenience Stores, Inc. +                            0                   0.0
                                3,414 Dean Foods Company +                                       126,659                   0.2
                                3,200 Del Monte Foods Company +                                   24,640                   0.0
                                1,500 Delta and Pine Land Company                                 30,615                   0.0
                                2,200 Dole Food Company, Inc.                                     71,676                   0.1
                                1,700 Dreyer's Grand Ice Cream, Inc.                             120,632                   0.1
                                2,700 Eden Bioscience Corporation +                                3,861                   0.0
                                  100 Fisher Communications, Inc.                                  5,272                   0.0
                                2,400 Fleming Companies, Inc.                                     15,768                   0.0
                                1,150 Flowers Foods, Inc.                                         22,436                   0.0
                                  900 Fresh Brands, Inc.                                          14,850                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                2,600 Fresh Del Monte Produce Inc.                                49,166                   0.1
                                1,100 Gehl Company +                                               9,592                   0.0
                                  200 Glacier Water Services, Inc. +                               2,900                   0.0
                                  600 Golden Enterprises, Inc.                                     2,184                   0.0
                                  300 Green Mountain Coffee, Inc. +                                4,533                   0.0
                                1,000 Griffin Land & Nurseries, Inc. +                            14,490                   0.0
                                2,100 Hain Celestial Group, Inc. +                                31,920                   0.0
                                4,100 Hines Horticulture, Inc. +                                  11,890                   0.0
                                1,000 Homeland Holding Corporation +                                   1                   0.0
                                5,500 Hormel Foods Corporation                                   128,315                   0.2
                                1,100 Hurry, Inc. (Class A)                                           66                   0.0
                                   12 Imperial Sugar Company (New Shares) +                           52                   0.0
                                1,800 Ingles Markets, Incorporated (Class A)                      21,184                   0.0
                                  800 International Multifoods +                                  16,952                   0.0
                                1,700 Interstate Bakeries Corporation                             25,925                   0.0
                                  700 J & J Snack Foods Corp. +                                   24,997                   0.0
                                1,300 The J.M. Smucker Company                                    51,753                   0.1
                                1,200 Lance, Inc.                                                 14,207                   0.0
                                  500 Lindsay Manufacturing Co.                                   10,700                   0.0
                                  200 MGP Ingredients, Inc.                                        1,560                   0.0
                                  700 Marsh Supermarkets, Inc. (Class B)                           8,533                   0.0
                                  300 Maui Land & Pineapple Company, Inc. +                        4,752                   0.0
                                5,500 McCormick & Company Incorporated                           127,600                   0.1
                                  800 Nash-Finch Company                                           6,184                   0.0
                                  700 Neogen Corporation +                                        10,263                   0.0
                                1,700 Next Generation Technology Holdings, Inc. +                    357                   0.0
                                2,100 Osteotech, Inc. +                                           13,524                   0.0
                                3,400 The Pantry, Inc. +                                          13,634                   0.0
                                6,227 PepsiAmericas, Inc.                                         83,629                   0.1
                                  200 Pilgrim's Pride Corporation (Class B)                        1,640                   0.0
                                1,200 Provena Foods Inc. +                                         1,464                   0.0
                                1,032 Ralcorp Holdings, Inc. +                                    25,944                   0.0
                                  400 Rocky Mountain Chocolate Factory, Inc. +                     3,252                   0.0
                                  500 Sanderson Farms, Inc.                                       10,455                   0.0
                                1,500 The Scotts Company (Class A) +                              73,560                   0.1
                                  200 Seneca Foods Corporation (Class A) +                         2,828                   0.0
                                1,900 Sensient Technologies Corporation                           42,693                   0.1
                                  800 Smart & Final Inc. +                                         4,160                   0.0
                                4,500 Smithfield Foods, Inc. +                                    89,280                   0.1
                                  800 Spartan Stores, Inc. +                                       1,208                   0.0
                                2,200 Spectrum Organic Products, Inc. +                              660                   0.0
                                1,200 Standard Commercial Corporation                             21,720                   0.0
                                  100 Tejon Ranch Co. +                                            2,970                   0.0
                                7,000 Terra Industries, Inc. +                                    10,710                   0.0
                                2,066 Tootsie Roll Industries, Inc.                               63,385                   0.1
                               13,258 Tyson Foods, Inc. (Class A)                                148,755                   0.2
                                  900 Uni-Marts, Inc. +                                            1,341                   0.0
                                1,900 United Natural Foods, Inc. +                                48,165                   0.1
                                  900 Virbac Corporation +                                         5,049                   0.0
                                1,100 Wild Oats Markets, Inc. +                                   11,352                   0.0
                                  800 Willamette Valley Vineyards, Inc. +                          1,200                   0.0
                                  500 Zanett, Inc. +                                               1,105                   0.0
                                  100 Zapata Corporation +                                         3,055                   0.0
                                                                                             -----------                 -----
                                                                                               1,908,918                   2.0
----------------------------------------------------------------------------------------------------------------------------------
Gold                            1,800 Glamis Gold Ltd. +                                          20,412                   0.0
                                2,200 Gold Reserve Inc. +                                          2,750                   0.0
                               13,100 Hanover Gold Company, Inc. +                                 1,113                   0.0
                                  700 Inland Resources Inc. +                                        644                   0.0
                                2,000 MK Gold Company +                                              820                   0.0
                                3,800 Meridian Gold Inc. +                                        66,994                   0.1

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                2,400 Royal Gold, Inc.                                            59,810                   0.1
                               12,700 U.S. Gold Corporation +                                      5,842                   0.0
                                                                                             -----------                 -----
                                                                                                 158,385                   0.2
----------------------------------------------------------------------------------------------------------------------------------
Insurance                       3,600 21st Century Insurance Group                                45,072                   0.1
                                3,400 Alfa Corporation                                            40,837                   0.1
                                  300 Allcity Insurance Company                                       54                   0.0
                                  308 Alleghany Corporation +                                     54,670                   0.1
                                3,100 Allmerica Financial Corporation +                           31,310                   0.0
                                2,900 American Financial Group, Inc.                              66,903                   0.1
                                1,100 American National Insurance Company                         90,222                   0.1
                                2,000 AmerUs Group Co.                                            56,540                   0.1
                                1,400 Arch Capital Group Ltd. +                                   43,638                   0.1
                                  900 Argonaut Group, Inc.                                        13,275                   0.0
                                3,300 Arthur J. Gallagher & Co.                                   96,954                   0.1
                                  700 Atlantic American Corporation +                              1,141                   0.0
                                1,000 Baldwin & Lyons, Inc. (Class B)                             23,550                   0.0
                                2,400 Berkley (W.R.) Corporation                                  95,064                   0.1
                                2,600 Brown & Brown Inc.                                          84,032                   0.1
                                8,894 CNA Financial Corporation +                                227,686                   0.2
                                  800 CNA Surety Corporation                                       6,280                   0.0
                                  700 Clark/Bardes, Inc. +                                        13,475                   0.0
                                1,200 Cobalt Corporation +                                        16,560                   0.0
                                1,300 The Commerce Group, Inc.                                    48,737                   0.1
                                1,900 Crawford & Company (Class B)                                 9,500                   0.0
                                  700 Delphi Financial Group, Inc. (Class A)                      26,572                   0.0
                                1,566 Donegal Group Inc. (Class B)                                17,617                   0.0
                                  500 EMC Insurance Group, Inc.                                    8,935                   0.0
                                2,600 Erie Indemnity Company (Class A)                            94,276                   0.1
                                  400 FBL Financial Group, Inc. (Class A)                          7,788                   0.0
                                1,400 FMS Financial Corporation                                   18,606                   0.0
                                  200 FPIC Insurance Group, Inc. +                                 1,380                   0.0
                                3,685 Fidelity National Financial, Inc.                          120,978                   0.1
                                2,700 The First American Financial Corporation                    59,940                   0.1
                                  200 First United Corporation                                     3,284                   0.0
                                5,100 Fremont General Corporation                                 22,899                   0.0
                                1,700 Great American Financial Resources, Inc.                    29,240                   0.0
                                2,400 HCC Insurance Holdings, Inc.                                59,040                   0.1
                                  700 Harleysville Group Inc.                                     18,501                   0.0
                                1,100 Hilb, Rogal and Hamilton Company                            44,990                   0.1
                                2,600 Hooper Holmes, Inc.                                         15,964                   0.0
                                2,300 Horace Mann Educators Corporation                           35,259                   0.1
                                  900 Independence Holding Company                                19,323                   0.0
                                1,200 Insurance Auto Auctions, Inc. +                             19,908                   0.0
                                  400 Kansas City Life Insurance Company                          15,160                   0.0
                                  600 The Liberty Corporation                                     23,280                   0.0
                                  700 MEEMIC Holdings, Inc. +                                     20,258                   0.0
                                1,900 The MONY Group Inc.                                         45,486                   0.1
                                  400 Markel Corporation +                                        82,200                   0.1
                                  400 Meadowbrook Insurance Group, Inc. +                            992                   0.0
                                  100 Merchants Group, Inc.                                        2,200                   0.0
                                2,200 Mercury General Corporation                                 82,676                   0.1
                                1,100 NYMAGIC, Inc. +                                             21,395                   0.0
                                1,000 National Medical Health Card Systems, Inc. +                 8,670                   0.0
                                1,500 Nationwide Financial Services, Inc. (Class A)               42,975                   0.1
                                  800 The Navigators Group, Inc. +                                18,360                   0.0
                                1,800 Odyssey Re Holdings Corp.                                   31,860                   0.0
                                2,600 Ohio Casualty Corporation +                                 33,670                   0.1
                                5,600 Old Republic International Corporation                     156,800                   0.2
                                  700 PICO Holdings, Inc. +                                        9,401                   0.0
                                  600 PMA Capital Corporation (Class A)                            8,598                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                3,400 The PMI Group, Inc.                                        102,136                   0.1
                                1,000 Penn Treaty American Corporation +                           1,990                   0.0
                                  450 Penn-America Group, Inc.                                     4,073                   0.0
                                  600 Philadelphia Consolidated Holding Corp. +                   21,240                   0.0
                                4,000 The Phoenix Companies, Inc.                                 30,400                   0.0
                                  500 Presidential Life, Corporation                               4,965                   0.0
                                  200 ProAssurance Corporation +                                   4,200                   0.0
                                2,600 Protective Life Corporation                                 71,552                   0.1
                                  200 RLI Corp.                                                    5,580                   0.0
                                  200 RTW, Inc. +                                                    336                   0.0
                                3,544 Radian Group Inc.                                          131,660                   0.1
                                2,000 Reinsurance Group of America, Incorporated                  54,160                   0.1
                                  400 SCPIE Holdings  Inc.                                         2,636                   0.0
                                1,000 Selective Insurance Group, Inc.                             25,180                   0.0
                                1,200 StanCorp Financial Group, Inc.                              58,620                   0.1
                                  800 State Auto Financial Corporation                            12,400                   0.0
                                  100 Sterling Financial Corporation                               2,365                   0.0
                                1,700 Symons International Group, Inc. +                              51                   0.0
                                2,100 Transatlantic Holdings, Inc.                               140,070                   0.1
                                  200 Triad Guaranty Inc. +                                        7,372                   0.0
                                1,900 UICI +                                                      29,545                   0.0
                                  300 Unico American Corporation                                     945                   0.0
                                  100 United Fire & Casualty Company                               3,345                   0.0
                                2,700 Unitrin, Inc.                                               78,894                   0.1
                                2,100 Universal American Financial Corp. +                        12,220                   0.0
                                  600 Zenith National Insurance Corp.                             14,112                   0.0
                                                                                             -----------                 -----
                                                                                               3,114,028                   3.3
----------------------------------------------------------------------------------------------------------------------------------
Liquor                            500 Central European Distribution Corporation +                  9,255                   0.0
                                1,900 The Chalone Wine Group, Ltd. +                              15,656                   0.0
                                3,500 Constellation Brands, Inc. (Class A) +                      82,985                   0.1
                                5,400 Frederick Brewing Co. +                                        108                   0.0
                                1,000 Genesee Corporation (Class B) +                              8,590                   0.0
                                1,100 National Beverage Corp. +                                   16,830                   0.0
                                  100 Pyramid Breweries Inc.                                         299                   0.0
                                  800 The Robert Mondavi Corporation (Class A) +                  24,800                   0.1
                                                                                             -----------                 -----
                                                                                                 158,523                   0.2
----------------------------------------------------------------------------------------------------------------------------------
Media                           4,300 A.H. Belo Corporation (Class A)                             91,676                   0.1
                                2,200 ACTV, Inc. +                                                 1,540                   0.0
                                1,700 AMC Entertainment Inc. +                                    15,045                   0.0
                                1,200 Adolor Corporation +                                        16,464                   0.0
                                1,200 Advanced Marketing Services, Inc.                           17,640                   0.0
                                7,300 American Tower Corporation (Class A) +                      25,769                   0.0
                                1,400 Banta Corporation                                           43,778                   0.1
                                  300 Beasley Broadcast Group, Inc. (Class A) +                    3,588                   0.0
                                1,100 Blockbuster Inc. (Class A)                                  13,475                   0.0
                                8,200 CNET Networks, Inc. +                                       22,222                   0.0
                                   50 CTN Media Group, Inc. +                                          0                   0.0
                                7,200 Cablevision Systems Corporation (Class A) +                120,528                   0.1
                                  600 Cadmus Communications Corporation                            6,666                   0.0
                               11,800 Charter Communications, Inc. (Class A) +                    13,924                   0.0
                                  500 Consolidated Graphics, Inc. +                               11,125                   0.0
                               25,200 Cox Communications, Inc. (Class A) +                       715,680                   0.8
                                3,000 Crown Media Holdings, Inc. (Class A) +                       6,780                   0.0
                                2,300 Cumulus Media Inc. (Class A) +                              34,201                   0.1
                                  100 Daily Journal Corporation +                                  2,400                   0.0
                                3,600 The E.W. Scripps Company (Class A)                         277,020                   0.3
                                9,600 EchoStar Communications Corporation (Series A) +           213,696                   0.2
                                2,100 Emmis Communications Corporation (Class A) +                43,743                   0.1
                                1,800 Entercom Communications Corp. +                             84,456                   0.1
                                2,800 Entravision Communications Corporation (Class A) +          27,944                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                               12,000 Fox Entertainment Group, Inc. (Class A) +                  311,160                   0.3
                                  100 GC Companies, Inc. +                                            18                   0.0
                                  500 Gadzoox Networks, Inc. +                                         3                   0.0
                                1,400 Gaylord Entertainment Company +                             28,840                   0.0
                                  200 Gray Television, Inc.                                        1,950                   0.0
                                  300 Gray Television, Inc. (Class A)                              3,555                   0.0
                                  500 HA-LO Industries, Inc. +                                         1                   0.0
                                3,600 Harte-Hanks, Inc.                                           67,212                   0.1
                                4,300 Hispanic Broadcasting Corporation +                         88,365                   0.1
                                4,000 Hollinger International Inc.                                40,640                   0.1
                                1,100 Information Holdings Inc. +                                 17,072                   0.0
                                4,000 Insight Communications Company, Inc. +                      49,520                   0.1
                                  734 iNTELEFILM Corporation +                                        48                   0.0
                                  200 Intraware, Inc. +                                              220                   0.0
                                2,500 John Wiley & Sons, Inc. (Class A)                           60,025                   0.1
                                1,200 Journal Register Co. +                                      21,336                   0.0
                                1,800 Lee Enterprises, Incorporated                               60,336                   0.1
                                1,300 Marketing Specialist Corporation +                               0                   0.0
                                2,500 Martha Stewart Living Omnimedia, Inc. (Class A) +           24,675                   0.0
                                1,800 The McClatchy Company (Class A)                            102,114                   0.1
                                  900 Media General, Inc. (Class A)                               53,955                   0.1
                                3,600 Mediacom Communications Corporation +                       31,716                   0.0
                               10,000 Metro-Goldwyn-Mayer Inc. +                                 130,000                   0.1
                                1,750 Movie Gallery, Inc. +                                       22,750                   0.0
                                  300 Netcentives Inc. +                                               0                   0.0
                                  100 Network Equipment Technologies, Inc. +                         392                   0.0
                                8,334 PRIMEDIA Inc. +                                             17,168                   0.0
                                7,500 PanAmSat Corporation +                                     109,800                   0.1
                                1,300 Penton Media, Inc. +                                           884                   0.0
                                  800 Playboy Enterprises, Inc. (Class B) +                        8,104                   0.0
                                  700 Pulitzer Inc.                                               31,465                   0.1
                                3,300 Radio One, Inc. (Class A) +                                 48,246                   0.1
                                  500 Radio Unica Corp. +                                            115                   0.0
                                2,000 Raindance Communications, Inc. +                             6,460                   0.0
                                4,000 The Reader's Digest Association, Inc. (Class A)             60,400                   0.1
                                1,900 Regent Communications, Inc. +                               11,229                   0.0
                                  125 Saga Communications, Inc. (Class A) +                        2,375                   0.0
                                1,200 Salem Communications Corporation (Class A) +                29,964                   0.0
                                2,175 Scholastic Corporation +                                    78,191                   0.1
                                2,500 Sinclair Broadcast Group, Inc. (Class A) +                  29,075                   0.0
                                  100 The Source Information Management Company +                    423                   0.0
                                3,200 Spanish Broadcasting System, Inc. (Class A) +               23,040                   0.0
                                2,100 TiVo Inc. +                                                 10,983                   0.0
                                  100 United Capital Corp. +                                       3,540                   0.0
                                9,900 UniverCell Holdings, Inc. +                                  1,386                   0.0
                               13,900 USA Networks, Inc. +                                       317,754                   0.3
                               22,800 USTMAN Technologies, Inc. +                                    456                   0.0
                                  500 VSI Holdings, Inc. +                                             0                   0.0
                                2,100 Valassis Communications, Inc. +                             61,803                   0.1
                                1,200 Valley Media, Inc. +                                             0                   0.0
                                2,100 ValueVision International, Inc. (Class A) +                 31,458                   0.0
                                  355 The Washington Post Company                                261,990                   0.3
                                4,300 Westwood One, Inc. +                                       160,648                   0.2
                                5,300 XM Satellite Radio Holdings Inc. (Class A) +                14,257                   0.0
                                1,200 Young Broadcasting Inc. (Class A) +                         15,804                   0.0
                                                                                             -----------                 -----
                                                                                               4,262,281                   4.5
----------------------------------------------------------------------------------------------------------------------------------
Miscellaeous                      900 @Road, Inc. +                                                3,717                   0.0
                                1,300 AMERIGROUP Corporation +                                    39,403                   0.1
                                1,300 AMN Healthcare Services, Inc. +                             21,983                   0.0
                                  700 ARAMARK Corporation (Class B) +                             16,450                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                  200 Acme Communications, Inc. +                                  1,594                   0.0
                                  800 Acuity Brands, Inc.                                         10,832                   0.0
                                1,000 Advance Auto Parts, Inc. +                                  48,900                   0.1
                                3,600 Advanced Medical Optics, Inc. +                             43,092                   0.1
                                  800 The Advisory Board Company +                                23,920                   0.1
                                2,000 Alaska Communications Systems Holdings, Inc. +               3,680                   0.0
                                  500 American Home Mortgage Holdings, Inc.                        5,500                   0.0
                                  400 Avenue A, Inc. +                                             1,160                   0.0
                                3,500 Bunge Limited                                               84,210                   0.1
                                   75 Caldera International, Inc. +                                  109                   0.0
                                  900 Centene Corporation +                                       30,231                   0.1
                                  300 Charter Financial Corporation                                9,324                   0.0
                                1,100 Ciphergen Biosystems, Inc. +                                 3,795                   0.0
                                7,500 CIT Group Inc.                                             147,000                   0.2
                                1,000 DSL.net, Inc. +                                                490                   0.0
                                1,200 Ditech Communications Corporation +                          2,616                   0.0
                                  210 Dover Downs Gaming & Entertainment, Inc.                     1,909                   0.0
                                  700 E-LOAN, Inc. +                                               1,294                   0.0
                                   40 eLoyalty Corporation +                                         166                   0.0
                                  200 eMagin Corporation +                                            80                   0.0
                                   50 EasyLink Services Corporation (Class A) +                       32                   0.0
                                2,300 Encore Capital Group, Inc. +                                 2,530                   0.0
                                  800 Enercorp, Inc. +                                                40                   0.0
                                1,600 Esperion Therapeutics, Inc. +                               11,440                   0.0
                                  500 Exchange National Bancshares, Inc.                          16,735                   0.0
                                1,500 ExpressJet Holdings, Inc. +                                 15,375                   0.0
                                4,600 Extreme Networks, Inc. +                                    15,042                   0.0
                                  400 FBR Asset Investment Corporation                            13,560                   0.0
                                  300 FiberNet Telecom Group, Inc. +                                  51                   0.0
                                7,900 Finisar Corporation +                                        7,505                   0.0
                                  700 First M&F Corporation                                       19,425                   0.0
                                  615 First Place Financial Corp.                                 10,227                   0.0
                                    8 Five Star Quality Care, Inc. +                                  11                   0.0
                                  300 Frontline Capital Group +                                        0                   0.0
                                1,100 Galyan's Trading Company +                                  11,000                   0.0
                                1,300 GameStop Corporation +                                      12,740                   0.0
                                1,400 General Maritime Corporation +                              10,430                   0.0
                                1,000 Genesis Health Ventures, Inc. +                             15,450                   0.0
                                  500 GoAmerica, Inc. +                                              145                   0.0
                                1,100 HealthTronics Surgical Services, Inc. +                      8,812                   0.0
                                  500 Inergy, LP                                                  14,000                   0.0
                                  400 Integrated Defense Technologies, Inc. +                      5,800                   0.0
                                  700 Inveresk Research Group, Inc. +                             15,106                   0.0
                                2,100 JetBlue Airways Corporation +                               56,700                   0.1
                                  200 Jupiter Media Metrix, Inc. +                                    34                   0.0
                                  400 Kindred Healthcare, Inc. +                                   7,260                   0.0
                                1,600 Kirkland's, Inc. +                                          18,080                   0.0
                               12,200 Kraft Foods Inc. (Class A)                                 474,946                   0.5
                                1,400 Lin TV Corp. (Class A) +                                    34,090                   0.1
                                  300 Liquid Audio, Inc. +                                           738                   0.0
                                1,200 Liquidmetal Technologies +                                  12,336                   0.0
                                  100 Lynch Interactive Corporation +                              2,625                   0.0
                                1,800 MCG Capital Corporation                                     19,332                   0.0
                                1,700 Magma Design Automation, Inc. +                             16,286                   0.0
                                3,900 The Management Network Group, Inc. +                         5,850                   0.0
                                  200 Manufacturers' Services Limited +                            1,108                   0.0
                                  700 Medical Staffing Network Holdings, Inc. +                   11,200                   0.0
                                  200 MedSource Technologies, Inc. +                               1,298                   0.0
                                  500 MicroFinancial Incorporated                                    740                   0.0
                                  400 Monolithic System Technology, Inc. +                         4,832                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                2,500 Mykrolis Corporation +                                      18,250                   0.0
                                  500 NIC Inc. +                                                     720                   0.0
                                  400 Nassda Corporation +                                         4,488                   0.0
                                  200 NaviSite, Inc. +                                                30                   0.0
                                  300 NetFlix Inc. +                                               3,303                   0.0
                                  100 Netsol International, Inc. +                                    14                   0.0
                                   60 Niku Corporation +                                             240                   0.0
                                  186 Novatel Wireless, Inc. +                                       180                   0.0
                                  100 Nucentrix Broadband Networks, Inc. +                           110                   0.0
                                1,400 Odyssey Healthcare, Inc. +                                  48,580                   0.1
                                  200 On2.com Inc. +                                                  60                   0.0
                                6,783 Openwave Systems Inc. +                                     13,566                   0.0
                                3,100 Opsware, Inc. +                                              5,487                   0.0
                                  200 PDF Solutions, Inc. +                                        1,386                   0.0
                                  900 PYR Energy Corporation +                                       279                   0.0
                                1,100 Pacific Energy Partners, LP                                 21,725                   0.0
                                  800 PacificNet.com, Inc. +                                         312                   0.0
                                  400 Paradyne Networks, Inc. +                                      512                   0.0
                                1,100 Peets Coffee & Tea Inc. +                                   15,543                   0.0
                                1,200 Peoples Financial Corporation                               18,000                   0.0
                                5,700 Pinnacor Inc. +                                              6,954                   0.0
                                1,000 PracticeWorks, Inc. +                                        7,900                   0.0
                                1,000 Premcor Inc. +                                              22,230                   0.0
                                  266 Psychiatric Solutions, Inc.                                  1,487                   0.0
                                  800 Psychiatric Solutions, Inc. (Rights) (d)                         0                   0.0
                                1,300 Quantum Fuel Systems Technologies Wordwide, Inc. +           3,055                   0.0
                                1,200 Quovadx, Inc. +                                              2,904                   0.0
                                1,200 Regal Entertainment Group (Class A)                         25,704                   0.0
                                  600 SCS Transportation, Inc. +                                   5,946                   0.0
                                  800 SEACOR SMIT Inc. +                                          35,600                   0.1
                                  100 SFBC Internaional, Inc. +                                    1,298                   0.0
                                1,300 SLI, Inc. +                                                      1                   0.0
                                  200 Sagnet Technology, Inc. +                                       60                   0.0
                                  300 Salix Pharmaceuticals, Ltd. +                                2,097                   0.0
                                  600 Salon Media Group, Inc. +                                       25                   0.0
                                1,800 Saxon Capital, Inc. +                                       22,518                   0.0
                                  100 Seminis, Inc. (Class A) +                                      288                   0.0
                                1,700 Silicon Image, Inc. +                                       10,200                   0.0
                                  200 SimpleTech, Inc. +                                             604                   0.0
                                1,207 SoftBrands, Inc. +                                             362                   0.0
                                  100 Sonic Innovations, Inc. +                                      381                   0.0
                                4,400 SoundView Technology Group, Inc. +                           6,600                   0.0
                                2,795 SureBeam Corporation (Class A) +                            11,292                   0.0
                                  300 Synaptics Incorporated +                                     2,280                   0.0
                               15,700 Tatham Offshore, Inc. +                                         16                   0.0
                                  200 Telecommunication Systems, Inc. (Class A) +                    402                   0.0
                                2,000 Therasense, Inc. +                                          16,700                   0.0
                                1,400 Thousand Trails, Inc. +                                     13,370                   0.0
                                  200 Tumbleweed Communications Corporation +                        310                   0.0
                                  111 Umpqua Holdings Corporation                                  2,026                   0.0
                                2,702 United Online, Inc. +                                       43,073                   0.1
                                1,700 United Surgical Partners International, Inc. +              26,556                   0.1
                                  700 Universal Mfg. Co. +                                         1,113                   0.0
                                  600 VCA Antech, Inc. +                                           9,000                   0.0
                                  200 Watson Wyatt & Company Holdings +                            4,350                   0.0
                                4,200 Weight Watchers International, Inc. +                      193,074                   0.2
                                1,300 Williams Energy Partners LP                                 42,185                   0.1
                                  200 Zymogentics, Inc. +                                          1,980                   0.0
                                                                                             -----------                 -----
                                                                                               2,051,092                   2.2
----------------------------------------------------------------------------------------------------------------------------------
Miscellaneous Finance             300 1st Source Corporation                                       5,025                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                3,400 AMB Property Corporation                                    93,024                   0.1
                                  400 AMCORE Financial, Inc.                                       8,680                   0.0
                                  300 ASB Financial Corp.                                          4,233                   0.0
                                1,000 Acadia Realty Trust                                          7,420                   0.0
                                1,700 Advanta Corp. (Class A)                                     15,268                   0.0
                                1,500 Aegis Realty, Inc.                                          17,130                   0.0
                                  900 Affiliated Managers Group, Inc. +                           45,270                   0.0
                                  900 Agree Realty Corporation                                    15,210                   0.0
                                  700 Alexandria Real Estate Equities, Inc.                       29,820                   0.0
                                3,200 Alliance Capital Management Holding LP                      99,200                   0.1
                                5,565 Allied Capital Corporation                                 121,484                   0.1
                                  900 AmerAlia, Inc. +                                               351                   0.0
                                2,600 American Capital Strategies, Ltd.                           56,134                   0.1
                                  700 American Insured Mortgage Investors LP, Series 86            2,163                   0.0
                                  400 American Insured Mortgage Investors LP, Series 88            1,640                   0.0
                                  200 American Land Lease, Inc.                                    2,818                   0.0
                                  500 American Realty Investors, Inc. +                            4,045                   0.0
                                3,300 AmeriCredit Corp. +                                         25,542                   0.0
                                8,000 Ameritrade Holding Corporation (Class A) +                  45,280                   0.1
                                  100 Ampal-American Israel Corporation (Class A) +                  239                   0.0
                                3,300 Annaly Mortgage Management Inc.                             62,040                   0.1
                                  800 Anthracite Capital, Inc.                                     8,720                   0.0
                                2,400 Anworth Mortgage Asset Corporation                          30,168                   0.0
                                4,400 Apartment Investment & Management Company (Class A)        164,912                   0.2
                                3,000 Apex Mortgage Capital, Inc.                                 19,620                   0.0
                                6,975 Archstone-Smith Trust                                      164,192                   0.2
                                2,700 Arden Realty, Inc.                                          59,805                   0.1
                                  300 Asbury Automotive Group Inc. +                               2,523                   0.0
                                3,700 Astoria Financial Corporation                              100,455                   0.1
                                  200 Atalanta/Sosnoff Capital Corporation +                       2,420                   0.0
                                  300 Atlantic Realty Trust                                        2,925                   0.0
                                  400 Atlantis Plastics, Inc. (Class A) +                          2,080                   0.0
                                2,800 Avalonbay Communities, Inc.                                109,592                   0.1
                                  300 BNP Residential Properties, Inc.                             3,045                   0.0
                                2,072 BOK Financial Corporation +                                 67,112                   0.1
                                1,800 BRE Properties, Inc. (Class A)                              56,160                   0.1
                                  600 BP Prudhoe Bay Royalty Trust                                 8,856                   0.0
                                1,000 BankUnited Financial Corporation (Class A) +                16,180                   0.0
                                  400 Banyan Strategic Realty Trust +                                114                   0.0
                                3,800 Bay View Capital Corporation +                              21,850                   0.0
                                  600 Bedford Property Investors, Inc.                            15,414                   0.0
                                   63 Berkshire Hathaway Inc. (Class A) +                      4,583,250                   4.9
                                   66 Berkshire Hathaway Inc. (Class B) +                        159,918                   0.2
                                  700 BlackRock, Inc. +                                           27,580                   0.0
                                  600 Boca Resorts, Inc. (Class A) +                               6,420                   0.0
                                  900 Brandywine Reality Trust                                    19,629                   0.0
                                  800 Braun Consulting, Inc. +                                       728                   0.0
                                1,800 CBL & Associates Properties, Inc.                           72,090                   0.1
                                  600 CPB Inc.                                                    16,470                   0.0
                                1,200 CVB Financial Corp.                                         30,516                   0.0
                                2,700 Cadiz Inc. +                                                 1,485                   0.0
                                1,700 Camden Property Trust                                       56,100                   0.1
                                2,100 Capital Automotive                                          49,770                   0.1
                                1,200 Capstead Mortgage Corporation                               29,580                   0.0
                                3,200 CarrAmerica Realty Corporation                              80,160                   0.1
                                  400 Cathay Bancorp, Inc.                                        15,196                   0.0
                                  600 Cedar Income Fund, Ltd. +                                    2,400                   0.0
                                1,100 CenterPoint Properties Corporation                          62,865                   0.1
                                  400 Centex Construction Products, Inc.                          14,060                   0.0
                                  100 Ceres Group, Inc. +                                            192                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                1,600 Charter Municipal Mortgage Acceptance Company               27,792                   0.0
                                1,200 Chateau Communities, Inc.                                   27,600                   0.0
                                1,900 Chelsea Property Group, Inc.                                63,289                   0.1
                                  971 Citizens, Inc. +                                             7,282                   0.0
                                  200 Coastal Bancorp, Inc.                                        6,470                   0.0
                                  300 Coastal Financial Corporation                                4,092                   0.0
                                1,200 Colonial Properties Trust                                   40,728                   0.1
                                2,300 Commercial Federal Corporation                              53,705                   0.1
                                1,791 Commercial Net Lease Realty                                 27,456                   0.0
                                1,900 CompuCredit Corporation +                                   13,433                   0.0
                                  300 Correctional Properties Trust                                6,510                   0.0
                                  900 Corrections Corporation of America +                        15,435                   0.0
                                  200 Cotton States Life Insurance Company                         1,908                   0.0
                                2,000 Cousins Properties, Inc.                                    49,400                   0.1
                                1,000 Crescent Operating, Inc. +                                     190                   0.0
                                4,400 Crescent Real Estate Equities Company                       73,216                   0.1
                                2,500 Crown American Realty Trust                                 23,000                   0.0
                                  700 Danielson Holding Corporation +                                980                   0.0
                                2,615 Developers Diversified Realty Corporation                   57,504                   0.1
                                1,100 Downey Financial Corp.                                      42,900                   0.1
                               14,500 E* TRADE Group, Inc. +                                      70,470                   0.1
                                1,608 ESB Financial Corporation                                   20,824                   0.0
                                  100 ePlus inc. +                                                   705                   0.0
                                1,900 eSPEED, Inc. (Class A) +                                    32,188                   0.0
                                1,600 East West Bancorp, Inc.                                     57,728                   0.1
                                  900 Eastern Virginia Bankshares, Inc.                           16,110                   0.0
                                  600 EastGroup Properties, Inc.                                  15,300                   0.0
                                2,700 Eaton Vance Corp.                                           76,275                   0.1
                                  100 Entertainment Properties Trust                               2,352                   0.0
                                  355 Equity One, Inc.                                             4,739                   0.0
                                  700 Essex Property Trust, Inc.                                  35,595                   0.1
                                  900 The FINOVA Group Inc. +                                        144                   0.0
                                2,700 Federal Realty Investment Trust                             75,924                   0.1
                                4,500 Federated Investors, Inc. (Class B)                        114,165                   0.1
                                  300 Financial Federal Corporation +                              7,539                   0.0
                                  400 Financial Industries Corporation                             5,696                   0.0
                                1,200 First Community Bancorp                                     39,517                   0.1
                                  300 First Financial Corporation                                 14,589                   0.0
                                1,000 First Financial Holdings, Inc.                              24,760                   0.0
                                  500 First Indiana Corporation                                    9,260                   0.0
                                1,600 First Industrial Reality Trust, Inc.                        44,800                   0.1
                                  800 First SecurityFed Financial, Inc.                           19,432                   0.0
                                  300 First Sentinel Bancorp Inc.                                  4,317                   0.0
                                6,800 First Union Real Estate Equity & Mortgage Investments       12,104                   0.0
                                1,750 Flagstar Bancorp, Inc.                                      37,800                   0.1
                                  500 Flushing Financial Corporation                               8,189                   0.0
                                  300 Gabelli Asset Management Inc. (Class A) +                    9,012                   0.0
                                1,400 Gables Residential Trust                                    34,902                   0.1
                                  300 Giant Industries, Inc. +                                       885                   0.0
                                  100 Glacier Bancorp, Inc.                                        2,357                   0.0
                                1,100 Glenborough Realty Trust Incorporated                       19,602                   0.0
                                1,900 Glimcher Realty Trust                                       33,725                   0.1
                                  700 Great Lakes REIT, Inc.                                      11,655                   0.0
                                  710 Greater Delaware Valley Savings Bank                        16,657                   0.0
                                3,800 GreenPoint Financial Corp.                                 171,684                   0.2
                                  900 HMN Financial, Inc.                                         15,146                   0.0
                                5,200 HRPT Properties Trust                                       42,848                   0.1
                                3,000 Health Care Property Investors, Inc.                       114,900                   0.1
                                1,500 Health Care REIT, Inc.                                      40,575                   0.1
                                1,600 Healthcare Realty Trust, Inc.                               46,800                   0.1

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                1,100 Heritage Property Investment Trust                          27,467                   0.0
                                2,100 Highwoods Properties, Inc.                                  46,410                   0.1
                                1,000 Home Properties of New York, Inc.                           34,450                   0.1
                                  600 Hudson River Bancorp, Inc.                                  14,850                   0.0
                                  400 Hugoton Royalty Trust                                        5,128                   0.0
                                  300 Humphrey Hospitality Trust, Inc. +                             588                   0.0
                                1,700 Hungarian Telephone and Cable Corp. +                       13,379                   0.0
                                  100 IBERIABANK Corporation                                       4,016                   0.0
                                  300 IRT Property Company                                         3,561                   0.0
                                  100 ITLA Capital Corporation +                                   3,323                   0.0
                                  300 i3 Mobile, Inc. +                                              405                   0.0
                                3,700 iStar Financial Inc.                                       103,785                   0.1
                                  200 Imagistics International Inc. +                              4,000                   0.0
                                3,700 Impac Mortgage Holdings, Inc.                               42,550                   0.1
                                2,400 Independence Community Bank Corp.                           60,912                   0.1
                                  220 Independence Federal Savings Bank +                          2,319                   0.0
                                  100 Independent Bank Corp.                                       2,280                   0.0
                                  105 Independent Bank Corporation                                 3,177                   0.0
                                3,100 IndyMac Bancorp, Inc. +                                     57,319                   0.1
                                2,800 Innkeepers USA Trust                                        21,448                   0.0
                                  800 Innsuites Hospitality Trust                                  1,080                   0.0
                                  200 Instinet Group Incorporated                                    846                   0.0
                                  906 International Bancshares Corporation                        35,742                   0.1
                                1,100 Interpool, Inc.                                             17,666                   0.0
                                1,800 Investment Technology Group, Inc. +                         40,248                   0.1
                                2,400 Investors Financial Services                                65,736                   0.1
                                  300 Investors Real Estate Trust                                  2,994                   0.0
                                1,600 Jefferies Group, Inc.                                       67,152                   0.1
                                4,100 The John Nuveen Company (Class A)                          103,935                   0.1
                                  100 Keystone Property Trust                                      1,697                   0.0
                                4,150 Kimco Realty Corporation                                   127,156                   0.1
                                4,900 Knight Trading Group, Inc. +                                23,471                   0.0
                                1,500 Koger Equity, Inc.                                          23,400                   0.0
                                1,000 LNR Property Corp.                                          35,400                   0.1
                                4,200 La Quinta Corporation +                                     18,480                   0.0
                                1,000 LabOne, Inc. +                                              17,720                   0.0
                                2,300 LaBranche & Co. Inc. +                                      61,272                   0.1
                                1,707 Ladenburg Thalmann Financial Services Inc. +                   154                   0.0
                                  100 LaSalle Hotel Properties                                     1,400                   0.0
                                  600 Leeds Federal Bancshares, Inc.                              19,140                   0.0
                                2,700 Legg Mason, Inc.                                           131,058                   0.1
                                2,200 Leucadia National Corporation                               82,082                   0.1
                                1,900 Lexington Corporate Properties Trust                        30,210                   0.0
                                6,000 Liberty Self-Stor, Inc. +                                    1,800                   0.0
                                1,000 Lincoln Bancorp                                             16,620                   0.0
                                  500 Lipid Sciences, Inc. (Rights) (c)                                0                   0.0
                                  500 Lipid Sciences, Inc. +                                         615                   0.0
                                  800 Local Financial Corp. +                                     11,720                   0.0
                                  300 MB Financial, Inc.                                          10,437                   0.0
                                  821 MDC Holdings, Inc.                                          31,411                   0.0
                                3,300 MFA Mortgage Investments, Inc.                              27,720                   0.0
                                1,500 Macerich Company                                            46,125                   0.1
                                2,400 Mack-Cali Realty Corporation                                72,720                   0.1
                                  300 Mail-Well, Inc. +                                              750                   0.0
                                  200 Malan Realty Investors, Inc.                                   810                   0.0
                                  900 Manufactured Home Communities, Inc.                         26,667                   0.0
                                  300 Maxus Realty Trust, Inc.                                     2,988                   0.0
                                  600 McGrath Rentcorp                                            13,944                   0.0
                                  700 Medallion Financial Corp.                                    2,730                   0.0
                                1,200 Meritage Corporation +                                      40,380                   0.1

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                5,900 Metris Companies Inc.                                       14,573                   0.0
                                  100 Mid Penn Bancorp, Inc.                                       2,200                   0.0
                                  700 Mid-America Apartment Communities, Inc.                     17,115                   0.0
                                  200 The Midland Company                                          3,800                   0.0
                                  600 Midas Group, Inc. +                                          3,858                   0.0
                                1,700 Mills Corp.                                                 49,878                   0.1
                                  400 Monmouth Capital Corporation                                 1,388                   0.0
                                2,200 Monmouth Real Estate Investment Corporation (Class A)       15,224                   0.0
                                  900 NASB Financial Inc.                                         20,700                   0.0
                                  500 National Golf Properties, Inc. +                             5,875                   0.0
                                  200 National Health Investors, Inc.                              3,244                   0.0
                                  120 The National Security Group, Inc.                            1,620                   0.0
                                2,100 Nationwide Health Properties, Inc.                          31,353                   0.0
                                2,750 Neuberger Berman Inc.                                       92,097                   0.1
                                  800 New Century Financial Corporation                           20,312                   0.0
                                4,065 New York Community Bancorp, Inc.                           117,397                   0.1
                                  400 North American Scientific, Inc. +                            3,596                   0.0
                                1,000 Northwest Bancorp, Inc.                                     14,790                   0.0
                                  800 Ocwen Financial Corporation +                                2,240                   0.0
                                1,900 PAB Bankshares, Inc.                                        15,390                   0.0
                                2,500 PMC Capital, Inc.                                           10,525                   0.0
                                  500 PS Business Parks, Inc.                                     15,900                   0.0
                                  242 PVF Capital Corp.                                            3,037                   0.0
                                  933 Pacific Capital Bancorp                                     23,745                   0.0
                                1,000 Pacific Northwest Bancorp                                   25,000                   0.0
                                1,300 Pan Pacific Retail Properties, Inc.                         47,489                   0.1
                                  400 Parkway Properties, Inc.                                    14,032                   0.0
                                  600 Pennsylvania Real Estate Investment Trust                   15,600                   0.0
                                  600 The Peoples Holding Company                                 24,450                   0.0
                                1,900 PetroCorp Incorporated +                                    19,475                   0.0
                                  200 Port Financial Corp.                                         8,924                   0.0
                                1,500 Prentiss Properties Trust                                   42,420                   0.1
                                  600 Prime Group Realty Trust +                                   2,766                   0.0
                                8,443 ProLogis Trust                                             212,341                   0.2
                                4,600 Public Storage, Inc.                                       148,626                   0.2
                                1,200 R & G Financial Corportation (Class B)                      27,900                   0.0
                                1,300 RAIT Investment Trust                                       28,080                   0.0
                                2,100 RFS Hotel Investors, Inc.                                   22,806                   0.0
                                  200 Ramco-Gershenson Properties Trust                            3,950                   0.0
                                1,900 Raymond James Financial, Inc.                               56,202                   0.1
                                1,300 Realty Income Corporation                                   45,500                   0.1
                                3,200 Reckson Associates Realty Corporation                       67,360                   0.1
                                1,100 Redwood Trust, Inc.                                         30,470                   0.0
                                2,300 Regency Centers Corporation                                 74,520                   0.1
                                  600 Resource America, Inc. (Class A)                             5,407                   0.0
                                  300 Roberts Realty Investors, Inc. +                             1,800                   0.0
                                4,050 Roslyn Bancorp, Inc.                                        73,022                   0.1
                                5,200 SEI Investments Company                                    141,336                   0.2
                                1,000 SL Green Realty Corp.                                       31,600                   0.0
                                  200 SNB Bancshares, Inc.                                         4,800                   0.0
                                1,410 SWS Group, Inc.                                             19,120                   0.0
                                1,430 Santander BanCorp                                           18,590                   0.0
                                1,500 Seacoast Financial Services Corporation                     30,017                   0.0
                                  400 Semele Group, Inc. +                                           424                   0.0
                                1,500 Senior Housing Properties Trust                             15,915                   0.0
                                3,300 Siebert Financial Corp. +                                    7,197                   0.0
                                  300 Sizeler Property Investors, Inc.                             2,787                   0.0
                               10,197 Sovereign Bancorp, Inc.                                    143,268                   0.2
                                  500 Sovran Self Storage, Inc.                                   14,180                   0.0
                                  400 Sports Resorts International, Inc. +                         2,348                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                2,500 Staten Island Bancorp, Inc.                                 50,350                   0.1
                                  700 Stewart Information Services Corporation +                  14,973                   0.0
                                  800 The Student Loan Corporation                                78,240                   0.1
                                  900 Summit Properties Inc.                                      16,020                   0.0
                                  700 Sun Communities, Inc.                                       25,599                   0.0
                                  300 Tanger Factory Outlet Centers, Inc.                          9,300                   0.0
                                2,300 Taubman Centers, Inc.                                       37,329                   0.0
                                  100 TF Financial Corporation                                     2,471                   0.0
                                1,300 Thistle Group Holdings, Co.                                 15,223                   0.0
                                1,700 Thornburg Mortgage, Inc.                                    34,170                   0.0
                                  100 Town & Country Trust                                         2,110                   0.0
                                1,100 Transcontinental Realty Investors, Inc. +                   19,404                   0.0
                                1,500 Transnational Financial Network +                              330                   0.0
                                  400 United Community Banks, Inc.                                 9,748                   0.0
                                4,300 United Dominion Realty Trust, Inc.                          70,348                   0.1
                                6,700 UnitedGlobalCom Inc. (Class A) +                            16,080                   0.0
                                  500 Universal Health Realty Income Trust                        13,125                   0.0
                                1,300 Urstadt Biddle Properties                                   16,432                   0.0
                                  100 Value Line, Inc.                                             4,344                   0.0
                                2,550 W Holding Company, Inc.                                     41,846                   0.0
                                  900 W.P. Carey & Co. LLC                                        22,275                   0.0
                                1,260 WFS Financial Inc. +                                        26,348                   0.0
                                  200 WVS Financial Corp.                                          3,184                   0.0
                                3,100 Waddell & Reed Financial, Inc. (Class A)                    60,977                   0.1
                                2,804 Washington Federal, Inc.                                    69,679                   0.1
                                1,100 Washington Real Estate Investment Trust                     28,050                   0.0
                                  100 Wayne Savings Bancshares, Inc.                               1,600                   0.0
                                2,900 Waypoint Financial Corp.                                    51,620                   0.1
                                2,600 Webster Financial Corporation                               90,480                   0.1
                                2,050 Weingarten Realty Investors                                 75,563                   0.1
                                  900 Wellsford Real Properties Inc. +                            14,184                   0.0
                                  302 Wesco Financial Corporation                                 93,605                   0.1
                                  347 White Mountains Insurance Group Inc.                       112,081                   0.1
                                  200 Willis Lease Finance Corporation +                           1,010                   0.0
                                  600 World Acceptance Corporation +                               4,566                   0.0
                                  700 Wyndham International, Inc. (Class A) +                        161                   0.0
                                  100 The Ziegler Companies, Inc.                                  1,440                   0.0
                                                                                             -----------                 -----
                                                                                              13,321,415                  14.2
----------------------------------------------------------------------------------------------------------------------------------
Motor Vehicles                  1,100 A.O. Smith Corporation                                      29,711                   0.0
                                1,500 A.S.V., Inc. +                                              11,775                   0.0
                                1,500 Aftermarket Technology Corp. +                              21,750                   0.0
                                1,900 American Axle & Manufacturing Holdings, Inc. +              44,498                   0.1
                                1,700 Arctic Cat Inc.                                             27,200                   0.0
                                2,700 ArvinMeritor, Inc.                                          45,009                   0.1
                               12,800 AutoNation, Inc. +                                         160,768                   0.2
                                1,100 BorgWarner, Inc.                                            55,462                   0.1
                                1,100 CSK Auto Corporation +                                      12,100                   0.0
                                  600 Coachmen Industries, Inc.                                    9,480                   0.0
                                2,700 Collins & Aikman Corporation +                              12,015                   0.0
                                1,700 Donaldson Company, Inc.                                     61,200                   0.1
                                1,100 Dura Automotive Systems, Inc. (Class A) +                   11,044                   0.0
                                3,300 Federal-Mogul Corporation +                                    726                   0.0
                                  300 FinishMaster, Inc. +                                         3,495                   0.0
                                2,200 Fleetwood Enterprises, Inc. +                               17,270                   0.0
                               34,900 General Motors Corporation (Class H) +                     373,430                   0.4
                                3,900 Gentex Corporation +                                       123,396                   0.1
                                  900 Group 1 Automotive, Inc. +                                  21,492                   0.0
                                  100 Hastings Manufacturing Company +                             1,036                   0.0
                                5,200 Hayes Lemmerz International, Inc. +                          1,040                   0.0
                                1,300 IMPCO Technologies, Inc. +                                   6,097                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                  600 Keystone Automotive Industries, Inc. +                       9,012                   0.0
                                  200 The Lamson & Sessions Co. +                                    644                   0.0
                                2,500 Lear Corporation +                                          83,200                   0.1
                                1,100 Lithia Motors, Inc. (Class A) +                             17,259                   0.0
                                   35 Lucor, Inc. (Class A) +                                          0                   0.0
                                  900 Lund International Holdings, Inc. +                            990                   0.0
                                  600 MarineMax, Inc. +                                            7,086                   0.0
                                1,300 Modine Manufacturing Co.                                    22,984                   0.0
                                1,600 Monaco Coach Corporation +                                  26,480                   0.0
                                1,137 Myers Industries, Inc.                                      12,166                   0.0
                                2,100 O'Reilly Automotive, Inc. +                                 53,109                   0.1
                                  700 Oshkosh Truck Corporation                                   43,050                   0.1
                                1,700 Owosso Corporation +                                           595                   0.0
                                1,200 Polaris Industries, Inc.                                    70,320                   0.1
                                3,128 SPX Corporation +                                          117,144                   0.1
                                1,200 Sonic Automotive, Inc. +                                    17,844                   0.0
                                  500 Standard Motor Products, Inc.                                6,500                   0.0
                                  900 Stoneridge, Inc. +                                          10,710                   0.0
                                  900 Superior Industries International, Inc.                     37,224                   0.1
                                1,400 Thor Industries, Inc.                                       48,202                   0.1
                                3,500 Titan International, Inc.                                    4,690                   0.0
                                1,600 Tower Automotive, Inc. +                                     7,200                   0.0
                                1,300 United Auto Group, Inc. +                                   16,211                   0.0
                                  300 United Defense Industries, Inc. +                            6,990                   0.0
                                  800 Winnebago Industries, Inc.                                  31,384                   0.0
                                                                                             -----------                 -----
                                                                                               1,700,988                   1.8
----------------------------------------------------------------------------------------------------------------------------------
Non Durables                      712 The 3DO Company +                                            1,446                   0.0
                                8,400 Acclaim Entertainment Inc. +                                 5,544                   0.0
                                1,300 Action Performance Companies, Inc.                          24,700                   0.0
                                2,200 Activision, Inc. +                                          32,098                   0.0
                                  800 AFC Enterprises, Inc. +                                     16,808                   0.0
                                3,150 Applebee's International, Inc.                              73,052                   0.1
                                  400 barnesandnoble.com inc. +                                      460                   0.0
                                  230 Benihana Inc. (Class A) +                                    3,105                   0.0
                                1,400 Bob Evans Farms, Inc.                                       32,690                   0.0
                                  210 Bowl America Incorporated (Class A)                          2,478                   0.0
                                1,600 Boyd Gaming Corporation +                                   22,480                   0.0
                                2,300 The Boyds Collection, Ltd. +                                15,295                   0.0
                                  100 Brass Eagle Inc. +                                             878                   0.0
                                3,900 Brinker International, Inc. +                              125,775                   0.1
                                2,600 Buca, Inc. +                                                21,632                   0.0
                                1,300 California Pizza Kitchen, Inc. +                            32,760                   0.1
                                2,200 CBRL Group, Inc.                                            66,286                   0.1
                                1,100 CEC Entertainment Inc. +                                    33,770                   0.1
                                2,300 CKE Restaurants, Inc. +                                      9,890                   0.0
                                  600 CTI Molecular Imaging, Inc. +                               14,796                   0.0
                                2,000 Cedar Fair, LP                                              47,200                   0.1
                                2,200 Centillium Communications, Inc. +                            4,972                   0.0
                                1,700 Championship Auto Racing Teams, Inc. +                       6,290                   0.0
                                1,900 The Cheesecake Factory Incorporated +                       68,685                   0.1
                                2,200 Chicago Pizza & Brewery, Inc. +                             15,180                   0.0
                                  200 Churchill Downs Incorporated                                 7,636                   0.0
                               14,700 Corvis Corporation +                                        10,437                   0.0
                                2,700 Denny's Corp. +                                              1,728                   0.0
                                  500 Department 56, Inc. +                                        6,450                   0.0
                                  300 Dover Motorsports, Inc.                                      1,395                   0.0
                                  400 Drew Industries Incorporated +                               6,420                   0.0
                                3,900 Energizer Holdings, Inc. +                                 108,810                   0.1
                                1,200 Equity Marketing, Inc. +                                    16,044                   0.0
                                1,100 Factory 2-U Stores Inc. +                                    3,752                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                1,850 Fossil, Inc. +                                              37,629                   0.1
                                1,100 Handleman Company +                                         12,650                   0.0
                                4,100 Hanover Direct, Inc. +                                         779                   0.0
                                  450 Hibbett Sporting Goods, Inc. +                              10,764                   0.0
                                4,300 Hollywood Media Corp. +                                      4,300                   0.0
                                  100 Huffy Corporation +                                            597                   0.0
                                  900 ICU Medical, Inc. +                                         33,570                   0.1
                                  400 IHOP Corp. +                                                 9,600                   0.0
                                  300 Integrated Telecom Express, Inc. +                             477                   0.0
                                2,100 International Speedway Corp. (Class A)                      78,309                   0.1
                                2,000 Isle of Capri Casinos, Inc. +                               26,480                   0.0
                                1,600 Jack in the Box Inc. +                                      27,664                   0.0
                                1,613 JAKKS Pacific, Inc. +                                       21,727                   0.0
                                  300 Kreisler Manufacturing Corporation +                         1,740                   0.0
                                2,300 Krispy Kreme Doughnuts, Inc. +                              77,671                   0.1
                                1,500 Lancaster Colony Corporation                                58,620                   0.1
                                1,500 Landry's Restaurants, Inc.                                  31,860                   0.0
                                  300 Lazare Kaplan International Inc. +                           1,632                   0.0
                                  100 LodgeNet Entertainment Corporation +                         1,068                   0.0
                                1,600 Lone Star Steakhouse & Saloon, Inc.                         30,944                   0.0
                                  500 Luby's Cafeterias Inc. +                                     1,455                   0.0
                                  300 Marcus Corporation                                           4,260                   0.0
                                2,600 Marvel Enterprises, Inc. +                                  23,348                   0.0
                                  200 Mego Financial Corp. +                                         244                   0.0
                                1,100 Michael Anthony Jewelers, Inc. +                             1,738                   0.0
                                2,700 Midway Games Inc. +                                         11,259                   0.0
                                1,600 Morgan's Foods, Inc. +                                       2,240                   0.0
                                1,300 O'Charley's Inc. +                                          26,689                   0.0
                                  300 The Ohio Art Company                                         3,645                   0.0
                                5,900 On Command Corporation +                                     4,012                   0.0
                                  700 Oneida Ltd.                                                  7,721                   0.0
                                3,000 Outback Steakhouse, Inc.                                   103,320                   0.1
                                1,000 P.F. Chang's China Bistro, Inc. +                           36,300                   0.0
                                  900 PECO II, Inc. +                                                576                   0.0
                                1,000 Panera Bread Company (Class A) +                            34,810                   0.1
                                1,200 Papa John's International, Inc. +                           33,456                   0.1
                                2,400 Penn National Gaming, Inc. +                                38,064                   0.1
                                1,400 RARE Hospitality International, Inc. +                      38,668                   0.1
                                1,200 Racing Champions Ertl Corporation +                         16,380                   0.0
                                  900 Reeds Jewelers, Inc. +                                         891                   0.0
                                1,200 Regis Corporation                                           31,188                   0.0
                                  600 Riviana Foods Inc.                                          16,213                   0.0
                                2,600 Ruby Tuesday, Inc.                                          44,954                   0.1
                                  800 Russ Berrie and Company, Inc.                               27,024                   0.0
                                2,600 Ryan's Family Steak Houses, Inc. +                          29,510                   0.0
                                2,000 SCP Pool Corporation +                                      58,400                   0.1
                               11,800 Service Corporation International +                         39,176                   0.1
                                  400 Servotronics, Inc. +                                         1,420                   0.0
                                2,550 Sonic Corp. +                                               52,250                   0.1
                                1,600 Sotheby's Holdings, Inc. (Class A) +                        14,400                   0.0
                                  800 The Steak 'n Shake Company +                                 8,000                   0.0
                                  300 Steinway Musical Instruments, Inc. +                         4,881                   0.0
                                2,100 Stewart Enterprises, Inc. (Class A) +                       11,699                   0.0
                                1,700 The Topps Company, Inc. +                                   14,790                   0.0
                                1,600 Trans World Entertainment Corporation +                      5,808                   0.0
                                  900 Triarc Companies, Inc. +                                    23,616                   0.0
                                  100 U.S. Timberlands Company, LP +                                 275                   0.0
                                  100 World Wrestling Federation Entertainment, Inc. +               805                   0.0
                                                                                             -----------                 -----
                                                                                               2,082,508                   2.2
----------------------------------------------------------------------------------------------------------------------------------
Non Ferrous Metals                600 A.M. Castle & Company +                                      2,730                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                  500 Brush Engineered Materials Inc. +                            2,750                   0.0
                                  700 Century Aluminum Company                                     5,187                   0.0
                               11,700 Coeur d'Alene Mines Corporation +                           22,464                   0.1
                                1,400 Cold Metal Products, Inc. +                                      0                   0.0
                                1,000 Commercial Metals Company                                   16,240                   0.0
                                  700 Commonwealth Industries, Inc.                                4,781                   0.0
                                2,700 Hecla Mining Company +                                      13,662                   0.0
                               10,800 Kaiser Aluminum Corporation +                                  626                   0.0
                                1,400 Minerals Technologies, Inc.                                 60,410                   0.1
                                  600 Morton Industrial Group, Inc. +                                 60                   0.0
                                1,700 Mueller Industries, Inc. +                                  46,325                   0.1
                                9,000 Northwestern Steel and Wire Company +                            9                   0.0
                                  200 Oglebay Norton Company +                                     1,330                   0.0
                                  800 Reliance Steel & Aluminum Co.                               16,672                   0.0
                                  600 Southern Peru Limited                                        8,640                   0.0
                                  900 Stillwater Mining Company +                                  4,815                   0.0
                                1,300 Titanium Metals Corporation +                                2,483                   0.0
                                  600 Tremont Corporation                                         17,880                   0.0
                                  700 United Park City Mines Company +                            12,453                   0.0
                                  900 Wolverine Tube, Inc. +                                       5,139                   0.0
                                                                                             -----------                 -----
                                                                                                 244,656                   0.3
----------------------------------------------------------------------------------------------------------------------------------
Oil - Domestic                    500 3TEC Energy Corporation +                                    7,095                   0.0
                                  100 AmeriVest Properties Inc.                                      620                   0.0
                                3,200 CONSOL Energy Inc.                                          55,296                   0.1
                                1,800 Cal Dive International, Inc. +                              42,300                   0.1
                                  500 Callon Petroleum Company +                                   1,675                   0.0
                                3,200 Carrizo Oil & Gas, Inc. +                                   16,896                   0.0
                                6,600 Chesapeake Energy Corporation                               51,084                   0.1
                                1,200 Clayton Williams Energy, Inc. +                             14,568                   0.0
                                  200 Comstock Resources, Inc. +                                   1,858                   0.0
                                5,200 Diamond Offshore Drilling, Inc.                            113,620                   0.1
                                1,200 EXCO Resources, Inc. +                                      20,976                   0.0
                                  400 Encore Acquisition Company +                                 7,368                   0.0
                                  900 Energy Partners, Ltd. +                                      9,630                   0.0
                                1,800 Frontier Oil Corporation                                    30,996                   0.0
                                  900 Getty Realty Corporation                                    17,055                   0.0
                                2,900 Global Industries, Ltd. +                                   12,093                   0.0
                                1,600 GulfMark Offshore, Inc. +                                   23,600                   0.0
                                  600 Holly Corporation                                           13,110                   0.0
                                  800 The Houston Exploration Company +                           24,480                   0.0
                                1,400 KCS Energy, Inc. +                                           2,394                   0.0
                                4,450 Magnum Hunter Resources, Inc. +                             26,478                   0.0
                                  600 McMoRan Exploration Co. +                                    3,060                   0.0
                                  300 The Meridian Resource Corporation +                            270                   0.0
                                3,800 Murphy Oil Corporation                                     162,830                   0.2
                                3,200 National-Oilwell, Inc. +                                    69,888                   0.1
                                1,999 Newfield Exploration Company +                              72,064                   0.1
                                1,200 Nuevo Energy Company +                                      13,320                   0.0
                                6,800 Ocean Energy Inc.                                          135,796                   0.2
                                1,125 Patina Oil & Gas Corporation                                35,606                   0.1
                                3,000 Patterson-UTI Energy, Inc. +                                90,510                   0.1
                                5,600 Pioneer Natural Resources Company +                        141,400                   0.2
                                1,400 Plains Exploration & Production Company +                   13,650                   0.0
                                3,000 Pogo Producing Company                                     111,750                   0.1
                                5,300 Pride International, Inc. +                                 78,970                   0.1
                                  800 Quicksilver Resources Inc. +                                17,944                   0.0
                                1,800 Remington Oil & Gas Corporation +                           29,538                   0.0
                                1,300 Spinnaker Exploration Company +                             28,665                   0.0
                                1,700 St. Mary Land & Exploration Company                         42,500                   0.1
                                1,079 Stone Energy Corporation +                                  35,995                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                1,600 Superior Energy Services, Inc. +                            13,120                   0.0
                                1,300 Syntroleum Corporation +                                     2,249                   0.0
                                1,600 TEPPCO Partners, LP                                         44,400                   0.1
                                4,000 Tesoro Petroleum Corporation +                              18,080                   0.0
                                2,400 TransMontaigne Inc. +                                       11,136                   0.0
                                1,300 Ultra Petroleum Corp. +                                     12,870                   0.0
                                1,900 Universal Compression Holdings, Inc. +                      36,347                   0.0
                                  500 Valley National Gases Incorporated +                         2,850                   0.0
                                3,800 Varco International, Inc. +                                 66,120                   0.1
                                2,600 Vintage Petroleum, Inc.                                     27,430                   0.0
                                1,000 W-H Energy Services, Inc. +                                 14,590                   0.0
                                2,082 Westport Resources Corporation +                            43,306                   0.1
                                4,950 XTO Energy, Inc.                                           122,265                   0.1
                                                                                             -----------                 -----
                                                                                               1,991,711                   2.1
----------------------------------------------------------------------------------------------------------------------------------
Oil - International               300 ATP Oil & Gas Corporation +                                  1,221                   0.0
                                3,600 Arabian American Development Company +                         108                   0.0
                                9,289 GlobalSantaFe Corporation                                  225,908                   0.2
                                                                                             -----------                 -----
                                                                                                 227,237                   0.2
----------------------------------------------------------------------------------------------------------------------------------
Paper and Forrest
  Products                        200 Badger Paper Mills, Inc. +                                   1,448                   0.0
                                2,100 Bowater Incorporated                                        88,095                   0.1
                                  200 Buckeye Technologies Inc. +                                  1,230                   0.0
                                  400 CSS Industries, Inc. +                                      13,240                   0.0
                                1,100 Caraustar Industries, Inc.                                  10,428                   0.0
                                  600 Chesapeake Corporation                                      10,710                   0.0
                                  500 Deltic Timber Corporation                                   13,350                   0.0
                                  700 EarthShell Corporation +                                       406                   0.0
                                  480 Kadant Inc. +                                                7,200                   0.0
                                2,000 Longview Fibre Company                                      14,460                   0.0
                                1,700 P.H. Glatfelter Company                                     22,372                   0.0
                                4,100 Packaging Corp. of America +                                74,784                   0.1
                                1,400 Pope & Talbot, Inc.                                         19,964                   0.0
                                1,100 Potlatch Corporation                                        26,268                   0.0
                                1,300 Rayonier Inc.                                               58,825                   0.1
                                  900 Rock-Tenn Company (Class A)                                 12,132                   0.0
                               11,100 Smurfit-Stone Container Corporation +                      170,840                   0.2
                                  200 Spinnaker Industries, Inc. (Class A) +                           0                   0.0
                                  200 Universal Forest Products, Inc.                              4,264                   0.0
                                2,100 Wausau - Mosinee Paper Corporation                          23,562                   0.1
                                                                                             -----------                 -----
                                                                                                 573,578                   0.6
----------------------------------------------------------------------------------------------------------------------------------
Photography                       200 Ascent Media Group, Inc. (Class A) +                           224                   0.0
                                1,100 BMC Industries, Inc.                                         1,727                   0.0
                                  300 CPI Corp.                                                    4,347                   0.0
                                  100 CyberOptics Corporation +                                      476                   0.0
                                  800 Drexler Technology Corporation +                            10,080                   0.0
                                1,300 Fischer Imaging Corporation +                                7,813                   0.0
                                2,100 Imation Corp. +                                             73,668                   0.1
                                6,000 Ingram Micro Inc. (Class A) +                               74,100                   0.1
                                2,200 Lexar Media, Inc. +                                         13,794                   0.0
                                  200 Meade Instruments Corp. +                                      624                   0.0
                                  300 Panavision Inc. +                                            1,170                   0.0
                                2,600 Photronics, Inc. +                                          35,620                   0.1
                                  100 StockerYale, Inc. +                                            155                   0.0
                                1,300 Zomax Incorporated +                                         5,525                   0.0
                                  700 Zygo Corporation +                                           4,893                   0.0
                                                                                             -----------                 -----
                                                                                                 234,216                   0.3
----------------------------------------------------------------------------------------------------------------------------------
Producer Goods                  3,523 AGCO Corporation +                                          77,858                   0.1
                                1,300 AMETEK, Inc.                                                50,037                   0.1
                                  500 Aaon, Inc. +                                                 9,215                   0.0
                                  700 Actuant Corporation (Class A) +                             32,515                   0.0
                                1,300 Advanced Energy Industries, Inc. +                          16,536                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                2,400 Aeroflex Incorporated +                                     16,560                   0.0
                                  400 Alamo Group Inc.                                             4,900                   0.0
                                1,300 Albany International Corp. (Class A)                        26,858                   0.0
                                  800 Applied Industrial Technologies, Inc.                       15,120                   0.0
                                1,500 AptarGroup, Inc.                                            46,860                   0.1
                                  800 Astec Industries, Inc. +                                     7,944                   0.0
                                3,900 Axcelis Technologies, Inc. +                                21,875                   0.0
                                1,400 BE Aerospace, Inc. +                                         5,096                   0.0
                                1,000 Baldor Electric Company                                     19,750                   0.0
                                  700 Barnes Group Inc.                                           14,245                   0.0
                                  200 Blount International, Inc. +                                   762                   0.0
                                1,900 Blyth, Inc.                                                 50,844                   0.1
                                  900 Briggs & Stratton Corporation                               38,223                   0.1
                                  300 Butler Manufacturing Company                                 5,805                   0.0
                                  600 CIRCOR International, Inc.                                   9,540                   0.0
                                1,000 CLARCOR Inc.                                                32,270                   0.0
                                  700 CUNO Incorporated +                                         23,184                   0.0
                                3,100 Capstone Turbine Corporation +                               2,790                   0.0
                                  200 Catalyst Semiconductor, Inc. +                                 504                   0.0
                                  100 Chicago Rivet & Machine Co.                                  2,260                   0.0
                                2,900 Cognex Corporation +                                        53,447                   0.1
                                  600 Columbus McKinnon Corporation +                              2,293                   0.0
                                  200 Comfort Systems USA, Inc. +                                    670                   0.0
                                  200 Concord Camera Corp. +                                       1,086                   0.0
                                  400 Culp, Inc. +                                                 3,400                   0.0
                                  400 Curtiss-Wright Corporation                                  25,528                   0.0
                               12,900 Cyber-Care, Inc. +                                             516                   0.0
                                1,600 Daisytek International Corporation +                        12,688                   0.0
                                2,200 DiamondCluster International, Inc. (Class A) +               6,908                   0.0
                                  400 DuraSwitch Industries, Inc. +                                  380                   0.0
                                1,000 Duratek, Inc. +                                              8,350                   0.0
                                  200 The Eastern Company                                          2,204                   0.0
                                  200 Electric Fuel Corporation +                                    128                   0.0
                                1,200 FMC Corporation +                                           32,784                   0.1
                                1,000 The Fairchild Corporation (Class A) +                        4,960                   0.0
                                3,700 Fastenal Company                                           138,343                   0.2
                                1,320 Fedders Corporation                                          3,736                   0.0
                                1,900 Federal Signal Corporation                                  36,898                   0.1
                                2,200 Fisher Scientific International Inc. +                      66,176                   0.1
                                3,200 Flowserve Corporation +                                     47,328                   0.1
                                4,800 Foster Wheeler Ltd. +                                        5,568                   0.0
                                  200 Franklin Electric Co., Inc.                                  9,602                   0.0
                                  600 Gardner Denver Inc. +                                       12,180                   0.0
                                  100 The Gorman-Rupp Company                                      2,350                   0.0
                                1,825 Graco Inc.                                                  52,286                   0.1
                                2,200 GrafTech International Ltd. +                               13,112                   0.0
                                  440 H Power Corp. +                                              1,685                   0.0
                                2,300 HON INDUSTRIES Inc.                                         65,044                   0.1
                                  300 HPSC, Inc. +                                                 2,325                   0.0
                                2,349 Hanover Compressor Company +                                21,564                   0.0
                                  200 Hardinge, Inc.                                               1,650                   0.0
                                2,000 Harsco Corporation                                          63,780                   0.1
                                1,500 Helix Technology Corporation                                16,800                   0.0
                                4,600 Herman Miller, Inc.                                         84,640                   0.1
                                1,500 Hexcel Corporation +                                         4,500                   0.0
                                  700 Hi-Shear Technology Corporation +                            1,827                   0.0
                                2,300 Hubbell Incorporated (Class B)                              80,822                   0.1
                                1,000 Hughes Supply, Inc.                                         27,320                   0.0
                                1,100 Hydril Company +                                            25,927                   0.0
                                1,200 IDEX Corporation                                            39,240                   0.1

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                  100 Ibis Technology Corporation +                                  470                   0.0
                                  700 Ionics, Inc. +                                              15,960                   0.0
                                  700 JLG Industries, Inc.                                         5,271                   0.0
                                1,200 Jarden Corp. +                                              28,644                   0.0
                                  100 Juno Lighting, Inc. +                                          967                   0.0
                                1,200 Kaydon Corp.                                                25,452                   0.0
                                1,300 Kennametal Inc.                                             44,824                   0.1
                                  800 Kos Pharmaceuticals, Inc. +                                 15,200                   0.0
                                  600 L.B. Foster Company (Class A) +                              2,604                   0.0
                                  500 Ladish Co., Inc. +                                           4,030                   0.0
                                1,800 Lennox International Inc.                                   22,590                   0.0
                                  200 Libbey, Inc.                                                 5,200                   0.0
                                1,200 Lincoln Electric Holdings, Inc.                             27,780                   0.0
                                1,100 Lone Star Technology +                                      16,379                   0.0
                                1,900 MSC Industrial Direct Co., Inc. (Class A) +                 33,725                   0.0
                                1,000 The Manitowoc Co., Inc.                                     25,500                   0.0
                                1,200 Matthews International Corporation (Class A)                26,797                   0.0
                                1,600 Maverick Tube Corporation +                                 20,848                   0.0
                                1,200 Merix Corporation +                                         10,080                   0.0
                                  700 Metals USA, Inc. +                                              14                   0.0
                                3,600 Micrel, Inc. +                                              32,328                   0.0
                                1,300 Milacron Inc.                                                7,735                   0.0
                                  200 Minuteman International, Inc.                                1,766                   0.0
                                  600 Moog Inc. (Class A) +                                       18,624                   0.0
                                  300 NACCO Industries, Inc. (Class A)                            13,131                   0.0
                                  300 NATCO Group Inc. (Class A) +                                 1,884                   0.0
                                  600 NN, Inc.                                                     5,994                   0.0
                                1,300 Nordson Corporation                                         32,279                   0.0
                                  800 Nortek Holdings, Inc. +                                     36,600                   0.1
                                1,400 Oceaneering International, Inc. +                           34,636                   0.1
                                  100 Paul Mueller Company                                         3,035                   0.0
                                1,900 Pentair, Inc.                                               65,645                   0.1
                                2,000 Plug Power Inc. +                                            8,980                   0.0
                                  700 Possis Medical, Inc. +                                      12,600                   0.0
                                2,100 Precision Castparts Corp.                                   50,925                   0.1
                                1,500 Presstek, Inc. +                                             6,915                   0.0
                                  200 Proton Energy Systems, Inc. +                                  600                   0.0
                                1,600 ROHN Industries, Inc. +                                        144                   0.0
                                1,000 Regal-Beloit Corporation                                    20,700                   0.0
                                  500 Research Frontiers Incorporated +                            4,170                   0.0
                                1,000 Robbins & Myers, Inc.                                       18,400                   0.0
                                  840 Ronson Corporation +                                           874                   0.0
                                1,300 Roper Industries, Inc.                                      47,580                   0.1
                                  500 SPS Technologies, Inc. +                                    11,875                   0.0
                                  700 Safeguard Scientifics, Inc. +                                  952                   0.0
                                  700 Sauer-Danfoss, Inc.                                          5,530                   0.0
                                  500 Schuff Steel Company +                                         655                   0.0
                                  500 Selas Corporation of America +                                 775                   0.0
                                  300 Sequa Corporation (Class A) +                               11,733                   0.0
                                1,500 The Shaw Group Inc. +                                       24,675                   0.0
                                2,100 Sonic Solutions +                                           10,500                   0.0
                                  200 Spectrum Control, Inc. +                                     1,050                   0.0
                                  500 Standex International Corporation                           11,920                   0.0
                                1,400 Steelcase Inc. (Class A)                                    15,344                   0.0
                                1,900 Stewart & Stevenson Services, Inc.                          26,866                   0.0
                                  300 Sun Hydraulics Corporation                                   2,400                   0.0
                                  600 SystemOne Technologies Inc. +                                  390                   0.0
                                  500 TRM Corporation +                                              320                   0.0
                                  800 Tecumseh Products Company (Class A)                         35,304                   0.1
                                1,600 Teleflex Incorporated                                       68,624                   0.1

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                  500 Tennant Company                                             16,300                   0.0
                                  200 Tenneco Automotive Inc. +                                      808                   0.0
                                1,144 Terex Corporation +                                         12,744                   0.0
                                  900 thermadyne Holdings Corporation +                               15                   0.0
                                3,000 The Timken Company                                          57,300                   0.1
                                2,300 Trinity Industries, Inc.                                    43,608                   0.1
                                  900 Triumph Group, Inc. +                                       28,746                   0.0
                                  100 Twin Disc, Incorporated                                      1,238                   0.0
                                5,400 U.S. Industries, Inc. +                                     14,202                   0.0
                                1,600 Ultratech Stepper, Inc. +                                   15,742                   0.0
                                4,800 Valhi, Inc.                                                 39,840                   0.1
                                  300 Valmont Industries, Inc.                                     5,820                   0.0
                                  300 Watsco, Inc.                                                 4,914                   0.0
                                1,100 Watts Industries, Inc. (Class A)                            17,314                   0.0
                                  800 WMS Industries Inc. +                                       11,984                   0.0
                                  500 Woodhead Industries, Inc.                                    5,650                   0.0
                                  500 Woodward Governor Company                                   21,750                   0.0
                                  900 X-Rite, Incorporated                                         6,291                   0.0
                                1,500 York International Corporation                              38,355                   0.1
                                1,300 Zebra Technologies Corporation (Class A) +                  74,490                   0.1
                                                                                             -----------                 -----
                                                                                               2,915,500                   3.1
----------------------------------------------------------------------------------------------------------------------------------
Railroads and Shipping          6,800 ANC Rental Corporation +                                       340                   0.0
                                1,600 Alexander & Baldwin, Inc.                                   41,264                   0.1
                                4,600 Diamondhead Casino Corporation +                             1,886                   0.0
                                1,500 Florida East Coast Industries, Inc. (Class A)               34,800                   0.1
                                3,000 GATX Corporation                                            68,460                   0.1
                                  700 Genesee & Wyoming Inc. (Class A) +                          14,245                   0.0
                                2,400 The Greenbrier Companies, Inc. +                            17,112                   0.0
                                  300 International Shipholding Corporation +                      1,830                   0.0
                                1,500 Kansas City Southern Industries, Inc. +                     18,000                   0.0
                                5,300 OMI Corporation (New Shares) +                              21,783                   0.0
                                1,400 Overseas Shipholding Group, Inc.                            25,060                   0.0
                                1,300 RailAmerica, Inc. +                                          9,321                   0.0
                                  700 Wabtec Corporation                                           9,828                   0.0
                                                                                             -----------                 -----
                                                                                                 263,929                   0.3
----------------------------------------------------------------------------------------------------------------------------------
Real Property                     600 American Real Estate Partners, LP +                          5,514                   0.0
                                  800 Avatar Holdings Inc. +                                      18,400                   0.0
                                  300 BRT Realty Trust                                             3,975                   0.0
                                3,600 Boston Properties, Inc.                                    132,696                   0.1
                                  200 Burnham Pacific Properties, Inc. +                             152                   0.0
                                  400 California Coastal Communities, Inc. +                       2,212                   0.0
                                4,100 Catellus Development Corporation +                          81,385                   0.1
                                  500 Center Trust, Inc.                                           3,900                   0.0
                                  200 Corporate Office Properties Trust                            2,806                   0.0
                                5,300 Duke Realty Corporation                                    134,885                   0.2
                                1,400 FelCor Lodging Trust Inc.                                   16,016                   0.0
                                2,000 Forest City Enterprises, Inc. (Class A)                     66,700                   0.1
                                3,100 General Growth Properties, Inc.                            161,200                   0.2
                                  322 Grubb & Ellis Company +                                        328                   0.0
                                  100 Heartland Partners LP (Class A) +                              545                   0.0
                                2,400 Hospitality Properties Trust                                84,480                   0.1
                                  900 Insignia Financial Group, Inc. +                             6,525                   0.0
                                2,500 JDN Realty Corporation                                      27,375                   0.0
                                1,200 Jones Lang Lasalle Inc. +                                   18,456                   0.0
                                1,100 Kilroy Realty Corporation                                   25,355                   0.0
                                  700 Liberte Investors, Inc.                                      3,017                   0.0
                                3,100 Liberty Property Trust                                      99,014                   0.1
                                  100 Mid-Atlantic Realty Trust                                    1,740                   0.0
                                3,700 New Plan Excel Realty Trust                                 70,633                   0.1
                                  600 Newhall Land & Farming Company                              17,250                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                  300 Odd Job Stores, Inc. +                                         570                   0.0
                                  200 One Liberty Properties, Inc.                                 3,064                   0.0
                                  100 Pacific Gulf Resources +                                        25                   0.0
                                  300 Pinnacle Holdings Inc. +                                         3                   0.0
                                1,500 Post Properties, Inc.                                       35,850                   0.1
                                3,500 Reading International, Inc. (Class A) +                     13,580                   0.0
                                3,500 The Rouse Company                                          110,950                   0.1
                                  200 Santa Fe Financial Corporation +                             1,790                   0.0
                                  100 Saul Centers, Inc.                                           2,380                   0.0
                                3,200 The St. Joe Company                                         96,000                   0.1
                                  200 Stratus Properties Inc. +                                    1,840                   0.0
                                  242 Tarragon Realty Investors Inc. +                             3,703                   0.0
                                  500 Trammell Crow Company +                                      4,500                   0.0
                                5,100 Vornado Realty Trust                                       189,720                   0.2
                                                                                             -----------                 -----
                                                                                               1,448,534                   1.5
----------------------------------------------------------------------------------------------------------------------------------
Retail                          1,100 1-800-FLOWERS.COM, Inc. +                                    6,875                   0.0
                                2,666 99 Cents Only Stores +                                      71,609                   0.1
                                1,700 A.C. Moore Arts & Crafts, Inc. +                            21,607                   0.0
                                3,900 Abercrombie & Fitch Co. (Class A) +                         79,794                   0.1
                                  600 Able Energy, Inc. +                                          2,100                   0.0
                                2,300 Alloy, Inc. +                                               25,185                   0.0
                               14,900 Amazon.com, Inc. +                                         281,461                   0.3
                                2,750 American Eagle Outfitters, Inc. +                           37,895                   0.1
                                  200 Ames Department Stores, Inc. +                                   0                   0.0
                                1,250 AnnTaylor Stores Corporation +                              25,525                   0.0
                                  200 Arden Group, Inc. (Class A) +                               12,104                   0.0
                                2,900 BJ's Wholesale Club, Inc. +                                 53,070                   0.1
                                2,700 Barnes & Noble, Inc. +                                      48,789                   0.1
                                1,200 Blue Rhino Corporation +                                    20,868                   0.0
                                3,800 The Bombay Company, Inc. +                                  19,000                   0.0
                                3,100 Borders Group, Inc. +                                       49,910                   0.1
                                  311 Brightpoint, Inc. +                                          2,457                   0.0
                                1,200 Brown Shoe Company, Inc.                                    28,596                   0.0
                                1,800 Burlington Coat Factory Warehouse Corporation               32,310                   0.0
                                2,000 Casey's General Stores, Inc.                                24,420                   0.0
                                1,000 The Cato Corporation (Class A)                              21,590                   0.0
                                1,400 Central Garden & Pet Company +                              25,914                   0.0
                                1,300 Charlotte Russe Holding Inc. +                              13,793                   0.0
                                4,500 Charming Shoppes, Inc. +                                    18,810                   0.0
                                3,250 Chico's FAS, Inc. +                                         61,457                   0.1
                                1,100 The Children's Place Retail Stores, Inc. +                  11,704                   0.0
                                1,025 Christopher & Banks Corporation +                           21,269                   0.0
                                1,300 Claire's Stores, Inc.                                       28,691                   0.0
                                  100 Coldwater Creek Inc. +                                       1,920                   0.0
                                1,700 Cost Plus, Inc. +                                           48,739                   0.1
                                  100 Deb Shops, Inc.                                              2,221                   0.0
                                1,900 dELiA*s Corp. (Class A) +                                      855                   0.0
                                4,200 Dollar Tree Stores, Inc. +                                 103,194                   0.1
                                1,853 The Dress Barn, Inc. +                                      24,645                   0.0
                                5,600 Drugstore.com, Inc. +                                       13,440                   0.0
                                2,100 Duane Read Inc. +                                           35,700                   0.0
                                1,200 F.A.O., Inc. +                                                 564                   0.0
                                  500 FFP Marketing Company, Inc. +                                  450                   0.0
                                1,400 The Finish Line, Inc. (Class A) +                           14,770                   0.0
                                  200 Flanigan's Enterprises, Inc.                                 1,220                   0.0
                                5,900 Foot Locker, Inc.                                           61,950                   0.1
                                1,300 Footstar, Inc. +                                             9,048                   0.0
                                1,700 Fred's, Inc.                                                43,690                   0.1
                                  300 Friedman's Inc. (Class A)                                    2,604                   0.0
                                  100 Gadzooks, Inc. +                                               470                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                1,600 Genesco Inc. +                                              29,808                   0.0
                                2,200 Goody's Family Clothing, Inc. +                              9,768                   0.0
                                1,600 The Great Atlantic & Pacific Tea Company, Inc. +            12,896                   0.0
                                   26 Guilford Mills, Inc. +                                          92                   0.0
                                1,500 Guitar Center, Inc. +                                       24,840                   0.0
                                2,500 The Gymboree Corporation +                                  39,650                   0.1
                                1,400 Hancock Fabrics, Inc.                                       21,350                   0.0
                                1,300 Hot Topic, Inc. +                                           29,744                   0.0
                                1,200 Insight Enterprises, Inc. +                                  9,972                   0.0
                                1,100 Jo-Ann Stores Inc. +                                        25,267                   0.0
                                  300 Lillian Vernon Corporation                                   1,230                   0.0
                                2,000 Linens 'n Things, Inc. +                                    45,200                   0.1
                                1,500 Longs Drug Stores Corporation                               31,110                   0.0
                                1,700 The Men's Wearhouse, Inc. +                                 29,155                   0.0
                                2,600 Michael's Stores +                                          81,380                   0.1
                                1,900 The Neiman Marcus Group, Inc. (Class A) +                   57,741                   0.1
                                3,500 OfficeMax, Inc. +                                           17,500                   0.0
                                1,000 PC Connection, Inc. +                                        5,070                   0.0
                                  100 PETCO Animal Supplies, Inc. +                                2,344                   0.0
                                5,300 PETsMART, Inc. +                                            90,789                   0.1
                                1,950 Pacific Sunwear of California, Inc. +                       34,496                   0.1
                                1,200 Party City Corporation +                                    14,400                   0.0
                                1,200 Pathmark Stores, Inc. +                                      6,084                   0.0
                                  900 Payless ShoeSource, Inc. +                                  46,323                   0.1
                                2,500 The Pep Boys-Manny, Moe & Jack                              29,000                   0.0
                                3,700 Pier 1 Imports, Inc.                                        70,041                   0.1
                                  300 PriceSmart, Inc. +                                           6,969                   0.0
                               20,600 Rite Aid Corporation +                                      50,470                   0.1
                                3,200 Ross Stores, Inc.                                          135,648                   0.1
                                1,900 Ruddick Corporation                                         26,011                   0.0
                                5,700 Saks Incorporated +                                         66,918                   0.1
                                1,200 School Specialty, Inc. +                                    23,976                   0.0
                                  800 Sharper Image Corporation +                                 13,944                   0.0
                                1,700 ShopKo Stores, Inc. +                                       21,165                   0.0
                                  700 Smart Choice Automotive Group, Inc. +                            4                   0.0
                               12,700 Spiegel, Inc. (Class A) +                                    4,572                   0.0
                                3,200 Stamps.com Inc. +                                           14,944                   0.0
                                1,700 Stein Mart, Inc. +                                          10,370                   0.0
                                  700 Systemax Inc. +                                              1,085                   0.0
                                2,300 The Talbots, Inc.                                           63,319                   0.1
                                1,300 Thomaston Mills, Inc. (Class A) +                                0                   0.0
                                  900 Too Inc. +                                                  21,168                   0.0
                                1,400 Tractor Supply Company +                                    52,640                   0.1
                                1,300 Tuesday Morning Corporation +                               22,230                   0.0
                                  400 UniFirst Corporation                                         8,080                   0.0
                                3,900 Uniroyal Technology Corporation +                               20                   0.0
                                1,300 United Stationers, Inc. +                                   37,441                   0.1
                                1,500 Urban Outfitters, Inc. +                                    35,355                   0.1
                                3,600 Value City Department Stores, Inc. +                         6,588                   0.0
                                  200 Webvan Group Inc. +                                              0                   0.0
                                1,100 Weis Markets, Inc.                                          34,155                   0.1
                                1,300 West Marine, Inc. +                                         17,797                   0.0
                                1,175 The Wet Seal, Inc. (Class A) +                              12,644                   0.0
                                  100 Weyco Group, Inc.                                            3,432                   0.0
                                1,100 Whitehall Jewellers, Inc. +                                 10,450                   0.0
                                2,500 Whole Foods Market, Inc. +                                 131,825                   0.2
                                4,500 Williams-Sonoma, Inc. +                                    122,175                   0.1
                                1,400 Zale Corporation +                                          44,660                   0.1
                                                                                             -----------                 -----
                                                                                               3,177,588                   3.4
----------------------------------------------------------------------------------------------------------------------------------
Steel                           4,300 AK Steel Holding Corporation +                              34,400                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                  200 Ampco-Pittsburgh Corporation                                 2,432                   0.0
                                  900 Carpenter Technology Corporation                            11,205                   0.0
                                  900 Cleveland-Cliffs Inc. +                                     17,865                   0.0
                                  600 Friedman Industries, Incorporated                            1,482                   0.0
                                  600 Gibraltar Steel Corporation                                 11,424                   0.0
                                2,000 Intermet Corporation                                         8,400                   0.0
                                  700 Keystone Consolidated Industries, Inc. +                       280                   0.0
                                  100 NS Group, Inc. +                                               652                   0.0
                               11,100 National Steel Corp. +                                       1,165                   0.0
                                  900 Quanex Corporation                                          30,150                   0.0
                                  400 Roanoke Electric Steel Corporation                           3,800                   0.0
                                1,000 Ryerson Tull, Inc.                                           6,100                   0.0
                                  400 Shiloh Industries, Inc. +                                      900                   0.0
                                  500 Special Metals Corporation +                                    30                   0.0
                                3,500 Steel Dynamics, Inc. +                                      42,105                   0.1
                                  400 Steel Technologies Inc.                                      6,784                   0.0
                                  300 Weirton Steel Corporation +                                     90                   0.0
                                                                                             -----------                 -----
                                                                                                 179,264                   0.1
----------------------------------------------------------------------------------------------------------------------------------
Telephone                       7,300 AT&T Latin America Corp. (Class A) +                         1,533                   0.0
                                  500 ATSI Communications, Inc. +                                     35                   0.0
                                1,400 Adtran, Inc. +                                              46,060                   0.1
                                1,000 AirGate PCS, Inc. +                                            620                   0.0
                                3,500 Alamosa Holdings, Inc. +                                     1,820                   0.0
                                7,300 Allegiance Telecom, Inc. +                                   4,891                   0.0
                                1,200 Amli Residential Properties Trust                           25,536                   0.0
                                  600 Applied Digital Solutions, Inc. +                              246                   0.0
                                  600 Applied Innovation Inc. +                                    1,818                   0.0
                                  200 Atlantic Tele-Network, Inc.                                  3,100                   0.0
                                  300 autobytel.com inc. +                                           840                   0.0
                                  700 Boston Communications Group, Inc. +                          8,897                   0.0
                                8,400 Broadwing Inc. +                                            29,568                   0.0
                                  800 CT Communications, Inc.                                      9,040                   0.0
                                4,400 Carrier Access Corporation +                                 1,760                   0.0
                                3,800 Centennial Communications Corp. +                            9,918                   0.0
                                6,900 Choice One Communications Inc. +                             1,070                   0.0
                                  900 Commonwealth Telephone Enterprises, Inc. +                  32,256                   0.1
                                  230 Copper Mountain Networks, Inc. +                               980                   0.0
                               11,600 Covad Communications Group, Inc. +                          10,904                   0.0
                                  300 Covista Communications, Inc. +                                 888                   0.0
                                8,800 Crown Castle International Corp. +                          33,000                   0.1
                                1,199 D&E Communications, Inc.                                    10,024                   0.0
                                6,900 Davel Communications, Inc. +                                   103                   0.0
                                   16 Equinix, Inc. +                                                 89                   0.0
                                   63 Focal Communications Corporation (Warrants)(b)                   1                   0.0
                                   64 Focal Communications Corporation +                               3                   0.0
                                1,800 General Communication, Inc. (Class A) +                     12,078                   0.0
                                  100 Hector Communications Corporation +                          1,265                   0.0
                                  600 Hickory Tech Corporation                                     5,718                   0.0
                                1,800 ITXC Corp. +                                                 4,176                   0.0
                                  800 Inet Technologies, Inc. +                                    4,880                   0.0
                                2,000 InteliData Technologies Corporation +                        1,800                   0.0
                                2,200 InterDigital Communications Corporation +                   32,032                   0.1
                                1,700 Inter-Tel Inc.                                              35,547                   0.1
                                1,000 j2 Global Communications, Inc. +                            19,040                   0.0
                                1,500 Leap Wireless International, Inc. +                            225                   0.0
                               16,300 Level 3 Communications, Inc. +                              79,870                   0.1
                                5,000 Lexent Inc. +                                                4,300                   0.0
                              101,972 Liberty Media Corporation (Class A) +                      911,630                   1.0
                                  960 Liberty Satellite & Technology, Inc. (Class A) +             2,544                   0.0
                                   20 Liberty Satellite & Technology, Inc. (Class B) +               100                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                  700 NTELOS Inc. +                                                  259                   0.0
                               11,000 NTL Incorporated +                                             165                   0.0
                               16,016 McLeod USA Incorporated (Class A) (Escrowed) +                   0                   0.0
                                5,738 McLeod USA Incorporated (Class A) +                          4,820                   0.0
                                1,400 Net2Phone, Inc. +                                            5,670                   0.0
                                3,400 Next Level Communications, Inc. +                            2,754                   0.0
                                6,600 Nextel Partners, Inc. +                                     40,062                   0.1
                                  600 North Pittsburgh Systems, Inc.                               8,179                   0.0
                                  248 Optical Cable Corporation +                                    585                   0.0
                                3,400 Pegasus Communications Corporation +                         4,454                   0.0
                                2,200 Price Communications Corporation +                          30,426                   0.0
                                  400 Primus Telecommunications Group, Incorprorated +               800                   0.0
                                4,100 RCN Corporation +                                            2,173                   0.0
                                  290 Stratos Lightwave, Inc. +                                    1,276                   0.0
                                4,800 Sunrise Telecom Incorporated +                               8,496                   0.0
                                  300 SureWest Communications                                     11,160                   0.0
                                  500 T-NETIX, Inc. +                                              1,005                   0.0
                                1,933 TALK America Holdings, Inc. +                               10,825                   0.0
                                2,200 Telephone and Data Systems, Inc.                           103,444                   0.1
                                  200 Tellular Corporation +                                         748                   0.0
                                8,000 Terremark Worldwide, Inc. +                                  4,000                   0.0
                                1,900 Time Warner Telecom Inc. (Class A) +                         4,009                   0.0
                                2,300 Triton PCS Holdings, Inc. (Class A) +                        9,039                   0.0
                                2,600 Turnstone Systems, Inc. +                                    7,020                   0.0
                                  100 Tut Systems, Inc. +                                            126                   0.0
                                  100 US LEC Corp. (Class A) +                                       225                   0.0
                                2,600 US Unwired Inc. (Class A) +                                  1,274                   0.0
                                2,700 UbiquiTel Inc. +                                             1,080                   0.0
                                1,700 Ulticom, Inc. +                                             12,733                   0.0
                                3,400 United States Cellular Corporation +                        85,068                   0.1
                                  300 Warwick Valley Telephone Company                            20,850                   0.0
                               20,500 XO Communications, Inc. (Class A) +                          1,087                   0.0
                                  200 Z-Tel Technologies, Inc. +                                     162                   0.0
                                                                                             -----------                 -----
                                                                                               1,734,179                   1.9
----------------------------------------------------------------------------------------------------------------------------------
Tire and Rubber Goods             200 American Biltrite Inc.                                       1,880                   0.0
                                  800 Bandag, Incorporated                                        30,944                   0.0
                                1,700 Carlisle Companies Incorporated                             70,346                   0.1
                                1,000 SRI/Surgical Express, Inc. +                                 5,670                   0.0
                                  800 TBC Corporation +                                            9,608                   0.0
                                                                                             -----------                 -----
                                                                                                 118,448                   0.1
----------------------------------------------------------------------------------------------------------------------------------
Tobacco                           600 Schweitzer-Manduit International, Inc.                      14,700                   0.0
                                1,200 Universal Corporation                                       44,352                   0.1
                                1,228 Vector Group Ltd.                                           14,269                   0.0
                                                                                             -----------                 -----
                                                                                                  73,321                   0.1
----------------------------------------------------------------------------------------------------------------------------------
Travel and Recreation           4,038 All-American SportPark, Inc. +                                  40                   0.0
                                2,800 Alliance Gaming Corporation +                               47,684                   0.1
                                  100 American Classic Voyages Co. +                                   0                   0.0
                                1,000 Ameristar Casinos, Inc. +                                   14,100                   0.0
                                1,100 Argosy Gaming Company +                                     20,823                   0.0
                                2,200 Aztar Corporation +                                         31,416                   0.0
                                1,500 Bally Total Fitness Holding Corporation +                   10,635                   0.0
                                  600 Buckhead America Corporation +                                  48                   0.0
                                3,100 Callaway Golf Company                                       41,075                   0.1
                                  800 Central Parking Corporation                                 15,088                   0.0
                                1,500 Choice Hotels International, Inc. +                         34,050                   0.1
                                1,000 Dollar Thrifty Automotive Group, Inc. +                     21,150                   0.0
                               14,100 ENBC Corp. +                                                     1                   0.0
                                  800 Expedia, Inc. (Class A) +                                   53,544                   0.1
                                3,700 Extended Stay America, Inc. +                               54,575                   0.1
                                1,000 Full House Resorts, Inc. +                                     500                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                  900 Gart Sports Company +                                       17,415                   0.0
                                1,200 Glassmaster Company +                                          144                   0.0
                               13,400 Greate Bay Casino Corporation +                                 13                   0.0
                                1,000 Hollywood Casino Corporation (Class A) +                    12,280                   0.0
                                1,500 Host Funding Inc. +                                              2                   0.0
                               10,500 Host Marriot Corporation +                                  92,925                   0.1
                                  800 Hudson Hotels Corporation +                                      1                   0.0
                                  400 International Leisure Hosts, Ltd. +                          1,700                   0.0
                                  400 Jameson Inns, Inc.                                             904                   0.0
                                  900 Johnson Outdoors Inc. (Class A) +                            8,883                   0.0
                                2,500 Karts International Incorporated +                               0                   0.0
                                2,200 Lakes Gaming Inc. +                                         11,878                   0.0
                                1,800 Loews Cineplex Entertainment Corporation +                       0                   0.0
                                6,400 MGM Mirage Inc. +                                          211,008                   0.2
                                1,300 MTR Gaming Group, Inc. +                                    10,348                   0.0
                                2,800 Mandalay Resort Group +                                     85,708                   0.1
                                2,100 Meristar Hospitality Corp.                                  13,860                   0.0
                                  400 Monarch Casino & Resort, Inc. +                              5,492                   0.0
                                  800 Multimedia Games, Inc. +                                    21,968                   0.0
                                1,300 Navigant International, Inc. +                              16,029                   0.0
                               11,800 Park Place Entertainment Corporation +                      99,120                   0.1
                                2,300 Pinnacle Entertainment, Inc. +                              15,939                   0.0
                                2,300 President Casinos, Inc. +                                      690                   0.0
                                1,800 Prime Hospitality Corp. +                                   14,670                   0.0
                                4,700 Renaissance Entertainment Corporation +                      1,551                   0.0
                                1,800 Rent-Way, Inc. +                                             6,300                   0.0
                                  800 ResortQuest International, Inc. +                            3,016                   0.0
                                7,700 Royal Caribbean Cruises Ltd.                               128,590                   0.2
                                  700 Scientific Games Corporation (Class A) +                     5,082                   0.0
                                  300 ShoLodge, Inc. +                                               978                   0.0
                                2,175 Shuffle Master, Inc. +                                      41,564                   0.1
                                3,600 Six Flags, Inc. +                                           20,556                   0.0
                                  200 Sonesta International Hotels Corporation (Class A)             919                   0.0
                                1,200 Speedway Motorsports, Inc.                                  30,936                   0.1
                                  900 The Sports Authority, Inc. +                                 6,300                   0.0
                                  500 The Sports Club Company, Inc. +                              1,150                   0.0
                                7,300 Sports Entertainment Enterprises, Inc. +                       219                   0.0
                                1,600 Station Casinos, Inc. +                                     28,320                   0.0
                                2,400 Stellent, Inc. +                                            10,654                   0.0
                                6,800 TAM Restaurants, Inc. +                                          7                   0.0
                                  500 Travis Boats & Motors, Inc. +                                  500                   0.0
                                  400 Vail Resorts, Inc. +                                         6,068                   0.0
                                  300 WestCoast Hospitality Corporation +                          1,680                   0.0
                                  200 Women's Golf Unlimited Inc. +                                  116                   0.0
                                                                                             -----------                 -----
                                                                                               1,280,212                   1.4
----------------------------------------------------------------------------------------------------------------------------------
Trucking and Freight            1,500 Arkansas Best Corporation +                                 38,971                   0.0
                                  300 BancTrust Financial Group, Inc.                              3,300                   0.0
                                3,300 C.H. Robinson Worldwide, Inc.                              102,960                   0.1
                                1,900 CNF Transportation Inc.                                     63,156                   0.1
                                  900 Consolidated Freightways Corporation +                           8                   0.0
                                4,000 Expeditors International of Washington, Inc.               130,600                   0.1
                                  800 Forward Air Corporation +                                   15,528                   0.0
                                  800 Frozen Food Express Industries, Inc. +                       2,078                   0.0
                                2,054 Heartland Express, Inc. +                                   47,059                   0.1
                                2,300 J.B. Hunt Transport Services, Inc. +                        67,390                   0.1
                                1,500 Knight Transportation, Inc. +                               31,500                   0.0
                                1,350 Landair Corporation +                                       17,239                   0.0
                                  900 Landstar System, Inc. +                                     52,524                   0.1
                                  900 Marten Transport, Ltd. +                                    16,920                   0.0
                                  300 Old Dominion Freight Line, Inc. +                            8,505                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                  400 P.A.M. Transportation Services, Inc. +                      10,084                   0.0
                                1,200 Roadway Express, Inc.                                       44,172                   0.1
                                1,500 Shurgard Storage Centers, Inc. (Class A)                    47,010                   0.1
                                3,370 Swift Transportation Co., Inc. +                            67,461                   0.1
                                1,100 USFreightways Corporation                                   31,625                   0.0
                                  500 United Road Services, Inc. +                                    75                   0.0
                                1,400 Wabash National Corporation +                               11,732                   0.0
                                2,600 Werner Enterprises, Inc.                                    55,978                   0.1
                                1,200 Yellow Corporation +                                        30,229                   0.0
                                                                                             -----------                 -----
                                                                                                 896,104                   1.0
----------------------------------------------------------------------------------------------------------------------------------
Utilities                       2,400 AGL Resources Inc.                                          58,320                   0.1
                                4,400 ALLETE, Inc.                                                99,792                   0.1
                                1,600 Active Power, Inc. +                                         2,848                   0.0
                                4,000 Alliant Energy Corporation                                  66,200                   0.1
                                  150 American States Water Company                                3,473                   0.0
                                4,600 American Water Works Company, Inc.                         209,208                   0.2
                                5,610 Aquila, Inc.                                                 9,930                   0.0
                                  100 Artesian Resources Corporation (Class A)                     2,965                   0.0
                                1,000 Atmos Energy Corporation                                    23,320                   0.0
                                1,100 Avista Corporation                                          12,716                   0.0
                                  200 BIW Limited                                                  3,670                   0.0
                                7,730 Beacon Power Corporation +                                   1,701                   0.0
                                1,100 Black Hills Corporation                                     29,172                   0.0
                                  900 CH Energy Group, Inc.                                       41,967                   0.1
                                  500 California Water Service Group                              11,845                   0.0
                                  100 Cascade Natural Gas Corporation                              2,000                   0.0
                                2,766 Catalytica Energy Systems, Inc. +                            7,634                   0.0
                                  800 Central Vermont Public Service Corporation                  14,624                   0.0
                                  900 Chesapeake Utilities Corporation                            16,470                   0.0
                                1,800 Cleco Corporation                                           25,200                   0.0
                                  800 Connecticut Water Service, Inc.                             20,185                   0.0
                                5,100 DPL Inc.                                                    78,234                   0.1
                                2,200 DQE, Inc.                                                   33,528                   0.0
                                  100 Delta Natural Gas Company, Inc.                              2,149                   0.0
                                3,000 El Paso Electric Company +                                  33,000                   0.0
                                1,600 Empire District Electric Company                            29,120                   0.0
                                1,400 Energen Corporation                                         40,740                   0.1
                                4,700 Energy East Corporation                                    103,823                   0.1
                                  200 Energy West Incorporated                                     1,470                   0.0
                                  600 EnergySouth, Inc.                                           16,920                   0.0
                                3,200 Equitable Resources, Inc.                                  112,128                   0.1
                                  133 Florida Public Utilities Company                             1,975                   0.0
                                2,500 Great Plains Energy Incorporated                            57,200                   0.1
                                  200 Green Mountain Power Corporation                             4,194                   0.0
                                1,500 Hawaiian Electric Industries, Inc.                          65,970                   0.1
                                1,500 IDAcorp Inc.                                                37,245                   0.0
                                  200 The Laclede Group, Inc.                                      4,840                   0.0
                                3,800 MDU Resources Group                                         98,078                   0.1
                                  200 MGE Energy, Inc.                                             5,354                   0.0
                                  850 Middlesex Water Company                                     17,824                   0.0
                                2,100 NSTAR                                                       93,219                   0.1
                                  100 NUI Corporation                                              1,726                   0.0
                                3,100 National Fuel Gas Company                                   64,263                   0.1
                                1,400 New Jersey Resources Corporation                            44,226                   0.1
                                5,600 Northeast Utilities                                         84,952                   0.1
                                1,200 Northwest Natural Gas Company                               32,472                   0.0
                                3,000 Northwestern Corporation                                    15,240                   0.0
                                3,100 OGE Energy Corp.                                            54,560                   0.1
                                2,400 ONEOK, Inc.                                                 46,080                   0.1
                                  600 Otter Tail Company                                          16,140                   0.0

Master Extended Market Index Series
Schedule of Investments                                                                                     December 31, 2002

                                                                                                                         Percent
                               Shares                                                                                    of Net
Industry**                      Held     Common Stock                                             Value                  Assets
----------                     ------    ------------                                             ------                 -------
                                  133 Pennichuck Corporation                                       3,849                   0.0
                                4,858 Pepco Holdings, Inc.                                        94,197                   0.1
                                2,100 PNM Resources Inc.                                          50,022                   0.1
                                2,731 Philadelphia Suburban Corporation                           56,259                   0.1
                                1,300 Piedmont Natural Gas Company, Inc.                          45,955                   0.1
                                3,500 Puget Energy, Inc.                                          77,175                   0.1
                                3,300 Questar Corporation                                         91,806                   0.1
                                3,900 SCANA Corporation                                          120,744                   0.1
                                  700 SEMCO Energy, Inc.                                           4,270                   0.0
                                  300 SJW Corp.                                                   23,415                   0.0
                                5,400 Sierra Pacific Resources                                    35,100                   0.0
                                  400 South Jersey Industries, Inc.                               13,208                   0.0
                                2,220 Southern Union Company +                                    36,630                   0.0
                                  700 Southwest Gas Corporation                                   16,415                   0.0
                                1,220 Southwest Water Company                                     16,166                   0.0
                                  600 Streicher Mobile Fueling, Inc. +                               600                   0.0
                                4,200 Touch America Holdings, Inc. +                               1,638                   0.0
                                1,200 UGI Corporation                                             44,868                   0.1
                                  600 UIL Holdings Corporation                                    20,922                   0.0
                                1,300 UniSource Energy Corporation                                22,477                   0.0
                                2,700 Vectren Corporation                                         62,100                   0.1
                                3,200 Veritas DGC  Inc. +                                         25,280                   0.0
                                1,900 WGL Holdings Inc.                                           45,448                   0.1
                                1,200 WPS Resources Corporation                                   46,584                   0.1
                                1,800 Waste Connections, Inc. +                                   69,498                   0.1
                                2,800 Westar Energy, Inc.                                         27,720                   0.0
                                5,200 Wisconsin Energy Corporation                               131,040                   0.1
                                  900 York Research Corporation +                                      0                   0.0
                                                                                             -----------                 -----
                                                                                               3,043,296                   3.2
----------------------------------------------------------------------------------------------------------------------------------
                                      Total Stocks, Warrants & Rights
                                        (Cost - $105,048,493) - 91.0%                         85,361,175                  91.0
----------------------------------------------------------------------------------------------------------------------------------


                          Partnership SHORT-TERM
                             Interest SECURITIES
----------------------------------------------------------------------------------------------------------------------------------
                          $ 4,180,292 Merrill Lynch Liquidity Series, LLC
                                        Cash Sweep Series I (a)                                4,180,292                   4.5
----------------------------------------------------------------------------------------------------------------------------------
                                      Total Short-Term Securities
                                        (Cost - $4,180,292) - 4.5%                             4,180,292                   4.5
----------------------------------------------------------------------------------------------------------------------------------
                                      Total Investments
                                        (Cost - $109,228,785)  - 95.5%                        89,541,467                  95.5
                                      Variation Margin on Financial
                                        Futures Contracts* - 0.0%                                 22,638                   0.0
                                      Other Assets Less Liabilities - 4.5%                     4,198,540                   4.5
                                                                                             -----------                 -----
                                      Net Assets - 100.0%                                    $93,762,645                 100.0%
                                                                                             ===========                 =====
----------------------------------------------------------------------------------------------------------------------------------

Master Extended Market Index Series
Schedule of Investments                                        December 31, 2002
      --------------------------------------------------------------------------
 * Financial futures contracts purchased as of December 31, 2002 were as follows:

      --------------------------------------------------------------------------
      Number of                                Expiration
      Contracts          Issue                    Date                Value
      --------------------------------------------------------------------------
          13        Russell 2000 Index         March 2003          $2,490,800
          23        S&P 400 Midcap             March 2003           4,943,850
      --------------------------------------------------------------------------
      Total Financial Futures Contracts Purchased
      (Total Contract Price - $7,490,237)                          $7,434,650
                                                                   ==========
      --------------------------------------------------------------------------

** For Fund compliance purposes, "Industry" means any one or more of the industry sub-classifications used by one or more widely recognized market indexes or ratings group indexes, and/or as defined by Fund management. This definition may not apply for purposes of this report, which may combine such industry sub-classifications for reporting ease. These industry classifications are unaudited.

(a) Investments in companies considered to be an affiliate of the Fund (such companies are defined as Affiliated Companies in Section 2(a)(3) of the Investment Company Act of 1940) are as follows:

      --------------------------------------------------------------------------
       Affiliate                             Net          Net          Interest
                                  Activity         Cost        Income
      --------------------------------------------------------------------------
       Merrill Lynch Liquidity
       Series, LLC Cash Sweep
       Series I                          $4,180,292    $4,180,292       $5,766
      --------------------------------------------------------------------------

(b) Warrants entitle the Series to purchase a predetermined number of shares of stock/face amount of bonds and are non-income producing. The purchase price and number of shares of stock/face amount of bonds are subject to adjustment under certain conditions until the expiration date.

(c)   The rights may be exercised until 11/28/2003.

(d)   The rights may be exercised until 8/06/2004.

+     Non-income producing security.

See Notes to Financial Statements.

                          Master Extended Market Index Series, December 31, 2002

STATEMENT OF ASSETS AND LIABILITIES

MASTER
EXTENDED MARKET
INDEX SERIES      As of December 31, 2002
------------------------------------------------------------------------------------------------------------------------------------
Assets:           Investments, at value (including securities loaned of $638,581)
                  (identified cost-$109,228,785).....................................................                  $ 89,541,467
                  Investments held as collateral for loaned securities, at value.....................                       734,285
                  Cash on deposit for financial futures contracts ...................................                       210,000
                  Cash...............................................................................                           251
                  Receivables:
                           Contributions ............................................................  $ 3,904,956
                           Dividends.................................................................       93,832
                           Securities sold...........................................................       47,524
                           Investment adviser........................................................       34,550
                           Variation margin .........................................................       22,638
                           Interest..................................................................        4,324
                           Loaned securities income..................................................          867        4,108,691
                                                                                                       ----------
                  Prepaid expenses...................................................................                           657
                                                                                                                       ------------
                  Total assets.......................................................................                    94,595,351
                                                                                                                       ------------

------------------------------------------------------------------------------------------------------------------------------------
Liabilities:      Collateral on securities loaned, at value..........................................                       734,285
                  Withdrawals .......................................................................                        73,226
                  Accrued expenses...................................................................                        25,195
                                                                                                                       ------------
                  Total liabilities..................................................................                       832,706
                                                                                                                       ------------

------------------------------------------------------------------------------------------------------------------------------------
Net Assets:       Net assets.........................................................................                  $ 93,762,645
                                                                                                                       ------------

------------------------------------------------------------------------------------------------------------------------------------
Net Assets        Investors' capital.................................................................                  $113,505,550
Consist of:       Unrealized depreciation on investments-net.........................................                   (19,742,905)
                                                                                                                       ------------
                  Net assets.........................................................................                  $ 93,762,645
                                                                                                                       ------------

------------------------------------------------------------------------------------------------------------------------------------
                  See Notes to Financial Statements.

                          Master Extended Market Index Series, December 31, 2002

STATEMENT OF OPERATIONS

MASTER
EXTENDED MARKET
INDEX SERIES                  For the Year Ended December 31, 2002
------------------------------------------------------------------------------------------------------------------------------------
Investment                    Dividends (net of $956 foreign withholding tax)........................                 $   1,062,554
Income:                       Interest...............................................................                        71,535
                              Securities lending-net.................................................                        15,098
                              Other..................................................................                        24,109
                                                                                                                      -------------
                              Total income...........................................................                     1,173,296
                                                                                                                      -------------

------------------------------------------------------------------------------------------------------------------------------------
Expenses:                     Professional fees......................................................  $ 88,137
                              Accounting services  ..................................................    18,780
                              Offering costs.........................................................    17,312
                              Investment advisory fees...............................................     9,830
                              Custodian fees.........................................................     7,866
                              Trustees' fees and expenses............................................     1,924
                              Printing and shareholder reports.......................................       306
                              Other..................................................................     4,275
                                                                                                       ---------
                              Total expenses before reimbursement....................................    148,430
                              Reimbursement of expenses .............................................   (69,124)
                                                                                                       ---------
                              Total expenses after reimbursement.....................................                        79,306
                                                                                                                      -------------
                              Investment income-net..................................................                     1,093,990
                                                                                                                      -------------

------------------------------------------------------------------------------------------------------------------------------------
Realized &                    Realized loss from investments-net.....................................                    (1,203,067)
Unrealized Loss               Change in unrealized appreciation/depreciation on investments-net......                   (19,853,922)
on Investments-Net:                                                                                                   -------------
                              Total realized and unrealized loss on investments-net..................                   (21,056,989)
                                                                                                                      -------------
                              Net Decrease in Net Assets Resulting from Operations...................                 $ (19,962,999)
                                                                                                                      -------------

------------------------------------------------------------------------------------------------------------------------------------
                              See Notes to Financial Statements.

                          Master Extended Market Index Series, December 31, 2002

STATEMENTS OF CHANGES IN NET ASSETS

                                                                                                        For the
                                                                                                      Year Ended
MASTER                                                                                                December 31,
EXTENDED MARKET                                                                              -------------------------------
INDEX SERIES      Increase (Decrease) in Net Assets:                                             2002              2001
----------------------------------------------------------------------------------------------------------------------------
Operations:       Investment income-net...................................................   $  1,093,990     $     664,085
                  Realized loss on investments-net........................................     (1,203,067)       (1,813,811)
                  Change in unrealized appreciation/depreciation on investments-net..         (19,853,922)        1,631,879
                                                                                             -------------    --------------
                  Net increase (decrease) in net assets resulting from operations.........    (19,962,999)          482,153
                                                                                             -------------    --------------

----------------------------------------------------------------------------------------------------------------------------
Capital           Proceeds from contributions.............................................     33,824,441       117,560,276
Transactions:     Fair value of withdrawals...............................................    (24,936,735)      (34,009,875)
                                                                                             -------------    --------------

                  Net increase in net assets derived from capital transactions............      8,887,706        83,550,401
                                                                                             -------------    --------------

----------------------------------------------------------------------------------------------------------------------------
Net Assets:       Total increase (decrease) in net assets.................................    (11,075,293)       84,032,554
                  Beginning of year.......................................................    104,837,938        20,805,384
                                                                                             -------------    --------------
                  End of year.............................................................   $ 93,762,645     $ 104,837,938
                                                                                             -------------    --------------

----------------------------------------------------------------------------------------------------------------------------
                  See Notes to Financial Statements.

                          Master Extended Market Index Series, December 31, 2002

FINANCIAL HIGHLIGHTS
---------------------------------------------------------------------------------------------------------------------
                                                                               For the
MASTER              The following ratios have                                Year Ended              For the Period
EXTENDED MARKET     been derived from information provided                   December 31,           Oct. 27, 2000+ to
INDEX SERIES        in the financial statements.                      ------------------------         December 31,
                                                                         2002           2001               2000
---------------------------------------------------------------------------------------------------------------------
Total Investment                                                         (17.77%)        (9.03%)              --
Return:**                                                             ---------     ----------           -------

---------------------------------------------------------------------------------------------------------------------
Ratios to           Expenses, net of reimbursement..................        .08%           .08%              .08%*
Average Net                                                           ---------     ----------           -------
Assets:             Expenses........................................        .15%           .28%              .65%*
                                                                      ---------     ----------           -------
                    Investment income-net...........................       1.11%          1.33%             2.02%*
                                                                      ---------     ----------           -------

---------------------------------------------------------------------------------------------------------------------
Supplemental        Net assets, end of period (in thousands)........    $93,763       $104,838           $20,805
Data:                                                                   -------       --------           -------
                    Portfolio turnover..............................      28.14%         97.51%             8.88%
                                                                        -------       --------           -------

---------------------------------------------------------------------------------------------------------------------
                    *    Annualized.
                    **   Total return is required to be disclosed for fiscal
                         years beginning after December 15, 2000.
                    +    Commencement of operations.

                         See Notes to Financial Statements.

Master Extended Market Index Series

NOTES TO FINANCIAL STATEMENTS

1. Significant Accounting Policies:

Master Extended Market Index Series (the "Series") is part of Quantitative Master Series Trust (the "Trust"). The Trust is registered as a diversified Series under the Investment Company Act of 1940 and is organized as a Delaware business trust. The Declaration of Trust permits the Trustees to issue nontransferable interests in the Series, subject to certain limitations. The Series' financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. The following is a summary of significant accounting policies followed by the Series.

(a) Valuation of investments -- Portfolio securities that are traded on stock exchanges are valued at the last sale price as of the close of business on the day the securities are being valued or, lacking any sales, at the closing bid price. Securities traded in the over-the-counter market are valued at the last quoted bid price at the close of trading on the New York Stock Exchange on each day by brokers that make markets in the securities. Securities traded in the NASDAQ National Market System are valued at the last sale price prior to the time of valuation. Portfolio securities that are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market. Options written or purchased are valued at the last sale price in the case of exchange-traded options. In the case of options traded in the over-the-counter market, valuation is the last asked price (options written) or the last bid price (options purchased). Short-term securities are valued at amortized cost, which approximates market value. Other investments, including futures contracts and related options, are stated at market value. Securities and assets for which market quotations are not readily available are valued at fair market value, as determined in good faith by or under the direction of the Trust's Board of Trustees.

(b) Derivative financial instruments - The Series may engage in various portfolio investment techniques to provide liquidity or as a proxy for a direct investment in securities underlying the Series' Index. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

o Financial futures contracts -- The Series may purchase or sell financial futures contracts and options on such futures contracts as a proxy for a direct investment in securities underlying the Series' index. Upon entering into a contract, the Series deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Series agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Series as unrealized gains or losses. When the contract is closed, the Series records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

o Options -- The Series is authorized to purchase and write call and put options. When the Series writes an option, an amount equal to the premium received by the Series is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written. When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Series enters into a closing transaction), the Series realizes a gain or loss on the option to the extent of the premiums received or paid (or loss or gain to the extent the cost of the closing transaction exceeds the premium paid or received).

      Written and purchased options are non-income producing investments.

o Forward foreign exchange contracts -- The Series is authorized to enter into forward foreign exchange contracts as a hedge against either specific transactions or portfolio positions. The contract is marked-to-market daily and the change in market value is recorded by the Series as an unrealized gain or loss. When the contract is closed, the Series records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed.

o Foreign currency options and futures -- The Series may purchase or sell listed or over-the-counter foreign currency options, foreign currency futures and related options on foreign currency futures as a short or long hedge against possible variations in foreign exchange rates. Such transactions may be effected with respect to hedges on non-US dollar-denominated securities owned by the Series, sold by the Series but not yet delivered, or committed or anticipated to be purchased by the Series.

(c) Income taxes -- The Series is classified as a partnership for Federal income tax purposes. As a partnership for Federal income tax purposes, the Series will not incur Federal income tax liability. Items of partnership income, gain, loss and deduction will pass through to investors as partners in the Series. Therefore, no Federal income tax provision is required. Under the applicable foreign tax law, a withholding tax may be imposed on interest, dividends, and capital gains at various rates. It is intended that the Series' assets will be managed so an investor in the Series can satisfy the requirements of subchapter M of the Internal Revenue Code.

(d) Security transactions and investment income -- Security transactions are recorded on the dates the transactions are entered into (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Dividend income is recorded on the ex-dividend dates. Interest income is recognized on the accrual basis.

(e) Securities lending - The Series may lend securities to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. Where the Series receives securities as collateral for the loaned securities, it collects a fee from the borrower. The Series typically receives the income on the loaned securities but does not receive the income on the collateral. Where the Series receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within five business days. The Series may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Series could experience delays and costs in gaining access to the collateral. The Series also could suffer a loss where the value of the collateral falls below the market value of the borrowed securities, in the event of borrower default or in the event of losses on investments made with cash collateral.

2. Investment Advisory Agreement and Transactions with Affiliates:

The Trust has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

FAM is responsible for the management of the Series portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Series. For such services, the Series pays a monthly fee at an annual rate of .01% of the average daily value of the Series net assets. FAM has entered into a contractual arrangement with the Series under which the expenses incurred by the Series will not exceed .08%. Effective January 1, 2003, the limit was increased from .08% to .13%. This arrangement expires December 31,

2003 and is renewable. For the year ended December 31, 2002, FAM earned fees of $9,830, all of which was waived. FAM also reimbursed the Series for additional expenses of $59,294.

The Trust has received an exemptive order from the Securities and Exchange Commission permitting it to lend portfolio securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a subsidiary of ML & Co., or its affiliates. Pursuant to that order, the Trust also has retained Merrill Lynch Investment Advisors, LLC ("MLIA"), an affiliate of FAM, as the securities lending agent for a fee based on a share of the returns on investment of cash collateral. MLIA may, on behalf of the Trust and the Series, invest cash collateral received by the Series for such loans, among other things, in a private investment company managed by MLIA or in registered money market funds advised by FAM or its affiliates. As of December 31, 2002, cash collateral of $389,172 was invested in the Money Market Series of the Merrill Lynch Liquidity Series, LLC and $345,113 was invested in the Merrill Lynch Premier Institutional Fund. As of December 31, 2002, the Series lent securities with a value of $86,835 to MLPF&S or its affiliates. For the year ended December 31, 2002, MLIA received $6,257 in securities lending agent fees from the Series.

In addition, MLPF&S received $1,792 in commissions on the execution of portfolio security transactions for the Series for the year ended December 31, 2002.

For the year ended December 31, 2002, the Series reimbursed FAM $1,962 for certain accounting services.

Certain officers and/or trustees of the Series are officers and/or directors of FAM, PSI, and/or ML & Co.

3. Investments:

Purchases and sales of investments, excluding short-term securities, for the year ended December 31, 2002 were $32,261,873 and $26,517,208, respectively.

Net realized losses for the year ended December 31, 2002 and net unrealized losses as of December 31, 2002 were as follows:

--------------------------------------------------------------------------
                                            Realized          Unrealized
                                             Losses             Losses
--------------------------------------------------------------------------
Long-term investments...................  $  (556,634)      $(19,687,318)
Short-term investments..................          (57)                --
Financial futures contracts.............     (646,376)           (55,587)
                                          -----------       ------------
Total investments.......................  $(1,203,067)      $(19,742,905)
                                          -----------       ------------

--------------------------------------------------------------------------

As of December 31, 2002, net unrealized depreciation for Federal income tax purposes aggregated $20,162,205, of which $6,654,896 related to appreciated securities and $26,817,101 related to depreciated securities. At December 31, 2002, the aggregate cost of investments for Federal income tax purposes was $109,703,672.

4. Short-Term Borrowings:

The Series, along with certain other funds managed by FAM and its affiliates, is a party to a credit agreement with Bank One, N.A. and certain other lenders. Effective November 29, 2002, in conjunction with the renewal for one year at the same terms, the total commitment was reduced from $1,000,000,000 to $500,000,000. The Series may borrow under the credit agreement to fund investor withdrawals and for other lawful purposes other than for leverage. The Series may borrow up to the maximum amount allowable under the Series' current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Series pays a commitment fee of ..09% per annum based on the Series' pro rata share of the unused portion of the credit agreement. Amounts borrowed under the credit agreement bear interest at a rate equal to, at each fund's election, the Federal Funds rate plus .50% or a base rate as determined by Bank One, N.A. The Series did not borrow under the credit agreement during the year ended December 31, 2002.

INDEPENDENT AUDITORS' REPORT

The Board of Trustees and Investors,
Master Extended Market Index Series
(One of the Series constituting Quantitative Master Series Trust):

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Master Extended Market Index Series as of December 31, 2002, the related statements of operations for the year then ended, and changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the periods presented. These financial statements and the financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at December 31, 2002 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of the Master Extended Market Index Series as of December 31, 2002, the result of its operations, the changes in net assets, and the financial highlights for the respective stated periods, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Princeton, New Jersey
February 14, 2003

                                                                                             Master Enhanced    December 31, 2002
SCHEDULE OF INVESTMENTS                                                                        S&P Series         (in US dollars)
---------------------------------------------------------------------------------------------------------------------------------
 Industry***                    Shares            Common Stocks                                    Value               Percent of
                                 Held                                                                                  Net Assets
---------------------------------------------------------------------------------------------------------------------------------
 Aerospace & Defense            1,700      The B.F. Goodrich Company                           $     31,144               0.0%
                               14,000      The Boeing Company                                       461,860               0.3
                                1,000      +DRS Technologies, Inc.                                   31,330               0.0
                                2,200      General Dynamics Corporation                             174,614               0.1
                               15,800      Honeywell International Inc.                             379,200               0.2
                                7,800      Lockheed Martin Corporation                              450,450               0.3
                                2,996      Northrop Grumman Corporation                             290,612               0.2
                               21,800      Raytheon Company                                         670,350               0.4
                                2,800      Rockwell Collins                                          65,128               0.0
                                8,200      United Technologies Corporation                          507,908               0.3
                                                                                              -------------             -----
                                                                                                  3,062,596               1.8
---------------------------------------------------------------------------------------------------------------------------------
 Air Freight &                  4,600      +FedEx Corp.                                             249,412               0.2
 Logistics
                                6,500      Ryder System, Inc.                                       145,860               0.1
                               16,800      United Parcel Service, Inc. (Class B)                  1,059,744               0.7
                                                                                              -------------             -----
                                                                                                  1,455,016               1.0
---------------------------------------------------------------------------------------------------------------------------------
 Auto Components                1,200      Cooper Tire & Rubber Company                              18,408               0.0
                                2,500      Dana Corporation                                          29,400               0.0
                                2,700      The Goodyear Tire & Rubber Company                        18,387               0.0
                                1,000      Johnson Controls, Inc.                                    80,170               0.1
                                2,100      Visteon Corporation                                       14,616               0.0
                                                                                              -------------             -----
                                                                                                    160,981               0.1
---------------------------------------------------------------------------------------------------------------------------------
 Automobiles                   52,300      Ford Motor Company                                       486,390               0.3
                               11,700      General Motors Corporation                               431,262               0.3
                                5,800      Harley-Davidson, Inc.                                    267,960               0.2
                                                                                              -------------             -----
                                                                                                  1,185,612               0.8
---------------------------------------------------------------------------------------------------------------------------------
 Banks                          3,600      AmSouth Bancorporation                                    69,120               0.0
                                8,725      BB&T Corporation                                         322,738               0.2
                               28,000      Bank of America Corporation                            1,947,960               1.2
                               13,900      The Bank of New York Company, Inc.                       333,044               0.2
                               20,800      Bank One Corporation                                     760,240               0.5
                                2,097      Charter One Financial, Inc.                               60,247               0.0
                                7,284      Comerica  Incorporated                                   314,960               0.2
                               10,134      Fifth Third Bancorp                                      593,346               0.4

                                                                                             Master Enhanced    December 31, 2002
SCHEDULE OF INVESTMENTS                                                                        S&P Series         (in US dollars)
---------------------------------------------------------------------------------------------------------------------------------
 Industry***                    Shares            Common Stocks                                    Value               Percent of
                                 Held                                                                                  Net Assets
---------------------------------------------------------------------------------------------------------------------------------
                                1,900      First Tennessee National Corporation                      68,286               0.0
                               17,806      FleetBoston Financial Corporation                        432,686               0.3
                                1,300      Huntington Bancshares Incorporated                        24,323               0.0
                                5,900      KeyCorp                                                  148,326               0.1
                                2,200      Marshall & Ilsley Corporation                             60,236               0.0
                                6,100      Mellon Financial Corporation                             159,271               0.1
                               29,200      National City Corporation                                797,744               0.5
                                2,400      North Fork Bancorporation                                 80,976               0.1
                                4,600      Northern Trust Corporation                               161,230               0.1
                                4,100      PNC Bank Corp.                                           171,790               0.1
                                3,400      Regions Financial Corporation                            113,424               0.1
                                5,268      SouthTrust Corporation                                   130,910               0.1
                                4,900      SunTrust Banks, Inc.                                     278,908               0.2
                                7,400      Synovus Financial Corp.                                  143,560               0.1
                               34,154      U.S. Bancorp                                             724,748               0.5
                                    3      +UBS AG (Registered)                                         144               0.0
                                1,500      Union Planters Corporation                                42,210               0.0
                               24,600      Wachovia Corporation                                     896,424               0.6
                               16,591      Washington Mutual, Inc.                                  572,887               0.4
                               31,355      Wells Fargo & Company                                  1,469,609               0.9
                                  200      Zions Bancorporation                                       7,870               0.0
                                                                                              -------------             -----
                                                                                                 10,887,217               6.9
---------------------------------------------------------------------------------------------------------------------------------
 Beverages                     15,300      Anheuser-Busch Companies,  Inc.                          740,520               0.5
                                1,300      Brown-Forman Corporation (Class B)                        84,968               0.1
                               49,000      The Coca-Cola Company                                  2,147,180               1.3
                                6,900      Coca-Cola Enterprises Inc.                               149,867               0.1
                               31,810      PepsiCo, Inc.                                          1,343,018               0.8
                                                                                              -------------             -----
                                                                                                  4,465,553               2.8
---------------------------------------------------------------------------------------------------------------------------------
 Biotechnology                 22,580      +Amgen Inc.                                            1,091,517               0.7
                                1,600      +Biogen, Inc.                                             64,096               0.0
                                  700      +Chiron Corporation                                       26,320               0.0
                                2,400      +Genzyme Corporation                                      70,968               0.0
                                4,800      +MedImmune, Inc.                                         130,416               0.1
                                                                                              -------------             -----
                                                                                                  1,383,317               0.8
---------------------------------------------------------------------------------------------------------------------------------
 Building Products              7,200      +American Standard Companies, Inc.                       512,208               0.3
                                6,900      Masco Corporation                                        145,245               0.1
                                7,100      +Nortek Holdings, Inc.                                   324,825               0.2
                                                                                              -------------             -----
                                                                                                    982,278               0.6
---------------------------------------------------------------------------------------------------------------------------------

                                                                                             Master Enhanced    December 31, 2002
SCHEDULE OF INVESTMENTS                                                                        S&P Series         (in US dollars)
---------------------------------------------------------------------------------------------------------------------------------
 Industry***                    Shares            Common Stocks                                    Value               Percent of
                                 Held                                                                                  Net Assets
---------------------------------------------------------------------------------------------------------------------------------
 Chemicals                      3,000      Air Products and Chemicals, Inc.                         128,250               0.1
                               15,594      The Dow Chemical Company                                 463,142               0.3
                               17,700      E.I. du Pont de Nemours and Company                      750,480               0.5
                                1,300      Eastman Chemical Company                                  47,801               0.0
                                2,000      Engelhard Corporation                                     44,700               0.0
                                  300      International Flavors & Fragrances  Inc.                  10,530               0.0
                                2,700      Monsanto Company                                          51,975               0.0
                                3,600      PPG Industries, Inc.                                     180,540               0.1
                                2,100      Praxair, Inc.                                            121,317               0.1
                                2,200      Rohm and Haas Company                                     71,456               0.0
                                                                                              -------------             -----
                                                                                                  1,870,191               1.1
---------------------------------------------------------------------------------------------------------------------------------
 Commercial Services              300      +Allied Waste Industries, Inc.                             3,000               0.0
 & Supplies
                               10,100      Automatic Data Processing, Inc.                          396,425               0.2
                                1,100      Avery Dennison Corporation                                67,188               0.0
                               18,900      +Cendant Corporation                                     198,072               0.1
                                9,800      Cintas Corporation                                       448,350               0.3
                                7,200      +Concord EFS, Inc.                                       113,328               0.1
                                2,700      +Convergys Corporation                                    40,905               0.0
                                  900      Deluxe Corporation                                        37,890               0.0
                                  300      Equifax Inc.                                               6,942               0.0
                               13,100      First Data Corporation                                   463,871               0.3
                                2,350      +Fiserv, Inc.                                             79,783               0.1
                                3,900      H&R Block, Inc.                                          156,780               0.1
                                5,600      Paychex, Inc.                                            156,240               0.1
                               19,000      Pitney Bowes Inc.                                        620,540               0.4
                                1,700      R.R. Donnelley & Sons Company                             37,009               0.0
                                2,700      +Robert Half International Inc.                           43,497               0.0
                                2,200      +Sabre Holdings Corporation                               39,842               0.0
                               11,700      Waste Management, Inc.                                   268,164               0.2
                                                                                              -------------             -----
                                                                                                  3,177,826               1.9
---------------------------------------------------------------------------------------------------------------------------------
 Communications                13,200      +ADC Telecommunications, Inc.                             27,588               0.0
 Equipment
                                6,000      +Avaya Inc.                                               14,700               0.0
                                2,600      +CIENA Corporation                                        13,364               0.0
                              135,800      +Cisco Systems, Inc.                                   1,778,980               1.1
                                8,400      +Corning Incorporated                                     27,804               0.0
                               20,400      +JDS Uniphase Corporation                                 50,388               0.0
                               38,903      Motorola, Inc.                                           336,511               0.2
                               16,300      +QUALCOMM Incorporated                                   593,157               0.4
                                2,600      Scientific-Atlanta, Inc.                                  30,836               0.0

                                                                                             Master Enhanced    December 31, 2002
SCHEDULE OF INVESTMENTS                                                                        S&P Series         (in US dollars)
---------------------------------------------------------------------------------------------------------------------------------
 Industry***                    Shares            Common Stocks                                    Value               Percent of
                                 Held                                                                                  Net Assets
---------------------------------------------------------------------------------------------------------------------------------
                                1,800      +Tellabs, Inc.                                            13,086               0.0
                                                                                              -------------             -----
                                                                                                  2,886,414               1.7
---------------------------------------------------------------------------------------------------------------------------------
 Computers &                   19,100      +Apple Computer, Inc.                                    273,703               0.2
 Peripherals
                               37,300      +Dell Computer Corporation                               997,402               0.6
                               35,900      +EMC Corporation                                         220,426               0.1
                                5,400      +Gateway Inc.                                             16,956               0.0
                               80,110      Hewlett-Packard Company                                1,390,710               0.9
                               33,200      International Business Machines Corporation            2,573,000               1.6
                                1,500      +NCR Corporation                                          35,610               0.0
                                5,200      +Network Appliance, Inc.                                  52,000               0.0
                               59,800      +Sun Microsystems, Inc.                                  185,978               0.1
                                                                                              -------------             -----
                                                                                                  5,745,785               3.5
---------------------------------------------------------------------------------------------------------------------------------
 Construction &                 1,200      Fluor Corporation                                         33,600               0.0
 Engineering
                                3,100      +McDermott International, Inc.                            13,578               0.0
                                                                                              -------------             -----
                                                                                                     47,178               0.0
---------------------------------------------------------------------------------------------------------------------------------
 Construction                   5,800      Vulcan Materials Company                                 217,500               0.1
 Materials
---------------------------------------------------------------------------------------------------------------------------------
 Containers &                     900      Ball Corporation                                          46,071               0.0
 Packaging
                                  800      Bemis Company, Inc.                                       39,704               0.0
                                2,400      +Pactiv Corporation                                       52,464               0.0
                                                                                              -------------             -----
                                                                                                    138,239               0.0
---------------------------------------------------------------------------------------------------------------------------------
 Distributors                   1,300      Genuine Parts Company                                     40,040               0.0
---------------------------------------------------------------------------------------------------------------------------------
 Diversified Financials        23,700      American Express Company                                 837,795               0.5
                                2,400      +Ameritrade Holding Corporation                           13,584               0.0
                                1,500      The Bear Stearns Companies Inc.                           89,100               0.1
                                3,000      Capital One Financial Corporation                         89,160               0.1
                               24,000      The Charles Schwab Corporation                           260,400               0.2
                              112,213      Citigroup Inc.                                         3,948,775               2.5
                                4,700      Countrywide Credit Industries, Inc.                      242,755               0.2
                               18,200      Fannie Mae                                             1,170,806               0.7
                               12,400      Freddie Mac                                              732,220               0.5
                                7,100      The Goldman Sachs Group, Inc.                            483,510               0.3
                                7,700      Household International, Inc.                            214,137               0.1

                                                                                             Master Enhanced    December 31, 2002
SCHEDULE OF INVESTMENTS                                                                        S&P Series         (in US dollars)
---------------------------------------------------------------------------------------------------------------------------------
 Industry***                    Shares            Common Stocks                                    Value               Percent of
                                 Held                                                                                  Net Assets
---------------------------------------------------------------------------------------------------------------------------------
                               58,090      J.P. Morgan Chase & Co.                                1,394,160               0.9
                               12,275      Lehman Brothers Holdings, Inc.                           654,135               0.4
                               21,700      MBNA Corporation                                         412,734               0.3
                                2,000      Merrill Lynch & Co., Inc.(a)                              75,900               0.0
                                2,400      Moody's Corporation                                       99,096               0.1
                               22,500      Morgan Stanley                                           898,200               0.6
                                5,300      +The Principal Financial Group, Inc.                     159,689               0.1
                                2,300      SLM Corporation                                          238,878               0.2
                                5,800      State Street Corporation                                 226,200               0.1
                                1,800      +Stilwell Financial, Inc.                                 23,526               0.0
                                3,700      T. Rowe Price Group Inc.                                 100,936               0.1
                                                                                              -------------             -----
                                                                                                 12,365,696               8.0
---------------------------------------------------------------------------------------------------------------------------------
 Diversified                    6,000      ALLTEL Corporation                                       306,000               0.2
 Telecommunication
 Services
                               13,300      AT&T Corp.                                               347,263               0.2
                               33,800      BellSouth Corporation                                    874,406               0.5
                                3,600      CenturyTel, Inc.                                         105,768               0.1
                                1,600      +Citizens Communications Company                          16,880               0.0
                               80,700      Qwest Communications International Inc.                  403,500               0.3
                               61,700      SBC Communications Inc.                                1,672,687               1.0
                               14,500      Sprint Corporation                                       209,960               0.1
                               50,100      Verizon Communications                                 1,941,375               1.2
                                                                                              -------------             -----
                                                                                                  5,877,839               3.6
---------------------------------------------------------------------------------------------------------------------------------
 Electric Utilities               800      Allegheny Energy, Inc.                                     6,048               0.0
                                1,600      Ameren Corporation                                        66,512               0.0
                                6,400      American Electric Power Company, Inc.                    174,912               0.1
                                2,200      CMS Energy Corporation                                    20,768               0.0
                                4,700      CenterPoint Energy, Inc.                                  39,950               0.0
                                1,300      Cinergy Corp.                                             43,836               0.0
                                2,800      Consolidated Edison, Inc.                                119,896               0.1
                                1,000      Constellation Energy Group                                27,820               0.0
                                2,600      DTE Energy Company                                       120,640               0.1
                                5,100      Dominion Resources, Inc.                                 279,990               0.2
                                5,300      +Edison International                                     62,805               0.0
                                5,500      Entergy Corporation                                      250,745               0.2
                                7,462      Exelon Corporation                                       393,770               0.2
                                4,500      FPL Group, Inc.                                          270,585               0.2
                                6,364      FirstEnergy Corp.                                        209,821               0.1
                                8,700      +PG&E Corporation                                        120,930               0.1
                                1,500      PPL Corporation                                           52,020               0.0

                                                                                             Master Enhanced    December 31, 2002
SCHEDULE OF INVESTMENTS                                                                        S&P Series         (in US dollars)
---------------------------------------------------------------------------------------------------------------------------------
 Industry***                    Shares            Common Stocks                                    Value               Percent of
                                 Held                                                                                  Net Assets
---------------------------------------------------------------------------------------------------------------------------------
                                3,200      Progress Energy, Inc.                                    138,720               0.1
                                2,500      Public Service Enterprise Group Incorporated              80,250               0.1
                               15,700      The Southern Company                                     445,723               0.3
                                  300      TECO Energy, Inc.                                          4,641               0.0
                                3,800      TXU Corp.                                                 70,984               0.0
                                3,400      Xcel Energy, Inc.                                         37,400               0.0
                                                                                              -------------             -----
                                                                                                  3,038,766               1.8
---------------------------------------------------------------------------------------------------------------------------------
 Electrical Equipment           5,100      +American Power Conversion Corporation                    77,265               0.0
                                1,800      Cooper Industries, Ltd. (Class A)                         65,610               0.0
                                7,000      Emerson Electric Co.                                     355,950               0.2
                                1,000      +Thomas & Betts Corporation(b)                            16,900               0.0
                                                                                              -------------             -----
                                                                                                    515,725               0.2
---------------------------------------------------------------------------------------------------------------------------------
 Electronic                     1,600      +Jabil Circuit, Inc.                                      28,672               0.0
 Equipment &
 Instruments
                                3,200      Molex Incorporated                                        73,728               0.0
                                2,500      PerkinElmer, Inc.                                         20,625               0.0
                               13,300      +Sanmina - SCI Corporation                                59,717               0.0
                               13,400      +Solectron Corporation                                    47,570               0.0
                                  100      +Tektronix, Inc.                                           1,819               0.0
                               10,200      +Thermo Electron Corporation                             205,224               0.1
                                2,200      +Waters Corporation                                       47,916               0.0
                                                                                              -------------             -----
                                                                                                    485,271               0.1
---------------------------------------------------------------------------------------------------------------------------------
 Energy Equipment &             2,600      +BJ Services Company                                      84,006               0.1
 Service
                                4,700      Baker Hughes Incorporated                                151,293               0.1
                                6,200      Halliburton Company                                      116,002               0.1
                                  900      +Nabors Industries, Ltd.                                  31,743               0.0
                               15,800      +Noble Corporation                                       555,370               0.3
                                9,800      Schlumberger Limited                                     412,482               0.3
                                6,900      Transocean Inc.                                          160,080               0.1
                                                                                              -------------             -----
                                                                                                  1,510,976               1.0
---------------------------------------------------------------------------------------------------------------------------------
 Food & Drug                    8,300      Albertson's, Inc.                                        184,758               0.1
 Retailing
                                5,600      CVS Corporation                                          139,832               0.1
                               16,300      +The Kroger Co.                                          251,835               0.2
                                3,100      SUPERVALU Inc.                                            51,181               0.0
                                9,900      SYSCO Corporation                                        294,921               0.2

                                                                                             Master Enhanced    December 31, 2002
SCHEDULE OF INVESTMENTS                                                                        S&P Series         (in US dollars)
---------------------------------------------------------------------------------------------------------------------------------
 Industry***                    Shares            Common Stocks                                    Value               Percent of
                                 Held                                                                                  Net Assets
---------------------------------------------------------------------------------------------------------------------------------
                               13,000      +Safeway Inc.                                            303,680               0.2
                               18,000      Walgreen Co.                                             525,420               0.3
                                                                                              -------------             -----
                                                                                                  1,751,627               1.1
---------------------------------------------------------------------------------------------------------------------------------
 Food Products                 51,900      Archer-Daniels-Midland Company                           643,560               0.4
                                8,800      Campbell Soup Company                                    206,536               0.1
                               28,900      ConAgra, Inc.                                            722,789               0.5
                                  822      +Del Monte Foods Company                                   6,332               0.0
                                7,000      General Mills, Inc.                                      328,650               0.2
                                5,200      H.J. Heinz Company                                       170,924               0.1
                                1,800      Hershey Foods Corporation                                121,392               0.1
                               12,000      Sara Lee Corporation                                     270,120               0.2
                                3,300      Wm. Wrigley Jr. Company                                  181,104               0.1
                                                                                              -------------             -----
                                                                                                  2,651,407               1.7
---------------------------------------------------------------------------------------------------------------------------------
 Gas Utilities                  1,900      Kinder Morgan, Inc.                                       80,313               0.1
                                  700      NICOR, Inc.                                               23,821               0.0
                                  515      NiSource Inc.                                             10,300               0.0
                                5,300      Sempra Energy                                            125,345               0.1
                                                                                               ------------             -----
                                                                                                    239,779               0.2
---------------------------------------------------------------------------------------------------------------------------------
 Health Care                    3,500      Applera Corporation-Applied Biosystems Group              61,390               0.0
 Equipment &
 Supplies
                               12,500      Baxter International Inc.                                350,000               0.2
                               20,400      Becton, Dickinson and Company                            626,076               0.4
                                2,900      Biomet, Inc.                                              83,114               0.1
                                5,600      +Boston Scientific Corporation                           238,112               0.2
                                2,300      C.R. Bard, Inc.                                          133,400               0.1
                                5,800      +Guidant Corporation                                     178,930               0.1
                               22,200      Medtronic, Inc.                                        1,012,320               0.6
                                  100      +Millipore Corporation                                     3,400               0.0
                                2,700      +St. Jude Medical, Inc.                                  107,244               0.1
                                3,200      Stryker Corporation                                      214,784               0.1
                                2,950      +Zimmer Holdings, Inc.                                   122,484               0.1
                                                                                              -------------             -----
                                                                                                  3,131,254               2.0
---------------------------------------------------------------------------------------------------------------------------------
 Health Care                    2,500      Aetna Inc. (New Shares)                                  102,800               0.1
 Providers & Services
                                8,300      AmerisourceBergen Corporation                            450,773               0.3
                                1,200      +Anthem, Inc.                                             75,480               0.0
                                2,700      CIGNA Corporation                                        111,024               0.1

                                                                                             Master Enhanced    December 31, 2002
SCHEDULE OF INVESTMENTS                                                                        S&P Series         (in US dollars)
---------------------------------------------------------------------------------------------------------------------------------
 Industry***                    Shares            Common Stocks                                    Value               Percent of
                                 Held                                                                                  Net Assets
---------------------------------------------------------------------------------------------------------------------------------
                                7,655      Cardinal Health, Inc.                                    453,099               0.3
                                8,500      HCA Inc.                                                 352,750               0.2
                                6,100      +HEALTHSOUTH Corporation                                  25,620               0.0
                                1,800      +Health Management Associates, Inc. (Class A)             32,220               0.0
                               12,600      +Humana Inc.                                             126,000               0.1
                                2,400      IMS Health Incorporated                                   38,400               0.0
                                4,100      McKesson HBOC, Inc.                                      110,823               0.1
                                1,000      +Quest Diagnostics Incorporated                           56,900               0.0
                                9,400      +Tenet Healthcare Corporation                            154,160               0.1
                                5,200      UnitedHealth Group Incorporated                          434,200               0.3
                                1,600      +WellPoint Health Networks Inc.                          113,856               0.1
                                                                                              -------------             -----
                                                                                                  2,638,105               1.7
---------------------------------------------------------------------------------------------------------------------------------
 Hotels, Restaurants           10,500      Carnival Corporation                                     261,975               0.2
 & Leisure
                                2,850      Darden Restaurants, Inc.                                  58,283               0.0
                               10,200      +Harrah's Entertainment, Inc.                            403,920               0.3
                                5,800      Hilton Hotels Corporation                                 73,718               0.0
                                1,200      +International Game Technology                            91,104               0.1
                                5,100      Marriott International, Inc. (Class A)                   167,637               0.1
                               26,800      McDonald's Corporation                                   430,944               0.3
                                5,800      +Starbucks Corporation                                   118,204               0.1
                                3,300      Starwood Hotels & Resorts Worldwide, Inc.                 78,342               0.1
                                3,700      Wendy's International, Inc.                              100,159               0.1
                               12,200      +YUM! Brands, Inc.                                       295,484               0.2
                                                                                              -------------             -----
                                                                                                  2,079,770               1.5
---------------------------------------------------------------------------------------------------------------------------------
 Household Durables               300      +American Greetings Corporation  (Class A)                 4,740               0.0
                                2,300      The Black & Decker Corporation                            98,647               0.1
                                1,000      Centex Corporation                                        50,200               0.0
                                5,600      Newell Rubbermaid Inc.                                   169,848               0.1
                                  900      Tupperware Corporation                                    13,572               0.0
                                3,500      Whirlpool Corporation                                    182,770               0.1
                                                                                              -------------             -----
                                                                                                    519,777               0.3
---------------------------------------------------------------------------------------------------------------------------------
 Household Products             9,800      The Clorox Company                                       404,250               0.3
                               10,300      Colgate-Palmolive Company                                540,029               0.3
                               10,500      Kimberly-Clark Corporation                               498,435               0.3
                               25,700      The Procter & Gamble Company                           2,208,658               1.4
                                                                                              -------------             -----
                                                                                                  3,651,372               2.3
---------------------------------------------------------------------------------------------------------------------------------
 IT Consulting &               12,900      +Computer Sciences Corporation                           444,405               0.3
 Services

                                                                                             Master Enhanced    December 31, 2002
SCHEDULE OF INVESTMENTS                                                                        S&P Series         (in US dollars)
---------------------------------------------------------------------------------------------------------------------------------
 Industry***                    Shares            Common Stocks                                    Value               Percent of
                                 Held                                                                                  Net Assets
---------------------------------------------------------------------------------------------------------------------------------
                               27,700      Electronic Data Systems Corporation                      510,511               0.3
                                3,700      +Sungard Data Systems Inc.                                87,172               0.1
                                2,200      +Unisys Corporation                                       21,780               0.0
                                                                                              -------------             -----
                                                                                                  1,063,868               0.7
---------------------------------------------------------------------------------------------------------------------------------
 Industrial                     7,000      3M Co.                                                   863,100               0.5
 Conglomerates
                              210,500      General Electric Company                               5,125,675               3.2
                               59,742      Tyco International Ltd.                                1,020,393               0.6
                                                                                              -------------             -----
                                                                                                  7,009,168               4.3
---------------------------------------------------------------------------------------------------------------------------------
 Insurance                      2,800      ACE Limited                                               82,152               0.1
                                8,500      AFLAC Incorporated                                       256,020               0.2
                                4,600      The Allstate Corporation                                 170,154               0.1
                                1,650      Ambac Financial Group, Inc.                               92,796               0.1
                               55,175      American International Group, Inc.                     3,191,874               2.0
                                4,700      Aon Corporation                                           88,783               0.1
                                2,200      The Chubb Corporation                                    114,840               0.1
                                3,100      Cincinnati Financial Corporation                         116,405               0.1
                                4,900      The Hartford Financial Services Group, Inc.              222,607               0.1
                                1,300      Jefferson - Pilot Corporation                             49,543               0.0
                                5,500      John Hancock Financial Services, Inc.                    153,450               0.1
                                1,500      Lincoln National Corporation                              47,370               0.0
                                9,400      Loews Corporation                                        417,924               0.3
                                1,300      MBIA, Inc.                                                57,018               0.0
                                7,900      MGIC Investment Corporation                              326,270               0.2
                                9,100      Marsh & McLennan Companies, Inc.                         420,511               0.3
                                3,000      The Progressive Corporation                              148,890               0.1
                               25,800      +Prudential Financial, Inc.                              818,892               0.5
                                  500      RLI Corp.                                                 13,950               0.0
                                3,200      The St. Paul Companies, Inc.                             108,960               0.1
                                  800      Torchmark Corporation                                     29,224               0.0
                               50,625      +Travelers Property Casualty Corp. (Class B)             741,656               0.5
                               19,400      UnumProvident Corporation                                340,276               0.2
                                1,900      XL Capital Ltd. (Class A)                                146,775               0.1
                                                                                              -------------             -----
                                                                                                  8,156,340               5.3
---------------------------------------------------------------------------------------------------------------------------------
 Internet & Catalog             1,200      +eBay Inc.                                                81,384               0.1
 Retail
---------------------------------------------------------------------------------------------------------------------------------
 Internet Software &            8,900      +Yahoo! Inc.                                             145,515               0.1
 Services
---------------------------------------------------------------------------------------------------------------------------------

                                                                                             Master Enhanced    December 31, 2002
SCHEDULE OF INVESTMENTS                                                                        S&P Series         (in US dollars)
---------------------------------------------------------------------------------------------------------------------------------
 Industry***                    Shares            Common Stocks                                    Value               Percent of
                                 Held                                                                                  Net Assets
---------------------------------------------------------------------------------------------------------------------------------
 Leisure Equipment &            1,400      Brunswick Corporation                                     27,804               0.0
 Products
                                2,900      Hasbro, Inc.                                              33,495               0.0
                                                                                              -------------             -----
                                                                                                     61,299               0.0
---------------------------------------------------------------------------------------------------------------------------------
 Machinery                      6,700      Caterpillar Inc.                                         306,324               0.2
                                1,000      Crane Co.                                                 19,930               0.0
                                1,400      Danaher Corporation                                       91,980               0.1
                                3,900      Deere & Company                                          178,814               0.1
                               18,600      Dover Corporation                                        542,376               0.3
                                1,400      ITT Industries, Inc.                                      84,966               0.1
                                5,000      Illinois Tool Works  Inc.                                324,300               0.2
                                3,600      Ingersoll-Rand Company (Class A)                         155,016               0.1
                                1,000      +Navistar International Corporation                       24,310               0.0
                                2,000      Pall Corporation                                          33,360               0.0
                                1,800      Parker-Hannifin Corporation                               83,034               0.1
                                                                                              -------------             -----
                                                                                                  1,844,410               1.2
---------------------------------------------------------------------------------------------------------------------------------
 Media                         85,925      +AOL Time Warner Inc.                                  1,125,618               0.7
                               10,900      +Clear Channel Communications, Inc.                      406,461               0.3
                               22,757      +Comcast Corporation (Class A)                           536,382               0.3
                               19,700      +Comcast Corporation (Special Class A)                   445,023               0.3
                                1,300      Dow Jones & Company, Inc.                                 56,199               0.0
                               11,700      Gannett Co., Inc.                                        840,060               0.5
                                3,900      The Interpublic Group of Companies, Inc.                  54,912               0.0
                                  500      Knight Ridder, Inc.                                       31,625               0.0
                                3,700      The McGraw-Hill Companies, Inc.                          223,628               0.1
                                1,500      The New York Times Company (Class A)                      68,595               0.0
                                3,000      Omnicom Group Inc.                                       193,800               0.1
                                1,900      +TMP Worldwide Inc.                                       21,489               0.0
                                4,600      Tribune Company                                          209,116               0.1
                                  300      +Viacom, Inc. (Class A)                                   12,243               0.0
                               26,106      +Viacom, Inc. (Class B)                                1,064,081               0.7
                               35,700      The Walt Disney Company                                  582,267               0.4
                                                                                              -------------             -----
                                                                                                  5,871,499               3.5
---------------------------------------------------------------------------------------------------------------------------------
 Metals & Mining               16,200      Alcoa Inc.                                               369,036               0.2
                                  500      Allegheny Technologies Incorporated                        3,115               0.0
                                1,100      Nucor Corporation                                         45,430               0.0
                                1,500      +Phelps Dodge Corporation                                 47,475               0.0

                                                                                             Master Enhanced    December 31, 2002
SCHEDULE OF INVESTMENTS                                                                        S&P Series         (in US dollars)
---------------------------------------------------------------------------------------------------------------------------------
 Industry***                    Shares            Common Stocks                                    Value               Percent of
                                 Held                                                                                  Net Assets
---------------------------------------------------------------------------------------------------------------------------------
                               19,400      United States Steel Corporation                          254,528               0.2
                                                                                              -------------             -----
                                                                                                    719,584               0.4
---------------------------------------------------------------------------------------------------------------------------------
 Multi-Utilities &                900      +The AES Corporation                                       2,718               0.0
 Unregulated Power
                               14,200      Duke Energy Corporation                                  277,468               0.2
                               11,300      El Paso Corporation                                       78,648               0.1
                                8,000      +Mirant Corporation                                       15,120               0.0
                                    1      National Grid Group PLC (ADR)                                 37               0.0
                                8,000      The Williams Companies, Inc.                              21,600               0.0
                                                                                              -------------             -----
                                                                                                    395,591               0.3
---------------------------------------------------------------------------------------------------------------------------------
 Multiline Retail               1,900      +Big Lots, Inc.                                           25,137               0.0
                                8,800      +Costco Wholesale Corporation                            246,928               0.2
                                1,400      Dillard's, Inc. (Class A)                                 22,204               0.0
                                2,800      Dollar General Corporation                                33,460               0.0
                               15,300      +Federated Department Stores, Inc.                       440,028               0.3
                               12,600      J.C. Penney Company, Inc.                                289,926               0.2
                                5,500      +Kohl's Corporation                                      307,725               0.2
                                6,800      The May Department Stores Company                        156,264               0.1
                                2,100      Nordstrom, Inc.                                           39,837               0.0
                                6,100      Sears, Roebuck & Co.                                     146,095               0.1
                               15,600      Target Corporation                                       468,000               0.3
                               86,000      Wal-Mart Stores, Inc.                                  4,343,860               2.7
                                                                                              -------------             -----
                                                                                                  6,519,464               4.1
---------------------------------------------------------------------------------------------------------------------------------
 Office Electronics            12,500      +Xerox Corporation                                       100,625               0.1
---------------------------------------------------------------------------------------------------------------------------------
 Oil & Gas                      9,000      Amerada Hess Corporation                                 495,450               0.3
                                3,600      Anadarko Petroleum Corporation                           172,440               0.1
                                1,800      Apache Corporation                                       102,582               0.1
                                3,300      Ashland Inc.                                              94,149               0.1
                                4,100      Burlington Resources Inc.                                174,865               0.1
                               23,712      ChevronTexaco Corporation                              1,576,374               1.0
                               11,851      ConocoPhillips                                           573,470               0.4
                                  600      EOG Resources, Inc.                                       23,952               0.0
                              131,200      ExxonMobil Corporation                                 4,584,128               2.9
                                  600      Kerr-McGee Corporation                                    26,580               0.0
                               12,700      Marathon Oil Corporation                                 270,383               0.2
                               23,800      Occidental Petroleum Corporation                         677,110               0.4
                                1,300      Sunoco, Inc.                                              43,134               0.0
                                3,100      Unocal Corporation                                        94,798               0.1
                                                                                              -------------             -----
                                                                                                  8,909,415               5.7

                                                                                             Master Enhanced    December 31, 2002
SCHEDULE OF INVESTMENTS                                                                        S&P Series         (in US dollars)
---------------------------------------------------------------------------------------------------------------------------------
 Industry***                    Shares            Common Stocks                                    Value               Percent of
                                 Held                                                                                  Net Assets
---------------------------------------------------------------------------------------------------------------------------------
 Paper & Forest                 1,000      Boise Cascade Corporation                                 25,220               0.0
 Products
                                4,800      Georgia-Pacific Group                                     77,568               0.1
                                8,300      International Paper Company                              290,251               0.2
                                1,700      +Louisiana-Pacific Corporation                            13,702               0.0
                                1,279      MeadWestvaco Corporation                                  31,604               0.0
                                3,100      Weyerhaeuser Company                                     152,551               0.1
                                                                                              -------------             -----
                                                                                                    590,896               0.4
---------------------------------------------------------------------------------------------------------------------------------
 Personal Products              3,500      Avon Products, Inc.                                      188,545               0.1
                               20,300      The Gillette Company                                     616,308               0.4
                                                                                              -------------             -----
                                                                                                    804,853               0.5
---------------------------------------------------------------------------------------------------------------------------------
 Pharmaceuticals               28,500      Abbott Laboratories                                    1,140,000               0.7
                                1,700      Allergan Inc.                                             97,954               0.1
                               37,200      Bristol-Myers Squibb Company                             861,180               0.5
                               20,700      Eli Lilly and Company                                  1,314,450               0.8
                                2,500      +Forest Laboratories, Inc.                               245,550               0.2
                               58,186      Johnson & Johnson                                      3,125,170               2.0
                                4,000      +King Pharmaceuticals, Inc.                               68,760               0.0
                               35,902      Merck & Co., Inc.                                      2,032,412               1.3
                              120,400      Pfizer Inc.                                            3,680,628               2.3
                               23,600      Pharmacia Corporation                                    986,480               0.6
                               25,700      Schering-Plough Corporation                              570,540               0.4
                                5,700      +Watson Pharmaceuticals, Inc.                            161,139               0.1
                               24,200      Wyeth                                                    905,080               0.6
                                                                                              -------------             -----
                                                                                                 15,189,343               9.6
---------------------------------------------------------------------------------------------------------------------------------
 Real Estate                   12,700      Equity Office Properties Trust                           317,246               0.2
                                8,400      Equity Residential Properties Trust                      206,472               0.1
                                  800      Mills Corp.                                               23,472               0.0
                                3,100      Plum Creek Timber Company Inc.                            73,160               0.0
                                                                                              -------------             -----
                                                                                                    620,350               0.3
---------------------------------------------------------------------------------------------------------------------------------
 Road & Rail                   18,000      Burlington Northern Santa Fe Corp.                       468,180               0.3
                                4,100      CSX Corporation                                          116,071               0.1
                               12,500      Norfolk Southern Corporation                             249,875               0.2
                                3,700      Union Pacific Corporation                                221,519               0.1
                                                                                               ------------             -----
                                                                                                  1,055,645               0.7
---------------------------------------------------------------------------------------------------------------------------------

                                                                                             Master Enhanced    December 31, 2002
SCHEDULE OF INVESTMENTS                                                                        S&P Series         (in US dollars)
---------------------------------------------------------------------------------------------------------------------------------
 Industry***                    Shares            Common Stocks                                    Value               Percent of
                                 Held                                                                                  Net Assets
---------------------------------------------------------------------------------------------------------------------------------
 Semiconductor                  5,700      +Advanced Micro Devices, Inc.                             36,822               0.0
 Equipment &
 Products
                                8,300      +Altera Corporation                                      102,422               0.1
                                6,700      +Analog Devices, Inc.                                    159,929               0.1
                               34,700      +Applied Materials, Inc.                                 452,141               0.3
                                5,000      +Applied Micro Circuits Corporation                       18,450               0.0
                                2,400      +Broadcom Corporation (Class A)                           36,144               0.0
                              130,200      Intel Corporation                                      2,027,214               1.3
                               17,500      +LSI Logic Corporation                                   100,975               0.1
                                5,500      Linear Technology Corporation                            141,460               0.1
                                4,797      +Maxim Integrated Products, Inc.                         158,493               0.1
                               11,800      +Micron Technology, Inc.                                 114,932               0.1
                                4,800      +National Semiconductor Corporation                       72,048               0.0
                                  200      +Novellus Systems, Inc.                                    5,616               0.0
                                  300      +QLogic Corporation                                       10,353               0.0
                                  400      +Teradyne, Inc.                                            5,204               0.0
                               32,500      Texas Instruments Incorporated                           487,825               0.3
                                4,600      +Xilinx, Inc.                                             94,760               0.1
                                                                                              -------------             -----
                                                                                                  4,024,788               2.6
---------------------------------------------------------------------------------------------------------------------------------
 Software                       3,000      Adobe Systems Incorporated                                74,730               0.0
                                1,800      +BMC Software, Inc.                                       30,798               0.0
                               35,900      Computer Associates International, Inc.                  484,650               0.3
                                6,100      +Compuware Corporation                                    29,280               0.0
                                1,900      +Electronic Arts Inc.                                     94,563               0.1
                                3,600      +Intuit Inc.                                             168,912               0.1
                              103,750      +Microsoft Corporation                                 5,363,875               3.4
                                6,100      +Novell, Inc.                                             20,374               0.0
                               99,300      +Oracle Corporation                                    1,072,440               0.7
                                5,900      +PeopleSoft, Inc.                                        107,970               0.1
                               21,600      +Rational Software Corporation                           224,424               0.1
                                7,900      +Siebel Systems, Inc.                                     59,092               0.0
                                6,601      +VERITAS Software Corporation                            103,108               0.1
                                                                                              -------------             -----
                                                                                                  7,834,216               4.9
---------------------------------------------------------------------------------------------------------------------------------
 Specialty Retail               1,400      +AutoZone, Inc.                                           98,910               0.1
                                4,100      +Bed Bath & Beyond Inc.                                  141,573               0.1
                                6,150      +Best Buy Co., Inc.                                      148,523               0.1
                                3,400      Circuit City Stores - Circuit City Group                  25,227               0.0
                               14,300      The Gap, Inc.                                            221,936               0.1
                               44,500      The Home Depot, Inc.                                   1,066,220               0.7

                                                                                             Master Enhanced    December 31, 2002
SCHEDULE OF INVESTMENTS                                                                        S&P Series         (in US dollars)
---------------------------------------------------------------------------------------------------------------------------------
 Industry***                    Shares            Common Stocks                                    Value               Percent of
                                 Held                                                                                  Net Assets
---------------------------------------------------------------------------------------------------------------------------------
                               10,100      The Limited, Inc.                                        140,693               0.1
                               13,800      Lowe's Companies, Inc.                                   517,500               0.3
                               28,600      +Office Depot, Inc.                                      422,136               0.3
                               16,500      RadioShack Corporation                                   309,210               0.2
                               19,900      The Sherwin-Williams Company                             562,175               0.4
                                6,900      +Staples, Inc.                                           126,270               0.1
                               15,100      The TJX Companies, Inc.                                  294,752               0.2
                                  600      Tiffany & Co.                                             14,346               0.0
                                3,300      +Toys 'R' Us, Inc.                                        33,000               0.0
                                                                                              -------------             -----
                                                                                                  4,122,471               2.7
---------------------------------------------------------------------------------------------------------------------------------
 Textiles, Apparel &              800      +Jones Apparel Group, Inc.                                28,352               0.0
 Luxury Goods
                                3,100      Liz Claiborne, Inc.                                       91,915               0.1
                                5,100      Nike, Inc. (Class B)                                     226,797               0.1
                                  900      +Reebok International Ltd.                                26,460               0.0
                                1,800      V. F. Corporation                                         64,890               0.0
                                                                                              -------------             -----
                                                                                                    438,414               0.2
---------------------------------------------------------------------------------------------------------------------------------
 Tobacco                       38,400      Philip Morris Companies Inc.                           1,556,352               1.0
                                3,000      R.J. Reynolds Tobacco Holdings, Inc.                     126,330               0.1
                                                                                              -------------             -----
                                                                                                  1,682,682               1.1
---------------------------------------------------------------------------------------------------------------------------------
 Wireless                      49,200      +AT&T Wireless Services Inc.                             277,980               0.2
 Telecommunication
 Services
                                8,900      +Sprint Corp. (PCS Group)                                 38,982               0.0
                                                                                              -------------             -----
                                                                                                    316,962               0.2
---------------------------------------------------------------------------------------------------------------------------------
                                           Total Investments in Common Stocks
                                                (Cost - $157,602,798)                           155,721,889              97.6
                                                                                              -------------             -----
---------------------------------------------------------------------------------------------------------------------------------


                   Partnership                    Short-Term Securities                            Cost
                    Interest
---------------------------------------------------------------------------------------------------------------------------------
                   $2,885,669              Merrill Lynch Liquidity Series, LLC
                                                 Cash Sweep Series I (b)                         $2,885,669                1.8
---------------------------------------------------------------------------------------------------------------------------------
                                           Total Investments in Short-Term
                                            Securities (Cost - $2,885,669)                        2,885,669                1.8
---------------------------------------------------------------------------------------------------------------------------------

                                                                                             Master Enhanced    December 31, 2002
SCHEDULE OF INVESTMENTS                                                                        S&P Series         (in US dollars)
---------------------------------------------------------------------------------------------------------------------------------
 Industry***                    Shares            Common Stocks                                    Value               Percent of
                                 Held                                                                                  Net Assets
---------------------------------------------------------------------------------------------------------------------------------
                                           Total Investments (Cost - $160,488,467)              158,607,558              99.4
                                           Variation Margin on Financial Futures Contracts**          9,387               0.0
                                           Other Assets Less Liabilities                            974,742               0.6
                                                                                              -------------             -----
                                                      Net Assets                              $ 159,591,687             100.0%
                                                                                              =============             =====

---------------------------------------------------------------------------------------------------------------------------------
 +    Non-income producing security.
(a)   An affiliate of the Series.
(b)   Investments in companies considered to be an affiliate of the Series (such companies are defined as "Affiliated Companies" in Section 2(a)(3) of the
      Investment Company Act of 1940) are as follows:

      ----------------------------------------------------------------------------------------------
                                                              Net             Net           Interest
      Affiliate                                             Activity          Cost           Income
      ----------------------------------------------------------------------------------------------
      Merrill Lynch Liquidity Series,                     $ 2,885,669      $ 2,885,669      $ 4,543
        LLC Cash Sweep Series I
      ----------------------------------------------------------------------------------------------
 *    American Depositary Receipts (ADR).
**    Financial futures contracts purchased as of December 31, 2002 were as follows:
      ---------------------------------------------------------------------
      Number of                              Expiration
      Contracts         Issue                   Date              Value
      ---------------------------------------------------------------------
         8        Russell 2000 Index         March 2003       $ 1,532,800
        14          S&P 500 Index            March 2003         3,076,150
      ---------------------------------------------------------------------
      Total Financial Futures Contracts Purchased
      (Total Contract Price - $4,672,191)                     $ 4,608,950
                                                              ===========
      ---------------------------------------------------------------------

*** For Series compliance purposes, "Industry" means any one or more of the industry sub-classifications as used by one or more widely recognized market indexes or ratings group indexes, and/or as defined by Series management. This definition may not apply for purposes of this report, which may combine such industry sub-classifications for reporting ease. These classifications are unaudited.

      See Notes to Financial Statements.

                               Master Enhanced S&P 500 Series, December 31, 2002

STATEMENT OF ASSETS AND LIABILITIES

MASTER ENHANCED
S&P 500
SERIES            As of December 31, 2002
---------------------------------------------------------------------------------------------------------------------------
Assets:           Investments, at value (including securities loaned of $815,450)
                  (identified cost - $160,488,467) ...................................                        $158,607,558
                  Investments held as collateral for loaned securities, at value .....                             845,003
                  Cash on deposit for financial futures contracts ....................                             270,750
                  Cash ...............................................................                             173,019
                  Receivables:
                  Contributions ......................................................   $22,931,219
                  Dividends ..........................................................       210,614
                  Securities sold ....................................................        48,057
                  Investment adviser .................................................        31,854
                  Variation margin ...................................................         9,387
                  Interest ...........................................................         3,357
                  Loaned securities income ...........................................           167            23,234,655
                                                                                         -----------
                  Prepaid expenses ...................................................                                 422
                                                                                                              ------------
                  Total assets .......................................................                         183,131,407
                                                                                                              ------------

---------------------------------------------------------------------------------------------------------------------------
Liabilities:      Collateral on securities loaned, at value ..........................                             845,003
                  Payable for securities purchased ...................................                          22,664,570
                  Accrued expenses ...................................................                              30,147
                                                                                                              ------------
                  Total liabilities ..................................................                          23,539,720
                                                                                                              ------------

---------------------------------------------------------------------------------------------------------------------------
Net Assets:       Net assets .........................................................                        $159,591,687
                                                                                                              ============

---------------------------------------------------------------------------------------------------------------------------
Net Assets        Investors' capital .................................................                        $161,535,837
Consist of:       Unrealized depreciation on investments-net .........................                          (1,944,150)
                                                                                                              ------------
                  Net assets .........................................................                        $159,591,687
                                                                                                              ============

---------------------------------------------------------------------------------------------------------------------------
                  See Notes to Financial Statements.

                               Master Enhanced S&P 500 Series, December 31, 2002

STATEMENT OF OPERATIONS

MASTER ENHANCED
S&P 500
SERIES                  For the Year Ended December 31, 2002
----------------------------------------------------------------------------------------------------------------------------------
Investment              Dividends (net of $2,548 foreign withholding tax) ....................                       $  1,282,175
Income:                 Interest .............................................................                             94,363
                        Securities lending-net ...............................................                                854
                                                                                                                     ------------
                        Total income .........................................................                          1,377,392
                                                                                                                     ------------

----------------------------------------------------------------------------------------------------------------------------------
Expenses:               Professional fees ....................................................  $    102,578
                        Accounting services ..................................................        16,082
                        Custodian fees .......................................................        13,305
                        Investment advisory fees .............................................         8,243
                        Trustees' fees and expenses ..........................................         1,220
                        Printing and shareholder reports .....................................           208
                        Other ................................................................         2,949
                                                                                                ------------
                        Total expenses before reimbursement ..................................       144,585
                        Reimbursement of expenses ............................................      (78,636)
                        Total expenses after reimbursement ...................................  ------------               65,949
                                                                                                                     ------------
                        Investment income-net ................................................                          1,311,443
                                                                                                                     ------------
----------------------------------------------------------------------------------------------------------------------------------
Realized &              Realized gain (loss) from:
Unrealized Gain         Investments-net ......................................................   (11,240,160)
(Loss) on Investments   Foreign currency transactions-net ....................................             7          (11,240,153)
and Foreign Currency                                                                            ------------
Transactions-Net:       Change in unrealized appreciation/depreciation on investments-net ....                           (655,776)
                                                                                                                      ------------
                        Total realized and unrealized loss on investments and foreign ........                        (11,895,929)
                                                                                                                     ------------
                        currency transactions-net
                        Net Decrease in Net Assets Resulting from Operations .................                       $(10,584,486)
                                                                                                                     ============

----------------------------------------------------------------------------------------------------------------------------------
                        See Notes to Financial Statements.

                               Master Enhanced S&P 500 Series, December 31, 2002

STATEMENTS OF CHANGES IN NET ASSETS

                                                                                                           For the
                                                                                                          Year Ended
MASTER ENHANCED                                                                                          December 31,
S&P 500                                                                                         -------------------------------
SERIES            Increase (Decrease) in Net Assets:                                                 2002              2001
-------------------------------------------------------------------------------------------------------------------------------
Operations:       Investment income-net .....................................................   $  1,311,443      $    841,924
                  Realized loss on investments and foreign currency transactions-net ........    (11,240,153)      (14,885,360)
                  Change in unrealized appreciation/depreciation on investments-net .........       (655,776)        3,498,338
                                                                                                ------------      ------------
                  Net decrease in net assets resulting from operations ......................    (10,584,486)      (10,545,098)
                                                                                                ------------      ------------

-------------------------------------------------------------------------------------------------------------------------------
Capital           Proceeds from contributions ...............................................    106,524,147        72,077,675
Transactions:     Fair value of withdrawals .................................................    (10,421,067)      (28,643,011)
                                                                                                ------------      ------------
                  Net increase in net assets derived from capital transactions ..............     96,103,080        43,434,664
                                                                                                ------------      ------------

-------------------------------------------------------------------------------------------------------------------------------
Net Assets:       Total increase in net assets ..............................................     85,518,594        32,889,566
                  Beginning of year .........................................................     74,073,093        41,183,527
                                                                                                ------------      ------------
                  End of year ...............................................................   $159,591,687       $74,073,093
                                                                                                ============       ===========

-------------------------------------------------------------------------------------------------------------------------------

                  See Notes to Financial Statements.

                               Master Enhanced S&P 500 Series, December 31, 2002

FINANCIAL HIGHLIGHTS

MASTER ENHANCED
S&P 500
SERIES
-----------------------------------------------------------------------------------------------------------------------------
                                                                                   For the                  For the Period
                                                                                  Year Ended               September 1, 2000+
                  The following ratios have                                       December 31,               to December 31,
                  been derived from information provided                 ----------------------------
                  in the financial statements.                               2002              2001               2000
-----------------------------------------------------------------------------------------------------------------------------
Total Investment ......................................................    (21.61%)           (11.67%)                --
Return:**                                                                ========            =======             =======
-----------------------------------------------------------------------------------------------------------------------------
Ratios to         Expenses, net of reimbursement ......................       .08%               .08%                .08%*
Average Net                                                              ========            =======             =======
Assets:           Expenses ............................................       .18%               .20%                .44%*
                                                                         ========            =======             =======
                  Investment income-net ...............................      1.59%              1.36%               1.42%*
                                                                         ========            =======             =======
-----------------------------------------------------------------------------------------------------------------------------
Supplemental      Net assets, end of period (in thousands) ............  $159,592            $74,073             $41,184
Data:                                                                    ========            =======             =======
                  Portfolio turnover ..................................    101.85%            136.32%              49.36%
                                                                         ========            =======             =======

-----------------------------------------------------------------------------------------------------------------------------
                  +     Commencement of operations.

                  *     Annualized.

                  ** Total return is required to be disclosed for fiscal years beginning after December 15, 2000.

                  See Notes to Financial Statements.

Master Enhanced S&P 500 Series

NOTES TO FINANCIAL STATEMENTS

1. Significant Accounting Policies:

Master Enhanced S&P 500 Series (the "Series") is part of Quantitative Master Series Trust (the "Trust"). The Trust is registered under the Investment Company Act of 1940 and is organized as a Delaware business trust. The Declaration of Trust permits the Trustees to issue nontransferable interest in the Series, subject to certain limitations. The Series' financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. The following is a summary of significant accounting policies followed by the Series.

(a) Valuation of investments - Portfolio securities that are traded on stock exchanges are valued at the last sale price as of the close of business on the day the securities are being valued or, lacking any sales, at the closing bid price. Securities traded in the over-the-counter market are valued at the last sale price prior to the time of valuation. Securities traded in the NASDAQ National Market System are valued at the last sale price prior to the time of valuation. Portfolio securities that are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market. Options written or purchased are valued at the last sale price in the case of exchange-traded options. In the case of options traded in the over-the-counter market, valuation is the last asked price (options written) or the last bid price (options purchased). Futures contracts are valued at the settlement price at the close of the applicable exchange. Short-term securities are valued at amortized cost, which approximates market value. Other investments, including financial futures contracts and related options, are stated at market value. Securities and assets for which market quotations are not readily available are valued at fair value, as determined in good faith by or under the direction of the Trust's Board of Trustees.

(b) Derivative financial instruments - The Series may engage in various portfolio investment strategies to provide liquidity or as a proxy for a direct investment in securities underlying the Series' index. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

o Financial futures contracts - The Series may purchase or sell financial futures contracts and options on such futures contracts as a proxy for a direct investment in securities underlying the Series' index. Futures contracts are contracts for delayed delivery of securities at a specific future date and at a specific price or yield. Upon entering into a contract, the Series deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Series agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Series as unrealized gains or losses. When the contract is closed, the Series records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

o Options - The Series is authorized to purchase and write covered call and put options. When the Series writes an option, an amount equal to the premium received by the Series is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written. When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Series enters into a closing transaction), the Series realizes a gain or loss on the option to the extent of the premiums received or paid (or a gain or loss to the extent the cost of the closing transaction exceeds the premium paid or received).

      Written and purchased options are non-income producing investments.

o Forward foreign exchange contracts - The Series is authorized to enter into forward foreign exchange contracts as a hedge against either specific transactions or portfolio positions. Such contracts are not entered on the Series' records. However, the effect on operations is recorded from the date the Series enters into such contracts.

o Foreign currency options and futures - The Series may also purchase or sell listed or over-the-counter foreign currency options, foreign currency futures and related options on foreign currency futures as a short or long hedge against possible variations in foreign exchange rates. Such transactions may be effected with respect to hedges on non-US dollar denominated securities owned by the Series, sold by the Series but not yet delivered, or committed or anticipated to be purchased by the Series.

(c) Foreign currency transactions - Transactions denominated in foreign currencies are recorded at the exchange rate prevailing when recognized. Assets and liabilities denominated in foreign currencies are valued at the exchange rate at the end of the period. Foreign currency transactions are the result of settling (realized) or valuing (unrealized) assets and liabilities expressed in foreign currencies into US dollars. Realized and unrealized gains or losses from investments include the effects of foreign exchange rates on investments.

(d) Income taxes - The Series is classified as a partnership for Federal income tax purposes. As such, each investor in the Series is treated as owner of its proportionate share of the net assets, income, expenses and realized and unrealized gains and losses of the Series. Accordingly, as a "pass through" entity, the Series pays no income dividends or capital gains distributions. Therefore, no Federal income tax provision is required. Under the applicable foreign tax law, a withholding tax may be imposed on interest, dividends, and capital gains at various rates. It is intended that the Series' assets will be managed so an investor in the Series can satisfy the requirements of subchapter M of the Internal Revenue Code.

(e) Security transactions and investment income - Security transactions are recorded on the dates the transactions are entered into (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Dividend income is recorded on the ex-dividend dates. Dividends from foreign securities where the ex-dividend date may have passed are subsequently recorded when the Series has determined the ex-dividend date. Interest income is recognized on the accrual basis.

(f) Securities lending - The Series may lend securities to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. Where the Series receives securities as collateral for the loaned securities, it collects a fee from the borrower. The Series typically receives the income on the loaned securities but does not receive the income on the collateral. Where the Series receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within five business days. The Series may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Series could experience delays and costs in gaining access to the collateral. The Series also could suffer a loss where the value of the collateral falls below the market value of the borrowed securities, in the event of borrower default or in the event of losses on investments made with cash collateral.

2. Investment Advisory Agreement and Transactions with Affiliates:

The Trust has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

FAM is responsible for the management of the Series' portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Series. For such services, the Series pays a monthly fee at an annual rate of .01% of the Series' average daily net assets. FAM had contractually agreed to reimburse the Series for any operating expenses in excess of .08% as applied to the Series' average daily net assets through December 31, 2002. For the year ended December 31, 2002, FAM reimbursed the Series $78,636 for operating expenses.

The Trust has received an exemptive order from the Securities and Exchange Commission permitting it to lend portfolio securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") or its affiliates. Pursuant to that order, the Trust also has retained Merrill Lynch Investment Managers, LLC ("MLIM, LLC"), an affiliate of FAM, as the securities lending agent for a fee based on a share of the returns on investment of cash collateral. MLIM, LLC may, on behalf of the Trust and the Series, invest cash collateral received by the Series for such loans, among other things, in a private investment company managed by MLIM, LLC or in registered money market funds advised by FAM or its affiliates. As of December 31, 2002, cash collateral of $447,851 was invested in the Money Market Series of the Merrill Lynch Liquidity Series, LLC and $397,152 was invested in the Merrill Lynch Premier Institutional Fund. As of December 31, 2002, the Series lent securities with a value of $190,200 to MLPF&S or its affiliates. For the year ended December 31, 2002, MLIM, LLC received $266 in securities lending agent fees from the Series.

In addition, MLPF&S received $1,822 in commissions on the execution of portfolio security transactions for the Series for the year ended December 31, 2002.

For the year ended December 31, 2002, the Series reimbursed FAM $1,644 for certain accounting services.

Certain officers and/or trustees of the Series are officers and/or directors of FAM, PSI and/or ML & Co.

3. Investments:

Purchases and sales of investments, excluding short-term securities, for the year ended December 31, 2002 were $181,261,463 and $81,857,963, respectively.

Net realized gains (losses) for the year ended December 31, 2002 and net unrealized losses as of December 31, 2002 were as follows:

--------------------------------------------------------------------------------
                                                Realized            Unrealized
                                              Gains (Losses)          Losses
--------------------------------------------------------------------------------
  Long-term investments ................      $ (9,611,787)      $ (1,880,909)
  Short-term investments ...............               (15)                --
  Financial futures contracts ..........        (1,628,358)           (63,241)
  Foreign currency transactions ........                 7                 --
                                              ------------       ------------
  Total ................................      $(11,240,153)      $ (1,944,150)
                                              ============       ============

--------------------------------------------------------------------------------

As of December 31, 2002, net unrealized depreciation for Federal income tax purposes aggregated $7,345,411, of which $3,888,891 related to appreciated securities and $11,234,302 related to depreciated securities. At December 31, 2002, the aggregate cost of investments for Federal income tax purposes was $165,952,969.

4. Short-Term Borrowings:

      The Series, along with certain other funds managed by FAM and its affiliates, is a party to a credit agreement with Bank One, N.A. and certain other lenders. Effective November 29, 2002, in conjunction with the renewal for one year at the same terms, the total commitment was reduced from $1,000,000,000 to $500,000,000. The Series may borrow under the credit agreement to fund shareholder redemptions and for other lawful purposes other than for leverage. The Series may borrow up to the maximum amount allowable under the Series' current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Series pays a commitment fee of .09% per annum based on the Series' pro rata share of the unused portion of the credit agreement. Amounts borrowed under the credit agreement bear interest at a rate equal to, at each fund's election, the Federal Funds rate plus .50% or a base rate as determined by Bank One, N.A. On November 29, 2002, the credit agreement was renewed for one year under the same terms, except that the commitment was reduced from $1,000,000,000 to $500,000,000. The Series did not borrow under the credit agreement during the year ended December 31, 2002.

INDEPENDENT AUDITORS' REPORT

The Board of Trustees and Investors,
Master Enhanced S&P 500 Series
(one of the series constituting Quantitative Master Series Trust):

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Master Enhanced S&P 500 Series as of December 31, 2002, the related statements of operations for the year then ended and changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the periods presented. These financial statements and the financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at December 31, 2002 by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Master Enhanced S&P 500 Series as of December 31, 2002, the results of its operations, the changes in its net assets, and the financial highlights for the respective stated periods in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Princeton, New Jersey
February 24, 2003

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
Africa
------------------------------------------------------------------------------------------------------------------------------------
South Africa        Beverages                125,531      SABMiller PLC                                     $    892,238     0.1%
                                                          Total Common Stocks in Africa
                                                            (Cost - $896,540)                                    892,238     0.1
------------------------------------------------------------------------------------------------------------------------------------
Pacific Basin/Asia
------------------------------------------------------------------------------------------------------------------------------------
Australia           Banks                    271,457      Australia and New Zealand Banking
                                                            Group Ltd.                                         2,652,077     0.3
                                             207,343      Commonwealth Bank of Australia                       3,152,381     0.4
                                             206,729      National Australia Bank Limited                      3,695,989     0.4
                                             286,683      Westpac Banking Corporation Limited                  2,219,679     0.3
                                                                                                            ------------   --------
                                                                                                              11,720,126     1.4
                    ----------------------------------------------------------------------------------------------------------------
                    Beverages                 25,623      BRL Hardy Limited                                      101,720     0.0
                                              99,890      Coca-Cola Amatil Limited                               296,427     0.0
                                             248,188      Foster's Brewing Group Limited                         628,896     0.1
                                             544,907      Southcorp Limited                                    1,411,451     0.2
                                                                                                            ------------   --------
                                                                                                               2,438,494     0.3
                    ----------------------------------------------------------------------------------------------------------------
                    Chemicals                    831      Orica Limited                                            4,913     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Commercial Services      158,098      Brambles Industries Limited                            418,417     0.1
                    & Supplies
                                             103,197      Computershare Limited                                  107,504     0.0
                                                                                                            ------------   --------
                                                                                                                 525,921     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Construction &            30,208      Leighton Holdings Ltd.                                 172,993     0.0
                    Engineering
                    ----------------------------------------------------------------------------------------------------------------
                    Construction Materials   107,697      CSR Limited                                            383,271     0.1
                                              57,284      James Hardie Industries NV                             220,313     0.0
                                                                                                            ------------   --------
                                                                                                                 603,584     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Diversified Financials    11,669      Australian Stock Exchange Limited                       74,973     0.0
                                              11,089      Macquarie Bank Limited                                 147,364     0.0
                                              84,418      Suncorp-Metway Limited                                 530,024     0.1
                                                                                                            ------------   --------
                                                                                                                 752,361     0.1

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                    Diversified              369,637      Telstra Corporation Limited                            917,909     0.1
                    Telecommunication
                    Services
                    ----------------------------------------------------------------------------------------------------------------
                    Electric Utilities        12,378      Energy Developments Limited                             18,192     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Food & Drug Retailing    184,156      Coles Myer Limited                                     653,299     0.1
                                             171,268      Woolworths Limited                                   1,099,428     0.1
                                                                                                            ------------   --------
                                                                                                               1,752,727     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Gas Utilities             73,405      Australian Gas Light Company Limited                   435,664     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Health Care                9,278      Pacific Dunlop Limited(b)                               39,183     0.0
                    Equipment & Supplies
                    ----------------------------------------------------------------------------------------------------------------
                    Health Care Providers    152,490      Mayne Nickless Limited                                 279,927     0.0
                    & Services
                                              18,239      Sonic Healthcare Limited                                67,168     0.0
                                                                                                            ------------   --------
                                                                                                                 347,095     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Hotels, Restaurants &    119,610      Aristocrat Leisure Limited                             315,209     0.0
                    Leisure
                                              24,373      TAB Limited                                             41,585     0.0
                                              55,365      TABCORP Holdings Limited                               332,025     0.0
                                                                                                            ------------   --------
                                                                                                                 688,819     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Industrial                62,015      Wesfarmers Limited                                     928,889     0.1
                    Conglomerates
                    ----------------------------------------------------------------------------------------------------------------
                    Insurance                189,317      AMP Limited                                          1,191,837     0.2
                                             186,908      Insurance Austrailia Group Limited                     288,379     0.0
                                                                                                            ------------   --------
                                                                                                               1,480,216     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Media                     96,731      John Fairfax Holdings Limited                          175,391     0.0
                                             189,903      The News Corporation Limited                         1,227,607     0.2

                                               4,125      Publishing & Broadcasting Limited                       20,092     0.0
                                                                                                            ------------   --------
                                                                                                               1,423,090     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Metals & Mining          619,634      BHP Billiton Limited                                 3,541,496     0.4
                                             108,873      BHP Steel Limited(b)                                   198,020     0.0

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                              31,543      Iluka Resources Limited                                 81,705     0.0
                                             106,924      M.I.M. Holdings Limited                                 90,915     0.0
                                              12,988      Newcrest Mining Limited                                 52,658     0.0
                                              59,684      OneSteel Limited                                        60,495     0.0
                                              87,098      Rio Tinto Limited                                    1,665,074     0.2
                                               2,826      Sons of Gwalia Limited                                   4,122     0.0
                                             123,919      WMC Limited                                            341,916     0.0
                                             188,541      WMC Resources Limited(b)                               448,027     0.1
                                                                                                            ------------   --------
                                                                                                               6,484,428     0.7
                    ----------------------------------------------------------------------------------------------------------------
                    Multiline Retail          70,006      David Jones Limited                                     42,574     0.0
                                              66,588      Harvey Norman Holdings Limited                          98,614     0.0
                                                                                                            ------------   --------
                                                                                                                 141,188     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Oil & Gas                103,065      Santos Limited                                        349,376      0.0
                                             231,838      Woodside Petroleum Limited                           1,616,184     0.2
                                                                                                            ------------   --------
                                                                                                               1,965,560     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Pharmaceuticals           31,154      CSL Limited                                            378,925     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Real Estate               55,275      Commonwealth Property Office Fund                       36,417     0.0
                                             123,143      Deutsche Office Trust                                   82,517     0.0
                                              57,802      Gandel Retail Trust                                     44,591     0.0
                                             520,890      General Property Trust                                 871,140     0.1
                                               4,447      Lend Lease Corporation Limited                          24,340     0.0
                                             182,726      Mirvac Group                                           425,977     0.0
                                             101,890      Principal Office Fund                                   86,061     0.0
                                             106,113      Stockland Trust Group                                  288,006     0.0
                                             116,076      Westfield Holdings Limited                             879,124     0.1
                                             310,629      Westfield Trust                                        606,956     0.1
                                              10,386      Westfield Trust (Units)(b)                              19,884     0.0
                                                                                                            ------------   --------
                                                                                                               3,365,013     0.3
                    ----------------------------------------------------------------------------------------------------------------
                    Transportation           130,660      Macquarie Infrastructure Group                         235,439     0.0
                    Infrastructure
                                               6,849      Patrick Corporation Limited                             50,522     0.0
                                              81,789      Transurban Group                                       185,143     0.0
                                                                                                            ------------   --------
                                                                                                                 471,104     0.0
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Common Stocks in Australia
                                                           (Cost - $36,859,418)                               37,056,394     4.1
------------------------------------------------------------------------------------------------------------------------------------

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
Hong Kong           Airlines                 251,000      Cathay Pacific Airways                                 342,782     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Banks                    363,500      BOC Hong Kong (Holdings) Limited(b)                    372,897     0.1
                                             257,833      Bank of East Asia, Ltd.                                441,382     0.1
                                             106,054      Hang Seng Bank Limited                               1,128,755     0.1
                                                                                                            ------------   --------
                                                                                                               1,943,034     0.3
                    ----------------------------------------------------------------------------------------------------------------
                    Distributors              19,000      Li & Fung Limited                                       18,029     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Diversified Financials   159,271      Swire Pacific Limited 'A'                              609,643     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Diversified              684,000      Pacific Century CyberWorks Limited(b)                  107,884     0.0
                    Telecommunication
                    Services
                    ----------------------------------------------------------------------------------------------------------------
                    Electric Utilities       302,000      CLP Holdings Limited                                 1,215,993     0.1
                                             159,000      Hongkong Electric Holdings Limited                     602,489     0.1
                                                                                                            ------------   --------
                                                                                                               1,818,482     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Gas Utilities             88,792      Hong Kong and China Gas Company Ltd.                   114,429     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Hotels, Restaurants &     77,583      Shangri-La Asia Limited                                 51,235     0.0
                    Leisure
                    ----------------------------------------------------------------------------------------------------------------
                    Industrial               547,269      Hutchison Whampoa Limited                            3,424,642     0.4
                    Conglomerates
                                              84,000      Swire Pacific Limited 'B'                               53,588     0.0
                                                                                                            ------------   --------
                                                                                                               3,478,230     0.4
                    ----------------------------------------------------------------------------------------------------------------
                    Real Estate              122,400      Amoy Properties Limited                                118,501     0.0
                                             395,116      Cheung Kong (Holdings) Ltd.                          2,571,314     0.3
                                              89,000      Henderson Land Development Company Limited             267,625     0.0
                                              72,000      New World Development Company Ltd.                      35,777     0.0
                                             124,355      Sino Land Company Limited                               39,866     0.0
                                             217,600      Sun Hung Kai Properties Ltd.                         1,286,336     0.1
                                             289,000      Wharf (Holdings) Ltd.                                  546,619     0.1
                                                                                                            ------------   --------
                                                                                                               4,866,038     0.5
                    ----------------------------------------------------------------------------------------------------------------
                    Road & Rail              208,290      MTR Corporation Limited                                220,352     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Semiconductor             17,000      ASM Pacific Technology Limited                          33,571     0.0
                    Equipment & Products
                    ----------------------------------------------------------------------------------------------------------------

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                    Specialty Retail          20,000      Esprit Holdings Limited                                 33,597     0.0
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Common Stocks in Hong Kong
                                                            (Cost - $15,504,994)                              13,637,306     1.5
------------------------------------------------------------------------------------------------------------------------------------
Japan               Air Freight &             55,000      Yamato Transport Co., Ltd.                             718,379     0.1
                    Logistics
------------------------------------------------------------------------------------------------------------------------------------
                    Airlines                  33,000      All Nippon Airways Co., Ltd.(b)                         60,900     0.0
                                             255,000      Japan Airlines System Corporation(b)                   543,650     0.1
                                                                                                            ------------   --------
                                                                                                                 604,550     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Auto Components           80,000      Bridgestone Corp.                                      990,983     0.1
                                              79,200      Denso Corporation                                    1,299,422     0.2
                                               9,000      NGK Spark Plug Co., Ltd.                                58,246     0.0
                                              24,000      Sanden Corporation                                      78,470     0.0
                                              11,000      Stanley Electric Co., Ltd.                             122,820     0.0
                                              23,500      TOYOTA INDUSTRIES CORPORATION                          353,480     0.0
                                               6,200      Toyoda Gosei Co., Ltd.                                 116,508     0.0
                                                                                                            ------------   --------
                                                                                                               3,019,929     0.3
                    ----------------------------------------------------------------------------------------------------------------
                    Automobiles              106,300      Honda Motor Co., Ltd.                                3,932,392     0.4
                                             379,700      Nissan Motor Co., Ltd.                               2,962,857     0.3
                                             399,800      Toyota Motor Corporation                            10,747,131     1.2
                                              53,000      Yamaha Motor Co., Ltd.                                 437,684     0.1
                                                                                                            ------------   --------
                                                                                                              18,080,064     2.0
                    ----------------------------------------------------------------------------------------------------------------
                    Banks                     56,000      The 77 Bank, Ltd.                                      229,342     0.0
                                              93,000      The Ashikaga Bank, Ltd.(b)                             107,365     0.0
                                              66,000      The Bank of Fukuoka, Ltd.                              264,734     0.0
                                              83,000      The Bank of Yokohama, Ltd.                             328,027     0.0
                                              91,000      The Chiba Bank, Ltd.                                   289,863     0.0
                                             426,000      Daiwa Bank Holdings, Inc.(b)                           233,336     0.0
                                              68,000      The Gunma Bank Ltd.                                    295,677     0.0
                                             368,000      The Hokuriku Bank, Ltd.(b)                             496,166     0.1
                                             130,000      The Joyo Bank, Ltd.                                    361,507     0.0
                                                 525      Mitsubishi Tokyo Financial Group, Inc.               2,853,501     0.3
                                                 890      Mizuho Holdings, Inc.                                  832,477     0.1
                                              55,000      The Shizuoka Bank, Ltd.                                354,555     0.0
                                                 835      Sumitomo Mitsui Financial Group, Inc.                2,610,474     0.3
                                              35,000      The Suruga Bank, Ltd.                                  137,735     0.0
                                               1,953      UFJ Holdings, Inc.                                   1,974,888     0.2
                                                                                                            ------------   --------
                                                                                                              11,369,647     1.0

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                    ----------------------------------------------------------------------------------------------------------------
                    Beverages                 58,000      Asahi Breweries Limited                                380,248     0.0
                                               4,500      Coca-Cola West Japan Company Limited                    67,309     0.0
                                             113,000      Kirin Brewery Company, Ltd.                            718,926     0.1
                                              16,000      Sapporo Breweries Limited                               26,426     0.0
                                                                                                            ------------   --------
                                                                                                               1,192,909     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Building Products        118,000      Asahi Glass Company, Limited                           722,895     0.1
                                              12,000      Daikin Industries, Ltd.                                190,107     0.0
                                              16,000      Nippon Sheet Glass Company, Ltd.                        28,718     0.0
                                              28,000      Tostem Corporation                                     424,707     0.1
                                              14,000      Toto Limited                                            51,791     0.0
                                                                                                            ------------   --------
                                                                                                               1,418,218     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Chemicals                 69,000      Asahi Chemical Industry Co., Ltd.                      170,945     0.0
                                              41,000      Daicel Chemical Industries, Ltd.                       115,741     0.0
                                             159,000      Dainippon Ink and Chemicals, Inc.                      254,572     0.0
                                              18,000      Ishihara Sangyo Kaisha, Ltd.(b)                         18,505     0.0
                                              16,000      JSR Corporation                                        160,715     0.0
                                              14,000      Kaneka Corporation                                      74,914     0.0
                                              17,000      Kuraray Co., Ltd.                                      105,435     0.0
                                             252,000      Mitsubishi Chemical Corporation                        503,278     0.1
                                              22,000      Mitsubishi Gas Chemical Company, Inc.                   30,589     0.0
                                              83,000      Mitsubishi Rayon Company, Ltd.                         189,542     0.0
                                              81,000      Mitsui Chemicals Inc.                                  361,077     0.0
                                              15,000      Nippon Kayaku Co., Ltd.                                 55,743     0.0
                                              24,000      Nippon Sanso Corporation                                72,807     0.0
                                              23,000      Nippon Shokubai Co., Ltd.                               96,714     0.0
                                               4,000      Nissan Chemical Industries, Ltd.                        14,966     0.0
                                              12,700      Nitto Denko Corporation                                361,726     0.0
                                              36,500      Shin-Etsu Chemical Co., Ltd.                         1,196,469     0.1
                                              77,000      Showa Denko K.K.(b)                                     97,978     0.0
                                              16,000      Sumitomo Bakelite Company Limited                       66,066     0.0
                                             101,000      Sumitomo Chemical Co., Ltd.                            399,166     0.1
                                              44,000      Teijin Limited                                         105,300     0.0
                                             201,000      Toray Industries, Inc.                                 426,831     0.1
                                              20,000      Tosoh Corporation                                       48,201     0.0
                                           1,234,000      Ube Industries, Ltd..                                1,237,432     0.1
                                                                                                            ------------   --------
                                                                                                               6,164,712     0.5
                    ----------------------------------------------------------------------------------------------------------------
                    Commercial Services          160      Bellsystem 24, Inc.                                     31,240     0.0
                    & Supplies

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                               4,000      Benesse Corporation                                     44,830     0.0
                                              97,000      Dai Nippon Printing Co., Ltd.                        1,073,237     0.1
                                              17,000      Kokuyo Co., Ltd.                                       141,392     0.0
                                              32,500      Secom Co., Ltd.                                      1,114,646     0.1
                                              61,000      Toppan Printing Co., Ltd.                              459,029     0.1
                                               3,600      Trans Cosmos Inc.                                       36,798     0.0
                                                                                                            ------------   --------
                                                                                                               2,901,172     0.3
                    ----------------------------------------------------------------------------------------------------------------
                    Computers &              282,000      Fujitsu Limited                                        805,578     0.1
                    Peripherals
                                              11,200      Mitsumi Electric Company, Ltd.                         102,024     0.0
                                             176,000      NEC Corporation                                        658,498     0.1
                                             513,000      Toshiba Corporation(b)                               1,608,123     0.2
                                                                                                            ------------   --------
                                                                                                               3,174,223     0.4
                    ----------------------------------------------------------------------------------------------------------------
                    Construction &             5,000      JGC Corporation                                         27,977     0.0
                    Engineering
                                             113,000      Kajima Corporation                                     252,338     0.0
                                               8,000      Kinden Corporation                                      29,527     0.0
                                              48,000      Kyowa Exeo Corporation                                 151,681     0.0
                                             142,000      Nishimatsu Construction Co., Ltd.                      417,612     0.1
                                              94,000      Obayashi Corporation                                   209,118     0.0
                                              12,000      Okumura Corporation                                     38,729     0.0
                                             150,000      Shimizu Corporation                                    375,411     0.1
                                             129,000      Taisei Corporation                                     205,452     0.0
                                              13,000      Toda Corporation                                        21,800     0.0
                                                                                                            ------------   --------
                                                                                                               1,729,645     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Construction Materials    23,000      Sumitomo Osaka Cement Co., Ltd.                         30,235     0.0
                                             264,000      Taiheiyo Cement Corporation                            333,698     0.0
                                                                                                            ------------   --------
                                                                                                                 363,933     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Containers &              23,000      Toyo Seikan Kaisha, Ltd.                               274,248     0.0
                    Packaging
                    ----------------------------------------------------------------------------------------------------------------
                    Diversified Financials     7,000      Acom Co., Ltd.                                         230,050     0.0
                                               1,200      Aeon Credit Service Co, Ltd.                            43,583     0.0
                                               3,998      Aiful Corporation                                      150,258     0.0
                                               7,800      Credit Saison Co., Ltd.                                133,100     0.0
                                             171,000      Daiwa Securities Group Inc.                            759,392     0.1
                                              26,000      Mitsui Trust Holdings, Inc.                             42,285     0.0
                                             201,000      The Nikko Securities Co., Ltd.                         677,509     0.1

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                             286,000      The Nomura Securities Co., Ltd.                      3,215,000     0.4
                                              13,500      Orix Corporation                                       870,271     0.1
                                              40,450      Promise Co., Ltd.                                    1,441,843     0.2
                                             157,000      The Sumitomo Trust and Banking Co., Ltd.               636,361     0.1
                                              12,210      Takefuji Corporation                                   704,799     0.1
                                                                                                            ------------   --------
                                                                                                               8,904,451     1.1
                    ----------------------------------------------------------------------------------------------------------------
                    Diversified                  922      Nippon Telegraph & Telephone
                    Telecommunication                       Corporation (NTT)                                  3,348,631     0.4
                    Services
                    ----------------------------------------------------------------------------------------------------------------
                    Electric Utilities       114,000      Chubu Electric Power Company, Incorporated           2,036,572     0.2
                                              90,100      Kansai Electric Power Company, Inc.                  1,361,332     0.2
                                              90,100      Kyushu Electric Power Company, Incorporated          1,318,055     0.2
                                             172,300      Tohoku Electric Power Co., Inc.                      2,536,514     0.3
                                             183,700      Tokyo Electric Power                                 3,490,718     0.4
                                                                                                            ------------   --------
                                                                                                              10,743,191     1.3
                    ----------------------------------------------------------------------------------------------------------------
                    Electrical Equipment      16,000      Fuji Electric Co., Ltd.                                 27,909     0.0
                                              53,000      Fujikura Ltd.                                          125,946     0.0
                                              77,000      The Furukawa Electric Co., Ltd.                        161,566     0.0
                                              30,000      Hitachi Cable, Ltd.                                     74,829     0.0
                                              24,000      Matsushita Electric Works, Ltd.                        148,445     0.0
                                             247,000      Mitsubishi Electric Corporation(b)                     570,304     0.1
                                              46,000      Sumitomo Electric Industries                           298,087     0.0
                                               3,000      Ushio Inc.                                              32,864     0.0
                                                                                                            ------------   --------
                                                                                                               1,439,950     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Electronic Equipment      22,000      Alps Electric Co., Ltd.                                242,858     0.0
                    & Instruments
                                              38,000      Citizen Watch Co.                                      169,394     0.0
                                               6,000      Dainippon Screen Mfg. Co., Ltd.(b)                      20,932     0.0
                                               2,200      Hirose Electric Co., Ltd.                              167,962     0.0
                                             490,000      Hitachi Ltd.                                         1,878,739     0.2
                                               3,200      Keyence Corporation                                    556,838     0.1
                                              23,100      Kyocera Corporation                                  1,345,083     0.2
                                               2,400      Mabuchi Motor Co., Ltd.                                220,848     0.0
                                              37,400      Murata Manufacturing Co., Ltd.                       1,465,493     0.2
                                               1,700      Nidec Corporation                                      106,008     0.0
                                              19,000      Omron Corporation                                      280,189     0.0
                                              13,000      TDK Corporation                                        523,637     0.1
                                              15,000      Taiyo Yuden Co., Ltd.                                  159,012     0.0

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                              32,000      Yokogawa Electric Corporation                          198,736     0.0
                                                                                                            ------------   --------
                                                                                                               7,335,729     0.8
                    ----------------------------------------------------------------------------------------------------------------
                    Food & Drug Retailing      1,800      FamilyMart Co., Ltd.                                    35,266     0.0
                                               4,900      Lawson Inc.                                            118,092     0.0
                                              54,000      Seven-Eleven Japan Co., Ltd.                         1,647,257     0.2
                                                                                                            ------------   --------
                                                                                                               1,800,615     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Food Products                800      ARIAKE JAPAN Co., Ltd.                                  22,651     0.0
                                              87,000      Ajinomoto Co., Inc.                                    908,342     0.1
                                              26,000      House Foods Corporation                                245,605     0.0
                                              21,500      Katokichi Co., Ltd.                                    322,491     0.0
                                               8,000      Kikkoman Corporation                                    55,482     0.0
                                              38,000      Meiji Milk Products Co., Ltd.                          119,761     0.0
                                               3,000      Meiji Seika Kaisha, Ltd.                                 8,823     0.0
                                              92,000      Nichirei Corporation                                   258,161     0.0
                                              27,000      Nippon Meat Packers, Inc.                              269,613     0.0
                                               9,000      Nisshin Seifun Group Inc.                               59,914     0.0
                                               4,700      Nissin Food Products Co., Ltd.                         104,955     0.0
                                              14,000      Q.P. Corporation                                       110,896     0.0
                                               5,500      Snow Brand Milk Products Co., Ltd.(b)                    7,972     0.0
                                              23,000      Yakult Honsha Co., Ltd.                                262,038     0.0
                                              14,000      Yamazaki Baking Co., Ltd.                               78,453     0.0
                                                                                                            ------------   --------
                                                                                                               2,835,157     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Gas Utilities            238,000      Osaka Gas Co.                                          587,630     0.1
                                             312,000      Tokyo Gas Co.                                          978,040     0.1
                                                                                                            ------------   --------
                                                                                                               1,565,670     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Health Care               20,700      Hoya Corporation                                     1,449,541     0.2
                    Equipment & Supplies
                                              23,000      Olympus Optical Co., Ltd.                              374,838     0.1
                                              11,200      Terumo Corporation                                     154,971     0.0
                                                                                                            ------------   --------
                                                                                                               1,979,350     0.3
                    ----------------------------------------------------------------------------------------------------------------
                    Health Care Providers     10,800      Suzuken Co., Ltd.                                      260,285     0.0
                    & Services
                    ----------------------------------------------------------------------------------------------------------------
                    Hotels, Restaurants &     64,200      Namco Ltd.                                           1,075,500     0.1
                    Leisure
                                               5,000      Oriental Land Co., Ltd                                 302,941     0.0

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                               1,500      SAIZERIYA CO., LTD.                                     22,221     0.0
                                              14,000      Skylark Co., Ltd.                                      185,691     0.0
                                                                                                            ------------   --------
                                                                                                               1,586,353     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Household Durables        85,000      Casio Computer Co., Ltd.                               473,456     0.1
                                               4,600      Daito Trust Construction Co., Ltd.                     101,753     0.0
                                              22,000      Daiwa House Industry Co., Ltd.                         123,839     0.0
                                              19,000      Makita Corporation                                     137,693     0.0
                                             480,000      Matsushita Electric Industrial Company, Ltd.         4,732,451     0.5
                                              15,500      Nintendo Company Ltd.                                1,448,513     0.2
                                              27,000      Noritake Co., Ltd.                                      76,902     0.0
                                               9,400      Pioneer Corporation                                    176,245     0.0
                                               2,000      Sanrio Company, Ltd.                                     9,944     0.0
                                             168,000      Sanyo Electric Co., Ltd.                               437,448     0.1
                                             176,000      Sekisui Chemical Co., Ltd.                             455,313     0.1
                                              47,000      Sekisui House, Ltd.                                    332,687     0.0
                                             160,000      Sharp Corporation                                    1,519,508     0.2
                                             103,100      Sony Corporation                                     4,309,227     0.5
                                               1,000      Sony Corporation (ADR)(a)                               41,310     0.0
                                               7,000      Sumitomo Forestry Co., Ltd.                             38,696     0.0
                                                                                                            ------------   --------
                                                                                                              14,414,985     1.7
                    ----------------------------------------------------------------------------------------------------------------
                    Household Products        88,000      Kao Corporation                                      1,931,743     0.2
                                               2,100      Uni-Charm Corporation                                   83,349     0.0
                                                                                                            ------------   --------
                                                                                                               2,015,092     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    IT Consulting &               47      CSK Communications Corporation(b)                       70,102     0.0
                    Services
                                               6,500      CSK Corporation                                        136,387     0.0
                                               1,900      Itochu Techno-Science Corporation                       40,267     0.0
                                               3,900      Meitec Corp.                                            95,306     0.0
                                                 157      NTT Data Corporation                                   433,943     0.1
                                                  22      Net One Systems Co., Ltd.                               93,621     0.0
                                                 600      OBIC Co., Ltd.                                         104,407     0.0
                                               5,100      Toyo Information Systems Co., Ltd.                      75,295     0.0
                                                                                                            ------------   --------
                                                                                                               1,049,328     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Insurance                    204      Millea Holdings, Inc.                                1,468,071     0.2
                                             281,000      Mitsui Marine and Fire Insurance
                                                            Company, Ltd.                                      1,292,879     0.1
                                             116,000      The Yasuda Fire & Marine Insurance Co. Ltd.            677,408     0.1
                                                                                                            ------------   --------
                                                                                                               3,438,358     0.4

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                    ----------------------------------------------------------------------------------------------------------------
                    Internet Software &       12,400      Softbank Corp.                                         141,586     0.0
                    Services
                    ----------------------------------------------------------------------------------------------------------------
                    Leisure Equipment &       69,000      Fuji Photo Film                                      2,250,190     0.3
                    Products
                                               9,200      Konami Co., Ltd.                                       212,421     0.0
                                              11,000      Konica Corporation                                      79,810     0.0
                                               4,400      Shimano Inc.                                            66,740     0.0
                                              26,400      Yamaha Corporation                                     244,045     0.0
                                                                                                            ------------   --------
                                                                                                               2,853,206     0.3
                    ----------------------------------------------------------------------------------------------------------------
                    Machinery                 14,000      Amada Co., Ltd.                                         38,224     0.0
                                              14,000      Amano Corporation                                       85,531     0.0
                                              20,000      Daifuku Co., Ltd.                                       59,998     0.0
                                               1,000      Ebara Corporation                                        3,093     0.0
                                              11,400      Fanuc Ltd.                                             504,340     0.1
                                               3,000      Fuji Machine Mfg. Co., Ltd.                             28,314     0.0
                                              82,000      Hino Motors, Ltd.                                      281,234     0.0
                                              77,000      Ishikawajima-Harima Heavy
                                                            Industries Co., Ltd.                                  70,077     0.0
                                             384,000      Kawasaki Heavy Industries Ltd.(b)                      304,171     0.0
                                             142,000      Komatsu Ltd.                                           463,083     0.1
                                               4,000      Komori Corporation                                      40,684     0.0
                                              17,000      Koyo Seiko Co.                                          75,495     0.0
                                              51,000      Kubota Corporation                                     138,384     0.0
                                               6,000      Kurita Water Industries Ltd.                            60,420     0.0
                                              15,000      Minebea Company Ltd.                                    52,204     0.0
                                             389,000      Mitsubishi Heavy Industries, Ltd.                      950,619     0.1
                                             302,000      Mitsui Engineering &
                                                            Shipbuilding Co., Ltd.(b)                            218,859     0.0
                                              14,000      Mori Seiki Co., Ltd.                                    71,256     0.0
                                              14,000      NGK Insulators, Ltd.                                    76,447     0.0
                                              63,000      NSK Limited                                            162,450     0.0
                                              24,000      NTN Corporation                                         82,919     0.0
                                               4,700      SMC Corporation                                        441,207     0.1
                                              11,000      Sumitomo Heavy Industries, Ltd.(b)                       6,118     0.0
                                              10,400      THK Co., Ltd.                                          114,543     0.0
                                              41,000      Takuma Co., Ltd.                                       221,117     0.0
                                               1,200      Union Tool Co.                                          30,437     0.0
                                                                                                            ------------   --------
                                                                                                               4,581,224     0.4
                    ----------------------------------------------------------------------------------------------------------------
                    Marine                    72,000      Kamigumi Co., Ltd.                                     345,833     0.0
                                             175,000      Kawasaki Kisen Kaisha, Ltd.                            300,834     0.0
                                               3,000      Mitsubishi Logistics Corp.                              14,637     0.0

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                           1,086,000      Mitsui O.S.K. Lines, Ltd.                            2,251,251     0.3
                                              77,000      Nippon Yusen Kabushiki Kaisha                          259,543     0.0
                                                                                                            ------------   --------
                                                                                                               3,172,098     0.3
                    ----------------------------------------------------------------------------------------------------------------
                    Media                     15,900      Asatsu-Dk Inc.                                         282,038     0.0
                                               1,200      Avex Inc.                                               14,531     0.0
                                                  13      Fuji Television Network, Incorporated                   52,364     0.0
                                              38,900      Toho Co., Ltd.                                         373,364     0.1
                                               2,000      Tokyo Broadcasting System, Inc.                         25,145     0.0
                                                                                                            ------------   --------
                                                                                                                 747,442     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Metals & Mining           42,000      Dowa Mining Co., Ltd.                                  176,961     0.0
                                              57,650      JFE Holdings, Inc.(b)                                  700,039     0.1
                                             146,000      Mitsubishi Materials Corporation                       159,939     0.0
                                              26,000      Mitsui Mining & Smelting Co., Ltd.                      60,032     0.0
                                             814,000      Nippon Steel Corporation                               953,451     0.1
                                             313,000      Sumitomo Metal Industries, Ltd.(b)                     113,415     0.0
                                              77,000      Sumitomo Metal Mining Co.                              321,185     0.0
                                                                                                            ------------   --------
                                                                                                               2,485,022     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Multiline Retail          17,000      The Daiei, Inc.(b)                                      18,480     0.0
                                              34,000      The Daimaru, Inc.                                      101,424     0.0
                                              23,000      Hankyu Department Stores, Inc.                         111,056     0.0
                                              31,000      Isetan Company Ltd.                                    212,640     0.0
                                              52,000      Ito-Yokado Co., Ltd.                                 1,533,665     0.2
                                              33,000      JUSCO Co., Ltd.                                        781,411     0.1
                                              25,000      Marui Co., Ltd.                                        244,796     0.0
                                               6,000      Mitsukoshi, Ltd.                                        12,488     0.0
                                              39,000      Takashimaya Co., Ltd.                                  152,819     0.0
                                              40,000      Uny Co., Ltd.                                          391,337     0.1
                                                                                                            ------------   --------
                                                                                                               3,560,116     0.4
                    ----------------------------------------------------------------------------------------------------------------
                    Office Electronics       143,000      Canon, Inc.                                          5,386,450     0.6
                                              95,000      Ricoh Co., Ltd.                                      1,558,650     0.2
                                                                                                            ------------   --------
                                                                                                               6,945,100     0.8
                    ----------------------------------------------------------------------------------------------------------------
                    Oil & Gas                 86,000      Nippon Mining Holdings, Inc.                           115,227     0.0
                                             168,000      Nippon Mitsubishi Oil Corp.                            761,642     0.1
                                              57,000      Showa Shell Sekiyu K.K.                                395,787     0.1
                                               9,000      Teikoku Oil Co., Ltd.                                   35,948     0.0
                                              48,000      TonenGeneral Sekiyu K.K.                               315,497     0.0

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            ------------   --------
                                                                                                               1,624,101     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Paper & Forest            46,000      Mitsubishi Paper Mills Ltd.(b)                          55,819     0.0
                    Products
                                                  98      Nippon Unipac Holding                                  425,297     0.1
                                             118,000      Oji Paper Co., Ltd.                                    507,121     0.1
                                                                                                            ------------   --------
                                                                                                                 988,237     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Personal Products          2,100      ADERANS Company Limited                                 46,895     0.0
                                             201,000      Kanebo, Ltd.(b)                                        191,396     0.0
                                              39,000      Shiseido Company, Limited                              507,095     0.1
                                                                                                            ------------   --------
                                                                                                                 745,386     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Pharmaceuticals           11,000      Banyu Pharmaceutical Co., Ltd.                         103,261     0.0
                                              31,900      Chugai Pharmaceutical Co., Ltd.                        303,758     0.0
                                              21,700      Daiichi Pharmaceutical Co., Ltd.                       311,411     0.0
                                              28,000      Eisai Company, Ltd.                                    628,803     0.1
                                              28,000      Fujisawa Pharmaceutical Co., Ltd.                      640,600     0.1
                                               9,000      Kyowa Hakko Kogyo Co., Ltd.                             37,314     0.0
                                              36,000      Sankyo Company, Ltd.                                   451,706     0.1
                                              25,000      Shionogi & Co., Ltd.                                   353,501     0.0
                                              43,000      Taisho Pharmaceutical Company, Ltd.                    632,300     0.1
                                             140,000      Takeda Chemical Industries, Ltd.                     5,851,521     0.6
                                              57,000      Yamanouchi Pharmaceutical Co., Ltd.                  1,652,313     0.2
                                                                                                            ------------   --------
                                                                                                              10,966,488     1.2
                    ----------------------------------------------------------------------------------------------------------------
                    Real Estate              196,000      Mitsubishi Estate Company, Limited                   1,493,082     0.2
                                             135,000      Mitsui Fudosan Co., Ltd.                               875,959     0.1
                                              87,000      Sumitomo Realty & Development Co., Ltd.                354,100     0.0
                                                                                                            ------------   --------
                                                                                                               2,723,141     0.3
                    ----------------------------------------------------------------------------------------------------------------
                    Road & Rail                  102      Central Japan Railway Company                          635,190     0.1
                                                 592      East Japan Railway Company                           2,938,299     0.3
                                              23,000      Keihin Electric Express Railway Co., Ltd.              104,660     0.0
                                              43,000      Keio Electric Railway Co., Ltd.                        227,918     0.0
                                             237,000      Kinki Nippon Railway Co., Ltd.(b)                      511,267     0.1
                                             119,000      Nippon Express Co., Ltd.                               466,293     0.1
                                              86,000      Seino Transportation Co., Ltd.                         503,666     0.1
                                             158,000      Tobu Railway Co., Ltd.                                 419,398     0.1
                                             108,800      Tokyu Corporation                                      383,234     0.1
                                                  82      West Japan Railway Company                             290,908     0.0

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            ------------   --------
                                                                                                               6,480,833     0.9
                    ----------------------------------------------------------------------------------------------------------------
                    Semiconductor             11,000      Advantest Corporation                                  493,132     0.1
                    Equipment & Products
                                              57,000      Nikon Corporation                                      428,449     0.1
                                              15,100      Rohm Company Ltd.                                    1,922,651     0.2
                                              23,400      Tokyo Electron Limited                               1,058,886     0.1
                                                                                                            ------------   --------
                                                                                                               3,903,118     0.5
                    ----------------------------------------------------------------------------------------------------------------
                    Software                  66,800      Fuji Soft ABC Incorporated                           1,055,448     0.1
                                               2,700      Hitachi Software Engineering Co., Ltd.                  61,431     0.0
                                               1,100      Nippon System Development Co., Ltd.                     12,884     0.0
                                               1,900      Oracle Corporation Japan                                46,031     0.0
                                               6,500      Trend Micro Incorporated(b)                            111,191     0.0
                                                                                                            ------------   --------
                                                                                                               1,286,985     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Specialty Retail          11,700       Aoyamma Trading Co., Ltd.                             164,650     0.0
                                               1,600       Autobacs Seven Co., Ltd.                               32,696     0.0
                                               3,900       Fast Retailing Co., Ltd.                              137,373     0.0
                                               1,400       PARIS MIKI Inc.                                        19,713     0.0
                                              17,400       Shimachu Co., Ltd.                                    351,900     0.0
                                               1,000       Shimamura Co., Ltd.                                    63,706     0.0
                                               8,600       Yamada Denki Co. Ltd.                                 181,537     0.0
                                                                                                            ------------   --------
                                                                                                                 951,575     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Textiles, Apparel &       13,000      Gunze Limited                                           47,872     0.0
                    Luxury Goods
                                              23,000      Nisshinbo Industries Inc.                               79,852     0.0
                                               6,000      Onward Kashiyama Co., Ltd.                              47,021     0.0
                                              14,000      Tokyo Style Co., Ltd.                                  118,682     0.0
                                              60,000      Toyobo Co., Ltd.                                        78,369     0.0
                                               6,000      Wacoal Corp.                                            46,263     0.0
                                               3,200      World Co., Ltd.                                         61,481     0.0
                                                                                                            ------------   --------
                                                                                                                 479,540     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Tobacco                      144      Japan Tobacco, Inc.                                    963,479     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Trading Companies &      270,000      ITOCHU Corporation                                     584,731     0.1
                    Distributors
                                              68,000      Marubeni Corporation(b)                                 62,459     0.0
                                             113,000      Mitsubishi Corporation                                 690,360     0.1

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                             113,000      Mitsui & Co., Ltd.                                     527,530     0.1
                                             107,000      Sumitomo Corporation                                   459,847     0.1
                                                                                                            ------------   --------
                                                                                                               2,324,927     0.4
                    ----------------------------------------------------------------------------------------------------------------
                    Wireless                   2,936      NTT DoCoMo, Inc.                                     5,418,252     0.6
                    Telecommunication
                    Services
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Common Stocks in Japan
                                                            (Cost - $188,333,855)                            177,070,630     19.3
------------------------------------------------------------------------------------------------------------------------------------
New Zealand         Construction Materials   515,199      Fletcher Building Limited                              902,827     0.1
------------------------------------------------------------------------------------------------------------------------------------
                    Diversified              218,943      Telecom Corporation of New Zealand
                    Telecommunication                       Limited                                              518,816     0.1
                    Services
                    ----------------------------------------------------------------------------------------------------------------
                    Electric Utilities        51,437      Contact Energy Limited                                 106,820     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Health Care               12,337      Fisher & Paykel Industries Limited                      60,985     0.0
                    Equipment & Supplies
                    ----------------------------------------------------------------------------------------------------------------
                    Household Durables        56,029      Fisher & Paykel Appliances Holdings Limited            296,019     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Insurance                 47,881      Tower Limited                                           52,598     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Media                     11,413      Independent Newspapers Ltd.                             18,507     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Multiline Retail          35,001      The Warehouse Group Limited                            134,022     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Paper & Forest           111,432      Carter Holt Harvey Limited                             102,591     0.0
                    Products
                                              23,582      Fletcher Challenge Forests(b)                           12,089     0.0
                                                                                                            ------------   --------
                                                                                                                 114,680     0.0
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Common Stocks in New Zealand
                                                            (Cost - $2,077,587)                                2,205,274     0.3
------------------------------------------------------------------------------------------------------------------------------------
Singapore           Aerospace & Defense      209,000      Singapore Technologies Engineering Ltd.                198,818     0.0
------------------------------------------------------------------------------------------------------------------------------------
                    Airlines                 152,300      Singapore Airlines Limited                             895,624     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Banks                    145,652      DBS Group Holdings Limited                             923,708     0.1
                                             118,899      Oversea-Chinese Banking Corporation Ltd.               661,502     0.1
                                             229,800      United Overseas Bank Ltd.                            1,563,355     0.2
                                                                                                            ------------   --------
                                                                                                               3,148,565     0.4

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                    ----------------------------------------------------------------------------------------------------------------
                    Beverages                 57,958      Fraser & Neave Limited                                 260,636     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Computers &               32,600      Datacraft Asia Limited                                  21,353     0.0
                    Computer Services
                    ----------------------------------------------------------------------------------------------------------------
                    Computers &                3,009      Creative Technology Limited                             21,338     0.0
                    Peripherals
                                              10,000      GES International Limited                                1,701     0.0
                                                                                                            ------------   --------
                                                                                                                  23,039     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Diversified Financials    72,000      Singapore Exchange Limited                              51,058     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Diversified              563,000      Singapore Telecommunications, Ltd.                     402,491     0.0
                    Telecommunication
                    Services
                    ----------------------------------------------------------------------------------------------------------------
                    Electronic Equipment      57,000      Venture Manufacturing (Singapore) Ltd.                 456,789     0.1
                    & Instruments
                    ----------------------------------------------------------------------------------------------------------------
                    Food Products             19,153      Singapore Food Industries Limited                        7,730     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Health Care Providers     81,000      Parkway Holdings Limited                                35,258     0.0
                    & Services
                    ----------------------------------------------------------------------------------------------------------------
                    Hotels, Restaurants &     17,000      Hotel Properties Limited                                 9,115     0.0
                    Leisure
                                               8,000      Overseas Union Enterprise Ltd.                          26,982     0.0
                                              26,000      United Overseas Land Limited                            24,134     0.0
                                                                                                            ------------   --------
                                                                                                                  60,231     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Industrial                18,394      Haw Par Corporation Ltd.                                34,572     0.0
                    Conglomerates
                                             349,000      Keppel Corporation Ltd.                                744,480     0.1
                                             151,000      Sembcorp Industries Limited                             68,340     0.0
                                                                                                            ------------   --------
                                                                                                                 847,392     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Machinery                 45,000      NatSteel Ltd.                                           53,445     0.0
                                              62,000      SembCorp Marine Limited                                 32,349     0.0
                                                                                                            ------------   --------
                                                                                                                  85,794     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Marine                    61,000      Neptune Orient Lines Limited(b)                         32,355     0.0
                    ----------------------------------------------------------------------------------------------------------------

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                    Media                     57,000      Singapore Press Holdings Ltd.                          598,097     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Real Estate               57,000      Allgreen Properties Limited                             31,219     0.0
                                             109,000      Capitaland Limited                                      69,755     0.0
                                              71,000      City Developments Limited                              170,285     0.0
                                              30,000      First Capital Corporation Limited                       12,280     0.0
                                              43,000      Keppel Land Limited                                     24,047     0.0
                                              14,000      Singapore Land Limited                                  25,506     0.0
                                              82,000      Wing Tai Holdings Limited                               24,583     0.0
                                                                                                            ------------   --------
                                                                                                                 357,675     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Road & Rail               58,000      SMRT Corporation Limited                                19,227     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Semiconductor             79,000      Chartered Semiconductor Manufacturing
                    Equipment & Products                    Limited(b)                                            32,338     0.0
                                               3,500      Chartered Semiconductor Manufacturing Limited           13,790     0.0
                                                          (ADR)(a)(b)
                                              12,000      ST Assembly Test Services Limited(b)                     7,956     0.0
                                                                                                            ------------   --------
                                                                                                                  54,084     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Transportation            35,000      SembCorp Logistics Limited                              31,681     0.0
                    Infrastructure
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Common Stocks in Singapore
                                                            (Cost - $8,794,367)                                7,587,897     0.8
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Common Stocks in Pacific Basin/Asia
                                                            (Cost - $251,570,221                             237,557,501     26.0
------------------------------------------------------------------------------------------------------------------------------------
Western Europe
------------------------------------------------------------------------------------------------------------------------------------
Austria             Banks                      3,655      Bayerische Hypo-und Vereinsbank AG                      57,917     0.0
                                               1,310      Erste Bank der oesterreichischen
                                                            Sparkassen AG                                         88,188     0.0
                                                                                                            ------------   --------
                                                                                                                 146,105     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Building Products          3,035      Wienerberger Baustoffindustrie AG                       53,985     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Construction Materials     3,219      RHI AG(b)                                               24,828     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Diversified               60,368      Telekom Austria AG(b)                                  611,329     0.1
                    Telecommunication
                    Services
                    ----------------------------------------------------------------------------------------------------------------
                    Electric Utilities           424      Oesterreichische Elektrizitaetswirtschafts-AG
                                                            "Verbund"                                             36,103     0.0
                                                          'A'

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                    ----------------------------------------------------------------------------------------------------------------
                    Machinery                  2,953      VA Technologie AG                                       48,033     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Metals & Mining              781      Boehler-Uddeholm AG                                     36,168     0.0
                                              18,457      Voest-Alpine AG                                        448,387     0.1
                                                                                                            ------------   --------
                                                                                                                 484,555     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Oil & Gas                    880      OMV AG                                                  86,418     0.0
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Common Stocks in Austria
                                                            (Cost - $1,424,862)                                1,491,356     0.2
------------------------------------------------------------------------------------------------------------------------------------
Belgium             Banks                    107,399      Dexia                                                1,333,294     0.2
                                              13,279      KBC Bancassurance Holding                              423,484     0.0
                                                                                                            ------------   --------
                                                                                                               1,756,778     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Beverages                 24,558      Interbrew(b)                                           579,851     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Chemicals                  6,897      Solvay SA                                              475,518     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Construction &            30,640      Suez Lyonnaise des Eaux SA(b)                              322     0.0
                    Engineering
                    ----------------------------------------------------------------------------------------------------------------
                    Distributors                 421      D'leteren SA                                            56,992     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Diversified Financials   162,258      Fortis                                               2,860,596     0.3
                                              12,542      Groupe Bruxelles Lambert SA                            513,433     0.1
                                                                                                            ------------   --------
                                                                                                               3,374,029     0.4
                    ----------------------------------------------------------------------------------------------------------------
                    Electric Utilities         6,813      Electrabel SA                                        1,655,124     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Electronic Equipment       1,789      Barco NV (New Shares)                                   93,775     0.0
                    & Instruments
                    ----------------------------------------------------------------------------------------------------------------
                    Food & Drug Retailing      4,196      Colruyt NV                                             231,172     0.0
                                              12,606      Delhaize "Le Lion" SA                                  234,413     0.0
                                                                                                            ------------   --------
                                                                                                                 465,585     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Health Care                1,909      Omega Pharma SA                                         54,730     0.0
                    Equipment & Supplies
                    ----------------------------------------------------------------------------------------------------------------
                    Marine                       401      Compagnie Maritime Belge SA (CMB)                       21,588     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Media                      3,221      Bekaert NV                                             145,852     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Metals & Mining            6,752      Union Miniere SA                                       291,429     0.0

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                    ----------------------------------------------------------------------------------------------------------------
                    Pharmaceuticals           15,781      UCB SA                                                 496,817     0.1
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Common Stocks in Belgium
                                                            (Cost - $9,767,897)                                9,468,390     1.0
------------------------------------------------------------------------------------------------------------------------------------
Denmark             Banks                     93,274      Danske Bank                                          1,541,741     0.2
------------------------------------------------------------------------------------------------------------------------------------
                    Beverages                  1,300      Carlsberg A/S 'B'                                       57,209     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Chemicals                  9,687      Novozymes A/S 'B'                                      202,542     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Commercial Services       20,709      Group 4 Falck A/S                                      437,386     0.1
                    & Supplies
                                               8,672      ISS A/S(b)                                             312,410     0.0
                                                                                                            ------------   --------
                                                                                                                 749,796     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Construction &             5,654      FLS Industries A/S 'B'(b)                               45,130     0.0
                    Engineering
                    ----------------------------------------------------------------------------------------------------------------
                    Diversified               21,325      TDC A/S                                                518,182     0.1
                    Telecommunication
                    Services
                    ----------------------------------------------------------------------------------------------------------------
                    Electrical Equipment       3,929      NEG Micon A/S(b)                                        66,331     0.0
                                               4,027      NKT Holding A/S                                         42,100     0.0
                                              24,111      Vestas Wind Systems A/S                                240,143     0.0
                                                                                                            ------------   --------
                                                                                                                 348,574     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Food Products              3,292      A/S Det Ostasiatiske Kompagni(b)                        76,273     0.0
                                               9,592      Danisco A/S                                            325,904     0.0
                                                                                                            ------------   --------
                                                                                                                 402,177     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Health Care                1,457      Coloplast A/S 'B'                                      106,006     0.0
                    Equipment & Supplies
                                              56,637      GN Store Nord A/S(b)                                   165,629     0.0
                                               7,946      William Demant A/S(b)                                  171,192     0.0
                                                                                                            ------------   --------
                                                                                                                 442,827     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Household Durables         1,901      Bang & Olufsen Holding A/S 'B'                          38,405     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Insurance                  1,276      Topdanmark A/S(b)                                       36,955     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Marine                        33      A/S Dampskibsselskabet Svendborg 'B'                   335,669     0.1

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                                  45      D/S 1912 'B'                                           315,961     0.0
                                                                                                            ------------   --------
                                                                                                                 651,630     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Pharmaceuticals            8,939      H. Lundbeck A/S                                        237,417     0.0
                                              46,514      Novo Nordisk A/S 'B'                                 1,343,822     0.2
                                                                                                            ------------   --------
                                                                                                               1,581,239     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Real Estate                1,314      TK Developement A/S                                      9,467     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Road & Rail                2,120      DSV, De Sammensluttede Vognmaend
                                                            af 13-7-1976 A/S                                      51,514     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Transportation               345      Kobenhavns Lufthavne A/S                                24,857     0.0
                    Infrastructure
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Common Stocks in Denmark
                                                            (Cost - $7,106,908)                                6,702,245     0.7
------------------------------------------------------------------------------------------------------------------------------------
Finland             Building Products          8,300      Asko Oyj                                               169,671     0.0
------------------------------------------------------------------------------------------------------------------------------------
                    Communications           754,158      Nokia Oyj `A'                                       11,989,913     1.3
                    Equipment
                    ----------------------------------------------------------------------------------------------------------------
                    Diversified               45,877      TeliaSonera AB(b)                                      170,909     0.0
                    Telecommunication
                    Services
                    ----------------------------------------------------------------------------------------------------------------
                    Food & Drug Retailing      3,200      Kesko Oyj 'B'                                           40,633     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    IT Consulting &           13,293      Tietoenator Oyj                                        181,346     0.0
                    Services
                    ----------------------------------------------------------------------------------------------------------------
                    Insurance                  2,995      Pohjola Group PLC 'D'                                   46,736     0.0
                                             163,777      Sampo Insurance Company Ltd. 'A'                     1,246,040     0.2
                                                                                                            ------------   --------
                                                                                                               1,292,776     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Leisure Equipment &       10,368      Amer Group Ltd.                                        379,718     0.0
                    Products
                    ----------------------------------------------------------------------------------------------------------------
                    Machinery                  2,166      KCI Konecranes International PLC                        52,938     0.0
                                               1,700      Kone Corporation 'B'                                    51,040     0.0
                                               5,600      Metso Oyj                                               60,529     0.0
                                              26,957      Wartsila Oyj 'B'                                       340,030     0.1
                                                                                                            ------------   --------
                                                                                                                 504,537     0.1
                    ----------------------------------------------------------------------------------------------------------------

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                    Metals & Mining              163      AvestaPolarit Oyj                                        1,120     0.0
                                              17,563      Outokumpu Oyj                                          152,974     0.0
                                                                                                            ------------   --------
                                                                                                                 154,094     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Paper & Forest           107,361      Stora Enso Oyj 'R'                                   1,132,280     0.1
                    Products
                                              39,413      UPM-Kymmene Oyj                                      1,265,616     0.2
                                                                                                            ------------   --------
                                                                                                               2,397,896     0.3
                    ----------------------------------------------------------------------------------------------------------------
                    Pharmaceuticals            3,737      Orion-Yhtyma OY 'B'                                     83,530     0.0
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Common Stocks in Finland
                                                            (Cost - $21,381,971)                              17,365,023     1.9
------------------------------------------------------------------------------------------------------------------------------------
France              Aerospace & Defense       53,578      European Aeronautic Defence and
                                                            Space Company                                        553,814     0.1
                                              24,982      Thomson CSF                                            661,432     0.1
                                                                                                            ------------   --------
                                                                                                               1,215,246     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Airlines                  12,646      Groupe Air France                                      122,621     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Auto Components           46,342      Compagnie Generale des Etablissements
                                                            Michelin 'B'                                       1,598,024     0.2
                                              42,734      Valeo SA                                             1,340,867     0.1
                                                                                                            ------------   --------
                                                                                                               2,938,891     0.3
                    ----------------------------------------------------------------------------------------------------------------
                    Automobiles               25,761      PSA Peugeot Citroen                                  1,050,525     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Banks                    137,847      BNP Paribas SA                                       5,617,017     0.6
                                              41,418      Societe Generale 'A'                                 2,412,255     0.3
                                                                                                            ------------   --------
                                                                                                               8,029,272     0.9
                    ----------------------------------------------------------------------------------------------------------------
                    Building Products        101,917      Compagnie de Saint-Gobain                            2,990,370     0.3
                    ----------------------------------------------------------------------------------------------------------------
                    Chemicals                 16,664      Air Liquide                                          2,198,141     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Commercial Services        2,491      Adecco SA (Registered Shares)                           93,087     0.0
                    & Supplies
                                               6,239      Societe BIC SA                                         215,076     0.0
                                                                                                            ------------   --------
                                                                                                                 308,163     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Communications           153,664      Alcatel                                                674,046     0.1
                    Equipment
                                              24,821      Alcatel (ADR)(a)                                       110,205     0.0

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                               3,827      Sagem SA (New Shares)                                  259,035     0.0
                                                                                                            ------------   --------
                                                                                                               1,043,286     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Construction &             8,610      Societe Generale d'Entreprises SA                      485,197     0.0
                    Engineering
                    ----------------------------------------------------------------------------------------------------------------
                    Construction Materials       353      IMETAL SA                                               44,601     0.0
                                              20,988      Lafarge SA (Ordinary)                                1,581,381     0.2
                                                                                                            ------------   --------
                                                                                                               1,625,982     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Diversified               63,191      France Telecom SA                                    1,106,095     0.1
                    Telecommunication
                    Services
                    ----------------------------------------------------------------------------------------------------------------
                    Electrical Equipment      86,841      Alstom(b)                                              432,872     0.0
                                              28,982      Schneider SA                                         1,371,354     0.2
                                                                                                            ------------   --------
                                                                                                               1,804,226     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Energy Equipment &        16,368      Compagnie Francaise d'Etudes et
                    Service                                 de Construction (Technip SA)                       1,171,443     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Food & Drug Retailing     77,910      Carrefour SA                                         3,469,024     0.4
                                                 383      Casino Guichard Perrach (Warrants)(d)                      462     0.0
                                                 383      Casino Guichard Perrach (Warrants)(d)                       36     0.0
                                               7,178      Etablissements Economiques du Casino                   532,931     0.0
                                                          Guichard-Perrachon SA
                                                                                                            ------------   --------
                                                                                                               4,002,453     0.4
                    ----------------------------------------------------------------------------------------------------------------
                    Food Products             17,631      Groupe Danone                                        2,371,953     0.3
                    ----------------------------------------------------------------------------------------------------------------
                    Hotels, Restaurants &     18,455      Accor SA                                               558,922     0.1
                    Leisure
                                               1,386      Club Mediterranee SA(b)                                 33,307     0.0
                                              11,733      Sodexho Alliance SA                                    270,877     0.0
                                                                                                            ------------   --------
                                                                                                                 863,106     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Household Durables        54,132      Thomson Multimedia(b)                                  923,668     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    IT Consulting &            5,202      Altran Technologies SA                                  24,948     0.0
                    Services
                                               3,186      Atos SA(b)                                              77,567     0.0
                                               7,022      Cap Gemini SA                                          160,494     0.0

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            ------------   --------
                                                                                                                 263,009     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Insurance                154,221      Axa                                                  2,069,927     0.2
                                              32,060      Axa (ADR)(a)                                           431,207     0.1
                                                                                                            ------------   --------
                                                                                                               2,501,134     0.3
                    ----------------------------------------------------------------------------------------------------------------
                    Media                     15,132      Lagardere S.C.A.                                       614,696     0.1
                                              21,886      Publicis SA                                            463,937     0.0
                                              18,491      Societe Television Francaise 1                         494,037     0.0
                                              96,524      Vivendi Universal SA                                 1,558,888     0.2
                                              50,000      Vivendi Universal SA (ADR)(a)                          803,500     0.1
                                                                                                            ------------   --------
                                                                                                               3,935,058     0.4
                    ----------------------------------------------------------------------------------------------------------------
                    Metals & Mining           61,164      Arcelor(b)                                             752,254     0.1
                                               3,401      Pechiney SA 'A'                                        119,348     0.0
                                                                                                            ------------   --------
                                                                                                                 871,602     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Multi-Utilities &         90,485      Suez SA                                              1,570,555     0.2
                    Unregulated Power
                                              30,405      Suez SA                                                529,656     0.1
                                                                                                            ------------   --------
                                                                                                               2,100,211     0.3
                    ----------------------------------------------------------------------------------------------------------------
                    Multiline Retail           8,253      Pinault-Printemps-Redoute SA                           607,115     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Oil & Gas                 99,363      TotalFinaElf SA                                     14,191,356     1.6
                    ----------------------------------------------------------------------------------------------------------------
                    Personal Products         47,422      L'Oreal SA                                           3,610,425     0.4
                    ----------------------------------------------------------------------------------------------------------------
                    Pharmaceuticals           101,067     Aventis SA                                           5,493,893     0.6
                                               2,500      Aventis SA (ADR)(a)                                    135,475     0.0
                                              58,428      Sanofi-Synthelabo SA                                 3,571,560     0.4
                                                                                                            ------------   --------
                                                                                                               9,200,928     1.0
                    ----------------------------------------------------------------------------------------------------------------
                    Semiconductor             81,134      STMicroelectronics NV                                1,590,453     0.2
                    Equipment & Products
                    ----------------------------------------------------------------------------------------------------------------
                    Software                   2,163      Business Objects SA(b)                                  31,846     0.0
                                              12,693      Dassault Systemes SA                                   273,594     0.0
                                                                                                            ------------   --------
                                                                                                                 305,440     0.0
                    ----------------------------------------------------------------------------------------------------------------

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                    Textiles, Apparel &       29,895      LVMH (Louis Vuitton Moet Hennessy)                   1,228,206     0.1
                    Luxury Goods
                    ----------------------------------------------------------------------------------------------------------------
                    Tobacco                    8,884      Altadis                                                201,933     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Transportation            60,083      Autoroutes du Sud de la France(b)                    1,452,067     0.2
                    Infrastructure
                    ----------------------------------------------------------------------------------------------------------------
                    Wireless                  27,887      Bouygues SA                                            779,024     0.1
                    Telecommunication
                    Services
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Common Stocks in France
                                                            (Cost - $84,761,794)                              77,088,599     8.4
------------------------------------------------------------------------------------------------------------------------------------
Germany             Air Freight &             52,946      Deutsche Post AG (Registered)                          555,615     0.1
                    Logistics
------------------------------------------------------------------------------------------------------------------------------------
                    Airlines                  63,463      Deutsche Lufthansa AG (Registered Shares)(b)           584,731     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Auto Components           35,459      Continental AG(b)                                      554,439     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Automobiles              143,428      DaimlerChrysler AG                                   4,417,567     0.5
                                              59,928      Volkswagen AG                                        2,184,745     0.2
                                                                                                            ------------   --------
                                                                                                               6,602,312     0.7
                    ----------------------------------------------------------------------------------------------------------------
                    Banks                     52,629      Bayerische Hypo-und Vereinsbank AG                     840,583     0.1
                                              76,093      Deutsche Bank AG (Registered Shares)                 3,505,503     0.4
                                                                                                            ------------   --------
                                                                                                               4,346,086     0.5
                    ----------------------------------------------------------------------------------------------------------------
                    Biotechnology             16,902      QIAGEN NV(b)                                            86,024     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Building Products          7,756      Buderus AG                                             179,061     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Chemicals                 79,805      BASF AG                                              3,021,605     0.3
                                             103,602      Bayer AG                                             2,223,323     0.3
                                               6,026      Linde AG                                               221,329     0.0
                                                                                                            ------------   --------
                                                                                                               5,466,257     0.6
                    ----------------------------------------------------------------------------------------------------------------
                    Commercial Services       28,606      Securicor PLC                                           39,030     0.0
                    & Supplies
                    ----------------------------------------------------------------------------------------------------------------
                    Construction Materials     5,607      Heidelberger Zement AG                                 208,882     0.0
                                               3,178      Heidelberger Zement AG                                      33     0.0
                                               1,230      Heidelberger Zement AG                                  43,383     0.0

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            ------------   --------
                                                                                                                 252,298     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Diversified Financials     8,543      Deutsche Boerse AG                                     342,105     0.0
                                               4,371      Marschollek, Lautenschlaeger und Partner AG             43,117     0.0
                                              29,503      WCM Beteiligungs-und Grundbesitz AG(b)                  77,401     0.0
                                                                                                            ------------   --------
                                                                                                                 462,623     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Diversified              262,748      Deutsche Telekom AG (Registered Shares)              3,377,665     0.4
                    Telecommunication
                    Services
                    ----------------------------------------------------------------------------------------------------------------
                    Electric Utilities        98,341      E.On AG                                              3,968,003     0.4
                    ----------------------------------------------------------------------------------------------------------------
                    Electronic Equipment       6,016      Epcos AG(b)                                             62,311     0.0
                    & Instruments
                    ----------------------------------------------------------------------------------------------------------------
                    Health Care Providers      1,778      Fresenius Medical Care AG                               73,626     0.0
                    & Services
                                               6,715      Gehe AG                                                261,433     0.0
                                                                                                            ------------   --------
                                                                                                                 335,059     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Hotels, Restaurants &      9,011      Preussag AG                                            152,811     0.0
                    Leisure
                    ----------------------------------------------------------------------------------------------------------------
                    Industrial               122,489      Siemens AG                                           5,205,868     0.6
                    Conglomerates
                    ----------------------------------------------------------------------------------------------------------------
                    Insurance                  8,400      Allianz AG                                             996,090     0.1
                                              23,668      Allianz AG (Registered Shares)                       2,251,492     0.3
                                              12,168      Muenchener Rueckversicherungs-Gesellschaft AG        1,455,677     0.2
                                                          (Registered Shares)
                                                                                                            ------------   --------
                                                                                                               4,703,259     0.6
                    ----------------------------------------------------------------------------------------------------------------
                    Machinery                  5,524      MAN AG                                                  76,229     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Metals & Mining           48,725      Thyssen Krupp AG                                       544,556     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Multi-Utilities &         53,970      RWE AG                                               1,398,912     0.2
                    Unregulated Power

                    ----------------------------------------------------------------------------------------------------------------
                    Multiline Retail           6,895      Karstadt AG                                            119,388     0.0
                                              13,950      Metro AG                                               329,380     0.0

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            ------------   --------
                                                                                                                 448,768     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Pharmaceuticals           14,594      Altana AG                                              666,200     0.1
                                              47,804      Merck KGaA                                           1,274,204     0.1
                                              24,849      Schering AG                                          1,080,873     0.1
                                                                                                            ------------   --------
                                                                                                               3,021,277     0.3
                    ----------------------------------------------------------------------------------------------------------------
                    Semiconductor              2,624      Aixtron AG                                              12,529     0.0
                    Equipment & Products
                                              23,469      Infineon Technologies AG(b)                            172,152     0.0
                                                                                                            ------------   --------
                                                                                                                 184,681     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Software                  26,263      SAP AG (Systeme, Anwendungen, Produkte in der        2,081,361     0.2
                                                          Datenverarbeitung)
                                              10,000      SAP AG (Systeme, Anwendungen, Produkte in der          195,000     0.0
                                                          Datenverarbeitung)(ADR)(a)
                                                                                                            ------------   --------
                                                                                                               2,276,361     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Specialty Retail           3,915      Douglas Holding AG                                      69,144     0.0
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Common Stocks in Germany
                                                            (Cost - $51,553,635)                              44,953,380     4.9
                    ----------------------------------------------------------------------------------------------------------------
Greece              Banks                      6,191      Alpha Credit Bank                                       74,843     0.0
                                              19,933      Bank of Piraeus                                        126,343     0.0
                                              12,482      Commercial Bank of Greece                              189,406     0.0
                                              17,236      EFG Eurobank Ergasias                                  202,580     0.1
                                                                                                            ------------   --------
                                                                                                                 593,172     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Beverages                 27,659      Hellenic Bottling Co.                                  383,715     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Communications             6,033      Intracom SA                                             27,097     0.0
                    Equipment
                    ----------------------------------------------------------------------------------------------------------------
                    Construction &             3,283      Hellenic Technodomiki Tev SA                            20,327     0.0
                    Engineering
                    ----------------------------------------------------------------------------------------------------------------
                    Construction Materials     4,727      Titan Cement Company                                   181,356     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Containers &               6,788      M.J Maillis SA                                          29,063     0.0
                    Packaging
                    ----------------------------------------------------------------------------------------------------------------
                    Diversified               57,255      Hellenic Telecommunications Organization
                    Telecommunication                       SA (OTE)                                             629,674     0.1
                    Services

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                    ----------------------------------------------------------------------------------------------------------------
                    Electric Utilities         8,056      Public Power Corporation                               111,423     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Hotels, Restaurants &     31,500      Greek Organization of Football Prognostics             331,883     0.0
                    Leisure
                    ----------------------------------------------------------------------------------------------------------------
                    Marine                    41,895      Attica Enterprises Holding SA                          109,032     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Metals & Mining            1,480      Aluminium of Greece S.A.I.C.                            27,366     0.0
                                              49,763      Viohalco, Hellenic Copper and Aluminum
                                                            Industry SA                                          198,441     0.0
                                                                                                            ------------   --------
                                                                                                                 225,807     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Oil & Gas                  5,018      Hellenic Petroleum SA                                   29,068     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Specialty Retail          31,948      Hellenic Duty Free Shops SA                            203,169     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Textiles, Apparel &        2,801      Folli-Follie                                            47,500     0.0
                    Luxury Goods
                    ----------------------------------------------------------------------------------------------------------------
                    Tobacco                    2,961      Papastratos Cigarettes Company                          49,654     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Water Utilities            6,762      EYDAP Athens Water Supply and Sewage
                                                            Company SA                                            25,688     0.0
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Common Stocks in Greece
                                                            (Cost - $3,318,845)                                2,997,628     0.3
------------------------------------------------------------------------------------------------------------------------------------
Ireland             Airlines                  85,358      Ryanair Holdings PLC(b)                                595,672     0.1
------------------------------------------------------------------------------------------------------------------------------------
                    Banks                    126,055      Allied Irish Banks PLC                               1,701,148     0.2
                                              64,400      Bank of Ireland                                        661,621     0.1
                                             119,644      Bank of Ireland                                      1,224,155     0.1
                                                                                                            ------------   --------
                                                                                                               3,586,924     0.4
                    ----------------------------------------------------------------------------------------------------------------
                    Construction Materials        46      CRH PLC                                                    570     0.0
                                              92,085      CRH PLC                                              1,135,449     0.1
                                                                                                            ------------   --------
                                                                                                               1,136,019     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Food Products             25,251      Kerry Group PLC 'A'                                    337,855     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Household Durables        44,598      Waterford Wedgwood PLC                                  22,933     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Industrial                15,827      DCC PLC                                                163,099     0.0
                    Conglomerates
                    ----------------------------------------------------------------------------------------------------------------

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                    Insurance                 11,830      Irish Life & Permanent PLC                             127,868     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Media                     74,162      Independent News & Media PLC                           120,630     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Pharmaceuticals          293,751      Elan Corporation PLC(b)                                631,938     0.1
                                              21,091      Elan Corporation PLC (ADR)(a)(b)                        51,884     0.0
                                                                                                            ------------   --------
                                                                                                                 683,822     0.1
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Common Stocks in Ireland
                                                            (Cost - $8,045,402)                                6,774,822     0.7
------------------------------------------------------------------------------------------------------------------------------------
Italy               Airlines                  19,076      Alitalia SpA(b)                                          4,844     0.0
------------------------------------------------------------------------------------------------------------------------------------
                    Automobiles               39,916      Fiat SpA                                               324,631     0.0
                                              10,299      Fiat SpA (RNC)                                          45,176     0.0
                                                                                                            ------------   --------
                                                                                                                 369,807     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Banks                     83,710      Banca Intesa SpA                                       137,917     0.0
                                                 202      Banca Monte dei Paschi di Siena SpA                        476     0.0
                                             553,568      Banca Nazionale del Lavoro (Ordinary)(b)               612,865     0.1
                                                 100      Banca Popolare di Milano (BPM)(b)                          364     0.0
                                           1,497,440      Banca di Roma SpA                                    1,913,982     0.2
                                             390,156      Intesa BCI SpA                                         822,954     0.1
                                              81,020      Mediobanca SpA                                         666,575     0.1
                                              91,692      San Paolo-IMI SpA                                      596,574     0.1
                                             482,069      Unicredito Italiano SpA                              1,927,415     0.2
                                                                                                            ------------   --------
                                                                                                               6,679,122     0.8
                    ----------------------------------------------------------------------------------------------------------------
                    Diversified Financials    69,355      Banca Fideuram SpA                                     326,059     0.0
                                                 331      BIPOP-CARIRE SpA(b)                                        155     0.0
                                              15,175      Mediolanum SpA                                          78,190     0.0
                                                                                                            ------------   --------
                                                                                                                 404,404     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Diversified                1,222      e.Biscom(b)                                             35,009     0.0
                    Telecommunication
                    Services
                                             351,017      Telecom Italia SpA                                   2,663,223     0.3
                                             259,510      Telecom Italia SpA (Registered Shares)               1,309,906     0.2
                                                                                                            ------------   --------
                                                                                                               4,008,138     0.5
                    ----------------------------------------------------------------------------------------------------------------
                    Electric Utilities       271,080      Enel SpA                                             1,410,978     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Electrical Equipment         249      Pirelli SpA                                                230     0.0

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                    ----------------------------------------------------------------------------------------------------------------
                    Food Products            907,347      Parmalat Finanziaria SpA                             2,161,426     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Health Care              128,664      Snia SpA(b)                                            245,061     0.0
                    Equipment & Supplies
                                             128,664      Snia SpA (Rights)(g)                                     5,468     0.0
                                                                                                            ------------   --------
                                                                                                                 250,529     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Hotels, Restaurants &     16,988      Autogrill SpA(b)                                       132,278     0.0
                    Leisure
                    ----------------------------------------------------------------------------------------------------------------
                    Insurance                121,923      Alleanza Assicurazioni                                 923,770     0.1
                                             149,916      Assicurazioni Generali                               3,083,508     0.3
                                              87,706      Riunione Adriatica di Sicurta SpA                    1,067,649     0.1
                                                                                                            ------------   --------
                                                                                                               5,074,927     0.5
                    ----------------------------------------------------------------------------------------------------------------
                    Media                      3,174      Gruppo Editoriale L'Espresso SpA                        10,359     0.0
                                              59,777      Mediaset SpA                                           455,420     0.1
                                              21,342      Mondadori (Arnoldo) Editore SpA                        132,138     0.0
                                             420,162      Seat Pagine Gialle SpA(b)                              286,156     0.0
                                                                                                            ------------   --------
                                                                                                                 884,073     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Multi-Utilities &          6,369      ACEA SpA                                                28,205     0.0
                    Unregulated Power
                    ----------------------------------------------------------------------------------------------------------------
                    Multiline Retail          18,782      La Rinascente SpA                                       87,117     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Oil & Gas                443,169      ENI SpA                                              7,045,682     0.8
                    ----------------------------------------------------------------------------------------------------------------
                    Textiles, Apparel &           14      Benetton Group SpA                                         125     0.0
                    Luxury Goods
                                              21,334      Bulgari SpA                                            101,193     0.0
                                              16,091      Luxottica Group SpA                                    212,256     0.0
                                                                                                            ------------   --------
                                                                                                                 313,574     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Wireless                 677,882      Telecom Italia Mobile (TIM) SpA                      3,094,457     0.4
                    Telecommunication
                    Services
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Common Stocks in Italy
                                                            (Cost - $31,599,630)                              31,949,791     3.5
------------------------------------------------------------------------------------------------------------------------------------
Netherlands         Air Freight &            120,006      TNT Post Group NV                                    1,945,685     0.2
                    Logistics
------------------------------------------------------------------------------------------------------------------------------------

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                    ----------------------------------------------------------------------------------------------------------------
                    Airlines                  15,953      Koninklijke Luchtvaart Maatschappij NV (KLM)           153,683     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Banks                    237,146      ABN AMRO Holding NV                                  3,877,255     0.4
                    ----------------------------------------------------------------------------------------------------------------
                    Beverages                 37,211      Heineken NV                                          1,452,631     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Chemicals                 60,332      Akzo Nobel NV                                        1,913,934     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Commercial Services        9,150      Buhrmann NV                                             39,944     0.0
                    & Supplies
                    ----------------------------------------------------------------------------------------------------------------
                    Diversified Financials   276,728      ING Groep NV                                         4,687,030     0.5
                                               8,844      ING Groep NV (ADR)(a)                                  148,933     0.0
                                                                                                            ------------   --------
                                                                                                               4,835,963     0.5
                    ----------------------------------------------------------------------------------------------------------------
                    Diversified              258,934      KPN NV(b)                                            1,684,697     0.2
                    Telecommunication
                    Services
                    ----------------------------------------------------------------------------------------------------------------
                    Energy Equipment &         5,980      IHC Caland NV                                          315,653     0.0
                    Service
                    ----------------------------------------------------------------------------------------------------------------
                    Food & Drug Retailing    101,926      Koninklijke Ahold NV                                 1,294,230     0.1
                                               2,923      Koninklijke Ahold NV (ADR)(a)                           37,210     0.0
                                                                                                            ------------   --------
                                                                                                               1,331,440     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Food Products             25,903      Koninklijke Numico NV                                  326,191     0.0
                                              94,969      Unilever NV 'A'                                      5,835,120     0.7
                                                                                                            ------------   --------
                                                                                                               6,161,311     0.7
                    ----------------------------------------------------------------------------------------------------------------
                    Household Durables       215,614      Koninklijke (Royal) Philips Electronics NV(b)        3,778,631     0.5
                    ----------------------------------------------------------------------------------------------------------------
                    IT Consulting &           37,475      Getronics NV(b)                                         22,809     0.0
                    Services
                    ----------------------------------------------------------------------------------------------------------------
                    Insurance                217,291      Aegon NV                                             2,795,589     0.4
                    ----------------------------------------------------------------------------------------------------------------
                    Media                    103,223      Elsevier NV                                          1,261,954     0.1
                                              23,884      VNU NV                                                 622,837     0.1
                                              28,740      Wolters Kluwer NV 'A'                                  500,652     0.1
                                                                                                            ------------   --------
                                                                                                               2,385,443     0.3
                    ----------------------------------------------------------------------------------------------------------------

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                    Oil & Gas                319,619      Royal Dutch Petroleum Company                       14,070,373     1.5
                                              20,655      Royal Dutch Petroleum Company (NY
                                                            Registered Shares)                                   909,233     0.1
                                                                                                            ------------   --------
                                                                                                              14,979,606     1.6
                    ----------------------------------------------------------------------------------------------------------------
                    Semiconductor             30,758      ASM Lithography Holding NV(b)                          256,928     0.0
                    Equipment & Products
                                              23,145      ASM Lithography Holding NV (NY Registered              193,492     0.0
                                                          Shares)(b)
                                                                                                            ------------   --------
                                                                                                                 450,420     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Specialty Retail           4,969      Vendex KBB NV                                           53,970     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Trading Companies &        5,980      Hagemeyer NV                                            43,300     0.0
                    Distributors
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Common Stocks in Netherlands
                                                            (Cost - $53,426,232)                              48,221,964     5.3
------------------------------------------------------------------------------------------------------------------------------------
Norway              Airlines                   2,550      SAS AB(b)                                               15,091     0.0
------------------------------------------------------------------------------------------------------------------------------------
                    Banks                     21,350      DNB Holding ASA                                        100,466     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Beverages                 31,884      Orkla ASA 'A'                                          543,075     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Communications            17,713      Nera ASA(b)                                             19,176     0.0
                    Equipment
                    ----------------------------------------------------------------------------------------------------------------
                    Diversified              110,507      Telenor A/S                                            422,708     0.1
                    Telecommunication
                    Services
                    ----------------------------------------------------------------------------------------------------------------
                    Electronic Equipment     109,841      Tandberg ASA                                           634,204     0.1
                    & Instruments
                    ----------------------------------------------------------------------------------------------------------------
                    Energy Equipment &        55,862      Kvaerner ASA 'A'(b)                                     29,835     0.0
                    Service
                                               9,069      Smedvig ASA 'A'                                         43,199     0.0
                                              79,995      Smedvig ASA 'B'                                        324,469     0.0
                                                                                                            ------------   --------
                                                                                                                 397,503     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    IT Consulting &            9,836      EDB Business Partner ASA(b)                             26,266     0.0
                    Services
                                              13,507      Merkantildata ASA(b)                                    10,138     0.0
                                                                                                            ------------   --------
                                                                                                                  36,404     0.0

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                    ----------------------------------------------------------------------------------------------------------------
                    Insurance                 37,745      Storebrand ASA(b)                                      141,657     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Machinery                  9,800      Tomra Systems ASA                                       63,798     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Media                      3,538      Schibsted ASA                                           36,770     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Oil & Gas                  6,566      Bergesen d.y. ASA 'A'                                  125,106     0.0
                                               3,074      Bergesen d.y. ASA 'B'                                   49,697     0.0
                                               4,916      Frontline Limited(b)                                    42,931     0.0
                                              23,074      Norsk Hydro ASA                                      1,034,163     0.1
                                              98,897      Statoil ASA                                            835,110     0.1
                                                                                                            ------------   --------
                                                                                                               2,087,007     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Paper & Forest             5,850      Norske Skogindustrier ASA                               82,754     0.0
                    Products
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Common Stocks in Norway
                                                            (Cost - $4,776,573)                                4,580,613     0.5
------------------------------------------------------------------------------------------------------------------------------------
Portugal            Banks                    575,034      Banco Comercial Portugues, SA (BCP)
                                                            (Registered Shares)                                1,375,845     0.1
------------------------------------------------------------------------------------------------------------------------------------
                    Diversified              133,764      Portugal Telecom SA (Registered Shares)                919,436     0.1
                    Telecommunication
                    Services
                    ----------------------------------------------------------------------------------------------------------------
                    Electric Utilities       312,425      Electricidade de Portugal, SA (EDP)                    521,295     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Food & Drug Retailing      4,593      Jeronimo Martins SGPS, SA(b)                            33,498     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Industrial                95,662      Sonae, S.G.P.S., SA(b)                                  40,155     0.0
                    Conglomerates
                    ----------------------------------------------------------------------------------------------------------------
                    Media                      2,599      PT Multimedia-Servicos de Telecomunicacoes e            27,328     0.0
                                                          Multimedia, SGPS, SA(b)
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Common Stocks in Portugal
                                                            (Cost - $3,365,899)                                2,917,557     0.3
------------------------------------------------------------------------------------------------------------------------------------
Spain               Banks                     50,000      Banco Bilbao Vizcaya Argentaria, SA (ADR)(a)           485,500     0.1
                                             392,274      Banco Bilbao Vizcaya, SA                             3,754,269     0.4
                                             626,767      Banco Santander Central Hispano SA                   4,301,550     0.5
                                                                                                            ------------   --------
                                                                                                               8,541,319     1.0
                    ----------------------------------------------------------------------------------------------------------------
                    Biotechnology                677      Puleva Biotech, SA(b)                                    2,146     0.0
                    ----------------------------------------------------------------------------------------------------------------

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                    Commercial Services       20,005      Amadeus Global Travel Distribution SA 'A'               82,503     0.0
                    & Supplies
                    ----------------------------------------------------------------------------------------------------------------
                    Construction &             6,945      ACS, Actividades de Construccion y
                    Engineering                             Servicios, SA                                        223,380     0.0
                                               3,832      Acciona SA                                             157,836     0.0
                                              23,537      Grupo Dragados SA                                      400,136     0.1
                                                                                                            ------------   --------
                                                                                                                 781,352     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Containers &               4,106      Reno de Medici SpA                                       2,973     0.0
                    Packaging
                    ----------------------------------------------------------------------------------------------------------------
                    Diversified              568,715      Telefonica SA(b)                                     5,090,785     0.6
                    Telecommunication
                    Services
                                              57,596      Telefonica SA (ADR)(a)(b)                            1,530,326     0.2
                                                                                                            ------------   --------
                                                                                                               6,621,111     0.8
                    ----------------------------------------------------------------------------------------------------------------
                    Electric Utilities       245,659      Endesa SA                                            2,874,409     0.3
                                             111,474      Iberdrola SA                                         1,561,694     0.2
                                              43,626      Union Electrica Fenosa, SA                             574,553     0.1
                                                                                                            ------------   --------
                                                                                                               5,010,656     0.6
                    ----------------------------------------------------------------------------------------------------------------
                    Gas Utilities             41,532      Gas Natural SDG, SA 'E'                                787,557     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Hotels, Restaurants &     17,463      NH Hoteles, SA(b)                                      150,087     0.0
                    Leisure
                                               8,910      Sol Melia, SA                                           35,250     0.0
                                              23,768      TelePizza, SA(b)                                        18,707     0.0
                                                                                                            ------------   --------
                                                                                                                 204,044     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Insurance                 28,302      Corporacion Mapfre SA                                  229,582     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Internet Software &       85,953      Terra Networks, SA(b)                                  361,698     0.0
                    Services
                    ----------------------------------------------------------------------------------------------------------------
                    Media                     20,770      Telefonica Publicidad e Informacion, SA                 66,042     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Metals & Mining            4,135      Acerinox SA                                            151,831     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Oil & Gas                142,504      Repsol-YPF, SA                                       1,884,251     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Specialty Retail          42,796      Industria de Disenso Textil, SA                      1,010,927     0.1

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                    ----------------------------------------------------------------------------------------------------------------
                    Tobacco                   45,454      Altadis                                              1,036,986     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Transportation            25,878      Acesa Infraestructuras, SA (Rights)(f)                  14,936     0.0
                    Infrastructure
                                              25,878      Autopistas, Concesionaria Espanola SA                  293,289     0.0
                                                                                                            ------------   --------
                                                                                                                 308,225     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Water Utilities            3,000      Sociedad General de Aguas de Barcelona, SA              30,223     0.0
                                                 106      Sociedad General de Aguas de Barcelona, SA
                                                            (New Shares)                                           1,039     0.0
                                                                                                            ------------   --------
                                                                                                                  31,262     0.0
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Common Stocks in Spain
                                                            (Cost - $30,731,414)                              27,114,465     3.0
------------------------------------------------------------------------------------------------------------------------------------
Sweden              Airlines                   3,778      SAS AB(b)                                               22,203     0.0
                                              45,719      SAS AB(b)                                              259,204     0.0
                                                                                                            ------------   --------
                                                                                                                 281,407     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Auto Components           11,675      Trelleborg AB (Class B)                                 94,463     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Banks                    336,600      Nordbanken Holding AB                                1,483,415     0.2
                                              66,784      Nordea AB                                              300,030     0.0
                                              55,866      Skandinaviska Enskilda Banken (SEB) 'A'                464,839     0.1
                                              91,234      Svenska Handelsbanken AB                             1,214,597     0.1
                                              58,949      Svenska Handelsbanken AB 'B'                           750,960     0.1
                                                                                                            ------------   --------
                                                                                                               4,213,841     0.5
                    ----------------------------------------------------------------------------------------------------------------
                    Building Products         39,192      Assa Abloy AB 'B'                                      447,546     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Commercial Services       32,893      Securitas AB 'B'                                       392,603     0.1
                    & Supplies
                    ----------------------------------------------------------------------------------------------------------------
                    Communications         2,265,091      Telefonaktiebolaget LM Ericsson AB 'B'(b)            1,585,743     0.2
                    Equipment
                    ----------------------------------------------------------------------------------------------------------------
                    Construction &            69,310      Skanska AB 'B'                                         405,680     0.1
                    Engineering
                    ----------------------------------------------------------------------------------------------------------------
                    Diversified Financials     6,910      OM Gruppen AB                                           32,990     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Diversified               12,889      Tele2 AB 'B'(b)                                        340,963     0.0
                    Telecommunication

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                    Services
                                             301,570      Telia AB                                             1,135,218     0.1
                                                                                                            ------------   --------
                                                                                                               1,476,181     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Health Care Providers     31,294      Gambro AB 'A'                                          174,189     0.0
                    & Services
                                              15,451      Gambro AB 'B'                                           85,826     0.0
                                                                                                            ------------   --------
                                                                                                                 260,015     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Household Durables        50,968      Electrolux AB 'B'                                      804,299     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    IT Consulting &           31,755      WM-Data AB 'B'                                          27,698     0.0
                    Services
                    ----------------------------------------------------------------------------------------------------------------
                    Industrial                55,271      ABB Ltd.(b)                                            157,948     0.0
                    Conglomerates
                    ----------------------------------------------------------------------------------------------------------------
                    Insurance                108,502      Skandia Forsakrings AB                                 288,897     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Machinery                 16,389      Atlas Copco AB 'A'                                     319,756     0.0
                                              12,188      Atlas Copco AB 'B'                                     216,112     0.0
                                               1,000      SKF AB 'A'                                              25,880     0.0
                                              44,823      Sandvik AB                                           1,000,548     0.1
                                              22,442      Volvo AB 'A'                                           350,282     0.1
                                              19,949      Volvo AB 'B'                                           325,107     0.0
                                                                                                            ------------   --------
                                                                                                               2,237,685     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Media                     21,677      Eniro AB                                               136,829     0.0
                                               9,795      Modern Times Group MTG AB 'B'(b)                        79,252     0.0
                                                                                                            ------------   --------
                                                                                                                 216,081     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Metals & Mining            2,448      Granges AB                                              44,952     0.0
                                               4,374      Hoganas AB 'B'                                          82,829     0.0
                                               1,452      SSAB Svenskt Stal AB 'B'                                16,248     0.0
                                                                                                            ------------   --------
                                                                                                                 144,029     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Paper & Forest             6,917      Billerud(b)                                             75,415     0.0
                    Products
                                               8,063      Holmen AB 'B'                                          195,715     0.0
                                              38,814      Svenska Cellulosa AB (SCA) 'B'                       1,309,643     0.2
                                                                                                            ------------   --------
                                                                                                               1,580,773     0.2

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                    ----------------------------------------------------------------------------------------------------------------
                    Real Estate               16,635      Drott AB 'B'                                           185,188     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Specialty Retail          89,242      Hennes & Mauritz AB 'B'                              1,720,663     0.2
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Common Stocks in Sweden
                                                            (Cost - $18,904,543)                              16,553,730     1.8
------------------------------------------------------------------------------------------------------------------------------------
Switzerland         Banks                    177,874      Credit Suisse Group(b)                               3,859,275     0.4
                                             121,880      UBS AG (Registered Shares)                           5,923,437     0.7
                                              74,272      UBS AG (Registered Shares)                           3,573,969     0.4
                                                                                                            ------------   --------
                                                                                                              13,356,681     1.5
------------------------------------------------------------------------------------------------------------------------------------
                    Biotechnology                863      Serono SA 'B'                                          462,489     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Chemicals                 13,790      Ciba Specialty Chemicals AG (Registered)               961,420     0.1
                                              23,102      Clariant AG (Registered)                               369,244     0.0
                                               1,036      Givaudan (Registered Shares)                           464,540     0.1
                                               9,886      Lonza Group AG (Registered Shares)                     600,581     0.1
                                              13,541      Syngenta AG                                            783,942     0.1
                                                                                                            ------------   --------
                                                                                                               3,179,727     0.4
                    ----------------------------------------------------------------------------------------------------------------
                    Commercial Services       12,617      Adecco SA (Registered Shares)                          494,570     0.1
                    & Supplies
                                                 248      SGS Societe Generale de Surveillance
                                                            Holding SA 'R'                                        74,613     0.0
                                                                                                            ------------   --------
                                                                                                                 569,183     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Computers &                6,983      Logitech International SA (Registered)(b)              208,323     0.0
                    Peripherals
                    ----------------------------------------------------------------------------------------------------------------
                    Construction Materials     5,545      Holcim Ltd. 'B'                                      1,006,578     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Diversified                4,363      Swisscom AG (Registered Shares)                      1,263,746     0.1
                    Telecommunication
                    Services
                    ----------------------------------------------------------------------------------------------------------------
                    Electrical Equipment      31,653      ABB Ltd.(b)                                             89,966     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Electronic Equipment       1,800      Kudelski SA (Bearer)(b)                                 24,409     0.0
                    & Instruments
                    ----------------------------------------------------------------------------------------------------------------
                    Food Products             62,566      Nestle SA (Registered Shares)                       13,258,001     1.4
                    ----------------------------------------------------------------------------------------------------------------
                    Health Care                5,672      Phonak Holding AG (Registered)                          53,328     0.0
                    Equipment & Supplies

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                                 630      Synthes-Stratec Inc.                                   386,374     0.1
                                               1,516      Tecan AG (Registered)                                   49,886     0.0
                                                                                                            ------------   --------
                                                                                                                 489,588     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Household Durables           201      Forbo Holding AG 'R'                                    59,891     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Insurance                 46,343      Swiss Re (Registered Shares)                         3,039,929     0.3
                                              46,651      Zurich Financial Services AG                         4,352,339     0.5
                                                                                                            ------------   --------
                                                                                                               7,392,268     0.8
                    ----------------------------------------------------------------------------------------------------------------
                    Machinery                    100      Center PULSE (Registered Shares)(b)                     13,597     0.0
                                                 605      Georg Fischer AG                                        61,257     0.0
                                               1,210      Schindler Holding AG                                   235,839     0.0
                                                                                                            ------------   --------
                                                                                                                 310,693     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Media                        341      PubliGroupe SA(b)                                       54,256     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Pharmaceuticals          457,765      Novartis AG (Registered Shares)                     16,702,281     1.8
                                             114,325      Roche Holding AG                                     7,966,452     0.9
                                               8,067      Roche Holding AG (Bearer)                            1,020,992     0.1
                                                                                                            ------------   --------
                                                                                                              25,689,725     2.8
                    ----------------------------------------------------------------------------------------------------------------
                    Semiconductor                500      Unaxis Holding AG 'R'                                   33,449     0.0
                    Equipment & Products
                    ----------------------------------------------------------------------------------------------------------------
                    Specialty Retail             632      Valora Holding AG                                      121,125     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Textiles, Apparel &       91,359      Compagnie Financiere Richemont AG 'A'                1,704,681     0.2
                    Luxury Goods
                                               5,604      Swatch Group AG 'B'                                    466,088     0.1
                                               9,397      Swatch Group AG (Registered Shares)                    159,029     0.0
                                                                                                            ------------   --------
                                                                                                               2,329,798     0.3
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Common Stocks in Switzerland
                                                            (Cost - $70,602,652)                              69,899,896     7.6
------------------------------------------------------------------------------------------------------------------------------------
United Kingdom      Aerospace & Defense      693,519      BAE Systems PLC                                      1,384,455     0.2
                                             417,831      Rolls-Royce PLC                                        719,753     0.1
                                                                                                            ------------   --------
                                                                                                               2,104,208     0.3
------------------------------------------------------------------------------------------------------------------------------------
                    Air Freight &             32,153      Ocean Group PLC                                        356,130     0.0
                    Logistics

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                    ----------------------------------------------------------------------------------------------------------------
                    Airlines                  89,550      British Airways PLC(b)                                 194,625     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Auto Components          213,812      GKN PLC                                                691,013     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Banks                  1,112,059      Barclays PLC                                         6,892,670     0.8
                                             631,600      HBOS PLC                                             6,660,124     0.7
                                           1,508,130      HSBC Holdings PLC                                   16,667,798     1.8
                                             877,417      Lloyds TSB Group PLC                                 6,299,989     0.7
                                             445,297      Royal Bank of Scotland Group PLC                    10,667,229     1.2
                                                                                                            ------------   --------
                                                                                                              47,187,810     5.2
                    ----------------------------------------------------------------------------------------------------------------
                    Beverages                548,148      Diageo PLC                                           5,956,628     0.7
                                             117,157      Scottish & Newcastle PLC                               874,212     0.1
                                                                                                            ------------   --------
                                                                                                               6,830,840     0.8
                    ----------------------------------------------------------------------------------------------------------------
                    Biotechnology             43,587      Celltech Group PLC(b)                                  242,089     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Building Products        114,236      Pilkington PLC                                         106,667     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Chemicals                 90,601      BOC Group PLC                                        1,295,224     0.1
                                             126,376      Imperial Chemical Industries PLC                       467,941     0.1
                                                                                                            ------------   --------
                                                                                                               1,763,165     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Commercial Services      875,839      Aggreko PLC                                          2,079,769     0.2
                    & Supplies
                                              98,113      Brambles Industries PLC                                240,087     0.0
                                              58,710      Bunzl PLC                                              359,165     0.0
                                              76,056      Capita Group PLC                                       303,045     0.0
                                              33,029      De La Rue PLC                                          154,735     0.0
                                             276,768      Hays PLC                                               413,265     0.1
                                             282,280      Rentokil Initial PLC                                   999,774     0.1
                                              71,680      Serco Group PLC                                        176,708     0.0
                                                                                                            ------------   --------
                                                                                                               4,726,548     0.4
                    ----------------------------------------------------------------------------------------------------------------
                    Construction &            46,981      AMEC PLC                                               108,347     0.0
                    Engineering
                                              24,910      BICC PLC                                                57,948     0.0
                                                                                                            ------------   --------
                                                                                                                 166,295     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Construction Materials    38,329      BPB PLC                                                151,796     0.0
                                             112,355      Hanson PLC                                             499,230     0.1

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                              42,914      RMC Group PLC                                          253,550     0.0
                                                                                                            ------------   --------
                                                                                                                 904,576     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Containers &             275,459      Rexam PLC                                            1,880,277     0.2
                    Packaging
                    ----------------------------------------------------------------------------------------------------------------
                    Diversified Financials   138,693      3i Group PLC                                         1,239,214     0.1
                                              57,052      Amvescap PLC                                           365,555     0.0
                                               2,286      Close Brothers Group PLC                                20,462     0.0
                                              26,041      Man Group PLC                                          371,861     0.1
                                              10,984      Schroders PLC                                           90,361     0.0
                                                                                                            ------------   --------
                                                                                                               2,087,453     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Diversified            1,447,678      BT Group PLC                                         4,544,703     0.5
                    Telecommunication
                    Services
                                           1,027,663      Cable & Wireless PLC                                   740,359     0.1
                                                                                                            ------------   --------
                                                                                                               5,285,062     0.6
                    ----------------------------------------------------------------------------------------------------------------
                    Electric Utilities       109,491      Scottish and Southern Energy PLC                     1,198,633     0.1
                                             206,891      ScottishPower PLC                                    1,207,393     0.1
                                              11,600      ScottishPower PLC (ADR)(a)                             265,872     0.0
                                                                                                            ------------   --------
                                                                                                               2,671,898     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Food & Drug Retailing    111,020      Boots Company PLC                                    1,047,364     0.1
                                             217,586      J Sainsbury PLC                                        976,438     0.1
                                             102,600      Safeway PLC                                            352,237     0.0
                                           1,237,550      Tesco PLC                                            3,865,124     0.4
                                                                                                            ------------   --------
                                                                                                               6,241,163     0.6
                    ----------------------------------------------------------------------------------------------------------------
                    Food Products            302,504      Cadbury Schweppes PLC                                1,884,695     0.2
                                             411,486      Unilever PLC                                         3,915,087     0.4
                                                                                                            ------------   --------
                                                                                                               5,799,782     0.6
                    ----------------------------------------------------------------------------------------------------------------
                    Gas Utilities            754,305      Centrica PLC                                         2,076,548     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Health Care              130,158      Nycomed Amersham PLC                                 1,165,050     0.1
                    Equipment & Supplies
                                             145,881      Smith & Nephew PLC                                     893,619     0.1
                                                                                                            ------------   --------
                                                                                                               2,058,669     0.2

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                    Hotels, Restaurants &    412,456      Compass Group PLC                                    2,191,243     0.2
                    Leisure
                                             156,785      Hilton Group PLC                                       421,522     0.1
                                              25,771      P & O Princess Cruises PLC                             178,816     0.0
                                             111,691      Six Continents PLC                                     902,653     0.1
                                              10,825      Whitbread PLC                                           94,281     0.0
                                                                                                            ------------   --------
                                                                                                               3,788,515     0.4
                    ----------------------------------------------------------------------------------------------------------------
                    Household Durables        69,938      Barratt Developments PLC                               440,239     0.1
                                              14,731      The Berkeley Group PLC                                 141,344     0.0
                                              50,840      George Wimpey PLC                                      217,714     0.0
                                             101,276      Taylor Woodrow PLC                                     276,360     0.0
                                                                                                            ------------   --------
                                                                                                               1,075,657     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Household Products        86,557      Reckitt Benckiser PLC                                1,679,145     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    IT Consulting &           94,525      Logica PLC                                             228,264     0.0
                    Services
                    ----------------------------------------------------------------------------------------------------------------
                    Industrial                67,370      FKI PLC                                                 95,444     0.0
                    Conglomerates
                    ----------------------------------------------------------------------------------------------------------------
                    Insurance                374,154      AVIVA PLC                                            2,668,413     0.3
                                             996,849      Legal & General Group PLC                            1,540,634     0.2
                                             321,681      Prudential Corporation PLC                           2,273,468     0.3
                                             539,022      Royal & Sun Alliance Insurance Group PLC             1,047,834     0.1
                                                                                                            ------------   --------
                                                                                                               7,530,349     0.9
                    ----------------------------------------------------------------------------------------------------------------
                    Internet & Catalog       144,337      The Great Universal Stores PLC                       1,340,764     0.2
                    Retail
                    ----------------------------------------------------------------------------------------------------------------
                    Internet Software &        1,734      IONA Technologies PLC (ADR)(a)(b)                        4,942     0.0
                    Services
                    ----------------------------------------------------------------------------------------------------------------
                    Machinery                 86,418      IMI PLC                                                365,201     0.0
                                           1,402,032      Invensys PLC                                         1,190,637     0.1
                                                                                                            ------------   --------
                                                                                                               1,555,838     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Marine                    39,085      The Peninsular and Oriental Steam
                                                            Navigation Company                                   103,508     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Media                      2,978      Aegis Group PLC                                          3,752     0.0
                                             219,001      British Sky Broadcasting Group PLC
                                                            ("BSkyB")(b)                                       2,252,920     0.3

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                             116,747      Carlton Communications PLC                             252,324     0.0
                                              38,902      Daily Mail and General Trust 'A'                       364,184     0.0
                                             128,606      EMI Group PLC                                          287,789     0.0
                                             300,163      Granada PLC(b)                                         385,378     0.1
                                             106,245      Pearson PLC                                            982,647     0.1
                                             217,910      Reed Elsevier PLC                                    1,866,327     0.2
                                             453,333      Reuters Group PLC                                    1,295,432     0.1
                                             187,814      WPP Group PLC                                        1,434,707     0.2
                                                                                                            ------------   --------
                                                                                                               9,125,460     1.0
                    ----------------------------------------------------------------------------------------------------------------
                    Metals & Mining          174,603      Billiton PLC                                           932,527     0.1
                                             169,032      Corus Group PLC(b)                                      74,154     0.0
                                              27,084      Johnson Matthey PLC                                    348,820     0.0
                                             174,662      Rio Tinto PLC (Registered Shares)                    3,486,736     0.4
                                                                                                            ------------   --------
                                                                                                               4,842,237     0.5
                    ----------------------------------------------------------------------------------------------------------------
                    Multi-Utilities &        187,047      International Power PLC(b)                             288,329     0.0
                    Unregulated Power
                                             463,277      National Grid Group PLC                              3,404,712     0.4
                                              60,068      United Utilities PLC                                   603,430     0.1
                                                                                                            ------------   --------
                                                                                                               4,296,471     0.5
                    ----------------------------------------------------------------------------------------------------------------
                    Multiline Retail         411,517      Marks & Spence Group PLC                             2,086,879     0.2
                                              49,382      Next PLC                                               585,518     0.1
                                                                                                            ------------   --------
                                                                                                               2,672,397     0.3
                    ----------------------------------------------------------------------------------------------------------------
                    Oil & Gas                520,642      BG Group PLC                                         2,246,327     0.3
                                           3,459,898      BP Amoco PLC                                        23,784,283     2.6
                                              35,320      BP Amoco PLC (ADR)(a)                                1,435,758     0.2
                                           1,591,247      Shell Transport & Trading Company                   10,477,552     1.2
                                                                                                            ------------   --------
                                                                                                              37,943,920     4.3
                    ----------------------------------------------------------------------------------------------------------------
                    Pharmaceuticals          287,227      AstraZeneca Group PLC                               10,265,430     1.1
                                             997,856      GlaxoSmithKline PLC                                 19,148,865     2.1
                                                                                                            ------------   --------
                                                                                                              29,414,295     3.2
                    ----------------------------------------------------------------------------------------------------------------
                    Real Estate               81,606      The British Land Company PLC                           593,826     0.1
                                              74,383      Canary Wharf Group PLC                                 282,009     0.0
                                              73,612      Land Securities Group PLC                              930,287     0.1
                                              62,356      Slough Estates PLC                                     340,312     0.0

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            ------------   --------
                                                                                                               2,146,434     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Road & Rail               46,870      FirstGroup PLC                                         177,699     0.0
                                             193,922      Stagecoach Holdings PLC                                 92,097     0.0
                                                                                                            ------------   --------
                                                                                                                 269,796     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Software                  50,814      Misys PLC                                              143,978     0.0
                                             194,865      The Sage Group PLC                                     417,238     0.1
                                                                                                            ------------   --------
                                                                                                                 561,216     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Specialty Retail         310,222      Dixons Group PLC                                       724,168     0.1
                                             355,277      Kingfisher PLC                                       1,272,612     0.1
                                             108,110      Signet Group PLC                                       118,351     0.0
                                                                                                            ------------   --------
                                                                                                               2,115,131     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Tobacco                  242,307      British American Tobacco PLC                         2,420,509     0.3
                                              46,035      Imperial Tobacco Group PLC                             781,879     0.1
                                                                                                            ------------   --------
                                                                                                               3,202,388     0.4
                    ----------------------------------------------------------------------------------------------------------------
                    Trading Companies &      277,757      Electrocomponents PLC                                1,283,352     0.1
                    Distributors
                                              89,717      Wolseley PLC                                           753,231     0.1
                                                                                                            ------------   --------
                                                                                                               2,036,583     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Transportation            59,630      Associated British Ports Holdings PLC                  383,513     0.1
                    Infrastructure
                                             194,199      BAA PLC                                              1,575,710     0.2
                                              77,472      BBA Group PLC                                          230,424     0.0
                                                                                                            ------------   --------
                                                                                                               2,189,647     0.3
                    ----------------------------------------------------------------------------------------------------------------
                    Water Utilities           80,469      AWG PLC(b)                                             561,586     0.1
                                              12,720      Kelda Group PLC                                         86,826     0.0
                                              35,534      Severn Trent PLC                                       397,011     0.1
                                                                                                            ------------   --------
                                                                                                               1,045,423     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Wireless              11,586,511      Vodafone Group PLC                                  21,124,663     2.3
                    Telecommunication
                    Services
                                              12,315      Vodafone Group PLC (ADR)(a)                            223,148     0.0

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            ------------   --------
                                                                                                              21,347,811      2.3
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Common Stocks in United Kingdom
                                                            (Cost - $251,276,539)                            233,986,453     25.5
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Common Stocks in Western Europe
                                                            (Cost - $652,044,796)                            602,065,912     65.6
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Investments in Common Stocks
                                                            (Cost - $904,511,557)                            840,515,651     91.7
====================================================================================================================================
                                                                      Preferred Stocks
------------------------------------------------------------------------------------------------------------------------------------
Pacific Basin/Asia
------------------------------------------------------------------------------------------------------------------------------------
Australia           Banks                     50,000      National Australia Bank Limited
                                                            (7.875% Convertible)                               1,627,500     0.2
                    ----------------------------------------------------------------------------------------------------------------
                    Media                    352,638      The News Corporation Limited                         1,896,348     0.2
------------------------------------------------------------------------------------------------------------------------------------
                                                          Total Preferred Stocks in Austrailia
                                                            (Cost - $3,515,215)                                3,523,848     0.4
------------------------------------------------------------------------------------------------------------------------------------
New Zealand         Paper & Forest            44,112      Fletcher Challenge Forests Ltd                          22,613     0.0
                    Products
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Preferred Stocks in New Zealand
                                                            (Cost - $22,257)                                      22,613     0.0
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Preferred Stocks in Pasific Basin
                                                            (Cost - $3,537,472)                                3,546,461     0.4
------------------------------------------------------------------------------------------------------------------------------------
Western Europe
------------------------------------------------------------------------------------------------------------------------------------
Germany             Automobiles                  528      Porsche AG                                             219,417     0.0
                                              17,374      Volkswagen AG                                          455,807     0.1
                                                                                                                 -------     ---
                                                                                                                 675,224     0.1
                    ----------------------------------------------------------------------------------------------------------------
                    Health Care Providers
                    & Services
                                               4,458      Fresenius Medical Care AG                              134,031     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Household Products         4,440      Henkel KGaA                                            282,123     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Media                      3,950      ProSieben Sat.1 Media AG                                26,943     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Multi-Utilities &
                    Unregulated Power         10,175      RWE AG                                                 221,561     0.0

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                    ----------------------------------------------------------------------------------------------------------------
                    Textiles, Apparel &
                    Luxury Goods              70,994      Hugo Boss AG                                           747,246     0.1
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Preferred Stocks in Germany
                                                            (Cost - $2,278,157)                                2,087,128     0.2
------------------------------------------------------------------------------------------------------------------------------------
Italy               Automobiles              189,750      Fiat SpA                                               866,188     0.1
------------------------------------------------------------------------------------------------------------------------------------
                                                          Total Preferred Stocks in Italy
                                                            (Cost - $1,099,716)                                  866,188     0.1
------------------------------------------------------------------------------------------------------------------------------------
United Kingdom      Aerospace & Defense      559,000      BAE Systems PLC                                        967,429     0.1
------------------------------------------------------------------------------------------------------------------------------------
                                                          Total Preferred Stocks in the United Kingdom
                                                            (Cost - $1,222,956)                                  967,429     0.1
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Preferred Stocks in Western Europe
                                                            (Cost - $4,600,829)                                3,920,745     0.4
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Investments in Preferred Stocks Stocks
                                                            (Cost - $8,138,301)                                7,467,206     0.8
------------------------------------------------------------------------------------------------------------------------------------

                                         Face Amount         Fixed-Income Securities
------------------------------------------------------------------------------------------------------------------------------------
Pacific Basin/Asia
------------------------------------------------------------------------------------------------------------------------------------
Australia           Insurance             AUD 90,100      AMP Group Finance Service,  6.132% (c)(e)               45,104     0.0
------------------------------------------------------------------------------------------------------------------------------------
                                                          Total Fixed-Income Securities in
                                                            Australia (Cost - $64,475)                            45,104     0.0
------------------------------------------------------------------------------------------------------------------------------------
Japan               Chemicals         JPY 34,000,000      Shin-Etsu Chemical Co., Ltd.,
                                                            #6,  0.40% due 9/30/2005 (Convertible)               585,607     0.1
------------------------------------------------------------------------------------------------------------------------------------
                    Computers &          116,000,000      NEC Corporation,  1% due 9/30/2011 (Convertible)       943,288     0.1
                    Peripherals
                    ----------------------------------------------------------------------------------------------------------------
                    Household Durables   195,000,000      Sony Corporation,  1.40% due 3/31/2005
                                                            (Convertible)                                      2,234,749     0.3
                    ----------------------------------------------------------------------------------------------------------------
                    Office Electronics     5,000,000      Canon, Inc.,  1.30% due 12/19/2008 (Convertible)       120,924     0.0
                    ----------------------------------------------------------------------------------------------------------------
                    Trading Companies &  134,000,000      Mitsui & Co., Ltd.,  1.05% due 9/30/2009
                    Distributors                            (Convertible)                                      1,188,464     0.1
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Fixed-Income Securities in Japan
                                                            (Cost - $6,236,282)                                5,073,032     0.6

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
                    Industry+              Shares Held    Common Stocks                                        Value      Net Assets
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Fixed Income Securities in the
                                                            Pasific Basin (Cost - $6,300,757)                  5,118,136     0.6
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Western Europe
------------------------------------------------------------------------------------------------------------------------------------
Switzerland         Food Products      US$ 3,000,000      Nestle Holding Inc.,  2% due 6/11/2008
                                                            (Convertible)(h)                                   2,737,050     0.3
------------------------------------------------------------------------------------------------------------------------------------
                    Machinery          CHF     7,500      Georg Fischer AG,  1.50% due 1/31/2005
                                                            (Convertible)                                          5,515     0.0
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Fixed-Income Securities in
                                                            Switzerland (Cost - $2,697,547)                    2,742,565     0.3
------------------------------------------------------------------------------------------------------------------------------------
                    ----------------------------------------------------------------------------------------------------------------
                                                          Total Fixed-Income Securities in Western Europe
                                                            (Cost - $2,697,547)                                2,742,565     0.3
------------------------------------------------------------------------------------------------------------------------------------
                                                          Total Investments in Fixed-Income Securities
                                                            (Cost - $8,998,304)                                7,860,701     0.9
------------------------------------------------------------------------------------------------------------------------------------
 Short-Term Securities        Face
                             Amount
------------------------------------------------------------------------------------------------------------------------------------
     Certificate of        $13,000,000                    Abbey National Treasury Services PLC,
     Deposit-Yankee                                         2.105% due 7/01/2003                             $13,059,930     1.4%
                            25,000,000                    Canadian Imperial Bank of Commerce,
                                                             2.115% due 7/01/2003                             25,115,250     2.7
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              38,175,180     4.1
------------------------------------------------------------------------------------------------------------------------------------
                          Partnership
                            Interest
------------------------------------------------------------------------------------------------------------------------------------
                            $1,947,681                    Merrill Lynch Liquidity Series, LLC
                                                            Cash Sweep Series I,                               1,947,681     0.2
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                          Total Investments in Short-Term Securities
                                                            (Cost - $39,979,535)                              40,122,861     4.3
------------------------------------------------------------------------------------------------------------------------------------
                                                          Total Investments(Cost - $961,627,697)             895,966,419    97.7
                                                          Variation Margin on Financial Futures Contracts     (1,177,899)   (0.1)
                                                          Unrealized Appreciation on Forward Foreign
                                                            Exchange Contracts                                   272,376     0.0
                                                          Unrealized Appreciation on Swap Contracts            4,335,725     0.5
                                                          Other Assets Less Liabilities                       17,298,700     1.9
                                                                                                            ------------   -----
                                                          Net Assets                                        $916,695,321   100.0%
                                                                                                            ============   =====

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

  (a) American Depositary Receipts (ADR).
  (b) Non-income producing security.
  (c) Floating rate note.
  (d) Warrants entitle the Series to purchase a predetermined number of shares of common stock and are non-income producing. The purchase price and number of shares are subject to adjustment under certain conditions until the expiration date.
  (e) The security is a perpetual bond and has no definite maturity date.
  (f) The rights may be exercised until 1/16/2003.
  (g) The rights may be exercised until 1/10/2003.
  (h) Represents a zero coupon bond; the interest rate shown reflects the effective yield at the time of purchase by the Series.

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------
* Investments in companies considered to be an affiliate of the Series (such companies are defined as "Affiliated Companies" in Section 2(a)(3) of the Investment Company Act of 1940) are as follows:
--------------------------------------------------------------------------------

                                                               Net                        Net                  Interest
        Affiliate                                           Activity                      Cost                  Income
      -----------------------------------------------------------------------------------------------------------------------
      Merrill Lynch Liquidity Series,
        LLC Cash Sweep Series I                            $1,947,681                  $1,947,681                 $4,777
      -----------------------------------------------------------------------------------------------------------------------

**    Financial futures contracts purchased as of December 31, 2002 were as follows:
      -----------------------------------------------------------------------------------------------------------------------

      Number of                                                                        Expiration
      Contracts       Issue                                Exchange                       Date                   Value
      -----------------------------------------------------------------------------------------------------------------------
          89          CAC 40                                MATIF                      January 2003           $2,859,804
          63          DAX                                   DTB                        March 2003              4,800,572
          9           DJ Euro                               Euronext                   March 2003                226,198
          70          FTSE                                  LIFFE                      March 2003              4,407,987
          2           Hang Seng Index                       SIMEX                      January 2003              119,089
          21          IBEX 35                               MEFF                       January 2003            1,318,608
          7           MIB 30                                MSE                        March 2003                878,741
          7           SPI 200                               SFE                        March 2003                296,120
          45          Tokyo-TOPIX                           Tokyo                      March 2003              3,164,448
      -----------------------------------------------------------------------------------------------------------------------
      Total Financial Futures Contracts Purchased  (Total Contract Price - $18,693,293)                      $18,071,567
                                                                                                             ===========
      -----------------------------------------------------------------------------------------------------------------------

*** Forward foreign exchange contracts as of December 31, 2002 were as follows:

      -----------------------------------------------------------------------------------------------------------------------
      Foreign Currency                                   Settlement               Unrealized Appreciation
      Purchased                                             Date                      (Depreciation)
      -----------------------------------------------------------------------------------------------------------------------
      EUR             9,350,000                         January 2003                      $425,218
      GBP             1,450,000                         January 2003                        48,022
      SEK             5,500,000                         January 2003                        13,585
      -----------------------------------------------------------------------------------------------------------------------
      Total (US$ Commitment - $12,277,446)                                                 486,825
      -----------------------------------------------------------------------------------------------------------------------

      -----------------------------------------------------------------------------------------------------------------------
      Foreign Currency
      Sold
      -----------------------------------------------------------------------------------------------------------------------
      AUD             2,100,000                         January 2003                       (7,688)
      CAD               100,000                         January 2003                         (297)
      CHF             3,500,000                         January 2003                     (151,867)
      DKK               200,000                         January 2003                       (1,305)
      HKD             3,500,000                         January 2003                          (92)
      JPY           101,000,000                         January 2003                      (15,468)
      NOK               200,000                         January 2003                       (1,698)
      NZD             1,400,000                         January 2003                      (15,170)
      SEK             3,400,000                         January 2003                      (17,977)
      SGD               300,000                         January 2003                       (2,887)
      -----------------------------------------------------------------------------------------------------------------------
      Total (US$ Commitment - $6,212,075)                                                (214,449)
      -----------------------------------------------------------------------------------------------------------------------
      Total Unrealized Appreciation on Forward Foreign

                  Master Enhanced International Index          December 31, 2002
SCHEDULE OF INVESTMENTS (Concluded)                              (in US dollars)
--------------------------------------------------------------------------------

Exchange Contracts - Net                                                                 $272,376
==============================================================================================================================

+ For Fund compliance purposes, "Industry" means any one or more of the industry sub-classifications used by one or more widely recognized market indexes or ratings group indexes, and/or as defined by Fund management. This definition may not apply for purposes of this report, which may combine such industry sub-classifications for reporting ease. These industry classifications are unaudited.

See Notes to Financial Statements.

                  Master Enhanced International Series,        December 31, 2002

STATEMENT OF ASSETS AND LIABILITIES

MASTER ENHANCED
INTERNATIONAL
SERIES            As of December 31, 2002
---------------------------------------------------------------------------------------------------------------------------
Assets:           Investments, at value (including securities loaned of $85,658,937) ....                    $ 895,966,419
                  (identified cost-$961,627,697)
                  Investments held as collateral for securities loaned, at value ........                       89,793,578
                  Unrealized appreciation on forward foreign exchange contracts .........                          272,376
                  Unrealized appreciation on equity swaps ...............................                        4,335,725
                  Cash ..................................................................                            3,691
                  Cash on deposit for financial futures contracts .......................                        3,405,614
                  Foreign cash (cost-$10,296,799) .......................................                       10,366,166
                  Receivables:
                  Contributions .........................................................  $ 6,093,750
                  Dividends .............................................................    1,090,849
                  Interest ..............................................................      425,238
                  Securities sold .......................................................      415,297
                  Investment adviser ....................................................      156,271
                  Forward foreign exchange contracts ....................................       58,196
                  Loaned securities income ..............................................          781           8,240,382
                                                                                           -----------
                  Prepaid expenses ......................................................                            4,508
                                                                                                             --------------
                  Total assets ..........................................................                    1,012,388,459
                                                                                                             --------------

---------------------------------------------------------------------------------------------------------------------------
Liabilities:      Collateral on securities loaned, at value .............................                       89,793,578
                  Payables:
                  Securities purchased ..................................................    4,308,055
                  Variation margin ......................................................    1,177,899
                  Equity swaps ..........................................................      105,479
                  Withdrawals ...........................................................       68,666
                  Forward foreign exchange contracts ....................................       55,360           5,715,459
                                                                                           -----------
                  Accrued expenses ......................................................                          184,101
                                                                                                             --------------
                  Total liabilities .....................................................                       95,693,138
                                                                                                             --------------

---------------------------------------------------------------------------------------------------------------------------
Net Assets:       Net assets ............................................................                    $ 916,695,321
                                                                                                             =============

---------------------------------------------------------------------------------------------------------------------------
Net Assets        Investors' capital                                                                         $ 978,245,734
Consist of:       Unrealized depreciation on investments and foreign currency
                  transactions-net                                                                             (61,550,413)
                                                                                                             --------------
                  Net assets                                                                                 $ 916,695,321
                                                                                                             =============

---------------------------------------------------------------------------------------------------------------------------
                  See Notes to Financial Statements.

                  Master Enhanced International Series,        December 31, 2002

STATEMENT OF OPERATIONS

MASTER ENHANCED
INTERNATIONAL
SERIES              For the Year Ended December 31, 2002
-------------------------------------------------------------------------------------------------------------------
Investment          Dividends (net of $1,709,356 foreign withholding tax) ......                    $   14,503,947
Income:             Interest (net of $6,297 foreign withhholding tax) ..........                           508,751
                    Securities lending-net .....................................                           382,044
                                                                                                    --------------
                    Total income ...............................................                        15,394,742
                                                                                                    --------------

-------------------------------------------------------------------------------------------------------------------
Expenses:           Custodian fees ............................................. $     295,437
                    Equity swap expense ........................................       284,923
                    Accounting services ........................................       124,565
                    Professional fees ..........................................       116,951
                    Investment advisory fees ...................................        65,457
                    Trustees' fees and expenses ................................         8,326
                    Printing and shareholder reports ...........................         1,910
                    Other ......................................................        18,546
                                                                                 -------------
                    Total expenses before reimbursement ........................       916,115
                    Reimbursement of expenses ..................................      (232,223)
                                                                                 -------------
                    Total expenses after reimbursement .........................                           683,892
                                                                                                    --------------
                    Investment income-net ......................................                        14,710,850
                                                                                                    --------------

-------------------------------------------------------------------------------------------------------------------
Realized &          Realized gain (loss) from:
Unrealized            Investments-net ..........................................  (114,300,216)
Gain (Loss) on        Foreign currency transactions-net ........................     1,982,332        (112,317,884)
Investments &                                                                    -------------
Foreign Currency    Change in unrealized appreciation/depreciation on:
Transactions-Net:     Investments-net ..........................................   (30,359,323)
                      Foreign currency transactions-net ........................       311,339         (30,047,984)
                                                                                 -------------      --------------
                    Total realized and unrealized loss on investments and
                    foreign currency transactions - net ........................                      (142,365,868)
                                                                                                    --------------
                    Net Decrease in Net Assets Resulting from Operations .......                    $ (127,655,018)
                                                                                                    ==============

-------------------------------------------------------------------------------------------------------------------
                    See Notes to Financial Statements.

                  Master Enhanced International Series,        December 31, 2002

STATEMENTS OF CHANGES IN NET ASSETS

                                                                                                    For the
                                                                                                   Year Ended
MASTER ENHANCED                                                                                    December 31,
INTERNATIONAL                                                                           ---------------------------------
SERIES            Increase (Decrease) in Net Assets:                                           2002            2001
-------------------------------------------------------------------------------------------------------------------------
Operations:       Investment income-net .............................................   $   14,710,850   $    9,100,717
                  Realized loss on investments and foreign currency
                    transactions-net ................................................     (112,317,884)    (111,524,500)
                  Change in unrealized appreciation/depreciation on
                    investments and foreign currency transactions-net ...............      (30,047,984)     (26,381,471)
                                                                                        --------------   --------------
                  Net decrease in net assets resulting from operations ..............    (127,655,018)     (128,805,254)
                                                                                        --------------   --------------

-------------------------------------------------------------------------------------------------------------------------
Capital           Proceeds from contributions .......................................      701,452,619       24,960,695
Transactions:     Fair value of withdrawals .........................................      (77,600,818)     (61,527,076)
                                                                                        --------------   --------------
                  Net increase (decrease) in net assets derived from
                  capital transactions ..............................................      623,851,801      (36,566,381)
                                                                                        --------------   --------------

-------------------------------------------------------------------------------------------------------------------------
Net Assets:       Total increase (decrease) in net assets ...........................      496,196,783     (165,371,635)
                  Beginning of year .................................................      420,498,538      585,870,173
                                                                                        --------------   --------------
                  End of year .......................................................   $  916,695,321   $  420,498,538
                                                                                        ==============   ==============

-------------------------------------------------------------------------------------------------------------------------
                  See Notes to Financial Statements.

                  Master Enhanced International Series,        December 31, 2002

FINANCIAL HIGHLIGHTS

MASTER ENHANCED
INTERNATIONAL
SERIES
-----------------------------------------------------------------------------------------------------------------------------
                                                                                     For the                 For the Period
                                                                                    Year Ended               Aug. 2, 1999+ to
                  The following ratios have                                         December 31,               December 31,
                  been derived from information provided               -----------------------------------
                  in the financial statements.                            2002         2001          2000          1999
-----------------------------------------------------------------------------------------------------------------------------
Total Investment                                                          (15.27%)    (21.10%)          --           --
Return:++                                                              =========   =========     =========    =========

-----------------------------------------------------------------------------------------------------------------------------
Ratios to         Expenses, net of reimbursement and
Average Net       excluding equity swap payment .....................        .06%        .06%          .07%         .08%*
Assets:                                                                =========   =========     =========    =========
                  Expenses, net of reimbursement ....................        .10%        .06%          .09%         .23%*
                                                                       =========   =========     =========    =========
                  Expenses ..........................................        .14%        .08%          .11%         .27%*
                                                                       =========   =========     =========    =========
                  Investment income-net .............................       2.25%       1.80%         1.78%        2.89%*
                                                                       =========   =========     =========    =========

-----------------------------------------------------------------------------------------------------------------------------
Supplemental      Net assets, end of period (in thousands) ..........  $ 916,695   $ 420,499     $ 585,870    $ 528,321
                                                                       =========   =========     =========    =========
Data:             Portfolio turnover ................................     101.13%     83.89%         71.77%       31.72%
                                                                       =========   =========     =========    =========

-----------------------------------------------------------------------------------------------------------------------------
                   +    Commencement of operations.
                  ++    Total return is required to be disclosed for fiscal
                        years beginning after December 15, 2000.
                   *    Annualized.
                        See Notes to Financial Statements.

Master Enhanced International Series

NOTES TO FINANCIAL STATEMENTS

1. Significant Accounting Policies:

Master Enhanced International Series (the "Series") is part of Quantitative Master Series Trust (the "Trust"). The Trust is registered under the Investment Company Act of 1940 and is organized as a Delaware business trust. The Declaration of Trust permits the Trustees to issue nontransferable interest in the Series, subject to certain limitations. The Series' financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. The following is a summary of significant accounting policies followed by the Series.

(a) Valuation of investments - Portfolio securities that are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price. Securities traded in the over-the-counter market are valued at the last available bid price prior to the time of valuation. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Board of Trustees as the primary market. Securities that are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market. Options written or purchased are valued at the last sale price in the case of exchange-traded options. In the case of options traded in the over-the-counter market, valuation is the last asked price (options written) or the last bid price (options purchased). Short-term securities are valued at amortized cost, which approximates market value. Other investments, including financial futures contracts and related options, are stated at market value. Securities and assets for which market quotations are not readily available are valued at fair market value, as determined in good faith by or under the direction of the Trust's Board of Trustees.

(b) Derivative financial instruments - The Series may engage in various portfolio investment strategies to provide liquidity or as a proxy for a direct investment in securities underlying the Series' Index. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

o Financial futures contracts - The Series may purchase or sell financial futures contracts and options on such futures contracts as a proxy for a direct investment in securities underlying the Series' index. Upon entering into a contract, the Series deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Series agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Series as unrealized gains or losses. When the contract is closed, the Series records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

o Equity swaps - The Series may enter into swap agreements as a proxy for a direct investment in securities underlying the Series' index. In a swap agreement, the Series exchanges with the counterparty their respective commitments to pay or receive interest on a specified notional principal amount. If the counterparty defaults on its obligation, the Series' ability to receive interest will be delayed or limited. Furthermore, if the Series does not have sufficient income to pay its obligation under the swap agreement, the Series would be in default and the counterparty would be able to terminate the swap agreement. When the swap agreement is closed, the Series records a realized gain or loss equal to the difference between the value of the swap agreement at the time it was entered into and the value at the time it was closed.

o Options - The Series is authorized to purchase and write covered call and put options. When the Series writes an option, an amount equal to the premium received by the Series is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written. When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Series enters into a closing transaction), the Series realizes a gain or loss on the option to the extent of the premiums received or paid (or a gain or loss to the extent the cost of the closing transaction exceeds the premium paid or received).

      Written and purchased options are non-income producing investments.

o Forward foreign exchange contracts - The Series is authorized to enter into forward foreign exchange contracts as a hedge against either specific transactions or portfolio positions. The contract is marked-to-market daily and the change in market value is recorded by the Series as an unrealized gain or loss. When the contract is closed, the Series records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed.

o Foreign currency options and futures - The Series may also purchase or sell listed or over-the-counter foreign currency options, foreign currency futures and related options on foreign currency futures as a short or long hedge against possible variations in foreign exchange rates. Such transactions may be effected with respect to hedges on non-US dollar denominated securities owned by the Series, sold by the Series but not yet delivered, or committed or anticipated to be purchased by the Series.

(c) Foreign currency transactions - Transactions denominated in foreign currencies are recorded at the exchange rate prevailing when recognized. Assets and liabilities denominated in foreign currencies are valued at the exchange rate at the end of the period. Foreign currency transactions are the result of settling (realized) or valuing (unrealized) assets or liabilities expressed in foreign currencies into US dollars. Realized and unrealized gains or losses from investments include the effects of foreign exchange rates on investments.

(d) Income taxes - The Series is classified as a partnership for Federal income tax purposes. As such, each investor in the Series is treated as owner of its proportionate share of the net assets, income, expenses and realized and unrealized gains and losses of the Series. Accordingly, as a "pass through" entity, the Series pays no income dividends or capital gains distributions. Therefore, no Federal income tax provision is required. Under the applicable foreign tax law, a withholding tax may be imposed on interest, dividends and capital gains at various rates. It is intended that the Series' assets will be managed so an investor in the Series can satisfy the requirements of subchapter M of the Internal Revenue Code.

(e) Security transactions and investment income - Security transactions are recorded on the date the securities are purchased or sold (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Dividend income is recorded on the ex-dividend dates. Dividends from foreign securities where the ex-dividend date may have passed are subsequently recorded when the Series has determined the ex-dividend date. Interest income is recognized on the accrual basis.

(f) Securities lending - The Series may lend securities to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. Where the Series receives securities as collateral for the loaned securities, it collects a fee from the borrower. The Series typically receives the income on the loaned securities but does not receive the income on the collateral. Where the Series receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within five business days. The Series may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Series could experience delays and costs in gaining access to the collateral. The Series also could suffer a loss where the value of the collateral falls below the market value of the borrowed securities, in the event of borrower default or in the event of losses on investments made with cash collateral.

2. Investment Advisory Agreement and Transactions with Affiliates:

The Trust has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

FAM is responsible for the management of the Series' portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Series. For such services, the Series pays a monthly fee at an annual rate of .01% of the Series' average daily net assets. FAM had contractually agreed to reimburse the Series for any operating expenses in excess of .06% as applied to the Series' average net assets through December 31, 2002. For the year ended December 31, 2002, FAM reimbursed the Series $232,223 for operating expenses.

In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of FAM, received $39 in commissions on the execution of portfolio security transactions for the Series for the year ended December 31, 2002.

For the year ended December 31, 2002, the Series reimbursed FAM $14,180 for certain accounting services.

Certain officers and/or trustees of the Series are officers and/or directors of FAM, PSI and/or ML & Co.

3. Investments:

Purchases and sales of investments, excluding short-term securities, for the year ended December 31, 2002 were $1,190,714,262 and $621,028,386, respectively.

Net realized gains (losses) for the year ended December 31, 2002 and net unrealized gains (losses) as of December 31, 2002 were as follows:

--------------------------------------------------------------------------------
                                                  Realized          Unrealized
                                               Gains (Losses)     Gains (Losses)
--------------------------------------------------------------------------------
Investments:
  Long-term                                   $ (95,467,669)       $(65,804,604)
  Short-term                                         11,156             143,326
  Equity swap contracts                         (11,817,715)          4,335,725
  Financial futures contracts                    (7,025,988)           (621,726)
                                              -------------        ------------
Total investments                              (114,300,216)        (61,947,279)
                                              -------------        ------------
Currency transactions:
  Forward foreign exchange contracts                312,276             272,376
  Foreign currency transactions                   1,670,056             124,490
                                              -------------        ------------
Total currency transactions                       1,982,332             396,866
                                              -------------        ------------
Total                                         $(112,317,884)       $(61,550,413)
                                              =============        ============

--------------------------------------------------------------------------------

The Series has entered into the following equity swaps as of December 31, 2002:

                                             Interest Paid
                                          --------------------
  Notional Amount        Return            Current                   Expiration
                         Received           Rate        Type            Date
--------------------------------------------------------------------------------
  US$   38,182,285      Price return+      1.275%     Variable*    July 14, 2003
--------------------------------------------------------------------------------
  +     MSCI Daily Total Return Index.
  *     3-month USD LIBOR minus 0.50% at reset date.

As of December 31, 2002, net unrealized depreciation for Federal income tax purposes aggregated $111,332,252, of which $12,692,625 related to appreciated securities and $124,024,877 related to depreciated securities. At December 31, 2002, the aggregate cost of investments for Federal income tax purposes was $1,007,298,671.

4. Short-Term Borrowings:

The Series, along with certain other funds managed by FAM and its affiliates, is a party to a credit agreement with Bank One, N.A. and certain other lenders. Effective November 29, 2002, in conjunction with the renewal for one year at the same terms, the total commitment was reduced from $1,000,000,000 to $500,000,000. The Series may borrow under the credit agreement to fund shareholder redemptions and for other lawful purposes other than for leverage. The Series may borrow up to the maximum amount allowable under the Series' current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Series pays a commitment fee of .09% per annum based on the Series' pro rata share of the unused portion of the credit agreement. Amounts borrowed under the credit agreement bear interest at a rate equal to, at each fund's election, the Federal Funds rate plus .50% or a base rate as determined by Bank One, N.A. The Series did not borrow under the credit agreement during the year ended December 31, 2002.

INDEPENDENT AUDITORS' REPORT

The Board of Trustees and Investors,
Master Enhanced International Series
(one of the series constituting Quantitative Master Series Trust):

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Master Enhanced International Series as of December 31, 2002, the related statements of operations for the year then ended and changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the periods presented. These financial statements and the financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at December 31, 2002 by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Master Enhanced International Series as of December 31, 2002, the results of its operations, the changes in its net assets, and the financial highlights for the respective stated periods in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Princeton, New Jersey
February 21, 2003

                          Enhanced Small Cap Index Master      December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
    Industry***                 Shares Held    Common Stocks                                                  Value       Net Assets
------------------------------------------------------------------------------------------------------------------------------------
Aerospace & Defense                 8,100    AAR Corp.                                                           41,715      0.0%
                                    5,500    +Aeroflex Incorporated                                              37,950      0.0
                                   13,700    +Alliant Techsystems Inc.                                          854,195      0.7
                                    8,900    +Armor Holdings, Inc.                                              122,553      0.1
                                   12,800    +BE Aerospace, Inc.                                                 46,592      0.0
                                      900    +DRS Technologies, Inc.                                             28,197      0.0
                                    6,400    Engineered Support Systems, Inc.                                   234,624      0.2
                                    8,900    +Esterline Technologies Corporation                                157,263      0.1
                                   43,500    GenCorp Inc.                                                       344,520      0.3
                                    5,700    Kaman Corp. (Class A)                                               62,700      0.1
                                    8,300    +Mercury Computer Systems, Inc.                                    253,316      0.2
                                   13,100    +Triumph Group, Inc.                                               418,414      0.4
                                                                                                            -----------     ----
                                                                                                              2,602,039      2.1
------------------------------------------------------------------------------------------------------------------------------------
Air Freight &                       7,900    +Forward Air Corporation                                           153,339      0.1
Logistics
------------------------------------------------------------------------------------------------------------------------------------
Airlines                           22,800    +Atlantic Coast Airlines Holdings, Inc.                            274,284      0.2
                                   10,600    +Frontier Airlines, Inc.                                            71,656      0.1
                                    7,900    +Mesa Air Group, Inc.                                               32,153      0.0
                                    5,600    +Midwest Express Holdings                                           29,960      0.0
                                   32,600    SkyWest, Inc.                                                      426,082      0.4
                                                                                                            -----------     ----
                                                                                                                834,135      0.7
------------------------------------------------------------------------------------------------------------------------------------
Auto Components                     9,200    Intermet Corporation                                                38,640      0.0
                                    3,000    +Midas Group, Inc.                                                  19,290      0.0
                                    4,500    Standard Motor Products, Inc.                                       58,500      0.1
                                   20,200    +Tower Automotive, Inc.                                             90,900      0.1
                                                                                                            -----------     ----
                                                                                                                207,330      0.2
------------------------------------------------------------------------------------------------------------------------------------
Automobiles                         4,300    Coachmen Industries, Inc.                                           67,940      0.1
                                   20,800    +Monaco Coach Corporation                                          344,240      0.3
                                    9,200    Thor Industries, Inc.                                              316,756      0.3
                                    6,800    Winnebago Industries, Inc.                                         266,764      0.2
                                                                                                            -----------     ----
                                                                                                                995,700      0.9
------------------------------------------------------------------------------------------------------------------------------------
Banks                               8,700    American Financial Holdings, Inc.                                  259,956      0.2
                                    7,500    Anchor Bancorp, Inc.                                               155,625      0.1

                          Enhanced Small Cap Index Master      December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
    Industry***                 Shares Held    Common Stocks                                                  Value       Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                    6,400    Boston Private Financial Holdings, Inc.                            127,104      0.1
                                   12,700    Chittenden Corporation                                             323,596      0.3
                                   14,800    Commercial Federal Corporation                                     345,580      0.3
                                   15,200    Community First Bankshares, Inc.                                   402,192      0.3
                                   19,200    Cullen/Frost Bankers, Inc.                                         627,840      0.5
                                   10,800    Dime Community Bancshares                                          206,820      0.2
                                   15,900    Downey Financial Corp.                                             620,100      0.5
                                    3,500    East West Bancorp, Inc.                                            126,280      0.1
                                   18,200    First Midwest Bancorp, Inc.                                        486,122      0.4
                                   16,400    +First Republic Bank                                               327,836      0.3
                                   15,500    Firstbank Corp.                                                    350,300      0.3
                                   14,500    +FirstFed Financial Corp.                                          419,775      0.4
                                    4,200    GBC Bancorp                                                         81,312      0.1
                                   17,200    Hudson United Bancorp                                              534,920      0.5
                                    8,200    Irwin Financial Corporation                                        135,300      0.1
                                    7,400    MAF Bancorp, Inc.                                                  251,082      0.2
                                    7,500    Provident Bancshares Corporation                                   173,332      0.1
                                    8,300    Riggs National Corporation                                         128,567      0.1
                                    9,000    Seacoast Financial Services Corporation                            180,099      0.2
                                   17,200    The South Financial Group, Inc.                                    355,352      0.3
                                   13,100    +Southwest Bancorporation of Texas, Inc.                           377,411      0.3
                                   10,200    Staten Island Bancorp, Inc.                                        205,428      0.2
                                   18,200    Sterling Bancshares, Inc.                                          222,404      0.2
                                   12,700    Susquehanna Bancshares, Inc.                                       264,681      0.2
                                   22,900    TrustCo Bank Corp NY                                               246,862      0.2
                                    7,500    UCBH Holdings, Inc.                                                318,375      0.3
                                   16,200    United Bankshares, Inc.                                            470,788      0.4
                                   23,800    Washington Federal, Inc.                                           591,430      0.5
                                    1,100    Waypoint Financial Corp.                                            19,580      0.0
                                   15,200    Whitney Holding Corporation                                        506,616      0.4
                                                                                                            -----------     ----
                                                                                                              9,842,665      8.3
------------------------------------------------------------------------------------------------------------------------------------
Beverages                           2,700    Coca-Cola Bottling Co. Consolidated                                174,177      0.1
------------------------------------------------------------------------------------------------------------------------------------
Biotechnology                       7,600    +ArQule, Inc.                                                       23,180      0.0
                                   55,200    +Bio-Technology General Corp.                                      176,695      0.2
                                   19,700    +Cephalon, Inc.                                                    958,760      0.8
                                   11,600    +Enzo Biochem, Inc.                                                162,400      0.1
                                   12,700    +IDEXX Laboratories, Inc.                                          422,910      0.4
                                   10,100    +Regeneron Pharmaceuticals, Inc.                                   186,951      0.2
                                    8,500    +Techne Corporation                                                242,828      0.2
                                                                                                            -----------     ----
                                                                                                              2,173,724      1.9
------------------------------------------------------------------------------------------------------------------------------------

                          Enhanced Small Cap Index Master      December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
    Industry***                 Shares Held    Common Stocks                                                  Value       Net Assets
------------------------------------------------------------------------------------------------------------------------------------
Building Products                  10,200    Apogee Enterprises, Inc.                                            91,300      0.1
                                    5,600    ElkCorp                                                             96,880      0.1
                                    9,800    +Griffon Corporation                                               133,476      0.1
                                    4,600    Lennox International Inc.                                           57,730      0.1
                                    9,700    +Simpson Manufacturing Co., Inc.                                   319,130      0.3
                                   17,400    Universal Forest Products, Inc.                                    370,985      0.3
                                                                                                            -----------     ----
                                                                                                              1,069,501      1.0
------------------------------------------------------------------------------------------------------------------------------------
Chemicals                           6,400    Arch Chemicals, Inc.                                               116,800      0.1
                                    8,400    Cambrex Corporation                                                253,764      0.2
                                   12,700    Georgia Gulf Corporation                                           293,878      0.2
                                    1,600    MacDermid, Inc.                                                     36,560      0.0
                                    3,800    +Material Sciences Corporation                                      49,172      0.0
                                   10,200    OM Group, Inc.                                                      70,176      0.1
                                   14,200    +Omnova Solutions Inc.                                              57,226      0.0
                                    1,100    Penford Corporation                                                 15,499      0.0
                                   28,900    PolyOne Corporation                                                113,288      0.1
                                    1,900    Quaker Chemical Corporation                                         44,080      0.0
                                   11,300    +The Scotts Company (Class A)                                      554,152      0.5
                                                                                                            -----------     ----
                                                                                                              1,604,595      1.2
------------------------------------------------------------------------------------------------------------------------------------
Commercial Services                15,500    ABM Industries, Inc.                                               240,250      0.2
& Supplies
                                    9,800    +Arbitron Inc.                                                     328,300      0.3
                                   24,200    Bowne & Co., Inc.                                                  289,190      0.2
                                   14,900    +CDI Corp.                                                         402,002      0.3
                                   11,700    Central Parking Corporation                                        220,662      0.2
                                    2,700    Chemed Corporation                                                  95,445      0.1
                                    3,500    +Consolidated Graphics, Inc.                                        77,875      0.1
                                   15,300    +Corinthian Colleges, Inc.                                         579,258      0.5
                                    6,600    G & K Services, Inc. (Class A)                                     233,647      0.2
                                   14,100    Global Payments Inc.                                               451,341      0.4
                                   14,500    +ITT Educational Services, Inc.                                    341,475      0.3
                                    7,900    +Imagistics International Inc.                                     158,000      0.1
                                   10,600    +Information Resources, Inc.                                        16,960      0.0
                                    2,800    +Insurance Auto Auctions, Inc.                                      46,452      0.0
                                    7,400    +Ionics, Inc.                                                      168,720      0.1
                                   11,800    John H. Harland Company                                            261,134      0.2
                                   14,000    +Kroll Inc.                                                        267,120      0.2
                                   35,400    +Labor Ready, Inc.                                                 227,268      0.2
                                    4,800    +MemberWorks Incorporated                                           86,304      0.1
                                    5,200    +Mobile Mini, Inc.                                                  81,484      0.1
                                   18,100    +NCO Group, Inc.                                                   288,695      0.2

                          Enhanced Small Cap Index Master      December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
    Industry***                 Shares Held    Common Stocks                                                  Value       Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                   15,000    New England Business Services, Inc.                                366,000      0.3
                                    7,700    +On Assignment, Inc.                                                65,604      0.1
                                   25,200    +PRG-Schultz International, Inc.                                   224,280      0.2
                                    7,000    +Pre-Paid Legal Services, Inc.                                     183,400      0.2
                                    5,100    +SOURCECORP, Incorporated                                           94,809      0.1
                                   50,700    +Spherion Corporation                                              339,690      0.3
                                    8,400    The Standard Register Company                                      151,200      0.1
                                   20,600    +Tetra Tech, Inc.                                                  251,320      0.2
                                   12,800    +United Stationers, Inc.                                           368,653      0.3
                                   15,200    +Volt Information Sciences, Inc.                                   259,920      0.2
                                    4,000    +Waste Connections, Inc.                                           154,440      0.1
                                    4,400    +Watson Wyatt & Company Holdings                                    95,700      0.1
                                                                                                            -----------     ----
                                                                                                              7,416,598      6.2
------------------------------------------------------------------------------------------------------------------------------------
Communications                     60,400    +Adaptec, Inc.                                                     341,260      0.3
Equipment
                                    9,100    +Allen Telecom Inc.                                                 86,177      0.1
                                    2,900    Bel Fuse Inc.                                                       58,435      0.1
                                    7,200    Black Box Corporation                                              322,560      0.3
                                   13,000    +C-COR.net Corp.                                                    43,160      0.0
                                   15,900    +Cable Design Technology                                            93,810      0.1
                                    8,000    +Digi International Inc.                                            23,280      0.0
                                   62,900    +Harmonic Inc.                                                     144,670      0.1
                                    8,700    Inter-Tel Inc.                                                     181,917      0.2
                                    5,600    +SCM Microsystems, Inc.                                             23,800      0.0
                                   10,200    +SymmetriCom, Inc.                                                  43,044      0.0
                                    3,500    +Tollgrade Communications, Inc.                                     41,055      0.0
                                                                                                            -----------     ----
                                                                                                              1,403,168      1.2
------------------------------------------------------------------------------------------------------------------------------------
Computers &                         9,400    +Avid Technology, Inc.                                             215,730      0.2
Peripherals
                                    9,100    +Hutchinson Technology Incorporated                                188,370      0.2
                                   20,900    +Pinnacle Systems, Inc.                                            284,449      0.2
                                    3,300    +SBS Technologies, Inc.                                             30,228      0.0
                                                                                                            -----------     ----
                                                                                                                718,777      0.6
------------------------------------------------------------------------------------------------------------------------------------
Construction &                        700    Butler Manufacturing Company                                        13,545      0.0
Engineering
                                    6,000    +EMCOR Group, Inc.                                                 318,060      0.3
                                    3,900    +The Shaw Group Inc.                                                64,155      0.1
                                   20,800    +URS Corporation                                                   295,984      0.2
                                                                                                            -----------     ----

                          Enhanced Small Cap Index Master      December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
    Industry***                 Shares Held    Common Stocks                                                  Value       Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                691,744      0.6
------------------------------------------------------------------------------------------------------------------------------------
Construction                       11,100    Florida Rock Industries, Inc.                                      422,355      0.4
Materials
                                    6,500    Texas Industries, Inc.                                             157,950      0.1
                                                                                                            -----------     ----
                                                                                                                580,305      0.5
------------------------------------------------------------------------------------------------------------------------------------
Containers &                       11,900    AptarGroup, Inc.                                                   371,756      0.3
Packaging
                                   19,100    Caraustar Industries, Inc.                                         181,068      0.2
                                    5,400    Chesapeake Corporation                                              96,390      0.1
                                    8,300    Myers Industries, Inc.                                              88,810      0.1
                                   10,500    Rock-Tenn Company (Class A)                                        141,540      0.1
                                                                                                            -----------     ----
                                                                                                                879,564      0.8
------------------------------------------------------------------------------------------------------------------------------------
Distributors                        5,500    Advanced Marketing Services, Inc.                                   80,850      0.1
                                   15,100    Hughes Supply, Inc.                                                412,532      0.3
                                                                                                            -----------     ----
                                                                                                                493,382      0.4
------------------------------------------------------------------------------------------------------------------------------------
Diversified Financials              2,100    +Ameritrade Holding Corporation                                     11,886      0.0
                                    6,200    Cash America International, Inc.                                    59,024      0.1
                                    5,500    +Financial Federal Corporation                                     138,215      0.1
                                    9,700    Jefferies Group, Inc.                                              407,109      0.3
                                    8,900    New Century Financial Corporation                                  225,971      0.2
                                    9,900    Raymond James Financial, Inc.                                      292,842      0.2
                                    5,700    SWS Group, Inc.                                                     77,292      0.1
                                                                                                            -----------     ----
                                                                                                              1,212,339      1.0
------------------------------------------------------------------------------------------------------------------------------------
Diversified                        17,000    +General Communication, Inc. (Class A)                             114,070      0.1
Telecommunication
Services
------------------------------------------------------------------------------------------------------------------------------------
Electric Utilities                  1,100    CH Energy Group, Inc.                                               51,293      0.0
                                    2,500    Central Vermont Public Service Corporation                          45,700      0.0
                                   37,000    +El Paso Electric Company                                          407,000      0.3
                                    4,400    UIL Holdings Corporation                                           153,428      0.1
                                   16,000    UniSource Energy Corporation                                       276,640      0.2
                                                                                                            -----------     ----
                                                                                                                934,061      0.6
------------------------------------------------------------------------------------------------------------------------------------
Electrical Equipment               18,400    A.O. Smith Corporation                                             496,984      0.4
                                   12,800    Acuity Brands, Inc.                                                173,312      0.1

                          Enhanced Small Cap Index Master      December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
    Industry***                 Shares Held    Common Stocks                                                  Value       Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                   10,700    Baldor Electric Company                                            211,325      0.2
                                    7,300    Belden Inc.                                                        111,106      0.1
                                    9,200    Brady Corporation                                                  306,820      0.3
                                    8,000    C&D Technologies, Inc.                                             141,360      0.1
                                    8,100    +Magnetek, Inc.                                                     35,964      0.0
                                   12,100    +Paxar Corporation                                                 178,475      0.2
                                    7,300    Regal-Beloit Corporation                                           151,110      0.1
                                   13,200    +Vicor Corporation                                                 108,913      0.1
                                    4,100    Woodward Governor Company                                          178,350      0.2
                                                                                                            -----------     ----
                                                                                                              2,093,719      1.8
------------------------------------------------------------------------------------------------------------------------------------
Electronic                          8,100    +Itron, Inc.                                                       155,277      0.1
Components &
Instruments
------------------------------------------------------------------------------------------------------------------------------------
Electronic                          5,400    Analogic Corporation                                               271,555      0.2
Equipment &
Instruments
                                   14,500    +Anixter International Inc.                                        337,125      0.3
                                    9,600    +Artesyn Technologies, Inc.                                         36,864      0.0
                                    4,000    BEI Techologies, Inc.                                               44,760      0.0
                                    4,000    +Bell Microproducts Inc.                                            22,160      0.0
                                    8,700    +Benchmark Electronics, Inc.                                       249,342      0.2
                                    9,800    CTS Corporation                                                     75,950      0.1
                                   26,500    +Checkpoint Systems, Inc.                                          274,010      0.2
                                   17,000    +Cognex Corporation                                                313,310      0.3
                                    2,300    +Coherent, Inc.                                                     45,885      0.0
                                   10,900    +Electro Scientific Industries, Inc.                               218,000      0.2
                                    6,100    +FLIR Systems, Inc.                                                297,680      0.3
                                    8,700    +Global Imaging Systems, Inc.                                      159,906      0.1
                                    7,000    +Intermagnetics General Corporation                                137,480      0.1
                                    7,000    Keithley Instruments, Inc.                                          87,500      0.1
                                   14,900    Methode Electronics                                                163,453      0.1
                                    8,000    Park Electrochemical Corp.                                         153,600      0.1
                                    6,200    +Photon Dynamics, Inc.                                             141,360      0.1
                                   27,600    Pioneer-Standard Electronics, Inc.                                 253,368      0.2
                                   12,700    +Planar Systems Inc.                                               262,001      0.2
                                    4,600    +Rogers Corporation                                                102,350      0.1
                                   11,900    Roper Industries, Inc.                                             435,540      0.4
                                   23,600    Technitrol, Inc.                                                   380,904      0.3
                                   13,100    +Teledyne Technologies Incorporated                                205,408      0.2
                                    8,900    +Trimble Navigation Limited                                        111,161      0.1
                                    4,400    X-Rite, Incorporated                                                30,756      0.0
                                                                                                            -----------     ----

                          Enhanced Small Cap Index Master      December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
    Industry***                 Shares Held    Common Stocks                                                  Value       Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              4,811,428      3.9
------------------------------------------------------------------------------------------------------------------------------------
Energy Equipment &                  6,100    +Atwood Oceanics, Inc.                                             183,610      0.2
Service
                                    6,400    CARBO Ceramics Inc.                                                215,680      0.2
                                   14,600    +Cal Dive International, Inc.                                      343,100      0.3
                                    4,700    +Dril-Quip, Inc.                                                    79,430      0.1
                                   15,000    +Input/Output, Inc.                                                 63,750      0.1
                                    8,600    +Lone Star Technology                                              128,054      0.1
                                    3,200    +Maverick Tube Corporation                                          41,696      0.0
                                    6,800    +Offshore Logistics, Inc.                                          149,056      0.1
                                    6,500    +SEACOR SMIT Inc.                                                  289,250      0.2
                                   16,000    +TETRA Technologies, Inc.                                          341,920      0.3
                                    3,300    +Unit Corporation                                                   61,215      0.1
                                   32,400    +Veritas DGC  Inc.                                                 255,960      0.2
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              2,152,721      1.9
------------------------------------------------------------------------------------------------------------------------------------
Food & Drug                        19,400    Fleming Companies, Inc.                                            127,458      0.1
Retailing
                                   13,800    +The Great Atlantic & Pacific Tea Company, Inc.                    111,228      0.1
                                    4,400    Nash-Finch Company                                                  34,012      0.0
                                    9,400    +Performance Food Group Company                                    319,215      0.3
                                    7,900    +United Natural Foods, Inc.                                        200,265      0.2
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                792,178      0.7
------------------------------------------------------------------------------------------------------------------------------------
Food Products                         600    +American Italian Pasta Company (Class A)                           21,588      0.0
                                   20,200    Corn Products International, Inc.                                  608,626      0.5
                                   15,200    Delta and Pine Land Company                                        310,232      0.3
                                   10,700    +Hain Celestial Group, Inc.                                        162,640      0.1
                                    5,400    +International Multifoods                                          114,426      0.1
                                    7,800    Lance, Inc.                                                         92,344      0.1
                                   19,900    +Ralcorp Holdings, Inc.                                            500,286      0.4
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              1,810,142      1.5
------------------------------------------------------------------------------------------------------------------------------------
Gas Utilities                       6,100    Atmos Energy Corporation                                           142,252      0.1
                                    5,700    Cascade Natural Gas Corporation                                    114,000      0.1
                                    8,100    The Laclede Group, Inc.                                            196,020      0.2
                                   17,500    NUI Corporation                                                    302,050      0.3
                                   10,600    New Jersey Resources Corporation                                   334,854      0.3
                                   10,300    Northwest Natural Gas Company                                      278,718      0.2
                                   12,600    Piedmont Natural Gas Company, Inc.                                 445,410      0.4
                                   21,600    +Southern Union Company                                            356,400      0.3

                          Enhanced Small Cap Index Master      December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
    Industry***                 Shares Held    Common Stocks                                                  Value       Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                   13,100    Southwest Gas Corporation                                          307,195      0.3
                                    6,600    +Southwestern Energy Company                                        75,570      0.1
                                    9,900    UGI Corporation                                                    370,161      0.3
                                                                                                            -----------     ----
                                                                                                              2,922,630      2.6
------------------------------------------------------------------------------------------------------------------------------------
Health Care                         8,300    +Advanced Medical Optics, Inc.                                      99,351      0.1
Equipment &
Supplies
                                    5,400    +Biosite Diagnostics Incorporated                                  183,708      0.2
                                   21,800    +CONMED Corporation                                                427,062      0.4
                                   11,000    Cooper Companies, Inc.                                             275,220      0.2
                                    4,200    Datascope Corp.                                                    104,164      0.1
                                   11,000    Diagnostic Products Corporation                                    424,820      0.4
                                    7,800    +Haemonetics Corporation                                           167,388      0.1
                                    5,800    +ICU Medical, Inc.                                                 216,340      0.2
                                    8,200    +INAMED Corporation                                                252,560      0.2
                                   10,200    Invacare Corp.                                                     339,660      0.3
                                    8,300    Mentor Corporation                                                 319,550      0.3
                                    3,500    +Osteotech, Inc.                                                    22,540      0.0
                                    4,400    +PolyMedica Corporation                                            135,696      0.1
                                   12,200    +ResMed Inc.                                                       372,954      0.3
                                   12,800    +Respironics, Inc.                                                 389,517      0.3
                                    7,300    +Sola International Inc.                                            94,900      0.1
                                    5,400    +SurModics, Inc.                                                   154,872      0.1
                                   12,000    +Sybron Dental Specialties, Inc.                                   178,800      0.2
                                   10,700    +Theragenics Corporation                                            43,121      0.0
                                    7,600    +Viasys Healthcare Inc.                                            113,164      0.1
                                   11,900    Vital Signs, Inc.                                                  355,572      0.3
                                                                                                            -----------     ----
                                                                                                              4,670,959      4.0
------------------------------------------------------------------------------------------------------------------------------------
Health Care                         8,300    +AMERIGROUP Corporation                                            251,573      0.2
Providers & Services
                                   16,800    +Accredo Health, Incorporated                                      592,200      0.5
                                   10,000    +AmeriPath, Inc.                                                   215,000      0.2
                                    8,300    +AmSurg Corp.                                                      169,569      0.1
                                    7,400    +Cerner Corporation                                                231,324      0.2
                                   22,300    +Conventry Health Care Inc.                                        647,369      0.5
                                   12,600    +Curative Health Services, Inc.                                    217,350      0.2
                                    4,400    +DIANON Systems, Inc.                                              209,924      0.2
                                    4,700    +IMPATH Inc.                                                        92,684      0.1
                                   16,700    +Mid Atlantic Medical Services, Inc.                               541,080      0.5
                                   13,700    NDCHealth Corporation                                              272,630      0.2
                                   33,300    +Orthodontic Centers of America, Inc.                              363,303      0.3

                          Enhanced Small Cap Index Master      December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
    Industry***                 Shares Held    Common Stocks                                                  Value       Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                    9,800    +PAREXEL International Corporation                                 107,702      0.1
                                    9,700    +Pediatrix Medical Group, Inc.                                     388,582      0.3
                                   20,600    +Pharmaceutical Product Development, Inc.                          602,962      0.5
                                   16,800    +Priority Healthcare Corporation (Class B)                         389,760      0.3
                                    2,500    +Province Healthcare Company                                        24,325      0.0
                                   18,200    +Renal Care Group, Inc.                                            575,848      0.5
                                   12,000    +Sierra Health Services, Inc.                                      144,120      0.1
                                    1,900    +Sunrise Assisted Living, Inc.                                      47,291      0.0
                                   35,300    +US Oncology, Inc.                                                 306,051      0.3
                                                                                                            -----------     ----
                                                                                                              6,390,647      5.3
------------------------------------------------------------------------------------------------------------------------------------
Hotels, Restaurants                21,200    Applebee's International, Inc.                                     491,649      0.4
& Leisure
                                   11,300    +Argosy Gaming Company                                             213,909      0.2
                                   29,700    +Aztar Corporation                                                 424,116      0.4
                                    9,400    +Bally Total Fitness Holding Corporation                            66,646      0.1
                                   10,900    +CEC Entertainment Inc.                                            334,630      0.3
                                    6,300    +IHOP Corp.                                                        151,200      0.1
                                   25,800    +Jack in the Box Inc.                                              446,082      0.4
                                   20,200    Landry's Restaurants, Inc.                                         429,048      0.4
                                    6,400    Lone Star Steakhouse & Saloon, Inc.                                123,776      0.1
                                    8,100    +Luby's Cafeterias Inc.                                             23,571      0.0
                                    8,500    Marcus Corporation                                                 120,700      0.1
                                    5,300    +O'Charley's Inc.                                                  108,809      0.1
                                    2,400    +P.F. Chang's China Bistro, Inc.                                    87,120      0.1
                                   10,400    +Panera Bread Company (Class A)                                    362,024      0.3
                                    9,300    +Pinnacle Entertainment, Inc.                                       64,449      0.1
                                   16,100    +Prime Hospitality Corp.                                           131,215      0.1
                                    9,100    +RARE Hospitality International, Inc.                              251,342      0.2
                                   21,000    Ruby Tuesday, Inc.                                                 363,090      0.3
                                   27,100    +Ryan's Family Steak Houses, Inc.                                  307,585      0.3
                                    6,400    +Shuffle Master, Inc.                                              122,304      0.1
                                   13,100    +Sonic Corp.                                                       268,419      0.2
                                    7,300    +The Steak 'n Shake Company                                         73,000      0.1
                                    6,300    +Triarc Companies, Inc.                                            165,312      0.1
                                    2,200    +WMS Industries Inc.                                                32,956      0.0
                                                                                                            -----------     ----
                                                                                                              5,162,952      4.5
------------------------------------------------------------------------------------------------------------------------------------
Household Durables                  8,400    +Applica Incorporated                                               42,000      0.0
                                    2,100    Bassett Furniture Industries, Incorporated                          30,072      0.0
                                   13,000    +Champion Enterprises, Inc.                                         37,050      0.0
                                   20,100    +Department 56, Inc.                                               259,290      0.2
                                    5,000    +Enesco Group Inc.                                                  35,400      0.0

                          Enhanced Small Cap Index Master      December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
    Industry***                 Shares Held    Common Stocks                                                  Value       Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                   14,800    Ethan Allen Interiors Inc.                                         508,676      0.4
                                   15,400    Harman International Industries, Incorporated                      916,300      0.8
                                   18,300    Interface, Inc.                                                     56,181      0.0
                                   22,100    La-Z-Boy Inc.                                                      529,958      0.4
                                   14,600    Libbey, Inc.                                                       379,600      0.3
                                   15,600    MDC Holdings, Inc.                                                 596,856      0.5
                                    2,800    +NVR, Inc.                                                         911,400      0.8
                                    1,500    National Presto Industries, Inc.                                    44,070      0.0
                                    8,300    Russ Berrie and Company, Inc.                                      280,374      0.2
                                    9,400    The Ryland Group, Inc.                                             313,490      0.3
                                   15,400    +Salton, Inc.                                                      148,148      0.1
                                    2,000    Skyline Corporation                                                 59,000      0.1
                                   12,800    Standard Pacific Corp.                                             316,800      0.3
                                   14,100    +Toll Brothers, Inc.                                               284,820      0.2
                                    4,900    The Toro Company                                                   313,110      0.3
                                                                                                            -----------     ----
                                                                                                              6,062,595      4.9
------------------------------------------------------------------------------------------------------------------------------------
IT Consulting &                    16,800    +American Management Systems, Incorporated                         201,432      0.2
Services
                                    8,700    +Analysts International Corporation                                 17,226      0.0
                                   10,900    +CACI International Inc. (Class A)                                 388,476      0.3
                                   19,800    +CIBER, Inc.                                                       101,970      0.1
                                    5,400    +Carreker Corporation                                               24,462      0.0
                                   30,500    +Computer Task Group, Incorporated                                 106,445      0.1
                                    8,500    +MAXIMUS, Inc.                                                     221,850      0.2
                                                                                                            -----------     ----
                                                                                                              1,061,861      0.9
------------------------------------------------------------------------------------------------------------------------------------
Industrial                          3,400    +Lydall, Inc.                                                       38,590      0.0
Conglomerates
                                    3,200    Standex International Corporation                                   76,288      0.1
                                   11,800    Tredegar Corporation                                               177,000      0.2
                                                                                                            -----------     ----
                                                                                                                291,878      0.3
------------------------------------------------------------------------------------------------------------------------------------
Insurance                           1,500    Delphi Financial Group, Inc. (Class A)                              56,940      0.0
                                   14,700    The First American Financial Corporation                           326,340      0.3
                                   26,700    Fremont General Corporation                                        119,883      0.1
                                   10,500    Hilb, Rogal and Hamilton Company                                   429,450      0.4
                                    7,500    LandAmerica Financial Group, Inc.                                  265,875      0.2
                                    8,600    +Philadelphia Consolidated Holding Corp.                           304,440      0.3
                                   10,500    Presidential Life, Corporation                                     104,265      0.1
                                    8,800    RLI Corp.                                                          245,520      0.2
                                    3,600    SCPIE Holdings  Inc.                                                23,724      0.0

                          Enhanced Small Cap Index Master      December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
    Industry***                 Shares Held    Common Stocks                                                  Value       Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                   10,700    Selective Insurance Group, Inc.                                    269,426      0.2
                                    7,800    +Stewart Information Services Corporation                          166,842      0.1
                                   28,800    +UICI                                                              447,840      0.4
                                    5,500    Zenith National Insurance Corp.                                    129,360      0.1
                                                                                                            -----------     ----
                                                                                                              2,889,905      2.4
------------------------------------------------------------------------------------------------------------------------------------
Internet & Catalog                 29,500    +Insight Enterprises, Inc.                                         245,145      0.2
Retail
                                    8,300    +J. Jill Group Inc.                                                116,034      0.1
                                                                                                            -----------     ----
                                                                                                                361,179      0.3
------------------------------------------------------------------------------------------------------------------------------------
Internet Software &                47,300    +Netegrity, Inc.                                                   153,867      0.1
Services
------------------------------------------------------------------------------------------------------------------------------------
Leisure Equipment &                 7,300    Action Performance Companies, Inc.                                 138,700      0.1
Products                            6,300    Arctic Cat Inc.                                                    100,800      0.1
                                    2,700    +Huffy Corporation                                                  16,119      0.0
                                   10,400    +JAKKS Pacific, Inc.                                               140,088      0.1
                                    4,400    +K2 Inc.                                                            41,360      0.0
                                    8,300    Polaris Industries, Inc.                                           486,380      0.4
                                    2,400    +SCP Pool Corporation                                               70,080      0.1
                                    6,800    Sturm, Ruger & Company,  Inc.                                       65,076      0.1
                                                                                                            -----------     ----
                                                                                                              1,058,603      0.9
------------------------------------------------------------------------------------------------------------------------------------
Machinery                          25,500    +Astec Industries, Inc.                                            253,215      0.2
                                    5,400    Barnes Group Inc.                                                  109,890      0.1
                                    8,500    Briggs & Stratton Corporation                                      360,995      0.3
                                    9,900    CLARCOR Inc.                                                       319,473      0.3
                                    7,000    +CUNO Incorporated                                                 231,840      0.2
                                    8,400    +Dionex Corporation                                                249,564      0.2
                                    5,500    +Flow International Corporation                                     14,025      0.0
                                    4,100    +Gardner Denver Inc.                                                83,230      0.1
                                   18,000    Graco Inc.                                                         515,700      0.4
                                   12,600    IDEX Corporation                                                   412,020      0.3
                                   12,100    JLG Industries, Inc.                                                91,113      0.1
                                    5,500    Lindsay Manufacturing Co.                                          117,700      0.1
                                    8,300    The Manitowoc Co., Inc.                                            211,650      0.2
                                   12,100    Milacron Inc.                                                       71,995      0.1
                                   13,400    +Mueller Industries, Inc.                                          365,150      0.3
                                    6,600    Oshkosh Truck Corporation                                          405,900      0.3
                                   10,000    Reliance Steel & Aluminum Co.                                      208,400      0.2

                          Enhanced Small Cap Index Master      December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
    Industry***                 Shares Held    Common Stocks                                                  Value       Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                    3,400    Robbins & Myers, Inc.                                               62,560      0.1
                                    3,600    +SPS Technologies, Inc.                                             85,500      0.1
                                   10,200    Stewart & Stevenson Services, Inc.                                 144,228      0.1
                                    7,100    Thomas Industries Inc.                                             185,026      0.2
                                   23,200    The Timken Company                                                 443,120      0.4
                                    9,400    Valmont Industries, Inc.                                           182,360      0.2
                                    7,200    +Wabash National Corporation                                        60,336      0.1
                                   11,600    Watts Industries, Inc. (Class A)                                   182,584      0.2
                                    4,400    +Wolverine Tube, Inc.                                               25,124      0.0
                                                                                                            -----------     ----
                                                                                                              5,392,698      4.8
------------------------------------------------------------------------------------------------------------------------------------
Marine                              7,400    +Kirby Corporation                                                 202,686      0.2
------------------------------------------------------------------------------------------------------------------------------------
Media                               5,400    +4Kids Entertainment, Inc.                                         119,232      0.1
                                    6,400    +ADVO Systems, Inc.                                                210,112      0.2
                                    6,600    +Information Holdings Inc.                                         102,432      0.1
                                    2,600    +Thomas Nelson, Inc.                                                26,052      0.0
                                                                                                            -----------     ----
                                                                                                                457,828      0.4
------------------------------------------------------------------------------------------------------------------------------------
Metals & Mining                     6,000    +Brush Engineered Materials Inc.                                    33,000      0.0
                                    7,400    Century Aluminum Company                                            54,834      0.0
                                   12,600    +Cleveland-Cliffs Inc.                                             250,110      0.2
                                    8,300    Commercial Metals Company                                          134,792      0.1
                                    5,300    +IMCO Recycling Inc.                                                43,089      0.0
                                   24,200    Massey Energy Company                                              235,224      0.2
                                    6,700    Quanex Corporation                                                 224,450      0.2
                                    4,600    +RTI International Metals, Inc.                                     46,460      0.0
                                    8,900    Ryerson Tull, Inc.()                                                54,290      0.0
                                   18,700    +Steel Dynamics, Inc.                                              224,961      0.2
                                   15,500    +Stillwater Mining Company                                          82,925      0.1
                                                                                                            -----------     ----
                                                                                                              1,384,135      1.0
------------------------------------------------------------------------------------------------------------------------------------
Multi-Utilities &                  18,200    Avista Corporation                                                 210,392      0.2
Unregulated Power
                                    4,200    Energen Corporation                                                122,220      0.1
                                   10,200    Northwestern Corporation                                            51,816      0.0
                                                                                                            -----------     ----
                                                                                                                384,428      0.3
------------------------------------------------------------------------------------------------------------------------------------
Multiline Retail                   10,100    Fred's, Inc.                                                       259,570      0.2
------------------------------------------------------------------------------------------------------------------------------------
Office Electronics                  4,900    +Gerber Scientific, Inc.                                            19,894      0.0
                                   11,800    +Zebra Technologies Corporation (Class A)                          676,140      0.6

                          Enhanced Small Cap Index Master      December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
    Industry***                 Shares Held    Common Stocks                                                  Value       Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            -----------     ----
                                                                                                                696,034      0.6
------------------------------------------------------------------------------------------------------------------------------------
Oil & Gas                          20,800    Cabot Oil & Gas Corporation (Class A)                              515,424      0.4
                                   26,800    +Cimarex Energy Co.                                                479,720      0.4
                                    1,800    +Evergreen Resources, Inc.                                          80,730      0.1
                                    7,800    Frontier Oil Corporation                                           134,316      0.1
                                   24,500    +Newfield Exploration Company                                      883,225      0.7
                                    5,100    +Nuevo Energy Company                                               56,610      0.0
                                   10,800    Patina Oil & Gas Corporation                                       341,820      0.3
                                    7,300    +Plains Resources Inc.                                              86,505      0.1
                                   15,600    Pogo Producing Company                                             581,100      0.5
                                    3,500    +Prima Energy Corporation                                           78,260      0.1
                                    7,700    +Remington Oil & Gas Corporation                                   126,357      0.1
                                   18,500    St. Mary Land & Exploration Company                                462,500      0.4
                                    2,900    +Stone Energy Corporation                                           96,744      0.1
                                    9,600    +Swift Energy Company                                               92,832      0.1
                                   15,200    +Tom Brown, Inc.                                                   381,520      0.3
                                   41,300    Vintage Petroleum, Inc.                                            435,715      0.4
                                                                                                            -----------     ----
                                                                                                              4,833,378      4.1
------------------------------------------------------------------------------------------------------------------------------------
Paper & Forest                     13,200    +Buckeye Technologies Inc.                                          81,180      0.1
Products
                                    3,300    Deltic Timber Corporation                                           88,110      0.1
                                    3,300    Pope & Talbot, Inc.                                                 47,058      0.0
                                                                                                            -----------     ----
                                                                                                                216,348      0.2
------------------------------------------------------------------------------------------------------------------------------------
Personal Products                  33,900    +NBTY Inc.                                                         595,962      0.5
                                    5,700    Natures Sunshine Products, Inc.                                     55,347      0.0
                                                                                                            -----------     ----
                                                                                                                651,309      0.5
------------------------------------------------------------------------------------------------------------------------------------
Pharmaceuticals                    29,700    Alpharma, Inc. (Class A)                                           353,727      0.3
                                    5,500    +Medicis Pharmaceutical (Class A)                                  273,185      0.2
                                   19,600    +Noven Pharmaceuticals, Inc.                                       180,908      0.2
                                                                                                            -----------     ----
                                                                                                                807,820      0.7
------------------------------------------------------------------------------------------------------------------------------------
Real Estate                           700    Capital Automotive                                                  16,590      0.0
                                    7,200    Colonial Properties Trust                                          244,368      0.2
                                    7,200    Essex Property Trust, Inc.                                         366,120      0.3
                                   22,700    Glenborough Realty Trust Incorporated                              404,514      0.3
                                   19,600    Kilroy Realty Corporation                                          451,780      0.4
                                      700    Mills Corp.                                                         20,538      0.0

                          Enhanced Small Cap Index Master      December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
    Industry***                 Shares Held    Common Stocks                                                  Value       Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                   13,000    Shurgard Storage Centers, Inc. (Class A)                           407,420      0.3
                                                                                                            -----------     ----
                                                                                                              1,911,330      1.5
------------------------------------------------------------------------------------------------------------------------------------
Road & Rail                        15,900    +Arkansas Best Corporation                                         413,098      0.3
                                   16,500    +Heartland Express, Inc.                                           378,032      0.3
                                   23,600    +Kansas City Southern Industries, Inc.                             283,200      0.2
                                   12,100    +Knight Transportation, Inc.                                       254,100      0.2
                                    5,900    +Landstar System, Inc.                                             344,324      0.3
                                   11,800    Roadway Express, Inc.                                              434,358      0.4
                                   17,300    USFreightways Corporation                                          497,375      0.4
                                   21,400    Werner Enterprises, Inc.                                           460,742      0.4
                                    3,500    +Yellow Corporation                                                 88,168      0.1
                                                                                                            -----------     ----
                                                                                                              3,153,397      2.6
------------------------------------------------------------------------------------------------------------------------------------
Semiconductor                      11,000    +ATMI, Inc.                                                        203,720      0.2
Equipment &
Products
                                   10,100    +Actel Corp.                                                       163,822      0.1
                                   11,500    +Advanced Energy Industries, Inc.                                  146,280      0.1
                                   40,100    +Alliance Semiconductor Corporation                                157,593      0.1
                                   11,900    +Axcelis Technologies, Inc.                                         66,747      0.1
                                   13,600    +Brooks-PRI Automation, Inc.                                       155,856      0.1
                                    8,900    Cohu, Inc.                                                         130,830      0.1
                                   12,100    +Cymer, Inc.                                                       390,225      0.3
                                   11,000    +DSP Group, Inc.                                                   174,020      0.1
                                    3,400    +DuPont Photomasks, Inc.                                            79,050      0.1
                                   17,700    +ESS Technology, Inc.                                              111,333      0.1
                                   14,100    +Exar Corporation                                                  174,840      0.1
                                    7,800    Helix Technology Corporation                                        87,360      0.1
                                   27,000    +Microsemi Corporation                                             164,430      0.1
                                   12,800    +Photronics, Inc.                                                  175,360      0.1
                                   11,300    +Power Integrations, Inc.                                          192,100      0.2
                                   50,400    +Skyworks Solutions, Inc.                                          434,448      0.4
                                    5,900    +Standard Microsystems Corporation                                 114,873      0.1
                                    3,100    +Supertex, Inc.                                                     46,159      0.0
                                    5,100    +Three-Five Systems, Inc.                                           32,895      0.0
                                    6,200    +Ultratech Stepper, Inc.                                            61,002      0.1
                                   12,900    +Varian Semiconductor Equipment Associates, Inc.                   306,517      0.3
                                                                                                            -----------     ----
                                                                                                              3,569,460      2.9
------------------------------------------------------------------------------------------------------------------------------------
Software                            8,200    +BARRA, Inc.                                                       248,706      0.2
                                   60,600    +Captaris Inc.                                                     145,440      0.1

                          Enhanced Small Cap Index Master      December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
    Industry***                 Shares Held    Common Stocks                                                  Value       Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                    7,600    +Concord Communications, Inc.                                       68,324      0.1
                                   11,900    +Dendrite International, Inc.                                       88,893      0.1
                                   12,900    FactSet Research Systems Inc.                                      364,683      0.3
                                   18,900    Fair, Isaac and Company, Incorporated                              807,030      0.7
                                   14,200    +FileNET Corporation                                               173,240      0.1
                                   12,000    +Hyperion Solutions Corporation                                    308,040      0.3
                                   11,600    +JDA Software Group, Inc.                                          112,056      0.1
                                    7,500    +Kronos, Inc.                                                      277,425      0.2
                                   10,200    +MRO Software, Inc.                                                123,879      0.1
                                   10,300    +Manhattan Associates, Inc.                                        243,698      0.2
                                    3,300    +MapInfo Corporation                                                18,315      0.0
                                    7,300    +Micros Systems, Inc.                                              163,666      0.1
                                    6,900    +Phoenix Technologies Ltd.                                          39,813      0.0
                                   14,000    +Progress Software Corporation                                     181,300      0.2
                                    3,000    +QRS Corporation                                                    19,800      0.0
                                   11,700    +Radiant Systems, Inc.                                             112,671      0.1
                                    4,700    +RadiSys Corporation                                                37,506      0.0
                                   31,400    +Roxio, Inc.                                                       149,778      0.1
                                   14,400    +SERENA Software, Inc.                                             227,376      0.2
                                    4,600    +SPSS Inc.                                                          64,354      0.1
                                   10,200    +Systems & Computer Technology Corporation                          87,720      0.1
                                   15,800    TALX Corporation                                                   204,136      0.2
                                    6,400    +THQ Inc.                                                           84,800      0.1
                                   13,700    +Take-Two Interactive Software, Inc.                               321,813      0.3
                                   12,600    +Verity, Inc.                                                      168,727      0.1
                                                                                                            -----------     ----
                                                                                                              4,843,189      4.1
------------------------------------------------------------------------------------------------------------------------------------
Specialty Retail                    9,200    Aaron Rents, Inc.                                                  201,296      0.2
                                   17,000    +AnnTaylor Stores Corporation                                      347,140      0.3
                                   14,500    Burlington Coat Factory Warehouse Corporation                      260,275      0.2
                                   19,000    The Cato Corporation (Class A)                                     410,210      0.3
                                   29,800    +Chico's FAS, Inc.                                                 563,518      0.5
                                   10,200    +Christopher & Banks Corporation                                   211,650      0.2
                                    2,400    +Cost Plus, Inc.                                                    68,808      0.1
                                    8,700    +The Dress Barn, Inc.                                              115,710      0.1
                                    7,300    +Footstar, Inc.                                                     50,808      0.0
                                   38,400    +Goody's Family Clothing, Inc.                                     170,496      0.1
                                    7,400    +Group 1 Automotive, Inc.                                          176,712      0.2
                                    1,400    +The Gymboree Corporation                                           22,204      0.0
                                   18,500    Hancock Fabrics, Inc.                                              282,125      0.2
                                   21,500    Haverty Furniture Companies, Inc.                                  298,850      0.3
                                   11,200    +Hot Topic, Inc.                                                   256,256      0.2
                                    6,000    +Jo-Ann Stores Inc.                                                137,820      0.1
                                   16,700    +Linens 'n Things, Inc.                                            377,420      0.3

                          Enhanced Small Cap Index Master      December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
    Industry***                 Shares Held    Common Stocks                                                  Value       Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                                   16,600    +The Men's Wearhouse, Inc.                                         284,690      0.2
                                   12,100    +O'Reilly Automotive, Inc.                                         306,009      0.3
                                   18,750    +Pacific Sunwear of California, Inc.                               331,688      0.3
                                   33,500    The Pep Boys-Manny, Moe & Jack                                     388,600      0.3
                                   16,700    Regis Corporation                                                  434,033      0.4
                                   11,800    +Stein Mart, Inc.                                                   71,980      0.1
                                   21,800    +TBC Corporation                                                   261,818      0.2
                                   19,100    +Too Inc.                                                          449,232      0.4
                                    9,500    +The Wet Seal, Inc. (Class A)                                      102,229      0.1
                                   13,100    +Zale Corporation                                                  417,890      0.4
                                                                                                            -----------     ----
                                                                                                              6,999,467      6.0
------------------------------------------------------------------------------------------------------------------------------------
Textiles, Apparel &                 4,800    +Ashworth, Inc.                                                     30,720      0.0
Luxury Goods
                                   13,800    Brown Shoe Company, Inc.                                           328,854      0.3
                                   17,700    +Fossil, Inc.                                                      360,018      0.3
                                    2,400    Haggar Corp.                                                        30,216      0.0
                                   17,500    Kellwood Co.                                                       455,000      0.4
                                   24,400    +Nautica Enterprises, Inc.                                         271,084      0.2
                                    4,600    OshKosh B'Gosh, Inc. (Class A)                                     129,030      0.1
                                    1,600    Oxford Industries, Inc.                                             41,040      0.0
                                    7,900    Phillips-Van Heusen Corporation                                     91,324      0.1
                                    2,500    +Quiksilver, Inc.                                                   66,650      0.1
                                   25,700    Russell Corporation                                                430,218      0.4
                                   11,500    The Stride Rite Corporation                                         82,455      0.1
                                   27,600    Wellman, Inc.                                                      372,324      0.3
                                   12,800    Wolverine World Wide, Inc.                                         193,408      0.2
                                                                                                            -----------     ----
                                                                                                              2,882,341      2.5
------------------------------------------------------------------------------------------------------------------------------------
Tobacco                            11,700    DIMON Incorporated                                                  70,200      0.1
                                    4,200    Schweitzer-Manduit International, Inc.                             102,900      0.1
                                                                                                            -----------     ----
                                                                                                                173,100      0.2
------------------------------------------------------------------------------------------------------------------------------------
Trading Companies &                 5,200    Applied Industrial Technologies, Inc.                               98,280      0.1
Distributors
                                    2,500    Lawson Products, Inc.                                               77,450      0.1
                                   11,300    Watsco, Inc.                                                       185,094      0.2
                                                                                                            -----------     ----
                                                                                                                360,824      0.4
------------------------------------------------------------------------------------------------------------------------------------
Water Utilities                    23,100    Philadelphia Suburban Corporation                                  475,860      0.4
------------------------------------------------------------------------------------------------------------------------------------
Wireless Telecommunication          7,600    +Boston Communications Group, Inc.                                  96,596      0.1
Services

                          Enhanced Small Cap Index Master      December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

                                                                                                                          Percent of
    Industry***                 Shares Held    Common Stocks                                                  Value       Net Assets
------------------------------------------------------------------------------------------------------------------------------------
Wireless Telecommunication
Services                         8,800    +Metro One Telecommunications, Inc.                                 56,760      0.0
                                                                                                            -----------     ----
                                                                                                                153,356      0.1
------------------------------------------------------------------------------------------------------------------------------------
                                             Total Common Stocks (Cost - $119,116,197)                      116,752,312     98.3
------------------------------------------------------------------------------------------------------------------------------------

                             Partnership                  Short-Term Securities                               Value       Percent of
                              Interest                                                                                    Net Assets
------------------------------------------------------------------------------------------------------------------------------------
                           $  1,575,450      Merrill Lynch Liquidity Series, LLC Cash Sweep Series I*        $1,575,450      1.3%
                                             Total Short-Term Securities(Cost - $1,575,450)
------------------------------------------------------------------------------------------------------------------------------------


                                             Total Investments (Cost - $120,691,647)                        118,327,762     99.6
                                             Variation Margin on Financial Futures Contracts**                      900      0.0
                                             Other Assets Less Liabilities                                      479,060      0.4
                                                                                                           ------------     ----
                                             Net Assets                                                    $118,807,722    100.0%
                                                                                                           ============    =====

*Investments in companies considered to be an affiliate of the Series (such companies are defined as "Affiliated Companies" in Section 2(a)(3) of the Investment Company Act of 1940) are as follows:

--------------------------------------------------------------------------------
                                        Net             Net           Interest
Affiliate                            Activity           Cost           Income
--------------------------------------------------------------------------------
Merrill Lynch Liquidity
Series, LLC Cash Sweep
Series I                            $1,575,450       $1,575,450        $9,215
--------------------------------------------------------------------------------

                          Enhanced Small Cap Index Master      December 31, 2002
SCHEDULE OF INVESTMENTS                                          (in US dollars)
--------------------------------------------------------------------------------

** Financial futures contracts purchased as of December 31, 2002 were as follows:

--------------------------------------------------------------------------------
Number of                                    Expiration
Contracts            Issue                       Date                  Value
--------------------------------------------------------------------------------
    9             Russell 2000                March 2003            $1,724,400
--------------------------------------------------------------------------------
Total Financial Futures Contracts Purchased
  (Total Contract Price - $1,767,780)                               $1,724,400
                          ==========                                ==========
--------------------------------------------------------------------------------

*** For Series compliance purposes, "Industry" means any one or more of the industry sub-classifications used by one or more widely recognized market indexes or ratings group indexes, and/or as defined by Series Management. This definition may not apply for purposes of this report, which may combine such industry sub-classification for reporting ease. These classifications are unaudited.

+     Non-income producing security.

See Notes to Financial Statements.

                             Master Enhanced Small Cap Series, December 31, 2002

STATEMENT OF ASSETS AND LIABILITIES

MASTER
ENHANCED SMALL
CAP SERIES        As of December 31, 2002
------------------------------------------------------------------------------------------------------------------
Assets:           Investments, at value (identified cost-$120,691,647) ........                     $ 118,327,762
                  Cash on deposit for financial futures contracts .............                           200,000
                  Receivables:
                    Securities sold ............................................. $ 428,024
                    Dividends ...................................................    81,041
                    Contributions ...............................................    44,252
                    Interest ....................................................     9,223
                    Variation margin ............................................       900               563,440
                                                                                  ---------         -------------
                  Total assets ................................................                       119,091,202
                                                                                                    -------------

------------------------------------------------------------------------------------------------------------------
Liabilities:      Payables:
                    Withdrawals .................................................   163,949
                    Securities purchased ........................................   115,523
                    Investment adviser ..........................................       690               280,162
                                                                                  ---------
                  Accrued expenses ............................................                             3,318
                                                                                                    -------------
                  Total liabilities ...........................................                           283,480
                                                                                                    -------------

------------------------------------------------------------------------------------------------------------------
Net Assets:       Net assets ..................................................                     $ 118,807,722
                                                                                                    =============

------------------------------------------------------------------------------------------------------------------
Net Assets        Investors' capital ..........................................                     $ 121,214,987
Consist of:       Unrealized depreciation on investments-net ..................                        (2,407,265)
                                                                                                    -------------
                  Net assets ..................................................                     $ 118,807,722
                                                                                                    =============

------------------------------------------------------------------------------------------------------------------
                  See Notes to Financial Statements.

                             Master Enhanced Small Cap Series, December 31, 2002

STATEMENT OF OPERATIONS

MASTER
ENHANCED SMALL
CAP SERIES              For the Period December 10, 2002+ to December 31, 2002
---------------------------------------------------------------------------------------------------------------
Investment              Dividends .................................................                $     86,542
Income:                 Interest ..................................................                       9,215
                                                                                                   ------------
                        Total income ..............................................                      95,757
                                                                                                   ------------

--------------------------------------------------------------------------------------------------------------
Expenses:               Accounting services .......................................  $ 2,525
                        Custodian fees ............................................      793
                        Investment advisory fees ..................................      690
                                                                                     -------
                        Total expenses ............................................                       4,008
                                                                                                   ------------
                        Investment income-net .....................................                      91,749
                                                                                                   ------------
--------------------------------------------------------------------------------------------------------------
Realized &              Realized loss from investments-net ........................                     (20,779)
Unrealized Loss         Unrealized depreciation on investments-net ................                  (2,407,265)
on Investments-Net:                                                                                ------------
                        Total realized and unrealized loss on investments-net .....                  (2,428,044)
                                                                                                   ------------
                        Net Decrease in Net Assets Resulting from Operations ......                $ (2,336,295)
                                                                                                   ============

--------------------------------------------------------------------------------------------------------------
                        +     Commencement of operations.
                              See Notes to Financial Statements.

                             Master Enhanced Small Cap Series, December 31, 2002

STATEMENT OF CHANGES IN NET ASSETS

                                                                                                  For
                                                                                             the Period
MASTER                                                                                    December 10, 2002+
ENHANCED SMALL                                                                               to December 31,
CAP SERIES        Increase (Decrease) in Net Assets:                                             2002
------------------------------------------------------------------------------------------------------------
Operations:       Investment income-net                                                    $      91,749
                  Realized loss on investments-net                                               (20,779)
                  Unrealized depreciation on investments-net                                  (2,407,265)
                                                                                           -------------
                  Net decrease in net assets resulting from operations                        (2,336,295)
                                                                                           -------------

------------------------------------------------------------------------------------------------------------
Net Capital       Proceeds from contributions                                                123,885,044
Transactions:     Fair value of withdrawals                                                   (2,741,027)
                                                                                           -------------
                  Net increase in net assets derived from capital transactions               121,144,017
                                                                                           -------------

------------------------------------------------------------------------------------------------------------
Net Assets:       Total increase in net assets                                               118,807,722
                  Beginning of period                                                                 --
                                                                                           -------------
                  End of period                                                            $ 118,807,722
                                                                                           =============

------------------------------------------------------------------------------------------------------------
                  +     Commencement of operations.
                        See Notes to Financial Statements.

                             Master Enhanced Small Cap Series, December 31, 2002

FINANCIAL HIGHLIGHTS
-------------------------------------------------------------------------------------
                                                                  For the Period
MASTER            The following ratios have                    December 10, 2002+ to
ENHANCED SMALL    been derived from information provided           December 31,
CAP SERIES        in the financial statements.                        2002
-------------------------------------------------------------------------------------
Total Investment
Return:**                                                               (1.90%)++
                                                                    =========

-------------------------------------------------------------------------------------
Ratios to         Expenses                                                .06%*
Average Net                                                         =========
Assets:           Investment income-net                                  1.33%*
                                                                    =========

-------------------------------------------------------------------------------------
Supplemental      Net assets, end of period (in thousands)          $ 118,808
Data:                                                               =========
                  Portfolio turnover                                     9.91%
                                                                    =========

-------------------------------------------------------------------------------------
                  *     Annualized.
                  **    Total investment return is required to be disclosed for fiscal years beginning after December 15, 2000.
                  +     Commencement of operations.
                  ++    Aggregate total investment return.
                        See Notes to Financial Statements.

Master Enhanced Small Cap Series

NOTES TO FINANCIAL STATEMENTS

1. Significant Accounting Policies:

Master Enhanced Small Cap Series (the "Series") is part of Quantitative Master Series Trust (the "Trust"). The Trust is registered under the Investment Company Act of 1940 and is organized as a Delaware business trust. The Declaration of Trust permits the Trustees to issue non-transferable interests in the Trust, subject to certain limitations. The Series' financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. The following is a summary of significant accounting policies followed by the Series.

(a) Valuation of investments - Portfolio securities that are traded on stock exchanges are valued at the last sale price as of the close of business on the day the securities are being valued or, lacking any sales, at the closing bid price. Securities traded in the over-the-counter market are valued at the last quoted bid price at the close of trading on the New York Stock Exchange on each day by brokers that make markets in the securities. Securities traded in the NASDAQ National Market System are valued at the last sale price prior to the time of valuation. Portfolio securities that are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market. Options written or purchased are valued at the last sale price in the case of exchange-traded options. In the case of options traded in the over-the-counter market, valuation is the last asked price (options written) or the last bid price (options purchased). Short-term securities are valued at amortized cost, which approximates market value. Other investments, including futures contracts and related options, are stated at market value. Securities and assets for which market quotations are not readily available are valued at fair market value, as determined in good faith by or under the direction of the Trust's Board of Trustees.

(b) Derivative financial instruments - The Series may engage in various portfolio investment strategies to provide liquidity or as a proxy for a direct investment in securities underlying the Series' index. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

o Financial futures contracts - The Series may purchase or sell financial futures contracts and options on such futures contracts as a proxy for a direct investment in securities underlying the Series' index. Upon entering into a contract, the Series deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Series agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Series as unrealized gains or losses. When the contract is closed, the Series records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

o Options - The Series is authorized to purchase and write call and put options. When the Series writes an option, an amount equal to the premium received by the Series is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written. When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Series enters into a closing transaction), the Series realizes a gain or loss on the option to the extent of the premiums received or paid (or a gain or loss to the extent that the cost of the closing transaction exceeds the premium paid or received).

      Written and purchased options are non-income producing investments.

(c) Income taxes - The Series is classified as a partnership for Federal income tax purposes. As such, each investor in the Series is treated as owner of its proportionate share of the net assets, income, expenses and realized and unrealized gains and losses of the Series. Accordingly, as a "pass through" entity, the Series pays no income dividends or capital gains distributions. Therefore, no Federal income tax provision is required. Under the applicable foreign tax law, a withholding tax may be imposed on interest, dividends and capital gains at various rates. It is intended that the Series' assets will be managed so an investor in the Series can satisfy the requirements of subchapter M of the Internal Revenue Code.

(d) Security transactions and investment income - Security transactions are accounted for on the date the securities are purchased or sold (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Dividend income is recorded on the ex-dividend dates. Interest income is recognized on the accrual basis.

2. Investment Advisory Agreement and Transactions with Affiliates:

The Trust has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect, wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

FAM is responsible for the management of the Series' portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Series. For such services, the Series pays a monthly fee at an annual rate of .01% of the average daily value of the Series' net assets.

For the period December 10, 2002 to December 31, 2002, the Series reimbursed FAM $275 for certain accounting services.

Certain officers and/or trustees of the Series are officers and/or directors of FAM, PSI, and/or ML & Co.

3. Investments:

Purchases and sales of investments, excluding short-term securities, for the period December 10, 2002 to December 31, 2002 were $130,858,495 and $11,733,313, respectively.

Net realized losses for the period December 10, 2002 to December 31, 2002 and net unrealized losses as of December 31, 2002 were as follows:

-------------------------------------------------------------------------
                                      Realized             Unrealized
                                       Losses                Losses
-------------------------------------------------------------------------
  Long-term investments              $  (8,985)           $(2,363,885)
  Financial futures contracts          (11,794)               (43,380)
                                     ---------            -----------
  Total                              $ (20,779)           $(2,407,265)
                                     =========            ===========

-------------------------------------------------------------------------

As of December 31, 2002, net unrealized depreciation for Federal income tax purposes aggregated $2,364,165, of which $1,862,645 related to appreciated securities and $4,226,810 related to depreciated securities. At December 31, 2002, the aggregate cost of investments for Federal income tax purposes was $120,691,927.

4. Short-Term Borrowings:

The Series, along with certain other funds managed by FAM and its affiliates, is a party to a $500,000,000 credit agreement with Bank One, N.A. and certain other lenders. The Series may borrow under the credit agreement to fund partner withdrawals and for other lawful purposes other than for leverage. The Series may borrow up to the maximum amount allowable under the Series' current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Series pays a commitment fee of ..09% per annum based on the Series' pro rata share of the unused portion of the credit agreement. Amounts borrowed under the credit agreement bear interest at a rate equal to, at each fund's election, the Federal Funds rate plus .50% or a base rate as determined by Bank One, N.A. On November 29, 2002, the credit agreement was renewed for one year under the same terms, except that the commitment was reduced from $1,000,000,000 to $500,000,000. The Series did not borrow under the credit agreement during the period December 10, 2002 to December 31, 2002.

The Board of Trustees and Investors,
Master Enhanced Small Cap Series
(One of the series constituting the Quantitative Master Series Trust):

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Master Enhanced Small Cap Series (one of the series constituting Quantitative Master Series Trust) as of December 31, 2002, the related statements of operations and changes in net assets, and the financial highlights for the period December 10, 2002 (commencement of operations) to December 31, 2002. These financial statements and the financial highlights are the responsibility of the Series' management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at December 31, 2002 by correspondence with the custodian and brokers; where replies were not received from the brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Master Enhanced Small Cap Series of the Quantitative Master Series Trust as of December 31, 2002, the result of its operations, the changes in its net assets, and the financial highlights for the above stated period in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Princeton, New Jersey
February 24, 2003

                            PART C. OTHER INFORMATION

Item 23. Exhibits

Exhibit                                 Description
Number
1(a)             Declaration of Trust of Registrant.(1)

1(b)             Certificate of Trust.(1)

1(c)             Amendment to Declaration of Trust.(2)

1(d)             Amendment No. 2 to Declaration of Trust.(4)

1(e)             Certificate of Amendment to Certificate of Trust.(4)

1(f)             Amendment No. 3 to Declaration of Trust.(5)

1(g)             Certificate of Amendment to Certificate of Trust.(5)

1(h)             Amendment No. 4 to Declaration of Trust.(7)


1(i)             Amendment No. 5 to Declaration of Trust.*

1(j)             Amendment No. 6 to Declaration of Trust.*


2                By-Laws of Registrant.(1)

3 Instrument Defining Rights of Shareholders. Incorporated by reference to Exhibits 1 and 2 above.(3)

4 Amended and Restated Management Agreement between Registrant and Fund Asset Management, L.P.

5 Second Amended and Restated Placement Agent Agreement with FAM Distributors, Inc.

6                Not applicable.

7(a)             Form of Custody Agreement with Merrill Lynch Trust Company.(3)

7(b)             Form of Custody Agreement with JP Morgan Chase Bank.(11)

8(a)             Licensing Agreement.(3)

8(b) Form of Fee Waiver Agreement by and among Registrant, Merrill Lynch Index Funds Inc., Fund Asset Management L.P. and Merrill Lynch Investment Managers, L.P.(6)


8(c) Form of Amended and Restated Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement between Registrant and Financial Data Services, Inc.(10)

8(d) Amended and Restated Credit Agreement between the Registrant and a syndicate of banks. (8)

                 Form of Second Amended and Restated Credit Agreement between the Fund, a syndicate of banks and certain other parties. (12)

                 Form of Third Amended and Restated Credit Agreement between the Fund, a syndicate of banks and certain other parties. (13)

8(e) Administrative Services Agreement between the Registrant and State Street Bank and Trust Company.(9)

8(f) Form of Securities Lending Agency Agreement between the Registrant and QA Advisers LLC dated August 10, 2001.(14)


9                Not applicable.


10(a)            Consent of Deloitte & Touche LLP, independent auditors for
                 Registrant.*

10(b)            Consent of Shearman & Sterling, counsel for Registrant.*


11               Not applicable.

12               Not applicable.

13               Not applicable.

14(a)            Form of Power of Attorney.(10)

14(b)            Form of Power of Attorney.(10)

14(c)            Power of Attorney.(11)

15               Not applicable.

16               Code of Ethics.(7)

----------
*        Filed herewith.


(1) Incorporated by reference to identically numbered Exhibit to Registrant's initial Registration Statement on Form N-1A (File No. 811-7885).

(2) Incorporated by reference to identically numbered Exhibit to Amendment No. 1 to Registrant's Registration Statement on Form N-1A (File No. 811-7885).

(3) Incorporated by reference to the corresponding Exhibit number in Amendment No.1 to Registrant's Registration Statement on Form N-1A (File No. 811-7885) as set forth below:

Exhibit Number                     Incorporated by Reference to Exhibit Number
--------------                     -------------------------------------------
         3                                                    4
         5                                                    6
         7(a)                                                 8(a)
         7(b)                                                 8(b)
         8(a)                                                 9
         14                                                   17(b)

(4) Incorporated by reference to identically numbered Exhibit to Amendment No. 4 to Registrant's Registration Statement on Form N-1A (File No. 811-7885).

(5) Incorporated by reference to identically numbered Exhibit to Amendment No. 6 to Registrant's Registration Statement on Form N-1A (File No. 811-7885).

(6) Incorporated by reference to identically numbered Exhibit to Amendment No. 7 to Registrant's Registration Statement on Form N-1A (File No. 811-7885).

(7) Incorporated by reference to identically numbered Exhibit to Amendment No. 8 to Registrant's Registration Statement on Form N-1A (File No. 811-7885).


(8) Incorporated by reference to Exhibit B to the Issuer Tender Offer on Form TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-15973) filed on December 14, 2000.


(9) Incorporated by reference to Exhibit 8(c) to Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of Merrill Lynch Growth Fund (File Nos. 33-10794 and 811-4934) filed on February 16, 2001.

(10) Incorporated by reference to identically numbered Exhibit to Amendment No. 10 to Registrant's Registration Statement on Form N-1A (File No. 811-7885).


(11) Filed on March 28, 2002, as Exhibit 7 to Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended. (File No. 2-89834).

(12) Incorporated by reference to Exhibit (b)(2) of the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on December 14, 2001.

(13) Incorporated by reference to Exhibit (b)(3) to the Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-15973), filed on December 13, 2002.

(14) Incorporated by reference to Exhibit 8(f) to Post-Effective Amendment No. 5 to the Registration Statement on Form N1-A of Merrill Lynch Global Technology Fund, Inc. (File No. 333-48929), filed on July 24, 2002.


Item 24. Persons Controlled by or under Common Control with Registrant.

         The Registrant is not controlled by or under common control with any other person.

Item 25.  Indemnification.

      As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (previously defined as the "Investment Company Act"), and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant's Declaration of Trust (Exhibit 1 to this Registrant Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the Investment Company Act.

      Article VIII, Section 8.2 of the Registrant's Declaration of Trust provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its holders, or to any other Trustee, officer, employee or agent for any action or omission except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

      Article VIII, Section 8.3 of the Registrant's Declaration of Trust provides:

         Section 8.3 Indemnification. The Trust shall indemnify each of its Trustees, officers, employees, and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither interested persons of the Registrant (within the meaning of the Investment Company Act) nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

                  (a) the Trustee, officer, employee or agent to be indemnified provided a security for an undertaking; or

                  (b) the Trust shall be insured against losses arising by reason of any lawful advances; or

                  (c) there is a determination, based on a review of readily available facts, that there is reasons to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

                           (i) a majority of a quorum of Trustees who are
                    neither Interested Persons of the Trust nor parties to the Proceedings; or

                           (ii) an independent legal counsel in a written
                    opinion.

      Article VIII, Section 8.4 of the Registrant's Declaration of Trust further provides:

      Section 8.4 No Protection Against Certain Investment Company Act Liabilities. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Manager or Asset Manager to the Trust or any Series against any liability to the Trust or any Series to which he would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or its duties to the Trust or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Manager or Asset Manager to the Trust or any Series.

      As permitted by Article VIII, Section 8.7 of the Registrant's Declaration of Trust, the Registrant may insure its Trustees and officers against certain liabilities, and certain costs of defending claims against such Trustees and officers, to the extent such Trustees and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Trustees and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Trustee or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duty.

      The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and Bylaws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the Investment Company Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26.  Business and Other Connections of Investment Adviser.


      Fund Asset Management, L.P. (the "Investment Adviser" or "FAM"), acts as the investment adviser for a number of affiliated open-end and closed-end registered investment companies.

      Merrill Lynch Investment Managers, L.P. ("MLIM"), an affiliate of the Investment Adviser acts as the investment adviser for a number of affiliated open-end and closed-end registered investment companies and also acts as subadviser to certain other portfolios.


The address of each of these registered investment companies is P.O. Box 9011, Princeton, New Jersey 08543-9011, except that the address of Merrill Lynch Funds for

Institutions Series is One Financial Center, 23rd Floor, Boston, Massachusetts 02111-2665. The address of FAM, MLIM Princeton Services, Inc. ("Princeton Services") and Princeton Administrators, L.P. ("Princeton Administrators") is also P.O. Box 9011, Princeton, New Jersey 08543-9011. The address of FAM Distributors, Inc. ("FAMD") is P.O. Box 9081, Princeton, New Jersey 08543-9081. The address of Merrill Lynch and Merrill Lynch & Co., Inc. ("ML & Co.") is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10080. The address of the Fund's transfer agent Financial Data Services, Inc. ("FDS") is 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.

      Set forth below is a list of each executive officer and Director of the Investment Adviser indicating each business, profession, vocation or employment of a substantial nature in which each such person has been engaged since January 1, 2001 for his or her or its own account or in the capacity of director, officer, employee, partner or trustee. In addition, Mr. Burke is Vice President and Treasurer of all or substantially all of the investment companies advised by FAM, MLIM or their affiliates. Mr. Doll is an officer of one or more of such companies.


      Officers and partners of FAM are set forth as follows:


                        Position(s) with the Investment      Other Substantial Business, Profession,
Name                                Adviser                         Vocation or Employment
----                    -------------------------------      ---------------------------------------
ML & Co.                Limited Partner                      Financial Services Holding Company; Limited
                                                             Partner of MLIM

Princeton Services      General Partner                      General Partner of MLIM

Robert C. Doll, Jr.     President                            President of MLIM; Co-Head (Americas
                                                             Region) of MLIM from 2000 to 2001; Senior
                                                             Vice President of FAM and MLIM from 1999
                                                             to 2000; Director of Princeton Services;
                                                             Chief Investment Officer of
                                                             OppenheimerFunds, Inc. in 1999 and
                                                             Executive Vice President thereof from
                                                             1991 to 1999

                        Position(s) with the Investment      Other Substantial Business, Profession,
Name                                Adviser                         Vocation or Employment
----                    -------------------------------      ---------------------------------------
Donald C. Burke         First Vice President,                First Vice President and Treasurer of MLIM;
                        Treasurer and Director of            Senior Vice President and Treasurer of Princeton
                        Taxation                             Services; Vice President of FAMD

Lawrence D. Haber       Chief Financial Officer              First Vice President and Chief Financial Officer
                                                             of MLIM; Senior Vice President and Treasurer of
                                                             Princeton Services, Inc.

Brian A. Murdock        Chief Operating Officer              Executive Vice President of Princeton Services;
                                                             First Vice President and Chief Operating Officer
                                                             of MLIM; Chief Investment Officer of EMEA Pacific
                                                             Region and Global CIO for Fixed Income and
                                                             Alternative Investments; Head of MLIM's Pacific
                                                             Region and President of MLIM Japan, Australia
                                                             and Asia

Andew J. Donohue        General Counsel                      General Counsel of MLIM and Princeton Services

Item 27.  Principal Underwriters.


      (a) FAMD acts as placement agent for the Registrant and as the principal underwriter for each of the following registered investment companies: Financial Institutions Series Trust, Mercury Basic Value Fund, Inc., Mercury Global Holdings, Inc., Mercury Funds II, Merrill Lynch Balanced Capital Fund, Inc., Merrill Lynch Basic Value Fund, Inc., Merrill Lynch Bond Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Dragon Fund, Inc., Merrill Lynch Equity Income Fund, Merrill Lynch EuroFund, Merrill Lynch Focus Twenty Fund, Inc., Merrill Lynch Focus Value Fund, Inc., Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Funds for Institutions Series, Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Balanced Fund of Mercury Funds, Inc., Merrill Lynch Global Financial Services Fund, Inc., Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Index Funds, Inc., Merrill Lynch International Equity Fund, Merrill Lynch International Fund of Mercury Funds, Inc., Merrill Lynch Latin America Fund, Inc., Merrill Lynch Large Cap Growth V.I. Fund of Mercury V.I. Funds, Inc., Merrill Lynch Large Cap Series Funds, Inc., Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Natural Resources Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Pan-European Growth Fund of Mercury Funds, Inc., Merrill Lynch Ready Assets Trust, Merrill Lynch Retirement Series Trust, Merrill Lynch Series Fund, Inc., Merrill Lynch Short Term U.S. Government Fund, Inc., Merrill Lynch Small Cap Value Fund, Inc., Merrill Lynch U.S. Government Mortgage Fund, Merrill Lynch U.S. High Yield Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Utilities and Telecommunications Fund, Inc., Merrill Lynch Variable Series Funds, Inc., Merrill Lynch World Income Fund, Inc., The Asset Program, Inc. and Merrill Lynch Basic Principal Protected Trust. FAMD also acts as the principal underwriter for the following closed-end registered investment companies: Merrill Lynch Senior Floating Rate Fund, Inc. and Merrill Lynch Senior Floating Rate Fund II, Inc.

      (b) Set forth below is information concerning each director and officer of FAMD. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9011.

                                         Positions and Office                 Positions and Offices
Name                                           with FAMD                         with Registrant
----                                           ---------                          ---------------
Brian A. Murdock                         President                             None
Michael G. Clark                         Director and Treasurer                None
Donald C. Burke                          Vice President                        Vice President and Treasurer
Robert Harris                            Secretary                             None


      (c) Not Applicable.

Item 28.  Location of Accounts and Records.

      All accounts, books and other documents required to be maintained by
Section 31(a) of the Investment Company Act and the rules thereunder are maintained at the offices of the Registrant, 800 Scudders Mill Road, Plainsboro, New Jersey 08536, and its transfer agent, Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.

Item 29.  Management Services.

      Other than as set forth under the captions "Management, Organization, and Capital Structure" and "Management of the Registrant" in Parts A and B, respectively, of the Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

      None.

                                   SIGNATURES



      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant certifies that it has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 30th day of April, 2003.



                                      Quantitative Master Series Trust

                                               (Registrant)

                                      By: /s/ Donald C. Burke
                                          ----------------------------
                                          Donald C. Burke

                                 EXHIBIT INDEX

Exhibits                       Description
--------                       -----------

 1(i)          Amendment No. 5 to Declaration of Trust.

 1(j)          Amendment No. 6 to Declaration of Trust.


10(a)          Consent of Deloitte & Touche LLP, independent auditors for
               Registrant.

10(b)          Consent of Shearman & Sterling, counsel for Registrant.